PART ONE - DISCLOSURE DOCUMENT
                              KENMAR GLOBAL TRUST
                         Units of Beneficial Interest
The Offering

Kenmar Global Trust (the "Fund") trades speculatively in U.S. and international futures and forward contracts, which are instruments designed to hedge or speculate in various interest rates, commodities, currencies, stock indices and other financial instruments.

Preferred Investment Solutions Corp. ("Preferred" or the "Managing Owner") manages the Fund's trading by allocating its assets among multiple commodity trading advisors using different trading strategies. The Fund's objective is to achieve significant profits while controlling performance volatility and the risk of loss. Units are continuously offered and there is no maximum amount of subscriptions that may be contributed to the fund.

Units of beneficial interest are issued as of the beginning of each month. Units may be redeemed as of the last day of each month, beginning with the first month-end following their sale. Effective June 1, 2004, Units redeemed on the 1st month-end through the 3rd month-end after sale are subject to a 3.5% redemption charge, Units redeemed on the 4th month-end through the 6th month-end after sale are subject to a 2.625% redemption charge, Units redeemed on the 7th month-end through the 9th month-end after sale are subject to a 1.75% redemption charge and Units redeemed on the 10th month-end through the 12th month-end after sale are subject to a 0.875% redemption charge. After the end of the 12th month, there will be no charge for redemption.

Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.

The Selling Agents will use their best efforts to sell the Units offered.


The Risks

THESE ARE SPECULATIVE SECURITIES. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER "THE RISKS YOU FACE" BEGINNING ON PAGE 10.

 o THE FUND IS SPECULATIVE AND LEVERAGED. THE FUND TYPICALLY COMMITS BETWEEN 10% AND 20% OF ITS ASSETS AS MARGIN FOR ITS TRADING.

 o PERFORMANCE CAN BE VOLATILE. THE NET ASSET VALUE PER UNIT HAS FLUCTUATED IN A SINGLE MONTH AS MUCH AS 13.2%.

 o  YOU COULD LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN THE FUND.

 o CERTAIN GENERAL TYPES OF MARKET CONDITIONS -- IN PARTICULAR, TRENDLESS PERIODS WITHOUT MAJOR PRICE MOVEMENTS -- SIGNIFICANTLY REDUCE THE POTENTIAL FOR CERTAIN ADVISORS TO TRADE SUCCESSFULLY.

 o NO SECONDARY MARKET EXISTS FOR THE UNITS AND REDEMPTIONS ARE LIMITED AND MAY RESULT IN REDEMPTION CHARGES.

 o SUBSTANTIAL EXPENSES MUST BE OFFSET BY TRADING PROFITS AND INTEREST INCOME. THE FUND MUST GENERATE TRADING PROFITS OF 11.65% PER ANNUM, BEFORE ANY APPLICABLE REDEMPTION CHARGE, TO BREAK EVEN.

 o A SUBSTANTIAL PORTION OF THE TRADES EXECUTED FOR THE FUND TAKES PLACE ON FOREIGN EXCHANGES. NO U.S. REGULATORY AUTHORITY OR EXCHANGE HAS THE POWER TO COMPEL THE ENFORCEMENT OF THE RULES OF A FOREIGN BOARD OF TRADE OR ANY APPLICABLE FOREIGN LAWS.

Minimum Investment

          Regular Accounts:             IRAs, other tax-exempt accounts, and
                                        existing investors:
          $5,000                        $2,000

                               ---------------
Investors are required to make representations and warranties in connection with their investments. Each investor is encouraged to discuss this investment with his/her individual financial and tax advisers.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

                     Preferred Investment Solutions Corp.
                                Managing Owner
                                 May 19, 2005
                     (Not for use after February 19, 2006)

                     COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 34 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 10 THROUGH 15.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                              REGULATORY NOTICES

     THIS PROSPECTUS MUST BE ACCOMPANIED BY: (1) THE PROSPECTUS SUPPLEMENT, IF ANY, CONTAINING CERTAIN INFORMATION REGARDING THE CURRENT ADVISORS; AND (2) SUMMARY FINANCIAL INFORMATION FOR THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

                             --------------------

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MANAGING OWNER, THE SELLING AGENTS, THE ADVISORS OR ANY OTHER PERSON.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                             --------------------

----------------------------

     THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AT ITS PRINCIPAL OFFICE, 51 WEAVER STREET, BUILDING ONE SOUTH, 2ND FLOOR, GREENWICH, CONNECTICUT 06831; TELEPHONE NUMBER (203) 861-1025. UNITHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. EACH MONTH, PREFERRED WILL DISTRIBUTE REPORTS TO ALL UNITHOLDERS SETTING FORTH SUCH INFORMATION RELATING TO THE FUND AS THE COMMODITY FUTURES TRADING COMMISSION (THE "CFTC") AND THE NATIONAL FUTURES ASSOCIATION (THE "NFA") MAY REQUIRE TO BE GIVEN TO THE PARTICIPANTS IN COMMODITY POOLS SUCH AS THE FUND AND ANY SUCH OTHER INFORMATION AS PREFERRED MAY DEEM APPROPRIATE. THERE WILL SIMILARLY BE DISTRIBUTED TO UNITHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUND'S FISCAL YEARS, AUDITED CERTIFIED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO THE FUND NECESSARY FOR THE PREPARATION OF UNITHOLDERS' ANNUAL FEDERAL INCOME TAX RETURNS.

                             --------------------

     THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH
HEREIN: "KENMAR GLOBAL TRUST IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER."

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                              KENMAR GLOBAL TRUST

                               Table of Contents


Prospectus Section                                              Page
------------------                                              ----

                              PART ONE
                              --------
                         DISCLOSURE DOCUMENT


SUMMARY............................................................5
  Overview.........................................................5
  Risk Factors.....................................................5
  The Fund and Its Objectives......................................6
  "Breakeven Table"................................................7
  Suitability......................................................9

THE RISKS YOU FACE................................................10
  (1)  Investors Must Not Rely on the Past Performance of
       Either Preferred or the Fund in Deciding Whether to
       Buy Units..................................................10
  (2)  Possible Total Loss of an Investment in the Fund...........10
  (3)  Speculative and Volatile Markets; Highly Leveraged
       Trading....................................................10
  (4)  Fees and Commissions are Charged Regardless of
       Profitability and are Subject to Change....................10
  (5)  Importance of Market Conditions to Profitability...........10
  (6)  Discretionary Trading Strategies May Incur
       Substantial Losses.........................................11
  (7)  Decisions Based Upon Fundamental Analysis May Not
       Result in Profitable Trading...............................11
  (8)  Increase in Assets Under Management May Affect
       Trading Decisions..........................................11
  (9)  No Assurance of Advisors' Continued Services...............11
  (10) Limited Ability to Liquidate Your Investment...............11
  (11) Possible Illiquid Markets..................................12
  (12) The Fund Does Not Acquire Any Asset with Intrinsic
       Value......................................................12
  (13) Non-Correlated, Not Negatively Correlated,
       Performance Objective......................................12
  (14) Broad Indices May Perform Quite Differently From
       Individual Investments.....................................12
  (15) Distortion in Profit Share and Incentive Fee
       Calculations...............................................13
  (16) Advisors Trading Independently of Each Other May
       Reduce Risk Control Potential..............................13
  (17) Trading on Commodity Exchanges Outside the United
       States is Not Subject to U.S. Regulation...................13
  (18) Conflicts of Interest......................................13
  (19) Unitholders Taxed Currently................................13
  (20) Limitation on Deductibility of "Investment
       Advisory Fees".............................................14
  (21) Taxation of Interest Income Irrespective of
       Trading Losses.............................................14
  (22) Possibility of a Tax Audit of Both the Fund and
       Unitholders................................................14
  (23) Failure of Brokerage Firms; Default by Clearing Broker.....14
  (24) Regulatory Matters May Alter the Nature of an
       Investment in the Fund.....................................14
  (25) Fund Trading is Not Transparent to Investors...............15
  (26) Lack of Independent Experts Representing Investors.........15
  (27) Forwards, Swaps, Hybrids and Other Derivatives are
       Not Subject to CFTC Regulation.............................15
  (28) Possibility of Termination of the Fund Before
       Expiration of its Stated Term..............................15

THE FUND AND ITS OBJECTIVES.......................................15
  Objectives......................................................15
  Investment Philosophy...........................................16
  Diversification.................................................17
  The Advisors....................................................19
  Core and Potential Core Advisor Summaries.......................20

PREFERRED INVESTMENT SOLUTIONS CORP...............................27
  Background and Principals.......................................27
  Management of Traders...........................................31
  Fiduciary Obligations of Preferred..............................31
  Fiduciary and Regulatory Duties.................................32
  Investment of Preferred in the Fund.............................32

USE OF PROCEEDS...................................................32

CHARGES...........................................................34
  Charges Paid By the Fund........................................34
  Brokerage Commissions...........................................35
  "Bid-ask" Spreads...............................................35

Prospectus Section                                              Page
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  Profit Shares and Incentive Fees................................35
  Ongoing Operating, Selling and Administrative Costs.............37
  Extraordinary Expenses..........................................37
  Redemption Charges..............................................37
  Charges Paid by Preferred.......................................38
  Selling Commissions; "Trailing Commissions".....................38
  Consulting Fees.................................................38

THE CLEARING BROKERS AND FUTURES BROKER...........................38
  UBS Securities LLC..............................................38
  FIMAT...........................................................38
  Fimat UK........................................................38

CONFLICTS OF INTEREST.............................................39
  General.........................................................39
  Preferred.......................................................40
  The Advisors....................................................40
  The Clearing Brokers, the Futures Broker and Executing
    Brokers.......................................................41
  Selling Agents..................................................41
  Proprietary Trading/Other Clients...............................41
  UBS Securities LLC..............................................41

REDEMPTIONS AND DISTRIBUTIONS.....................................42

THE FUND AND THE TRUSTEE..........................................43
  Principal Office; Location of Records...........................43
  Certain Aspects of the Fund.....................................43
  The Trustee.....................................................43
  Management of Fund Affairs; Voting by Unitholders...............44
  Recognition of the Fund in Certain States.......................44
  Possible Repayment of Distributions Received by
    Unitholders; Indemnification of the Fund by Unitholders.......45
  Transfers of Units Restricted...................................45
  Reports to Unitholders..........................................45
  General.........................................................45

FEDERAL INCOME TAX CONSEQUENCES...................................46
  Partnership Tax Status of the Fund..............................46
  Taxation of Unitholders on Profits or Losses of the Fund........46
  Limited Deductibility of Fund Losses and Deductions.............46
  Limited Deductibility for Certain Expenses......................46
  Year-End Mark-to-Market of Open Section 1256 Contract
    Positions.....................................................47
  Tax on Capital Gains and Losses; Interest Income................47
  Syndication Expenses............................................47
  Unrelated Business Taxable Income...............................47
  IRS Audits of the Fund and Its Unitholders......................47
  State and Other Taxes...........................................47
  Tax Elections...................................................48

PURCHASES BY EMPLOYEE BENEFIT PLANS...............................48
  General.........................................................48
  "Plan Assets"...................................................48
  Ineligible Purchasers...........................................49

PLAN OF DISTRIBUTION..............................................50
  Subscription Procedure..........................................50
  Subscribers' Representations and Warranties.....................50
  Selling Agents' Compensation....................................50

LEGAL MATTERS.....................................................51

EXPERTS...........................................................51

ADDITIONAL INFORMATION............................................51

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS...................52

PRIVACY POLICY OF PREFERRED.......................................52

PERFORMANCE OF KENMAR GLOBAL TRUST................................53

SELECTED FINANCIAL DATA...........................................55

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS...............................57
  Operational Overview; Advisor Selections........................57
  Liquidity.......................................................58
  Results of Operations...........................................59
  General.........................................................59
  Performance Summary.............................................60
  Capital Resources...............................................60

INDEX OF DEFINED TERMS............................................61

INDEX TO FINANCIAL STATEMENTS.....................................62

  Kenmar Global Trust Report of Independent Registered
      Public Accounting Firm......................................63
  Kenmar Global Trust Statements of Financial Condition as
      of December 31, 2004 and 2003 (Audited).....................64

Prospectus Section                                              Page
------------------                                              ----

  Kenmar Global Trust Condensed Schedules of Investments
      as of December 31, 2004 and 2003 (Audited)..................65
  Kenmar Global Trust Statements of Operations For the
      Years Ended December 31, 2004, 2003 and 2002 (Audited)......66
  Kenmar Global Trust Statements of Cash Flows For the Years
      Ended December 31, 2004, 2003 and 2002 (Audited)............67
  Kenmar Global Trust Statements of Changes in Unitholders'
      Capital (Net Asset Value) For the Years Ended December 31,
      2004, 2003 and 2002 (Audited)...............................68
  Kenmar Global Trust Notes to Financial Statements (Audited).....69
  Preferred Investment Solutions Corp. (formerly Kenmar
      Advisory Corp.) Independent Auditor's Report................74
  Preferred Investment Solutions Corp. (formerly Kenmar
      Advisory Corp.) Statement of Financial Condition as
      of September 30, 2004 (Audited).............................75
  Preferred Investement Solutions Corp. (formerly Kenmar
      Advisory Corp.) Notes to Statement of Financial
      Condition (Audited).........................................76
  Preferred Investement Solutions Corp.  Statement of
      Financial Condition as of December 31, 2004 (Unaudited).....86
  Preferred Investment Solutions Corp. Note to Statement of
     Financial Condition (Unaudited)..............................87

                            PART TWO
                            --------
               STATEMENT OF ADDITIONAL INFORMATION

Supplemental Performance Information of the Fund..................90

PERFORMANCE OF COMMODITY POOLS OPERATED BY PREFERRED..............91

The Futures and Forward Markets...................................97
  Futures and Forward Contracts...................................97
  Hedgers and Speculators.........................................97
  Commodity Exchanges.............................................97
  Speculative Position and Daily Price Fluctuation Limits.........97
  Margins.........................................................98

Investment Factors ...............................................99

The Advisors.....................................................105

Exhibit A--Fourth Amended and Restated
  Declaration of Trust and
  Trust Agreement...............................................TA-1
  Annex--Request for Redemption

Exhibit B--Subscription Requirements............................SR-1

Exhibit C--Subscription Instructions,
  Subscription Agreement and
  Power of Attorney.............................................SA-1

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                                    SUMMARY

              The nature of an investment in the Fund is complex
                 and must be carefully reviewed by any person considering purchasing Units. The following summary is qualified in its entirety by the
                      information set forth elsewhere in
                               this Prospectus.

                             --------------------

Overview

o Experienced Managing Owner and Advisors. See "The Fund and Its Objectives -- The Advisors" at page 19 and "Preferred Investment Solutions Corp." at page 27.

o Access to a wide range of domestic and international markets. See "The Fund and Its Objectives -- Diversification" at page 17.

o Diversification among trading strategies. See "The Fund and Its Objectives -- Investment Philosophy" at page 16.

o Investing in a managed futures fund can be an effective way to globally diversify a portfolio. See "Part Two -- Statement of Additional Information -- Investment Factors -- Value of Diversifying into Managed Futures" at page 99.

o Offering the advantages of (i) limited liability while participating in highly leveraged trading, (ii) monthly redemption rights (however, redemption rights start at the end of the sixth month after purchase for Units purchased prior to March 1, 2004), and (iii) administrative convenience in a fund implementing complex trading strategies in domestic and international markets. See "Part Two -- Statement of Additional Information -- Investment Factors -- Additional Advantages of Managed Futures Investments" at page 104 and "Redemptions and Distributions" at page 42.

Risk Factors

                   An investment in the Fund is speculative
                      and involves a high degree of risk.

o Past performance is not necessarily indicative of future results; all or substantially all of an investment could be lost. See "Commodity Futures Trading Commission--Risk Disclosure Statement" at page iii and "The Risks You Face -- (1) Investors Must Not Rely on the Past Performance of Either Preferred or the Fund in Deciding Whether to Buy Units" and "The Risks You Face -- (2) Possible Total Loss of an Investment in the Fund" at page 10.

o The Fund's trading is highly leveraged and takes place in very volatile markets. See "The Fund and Its Objectives" at page 15 and "The Risks You Face -- (3) Speculative and Volatile Markets; Highly Leveraged Trading" at page 10.

o The Fund is subject to substantial charges and will be successful only if significant profits are achieved. The Fund must generate trading profits of 11.65% per annum, before any applicable redemption charge, to breakeven. An investor who redeems in the first year will be assessed a redemption penalty and, thus, overall trading profits of approximately 12.427% of the Fund's average beginning of month Net Assets must be earned during the first year of trading in order to breakeven. (This assumes that the Units which are purchased on and after June 1, 2004 and are redeemed on the 10th through the 12th month-end following sale and, therefore, are subject to a 0.875% redemption charge. Redemptions on the 1st through 3rd month-end are subject to a 3.5% redemption charge, redemptions on the 4th through 6th month-end are subject to a 2.625% redemption charge and redemptions on the 7th through 9th month-end are subject to a 1.75% redemption charge.) See "-- Breakeven Table," at page 8, "Charges" at page 34 and "The Risks You Face -- (4) Fees and Commissions are Charged Regardless of Profitability and are Subject to Change" at page 10.

    Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

    Units purchased prior to March 1, 2004 remain subject to the previous schedule of

                               ----------------

    redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.

o Certain general types of market conditions -- in particular, trendless periods without major price movements -- significantly reduce the potential for certain Advisors to trade successfully. See "The Risks You Face -- (5) Importance of Market Conditions to Profitability" at page 10.

The Fund and Its Objectives

     The Fund is a multi-advisor, multi-strategy managed futures investment portfolio. The Fund trades under the management of multiple Advisors selected from time to time by Preferred.

     Preferred has substantial experience in managing multi-advisor portfolios, implementing both quantitative and qualitative methods of individual advisor selection and asset allocation, as well as overall portfolio design. The Advisors trade entirely independently of each other, implementing proprietary strategies in the markets of their choice. The Fund has access to global futures, forward and options trading with the ability rapidly to deploy and redeploy its capital across different sectors of the global economy.

     In addition to selecting and allocating and reallocating Fund assets among Advisors, Preferred monitors and adjusts the overall leverage at which the Fund trades. The Fund's commitment to the Advisors may exceed 100% of total Fund equity should Preferred decide to strategically allocate notional equity to the Advisors. There are periods in the markets during which it is unlikely that any Advisor or group of Advisors will achieve profitability. By having the ability to deleverage the Fund's market commitment to below its actual equity during such periods, Preferred could help preserve capital while awaiting more favorable market cycles.

     Under the Fund's Fourth Amended and Restated Declaration of Trust, Wilmington Trust Company, the Fund's Trustee, has delegated to Preferred the exclusive management and control of all aspects of the business of the Fund. The Trustee will have no duty or liability to supervise or monitor the performance of Preferred, nor will the Trustee have any liability for the acts or omissions of Preferred.

     THERE CAN BE NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS RATE OF RETURN OR DIVERSIFICATION OBJECTIVE OR AVOID SUBSTANTIAL LOSSES.

Preferred Investment Solutions Corp. (formerly known as Kenmar Advisory Corp.)

     Preferred, a Connecticut corporation originally formed in 1983 as a New York corporation, and its affiliates have been sponsoring and managing single- and multi-advisor funds for over a decade. As of February 28, 2005, the Managing Owner and its affiliates were acting as trading manager for commodity pools, funds of hedge funds and accounts with total capital (excluding "notional" funds) of approximately $1.64 billion of discretionary and non-discretionary assets, of which approximately $242 million was invested in commodity pools operated by the Managing Owner. Effective October 1, 2004, the Managing Owner assumed responsibility as the commodity pool operator and managing owner of eight public commodity pools. Effective as of December 31, 2004, the Managing Owner serves as the commodity pool operator and managing owner of nine public commodity pools.

     The principal office of the Fund is c/o Preferred Investment Solutions Corp., 51 Weaver Street, Building One South, 2nd Floor, Greenwich, Connecticut 06831. The telephone number of the Fund and Preferred is (203) 861-1025.

                 SEE "PERFORMANCE OF KENMAR GLOBAL TRUST" FOR
                   PAST PERFORMANCE OF THE FUND ON PAGE 53.

      SEE "PERFORMANCE OF COMMODITY POOLS OPERATED BY PREFERRED" FOR THE
          PERFORMANCE OF OTHER COMMODITY POOLS MANAGED BY PREFERRED.

The Advisors

     The Advisors are all well-established in the managed futures industry and have, in the past, demonstrated the ability to make substantial profits in a wide range of different market conditions. These Advisors, collectively, represent a range of technical, systematic, fundamental and discretionary methodologies, with extensive experience trading both proprietary and client capital. Past performance is not necessarily indicative of future results. THE FACT THAT AN ADVISOR HAS TRADED SUCCESSFULLY IN THE PAST DOES NOT MEAN THAT SUCH ADVISOR WILL DO SO IN THE FUTURE.

                               ----------------

     As of February 28, 2005, the core Advisors were collectively managing approximately $7.58 billion (excluding notional funds, except with respect to Graham Capital Management, L.P.) in managed futures accounts in which their clients (and in certain cases the core Advisors themselves) had invested approximately $2.8 billion in the trading programs being used for the Fund. See "The Fund and its Objectives -- Investment Philosophy" at page 16.

Tax Status of the Fund

     In the opinion of counsel, the Fund is properly classified as a partnership for federal income tax purposes. Unitholders will pay tax each year on their allocable share of the Fund's taxable income, if any, whether or not they receive any distributions from the Fund or redeem any Units. Substantially all of the Fund's trading gains and losses will be treated as capital gains or losses for tax purposes; interest income received by the Fund will be treated as ordinary income. See "Federal Income Tax Consequences" at page 46.

"Breakeven Table"

     The "Breakeven Table" on the following page indicates the approximate percentage and dollar returns required for the redemption value of an initial $5,000 investment in the Units to equal the amount originally invested twelve months after issuance (assuming the Units are purchased on and after June 1, 2004 and redeemed on the 10th through the 12th month-end following sale and, therefore, are subject to a 0.875% redemption charge). Units purchased on and after June 1, 2004 and redeemed between the 1st through 3rd month-end are subject to a 3.5% redemption charge, redemptions on the 4th through 6th month-end are subject to a 2.625% redemption charge and redemptions on the 7th through 9th month-end are subject to a 1.75% redemption charge. Redemptions after the 12th month-end are at Net Asset Value (no charge).

     Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

     Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.

     THE "BREAKEVEN TABLE," AS PRESENTED, IS AN APPROXIMATION ONLY AND MAY BE AFFECTED TO A CERTAIN EXTENT AS THE SIZE OF THE FUND EXCEEDS $25 MILLION. THE FUND'S CAPITALIZATION DOES NOT DIRECTLY AFFECT THE LEVEL OF ITS CHARGES AS A PERCENTAGE OF NET ASSET VALUE, OTHER THAN (I) ADMINISTRATIVE EXPENSES (WHICH ARE ASSUMED IN THE "BREAKEVEN TABLE" TO EQUAL THE MAXIMUM ESTIMATED PERCENTAGE OF THE FUND'S AVERAGE BEGINNING OF MONTH NET ASSETS) AND (II) BROKERAGE COMMISSIONS, AS DESCRIBED FURTHER IN FOOTNOTE 3.

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                              "Breakeven Table"

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             Expenses (1)                   Percentage        Dollar Return
         Which must Be Offset                 Return            Required
            To "Breakeven"                   Required        ($5,000 Initial
                                           First Twelve        Investment)
                                              Months       First Twelve Months
                                           of Investment      of Investment
-------------------------------------------------------------------------------
Brokerage Commissions (2) (3)                 10.00%             $500.00
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Administrative Expenses (4)                    0.75%              $37.50
-------------------------------------------------------------------------------
Advisors' Profit Shares (5)                    2.00%             $100.00
-------------------------------------------------------------------------------
Preferred Incentive Fee (6)                    0.044%              $2.20
-------------------------------------------------------------------------------
Redemption Charge (7)(8)(9)                    0.883%             $44.15
-------------------------------------------------------------------------------
Interest Income (10)                          (1.25)%            $(62.50)
-------------------------------------------------------------------------------
Return on $5,000 initial investment           12.427%            $621.35
required for  "breakeven" if Units are
redeemed on or before the 12th month-end
following sale.
-------------------------------------------------------------------------------

Notes to "Breakeven Table"

(1) The foregoing break-even analysis assumes that the Units have a constant month-end Net Asset Value. Calculations are based on $5,000 as the Net Asset Value per Unit. See "Charges" at page 33 of the Prospectus for an explanation of the expenses included in the "Breakeven Table."

(2) Paid to Preferred each month. Preferred pays all floor brokerage, exchange, clearing and NFA fees, selling compensation, trailing commissions and Advisors' Consulting Fees from this amount.

(3) Effective March 1, 2004, once Net Assets reach $25 million, the annual Brokerage Commission rate will be reduced to a blended rate for all Net Assets based on 10% of the first $25 million and 9% on any Net Assets over that amount. A reduction in the annual Brokerage Commission rate will reduce the percentage return required to breakeven.

(4) Administrative expenses are paid as incurred. For this "Breakeven Table" such expenses are at historical amounts.

(5) Profit Shares are calculated quarterly on the basis of each Advisor's individual performance, not the overall performance of the Fund. Consequently, it is not possible to determine the amount of Profit Shares, if any, that would be payable in a "breakeven" year. Preferred believes that 2.00% of average beginning of month Net Assets is a reasonable estimate for such Profit Shares, but the actual Profit Shares paid in a "breakeven" year could substantially exceed such estimate. Each Adviser will receive a Profit Share equal to 20% of the New Trading Profit generated by such Adviser. Please see "Profit Shares and Incentive Fees" under the "Changes" section on pages 34-38.

(6) No Incentive Fee might, in fact, be due. See "Charges -- Profit Shares and Incentive Fees" at page 34. However, for purposes of the "Breakeven Table," the Incentive Fee has been estimated at 5% of the 0.883% gain referred to below.

(7) Redemption charges for purposes of this "breakeven" analysis equal 0.883% of the initial $5,000 (0.875% of the $5,044.15 Net Asset Value required so that after subtraction of the 0.875% redemption charge, the investor would receive net redemption proceeds of $5,000).

(8) For the purposes of this Breakeven Table, it has been assumed that Units have been purchased on or after June 1, 2004 and the redemption charge is based on the applicable redemption charge for Units redeemed on the 10th through 12th month-end. FOR UNITS REDEEMED ON THE 1ST THROUGH 3RD MONTH-END THE REDEMPTION CHARGE WOULD BE 3.5%; FOR UNITS REDEEMED ON THE 4TH THROUGH 6TH MONTH-END THE REDEMPTION CHARGE WOULD BE 2.625%; AND FOR UNITS REDEEMED ON THE 7TH THROUGH 9TH MONTH-END THE REDEMPTION CHARGE WOULD BE 1.75%.

(9) Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding footnote, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale. Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption. For the purposes of the Breakeven Table the applicable redemption charge for Units redeemed as of the twelfth month-end would be 3% and therefore the percentage return required to breakeven would be 14.65%.

(10)    Interest income is estimated based on current rates.

                               ----------------

Suitability

     The Fund trades at a high degree of leverage in highly volatile markets. An investment in the Units is speculative and involves a high degree of risk. There can be no assurance that the Fund will achieve its objectives.

     No subscriber may invest more than 10% of his or her net worth (in all cases exclusive of home, furnishings and automobiles) in the Fund. Subscribers must be prepared to lose all or substantially all of their investment.

     See Exhibit B of this Prospectus for a listing of the specific suitability requirements applicable to an investment in the Units.

                         THE UNITS ARE SPECULATIVE AND
                        INVOLVE A HIGH DEGREE OF RISK.

                 [Remainder of page left blank intentionally.]

                              THE RISKS YOU FACE

(1) Investors Must Not Rely on the Past Performance of Either Preferred or the Fund in Deciding Whether to Buy Units

     The future performance of the Fund is not predictable, and no assurance can be given that the Fund will perform successfully in the future.

     Prospective investors should note that Preferred replaced most of the Advisors as of December 2, 1999 and has altered its allocation strategy to include a core group of Advisors as well as a potential non-core group of Advisors. Preferred may in the future reallocate Fund assets to potential non-core Advisors.

     Past performance is not necessarily indicative of future results.

(2)  Possible Total Loss of an Investment in the Fund

     Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

(3)  Speculative and Volatile Markets; Highly Leveraged Trading

     The markets in which the Fund trades are speculative, highly leveraged and involve a high degree of risk. Each Advisor's trading considered individually involves a significant risk of incurring large losses, and there can be no assurance that the Fund as a whole will not incur such losses.

     Futures and forward prices are volatile. Volatility increases risk, particularly when trading with leverage. Trading on a highly leveraged basis, as does the Fund, even in stable markets involves risk; doing so in volatile markets necessarily involves a substantial risk of sudden, significant losses. MARKET VOLATILITY AND LEVERAGE MEAN THAT THE FUND COULD INCUR SUBSTANTIAL LOSSES, POTENTIALLY IMPAIRING ITS EQUITY BASE AND ABILITY TO ACHIEVE ITS LONG-TERM PROFIT OBJECTIVES EVEN IF FAVORABLE MARKET CONDITIONS SUBSEQUENTLY DEVELOP.

     In addition to the leveraged trading described above, Preferred may further increase the Fund's leverage by allocating notional equity to the Advisors, which would then permit the Advisors to trade the Fund's account as if more equity were committed to such accounts than is, in fact, the case.

(4) Fees and Commissions are Charged Regardless of Profitability and are Subject to Change

     The Fund is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on the Fund's profitability. Included in these charges are brokerage fees and operating expenses. On the Fund's forward trading, "bid-ask" spreads are incorporated into the pricing of the Fund's forward contracts by its counterparties in addition to the brokerage fees paid by the Fund. It is not possible to quantify the "bid-ask" spreads paid by the Fund because the Fund cannot determine the profit its counterparty is making on the forward trades into which it enters. Consequently, the Fund's expenses could, over time, result in significant losses to your investment.

(5)  Importance of Market Conditions to Profitability

     The trading systems used by certain Advisors for the Fund are technical, trend-following methods. The profitability of trading under these systems depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures and forward prices. Such trends may not develop; there have been periods in the past without price trends.

     The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Advisors' historic price analysis could establish positions on the wrong side of the price movements caused by such events.

                 [Remainder of page left blank intentionally.]

(6)  Discretionary Trading Strategies May Incur Substantial Losses

     Traders that implement discretionary trading strategies may be more prone to subjective judgments having potentially adverse effects on their performance than systematic traders, which emphasize eliminating the effects of "emotionalism" on their trading. See "The Advisors -- Futures Trading Methods in General" at page 105 for a description of this trading method. Reliance on trading judgment may, over time, produce less consistent trading results than implementing a systematic approach. Discretionary traders, like trend-following traders, are unlikely to be profitable unless major price movements occur. Discretionary traders are highly unpredictable, and can incur substantial losses even in apparently favorable markets.

(7)  Decisions Based Upon Fundamental Analysis May Not Result in Profitable
     Trading

     Traders that utilize fundamental trading strategies attempt to examine factors external to the trading market that affect the supply and demand for a particular futures and forward contracts in order to predict future prices. See "The Advisors -- Futures Trading Methods in General" at page 105 for a description of this trading method. Such analysis may not result in profitable trading because the analyst may not have knowledge of all factors affecting supply and demand, prices may often be affected by unrelated factors, and purely fundamental analysis may not enable the trader to determine quickly that previous trading decisions were incorrect. In addition, because of the breadth of fundamental data that exists, a fundamental trader may not be able to follow developments in all such data, but instead may specialize in analyzing a narrow set of data, requiring trading in fewer markets. Consequently, a fundamental trader may have less flexibility in adverse markets to trade other futures and forward markets than traders that do not limit the number of markets traded as a result of a specialized focus.

(8)  Increase in Assets Under Management May Affect Trading Decisions

     Many of the Advisors' current equity under management is at or near its all-time high. No Advisor has agreed to limit the amount of additional equity which it may manage, and each is actively engaged in seeking major new accounts. The more equity an Advisor manages, the more difficult it may be for that Advisor to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require one or more of the Advisors to modify trading decisions for the Fund which could have a detrimental effect on your investment.

(9)  No Assurance of Advisors' Continued Services

     There is no assurance that any Advisor will be willing or able to continue to provide advisory services to the Fund for any length of time. There is severe competition for the services of qualified Advisors, and the Fund may not be able to retain satisfactory replacement or additional Advisors on acceptable terms. For example, Preferred has been required to replace an Advisor that resigned from trading the Fund's account under the terms of its Advisory Agreement. In addition, Preferred must allocate Advisor availability among its different funds, including the Fund, and may, accordingly, allocate to the Fund less (and perhaps none) of an Advisor's available capacity than Preferred might otherwise consider to be in the best interests of the Fund. The timing of Preferred's Advisor selections and the amount of assets allocated to an Advisor may also be affected from time to time by the procedural requirements of maintaining an ongoing offering of the Units. See "Conflicts of Interest" at page 39. Preferred may not be able to obtain the services of the Advisor group that Preferred would otherwise consider to be most advantageous for the Fund.

(10) Limited Ability to Liquidate Your Investment

     There is no secondary market for the Units. While the Units have redemption rights, there are restrictions, and possible fees assessed. For example, Units may be redeemed only as of the close of business on the last day of a calendar month. With respect to Units purchased on and after June 1, 2004, through the end of the twelfth month after their sale, Units will be subject to redemption charges, payable to Preferred, equal to 3.5% on redemptions on the 1st through 3rd month-end, 2.625% on redemptions on the 4th through 6th month-end, 1.75% on redemptions on the 7th through 9th month-end and 0.875% on redemptions on the 10th through 12th month-end. Redemptions after the 12th month-end are at Net Asset Value (no charge). Requests for redemption must be received at least ten (10) calendar days before the proposed date of redemption.

     Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

     Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.

     Transfers of Units are subject to limitations, such as thirty (30) days' advance notice of any intent to transfer. Also, Preferred may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Fund.

(11) Possible Illiquid Markets

     Futures and forward positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

     Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that market illiquidity will not cause losses for the Fund. The large size of the positions which the Advisors acquire for the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

(12) The Fund Does Not Acquire Any Asset with Intrinsic Value

     Futures trading is risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in the Fund does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while the Fund trades unprofitably.

(13) Non-Correlated, Not Negatively Correlated, Performance Objective

     Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance would be exactly opposite between two asset classes. Because of this non-correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice-versa. The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and offsetting loss. If the Fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units and the Fund may have no gains to offset your losses from other investments.

(14) Broad Indices May Perform Quite Differently From Individual Investments

     In the discussion under "Investment Factors," the concepts of overall portfolio diversification and non-correlation of asset classes are discussed and illustrated by the use of a generally accepted index that represents each asset category. Stocks are represented by the S&P 500 Index and MSCI EAFE Index, bonds by the Lehman Long-Term Government Bond Index, and futures funds by the CISDM Fund/Pool Qualified Universe Index. Because each index is a dollar-weighted average of the returns of multiple underlying investments, the overall index return may be quite different from the return of any individual investment. For example, the "CISDM Fund/Pool Qualified Universe Index" is a dollar-weighted index which includes performance of current as well as retired public futures funds, private pools and offshore funds. Accordingly, such index reflects the volatility and risk of loss characteristics of a very broadly diversified universe of advisors and not of a single fund or advisor. Therefore, the Fund's performance will be different than that of the CISDM Fund/Pool Qualified Universe Index.

(15) Distortion in Profit Share and Incentive Fee Calculations

     The Advisors' Profit Shares and Preferred's Incentive Fee are calculated on the basis of New Trading Profit (as defined) and New Overall Appreciation (as defined), determined respectively on the basis of the performance of each Advisor's Fund account and of the Fund as a whole. Because Units are purchased at different times, but Profit Shares and Incentive Fees are assessed equally to all Units, disparities between a particular Unitholder's investment experience in the Fund and the Profit Shares and Incentive Fees to which such Unitholder's Units will be subject will develop as a result of the Profit Shares and Incentive Fees being paid by the Fund's account managed by each Advisor and by the Fund, respectively. See "Charges" at page 34. Certain investors' Units could be subject to Profit Shares and Incentive Fees despite having declined in Net Asset Value from their purchase price. The Fund's allocations of Profit Shares and Incentive Fees are subject to distortions as a result of the timing of subscriptions and redemptions. See "Charges - Profit Shares and Incentive Fees" at page 35.

(16) Advisors Trading Independently of Each Other May Reduce Risk Control Potential

     The Advisors trade entirely independently of each other. Consequently, the Advisors may implement their strategies for their Fund accounts in ways that could significantly reduce the risk control potential that Preferred had analyzed to be an important feature of a particular Advisor combination. Two Advisors may, from time to time, take opposite positions for the Fund, eliminating any possibility of the Fund profiting from these positions considered as a whole. There are substantial opportunity costs to Preferred's multi-advisor strategy. Furthermore, the Fund's multi-advisor structure will not necessarily control the risk of speculative futures trading. Multi-advisor funds have in the past lost 5% or more of their equity in a single day.

(17) Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation

     The Advisors may engage in a significant amount of trading on commodity exchanges outside the United States on behalf of the Fund. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges. In trading contracts denominated in currencies other than U.S. dollars, the Fund will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. See the last paragraph of the "Commodity Futures Trading Commission -- Risk Disclosure Statement" on page ii of this Prospectus. INVESTORS COULD INCUR SUBSTANTIAL LOSSES FROM THE FUND'S TRADING ON FOREIGN EXCHANGES TO WHICH THEY WOULD NOT HAVE BEEN SUBJECT HAD THE ADVISORS LIMITED THEIR TRADING TO U.S. MARKETS.

(18) Conflicts of Interest

     Preferred has a conflict of interest because it acts as the managing owner for the Fund.

     The fact that Preferred will receive an annual Incentive Fee equal to 5% of any New Overall Appreciation (as defined herein) may lead Preferred to select Advisors that trade in a more "risky" or speculative manner than those that Preferred might otherwise choose. Preferred receives 5% as an Incentive Fee, of any New Overall Appreciation of the Fund, but not 5% of its losses.

     Selling Agents will be entitled to ongoing compensation as a result of their clients remaining in the Fund, so a conflict exists between the Selling Agents' interest in maximizing compensation and in advising their clients to make investment decisions in such clients' best interests.

     Other conflicts are also present in the operation of the Fund. See "Conflicts of Interest."

(19) Unitholders Taxed Currently

     Unitholders are subject to tax each year on their allocable share of the Fund's income or gains (if any), despite the fact that Preferred does not intend to make any distributions to Unitholders. Consequently, Unitholders will be required either to redeem Units or to make use of other sources of funds to discharge their tax liabilities in respect of any profits earned by the Fund. See "Federal Income Tax Consequences" at page 46.

     In comparing the Fund's profit objectives with the performance of more familiar securities in which one might invest, prospective investors must recognize that if they purchased equity or debt, there probably would be no tax due on the appreciation in the value of such holdings until disposition. In the case of the Fund, on the other hand, a significant portion of any appreciation in the Net Asset Value per Unit must be paid in taxes by the Unitholders every year, resulting in a substantial cumulative reduction in their net after-tax returns. Because Unitholders will be taxed currently on their allocable share of the Fund's income or gains, the Fund may trade successfully but investors nevertheless would have recognized significantly greater gains on an after-tax basis had they invested in conventional stocks with comparable performance.

     The performance information included in this Prospectus is presented exclusively on a pre-tax basis.

(20) Limitation on Deductibility of "Investment Advisory Fees"

     Non-corporate Unitholders may be required to treat the amount of any Profit Shares, Incentive Fees and other expenses of the Fund as "investment advisory fees" which may be subject to substantial restrictions on deductibility for federal income tax purposes. In the absence of further regulatory or statutory clarification, Preferred is not classifying these expenses as "investment advisory fees," but this is a position to which the Internal Revenue Service (the "IRS") may object. IF A SUBSTANTIAL PORTION OF THE FUND'S FEES AND OTHER EXPENSES WERE CHARACTERIZED AS "INVESTMENT ADVISORY FEES," AN INVESTMENT IN THE FUND MIGHT NO LONGER BE ECONOMICALLY VIABLE.

(21) Taxation of Interest Income Irrespective of Trading Losses

     The Net Asset Value per Unit reflects the trading profits and losses as well as the interest income earned and expenses incurred by the Fund. However, losses on the Fund's trading will be almost exclusively capital losses, and capital losses are deductible against ordinary income only to the extent of $3,000 per year in the case of non-corporate taxpayers. Consequently, if a non-corporate Unitholder had, for example, an allocable trading (i.e., capital) loss of $10,000 in a given fiscal year and allocable interest (i.e., ordinary) income (after reduction for expenses) of $5,000, the Unitholder would have incurred a net loss in the Net Asset Value of his or her Units equal to $5,000 but would recognize taxable income of $2,000. THE LIMITED DEDUCTIBILITY OF CAPITAL LOSSES FOR NON-CORPORATE UNITHOLDERS COULD RESULT IN SUCH UNITHOLDERS HAVING A TAX LIABILITY IN RESPECT OF THEIR INVESTMENT IN THE FUND DESPITE INCURRING A FINANCIAL LOSS ON THEIR UNITS.

(22) Possibility of a Tax Audit of Both the Fund and Unitholders

     There can be no assurance that the Fund's tax returns will not be audited by the IRS. If such an audit results in an adjustment, Unitholders could themselves be audited as well as being required to pay additional taxes, interest and possibly penalties.

     PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS. SEE "FEDERAL INCOME TAX CONSEQUENCES" AT PAGE 46.

(23) Failure of Brokerage Firms; Default by Clearing Broker

     The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker's proprietary assets. If the Clearing Brokers fail to do so, the assets of the Fund might not be fully protected in the event of their bankruptcy. Furthermore, in the event of a Clearing Broker's bankruptcy, the Fund could be limited to recovering only a pro rata share of all available funds segregated on behalf of the Clearing Broker's combined customer accounts, even though certain property specifically traceable to the Fund (for example, Treasury bills deposited by the Fund with the Clearing Broker as margin) was held by the Clearing Broker. The Clearing Brokers have been the subject of certain regulatory and private causes of action. The material actions are described under "The Clearing Broker and Futures Broker."

     Furthermore, dealers in forward contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. As a result, you do not have such basic protections with respect to the Fund's trading in forward contracts.

(24) Regulatory Matters May Alter the Nature of an Investment in the Fund

     Due to the publicly-offered character of the Fund, Preferred will be more restricted in its ability to allocate assets to certain prospective Advisors than it would be in the context of a private fund. Other than the Fund, Preferred has also operated privately-offered pools and has generally allocated and reallocated the assets of such pools aggressively.

IT IS NOT ANTICIPATED THAT PREFERRED WILL MAKE FREQUENT ADJUSTMENTS TO THE GROUP OF ADVISORS FOR THE FUND.

     Considerable regulatory attention has been focused on non-traditional investment pools, in particular commodity pools such as the Fund, publicly distributed in the United States. There has been significant international governmental concern expressed regarding, for example, (i) the disruptive effects of speculative trading on the central banks' attempts to influence exchange rates and (ii) the need to regulate the derivatives markets in general. THERE IS A POSSIBILITY OF FUTURE REGULATORY CHANGES ALTERING, PERHAPS TO A MATERIAL EXTENT, THE NATURE OF AN INVESTMENT IN THE FUND.

     The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

(25) Fund Trading is Not Transparent to Investors

     The Advisors make the Fund's trading decisions. While Preferred receives daily trade confirmations from the clearing broker and foreign exchange dealers, the Fund's trading results are reported to the Unitholders monthly. Accordingly, an investment in the Fund does not offer the Unitholders the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers.

(26) Lack of Independent Experts Representing Investors

     Preferred has consulted with counsel, accountants and other experts regarding the formation and operation of this Fund. No counsel has been appointed to represent the Unitholders in connection with the offering of the Units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in the Fund.

(27) Forwards, Swaps, Hybrids and Other Derivatives are Not Subject to CFTC Regulation

     The Fund trades foreign exchange contracts in the interbank market. In the future, the Fund may also trade swap agreements, hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate or floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. The dealer market for off-exchange instruments is becoming more liquid. There is no exchange or clearing house for these contracts and they are not regulated by the CFTC. The Fund will not receive the protections which are provided by the CFTC's regulatory scheme.

(28) Possibility of Termination of the Fund Before Expiration of its Stated
     Term

     As managing owner, Preferred may withdraw from the Fund upon 120 days' notice, which would cause the Fund to terminate unless a substitute managing owner were obtained. Other events, such as a long-term substantial loss suffered by the Fund, could also cause the Fund to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the National Futures Association of Preferred or the Clearing Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund.

                          THE FUND AND ITS OBJECTIVES

Objectives

o   Significant profits over time

o   Controlled performance volatility

o   Controlled risk of loss

o A means of diversifying a traditional portfolio out of its typical "all long" equity and debt bias and dependence on a single nation's economy by accessing global financial and non-financial futures markets.

     The Fund's potential for aggressive capital growth arises from the profit possibilities offered by the global futures, forward and options markets and the skills of the professional trading organizations selected to manage the assets of the Fund. The fact that the Fund can profit from both rising and falling markets adds an element of profit potential that long-only strategies cannot access. In addition to its profit potential, the Fund could also help reduce the overall volatility, or risk, of a portfolio. By investing in markets that operate independently from United States stock and bond markets, the Fund may provide positive returns even when United States stock and bond markets are experiencing flat to negative performance.

     The Fund is structured to substantially eliminate the administrative burden that would otherwise be involved in Unitholders engaging directly in futures transactions. Unitholders, among other things, will receive directly from Preferred monthly unaudited financial reports and annual audited financial statements (setting forth, in addition to certain other information, the Net Asset Value per Unit, the Fund's trading profits or losses and the Fund's expenses for the period) as well as all tax information relating to the Fund necessary for Unitholders to complete their federal income tax returns. The approximate Net Asset Value per Unit will be available from Preferred upon request.

Investment Philosophy

     The Fund is managed by Preferred Investment Solutions Corp. Preferred:
(i) selects the Fund's Clearing Brokers and Selling Agents and selects and monitors the Advisors; (ii) allocates and/or reallocates Fund assets among the Advisors; (iii) determines if an Advisor should be removed or replaced; (iv) negotiates advisory fees; and (v) performs such other services as Preferred believes that the Fund may from time to time require.

     Preferred believes that the most effective means of controlling the risks of the Fund's futures, forward and options trading is through a diversified portfolio of Advisors. An important part of this strategy focuses on controlling risk by combining Advisors who employ diverse trading methodologies -- such as technical, fundamental, systematic, trend-following, discretionary or mathematical -- and who exhibit diverse performance characteristics. The objective of this strategy is to construct a portfolio of Advisors whose combined performance best meets the investment aim of the Fund to achieve superior returns within appropriately defined parameters of risk.

     The process of selecting Advisors is an ongoing one -- Preferred continuously analyzes qualitatively and quantitatively the performance and trading characteristics of the current and prospective Advisors in an effort to determine which Advisors are best suited to the current market environment. Based upon such continuing analysis, Preferred will reallocate assets among the Advisors or change the portfolio of Advisors when Preferred's perception of the trading environment or an Advisor's individual performance indicates to Preferred that such change or changes are appropriate.

     Preferred's ability to manage successfully the risks of futures and related investments is dependent upon a willingness to act decisively and a management style that identifies shifting market trends. Therefore, when Preferred's perception of market conditions and/or individual Advisor performance suggests that an alternative trading style or methodology might be better suited to Preferred's perception of the current market environment, Preferred may alter the portfolio of Advisors or the allocation of assets among the Advisors without prior notice to, or the approval of, the Unitholders. See "The Risks You Face -- (24) Regulatory Matters May Alter the Nature of an Investment in the Fund" at page 14.

     The Fund's assets are allocated to a core group of Advisors (currently comprising Graham Capital Management, L.P., Grinham Managed Funds Pty Ltd. and Transtrend B.V.), and potentially to a non-core group. The percentage of Fund assets allocated to each core advisor may change over time as a result of differing performance results or due to allocation and reallocation decisions by Preferred. It is not anticipated, however, that adjustments to the core group of Advisors will be frequent. In addition, Preferred will attempt to enhance the performance of the Fund by dynamically allocating and reallocating Fund assets among a potential group of non-core Advisors. Such allocation decisions will be based on a variety of considerations which may include, but are not limited to, focus on a particular market or sector; cyclical performance analysis; or strategy diversification. For example, changes in the trading environment may require a greater emphasis on shorter-term trend-following strategies over longer term, or on fundamental strategies over technical. Each non-core Advisor who would participate would be allocated less than 10% of the Fund's assets. This methodology is intended to augment the ongoing portfolio performance and risk management of the Fund.

     As noted above, Preferred may, following an allocation to non-core Advisors from time to time, withdraw Fund's assets allocated to such non-core Advisors in part or entirely. Preferred may also allocate Fund assets to replacement or additional non-core Advisors.

     PROSPECTIVE INVESTORS MUST RECOGNIZE THAT ADVISOR SELECTIONS AND ALLOCATIONS REQUIRE THE EXERCISE OF JUDGMENT AND DISCRETION AND ARE NOT DETERMINED IN ANY PRECISE OR SYSTEMATIC MANNER. THERE CAN BE NO ASSURANCE THAT PREFERRED'S SELECTION AND MONITORING OF A LIMITED GROUP OF ADVISORS FOR THE FUND WILL, IN THE FUTURE, PRODUCE MORE SUCCESSFUL RESULTS (IN TERMS OF EITHER RISK CONTROL OR PROFITABILITY) THAN WOULD THE SELECTION OF A SINGLE ADVISOR, A FIXED COMBINATION OF ADVISORS OR A SMALLER OR LARGER GROUP OF ADVISORS.

Diversification

Trader Diversification

     The Fund utilizes a number of Advisors who are allocated varying amounts of capital. These allocations will vary continually. Multiple Advisors provide multiple timing parameters and different sector focuses. This produces a portfolio that is quite different from that of a single-trader fund. See "The Risks You Face -- (16) Advisors Trading Independently of Each Other May Reduce Risk Control Potential" at page 13.

Market Diversification

     As global markets and investing become more complex, professionally managed futures may increasingly continue to be included in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world's economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world's markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to selected advisors specializing in futures, forward and options trading, investors have the potential, if their futures investment is successful, to enhance their prospects for improved performance as well as to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation's economy.

                 [Remainder of page left blank intentionally.]

     Through Preferred's Advisor selections, the Fund will have the flexibility to access world markets, including but not limited to:

                                  Currencies
-------------------------------------------------------------------------------
   Australian Dollar           Indian Rupee                 Polish Zloty
   British Pound               Japanese Yen                 Singapore Dollar
   Canadian Dollar             Malaysian Ringgit            Swedish Krona
   Euro Currency               Mexican Peso                 Swiss Franc
   Hungarian Forint            New Zealand Dollar           S. African Rand
                               Norwegian Krone              Thai Bhat


                             Financial Instruments
-------------------------------------------------------------------------------
   Amsterdam Index                          LIBOR - 1 mo.
   Australian All Ordinaries                Major Market Stock Index (U.S.)
   Australian Bank Bills                    MEFF&S Stock Index (Spain)
   Australian Treasury Bonds                MIB-30 (Italy)
   CAC 40 Stock Index (France)              MSCI Taiwan Stock Index
   Canadian Bankers Acceptance              Nasdaq 100 (U.S.)
   Canadian Government Bonds                Nikkei Stock Average (Japan)
   DAX Stock Index (Germany)                OMX Stokholm Stock Index
   Dow Jones Industrial Average (U.S.)      Russell 2000 (U.S.)
   ECU Notional  Bonds                      S&P 500 Stock Index (U.S.)
   Euribor                                  Singapore MSCI
   Eurodollars                              Spanish Notional Bonds
   Euroswiss                                Swiss Bonds
   Eurotop 100 Index (Europe)               Taiwan Index
   Euroyen                                  Tokyo Stock Price Index (Japan)
   Financial Times 100 Stock Index (U.K.)   U.K. Gilts
   German 10 year Bond (Bund)               U.K. Short Sterling
   German 2 year Bond (Bobl)                U.S. Treasury Bonds
   Hang Seng Index                          U.S. Treasury Notes
   IBEX Plus 35 Index (Spain)               Value Line Stock Index (U.S.)
   Japanese Bonds


                                    Metals
-------------------------------------------------------------------------------
   Aluminum              Lead               Platinum           Tin
   Copper                Nickel             Silver             Zinc
   Gold                  Palladium


                                Energy Products
-------------------------------------------------------------------------------
   Crude Oil            Kerosene            Natural Gas        Propane
   Electricity          London Brent        No. 2 Heating Oil  Unleaded Gasoline
   Gas Oil


                             Agricultural Products
-------------------------------------------------------------------------------
   Canola               Feeder Cattle       Orange Juice       Soybean Oil
   Cocoa                Flaxseed            Pork Bellies       Sugar
   Coffee               Live Cattle         Rapeseed           Wheat
   Corn                 Live Hogs           Soybeans           Lumber
   Cotton               Oats                Soymeal

     THE FUND WILL TRADE IN MANY, BUT NOT ALL, OF THE FOREGOING MARKETS AS WELL AS ADDITIONAL MARKETS. THERE CAN BE NO ASSURANCE AS TO WHICH MARKETS THE FUND WILL, IN FACT, TRADE OVER TIME OR AT ANY GIVEN TIME. THE ADVISORS DO NOT EACH TRADE IN ALL OF THE FOREGOING MARKETS. THE FUND'S PORTFOLIO EXPOSURE MAY, FROM TIME TO TIME, BE CONCENTRATED IN A LIMITED NUMBER OF MARKETS.

     The chart below represents an average allocation of the Fund's assets over the course of the year ending 2004. The percentage exposure to markets will vary substantially over time as Advisors assess the various sectors.

Kenmar Global Trust Average Market Sector Participation
For the Year 2004

      [The table below represents a pie chart in the printed prospectus.]

               Tropicals                             1.16%
               Meats                                 0.66%
               Currencies                           20.28%
               U.S. Rates                           10.64%
               Canadian Rates                        0.27%
               Euro-Rates                           15.19%
               Pacific Rim Rates                     3.65%
               US Stock Index                       18.64%
               Euro-Stock Index                     10.40%
               Pacific Rim Stock Index               4.64%
               Energies                              7.81%
               Metals                                2.90%
               Grains                                3.69%
               Other                                 0.06%

The Advisors

     All direct investment decisions for the Fund will be made by commodity trading advisors selected and monitored by Preferred. See "The Risks You Face -- (24) Regulatory Matters May Alter the Nature of an Investment in the Fund" at page 14. Each current Advisor is, and it is anticipated that any subsequent Advisor, if any, will be, registered with and regulated by the CFTC. THE REGISTRATION OF THE ADVISORS WITH THE CFTC AND THEIR MEMBERSHIP IN THE NFA MUST NOT BE CONSTRUED TO MEAN THAT ANY REGULATORY BODY HAS RECOMMENDED OR APPROVED THE ADVISORS OR THE FUND.

     Subject to the restrictions inherent in or imposed on publicly-offered managed futures funds, Preferred anticipates varying Advisors from time to time and, with them, the Fund's market emphasis as Preferred believes performance and market conditions indicate that such a change could be advantageous for the Fund. However, Preferred also believes that it is necessary to maintain an account with an Advisor for some length of time (at least unless aberrational trading patterns or apparent deviations from announced strategy or risk control policies develop) to give such Advisor a reasonable opportunity to achieve its objectives. The following are the core Advisors and current asset allocations for the Fund.

                                                               Approximate Assets in
    Current % Allocation                   General              Programs Managed for
       Core Advisor*                    Strategy Type          Fund February 28, 2005**
----------------------------------      -------------          -----------------------
Graham Capital Management, L.P.     Longer-Term Technical,     $1.621 billion***
(32%)                               Trend Following

Grinham Managed Funds Pty. Ltd.     Shorter-Term Technical,    $546.9 million
(36%)                               Trend Following

Transtrend B.V.                     Longer-Term Technical,     $587.8 million
(32%)                               Trend Following

      ---------------

      * The Advisors and asset allocations for the Fund in effect as of February 28, 2005 are more specifically described under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The allocations set forth above are approximate, and will be affected by (i) the profit and loss generated by each Advisor in relation to the performance of the other Advisors for the Fund, and (ii) any subsequent reallocation decision by Preferred. The initial allocations to the Advisors at the commencement of the Fund's trading operations, allocations and reallocations of subsequent subscription amounts are described under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      ** Excluding "notional" funds, except Graham Capital Management, L.P., which includes "notional" funds. "Notional" funds represent the difference between the level at which a trader is instructed to trade an account and the capital actually committed to the account. "Notional" funds do not represent assets under management, but they do indicate the level of equity which a trader has been instructed to consider itself to be managing in determining the magnitude of positions taken.

      ***Reflects notional assets under management of the K4 Program at 150% Leverage ("150% Leverage"). Graham Capital Management, L.P. trades either the 150% Leverage program or K4 Program at Standard Leverage ("Standard Leverage") on behalf of the Fund. The Fund may not invest in both the 150% Leverage program and the Standard Leverage program simultaneously.


      ---------------

Core and Potential Core Advisor Summaries

     More complete descriptions and performance summaries for the core Advisors described in this section of the Prospectus are included under "Part Two -- Statement of Additional Information -- The Advisors," at page 105. Read that section of the Prospectus carefully before deciding whether to invest in the Fund. See "The Risks You Face -- (1) Investors Must Not Rely on the Past Performance of Either Preferred or the Fund in Deciding Whether to Buy Units" and "-- (2) Possible Total Loss of an Investment in the Fund" at page 10.

Graham Capital Management, L.P.

Overview

     Graham Capital Management, L.P. ("GCM") was organized as a Delaware limited partnership in May 1994. The general partner of GCM is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of GCM is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. KGT, Inc. and KGT Investment Partners, L.P. are registered as Principals of GCM. (KGT, Inc. and KGT Investment Partners, L.P. are not affiliated with Preferred, the Fund or any other company affiliated or related to Preferred or the Fund.) GCM became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and a member of the National Futures Association on July 27, 1994. THE REGISTRATION OF GCM WITH THE CFTC AND ITS MEMBERSHIP IN THE NFA MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED GCM.

     The current program used by GCM on behalf of the Fund is the K4 Program at 150% Leverage ("150% Leverage"). GCM has traded the 150% Leverage on behalf of clients since June 1999. The Fund may also elect to have GCM utilize the K4 Program at Standard Leverage ("Standard Leverage") on behalf of the Fund. The Fund will not invest in both the Standard Leverage program and the 150% Leverage program simultaneously.

     GCM is an investment manager that actively trades worldwide on a 24-hour basis in the equity, fixed income, currency and commodity markets utilizing securities, futures, forwards and other financial instruments. GCM offers clients various systematic and discretionary global macro trading programs and a long-short equity program. GCM uses systematic trading programs or models to produce trading signals on a largely automated basis when applied to market data. GCM also manages discretionary trading programs for which trades are determined subjectively on the basis of its traders' assessment of market conditions rather than through application of an automated system. GCM's long-short equity program applies a mean reversion strategy to several hundred large capitalization stocks. The investment objective of each GCM trading strategy is to provide clients with significant potential for capital appreciation in both rising and falling markets during expanding and recessionary economic cycles.

     GCM and its principals may trade in commodity futures, forward contracts and other financial instruments for their own accounts. Such accounts may take positions that are opposite, or ahead of, positions taken for clients. Although GCM will maintain records of all commodity futures and forward transactions for the accounts of GCM and its principals, clients of GCM will not, generally, be entitled to inspect the records of such trades.

Management

     Kenneth G. Tropin, born in 1953, is the Chairman and founder of GCM. He has been registered as a Principal and an Associated Person and a NFA associate member of GCM since July 27, 2004. Mr. Tropin has developed the majority of the firm's core trading programs and he is additionally responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding GCM in May 1994, from October 1993 until April 1994, Mr. Tropin worked on the development and design of trading programs to be employed by GCM. Prior to that, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc. from March 1989 until September 1993, during which the assets under management grew from approximately $200 million to approximately $1.2 billion. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, where he served as Director of Managed Futures and as President of Demeter Management Corporation and Dean Witter Futures and Currency Management Inc. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980's.

     Paul Sedlack, born in 1961, is the Chief Executive Officer and General Counsel of GCM. He has been registered as a Principal, Associated Person and a NFA associate member of GCM since August 21, 1998, November 20, 1998 and November 10, 1998, respectively. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in October 1986 where he remained until June 1993. During that time, Mr. Sedlack was resident in Coudert's Singapore office from June 1988 to August 1989. Prior to joining GCM in June 1998, Mr. Sedlack was in the employ of Sutherland Asbill and Brennan from June 1993 until June 1995 and then was a Partner at the law firm of McDermott, Will & Emery in New York from June 1995 until May 1998, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in June 1986 and an M.B.A. in Finance in July 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

     Michael S. Rulle Jr., born in 1950, is the President of GCM. He has been registered as a Principal, Associated Person and a NFA associate member of GCM since March 8, 2002, March 8, 2002 and February 14, 2002, respectively. As President of GCM, Mr. Rulle is responsible for the management of GCM in its day-to-day course of business. Prior to joining GCM in February 2002, Mr. Rulle was President of Hamilton Partners Limited November 1999 until February 2002, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From June 1994 to September 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the US broker-dealer formerly known as CIBC Oppenheimer Corp. and then orientated himself on the labor market for the month of October 1999. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility from June 1979 until June 1994. At Lehman, Mr. Rulle founded and headed the firm's Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.

     Robert E. Murray, born in 1961, is the Chief Operating Officer of GCM. He has been registered as a Principal, Associated Person and a NFA associate member of GCM since June 27, 2003, June 27, 2003 and June 25, 2003, respectively. Mr. Murray is responsible for the management and oversight of client services, systematic trading, and technology efforts. Prior to joining GCM in July 2003, from January 1985 until June 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray's tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). From September 1983 until December 1984, Mr. Murray was an intermediate accountant at Merrill Lynch. Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor's Degree in Finance from Geneseo State University in 1983.

     Thomas P. Schneider, born in 1961, is an Executive Vice President and a Principal of GCM. He has been registered as a Principal, Associated Person and a NFA associate member of GCM since November 30, 1995, September 12, 1994 and July 27, 1994, respectively. Since joining GCM in June 1994, he has been responsible for managing GCM's systematic futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants ("FCMs"). Mr. Schneider was also a compliance auditor for NFA from June 1983 until January 1985 and has served on the MFA's Trading and Markets Committee. Mr. Schneider graduated from the University of Notre Dame in May 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1994. Mr. Schneider served as a commodity broker for Stotler and Company from January 1985 until June 1985. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately Chief Trader, Vice President and Principal responsible for 24-hour trading execution, compliance and accounting. From October 1993 until December 1993, Mr. Schneider worked towards obtaining his M.B.A. Subsequently, from January 1994 until June 1994, Mr. Schneider worked as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis.

     Robert G. Griffith, born in 1953, is an Executive Vice President, the Director of Research and the Chief Technology Officer of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since March 8, 1996, March 8, 1996 and February 23, 1996, respectively. Mr. Griffith is responsible for the management of all research activities and technology resources of GCM, including portfolio management, asset allocation and trading system development. Mr. Griffith is in charge of the day-to-day administration of GCM's trading systems and the management of GCM's database of price information on more than 100 markets. From August 1987 until he joined GCM in June 1994 Mr. Griffith's company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. From December 1979 until June 1983, Mr. Griffith worked at Continental Illinois National Bank in Chicago as a programmer/analyst and then as a consultant to Information Builders in Los Angeles from June 1983 until August 1987. He received his B.B.A. in Management Information systems from the University of Iowa in December 1979.

     Fred J. Levin, born in 1942, is the Chief Economist and a Senior Discretionary Trader of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since March 11, 2000, December 8, 1999 and October 29, 1999, respectively. Mr. Levin specializes in fixed income markets with particular emphasis on short-term interest rates. Prior to joining GCM in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. from August 1998 after orientating himself to the labor market during the month of July 1998. From March 1991 to June 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From March 1988 to March 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From July 1982 to March 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From September 1970 to July 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal

Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in June 1964.

     Savvas Savvinidis, C.P.A., born in 1962, is the Chief Financial Officer of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since July 2, 2003, July 2, 2003 and June 5, 2003, respectively. Before he joined GCM in June 2003, he was Chief Operating Officer of Agnos Group, L.L.C. from January 2001 to February 2003 and spent the period from March 2003 until May 2003 orientating himself to the labor market. Mr. Savvinidis previously served as Director of Operations, from October 1994 to June 2000, of Moore Capital Management, Inc. and subsequently took off the period from July 2000 to December 2000 for personal time with his family. From July 1993 to September 1994, Mr. Savvinidis served as director of Argonaut Capital Management, Inc. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John's University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in September 1984, where he received his CPA designation in 1986. He is a member of the New York Society of C.P.A.'s.

     Robert C. Hill, born in 1969, is a discretionary trader of GCM specializing in the energy commodity markets. He has been registered as a Principal, Associated Person and NFA associate member of GCM since August 11, 2003, August 5, 2003 and August 5, 2003, respectively. Prior to joining GCM in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group. from November 2002 until March 2003. From November 1999 to October 2002, he was employed as Director of Trading at Duke Energy. From March 1997 to October 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an MBA in July 1998 from the University of St. Thomas in Houston, TX and a B.A. in August 1992 from Stephen F. Austin State University.

     Steven T. Aibel, born in 1964, is a discretionary trader of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since February 9, 2004, January 13, 2004 and January 13, 2004, respectively. Mr. Aibel specializes in global macro markets with a primary focus on foreign exchange. Prior to joining GCM in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase from April 2002 to March 2003 trading foreign exchange and then orientated himself to the labor market from April 2003 until June 2003. He began his career at Goldman Sachs and Co. in the precious metals area where he worked from June 1988 until April 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Bothers from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. From May 2000 to February 2001, Mr. Aibel worked in a partnership for Monroe Capital and then was in the employ of Bank of America (proprietary trading) from February 2001 until March 2002. Mr. Aibel received an MBA in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

     Xin-yun Zhang, born in 1960, is a discretionary trader of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since March 2, 2004, February 18, 2004 and January 27, 2004, respectively. Mr. Zhang specializes in fixed income. Prior to joining GCM in September 2003, Mr. Zhang worked at Tudor Investment Corp. from January 2000 to August 2003, where his trading focused on US and Japanese government bonds. From October 1995 to January 2000, he was a fixed- income trader for Greenwich Capital. He worked in fixed-income research for Long-Term Capital Management from October 1993 to October 1995. He received a B.S. from Beijing University in 1983 and a Ph.D. in theoretical physics from University of California, San Diego in 1989, and was a post-doctoral research fellow at Rutgers University from 1989 till 1993.

     Gabriel J. Feder, born in 1967, is a discretionary trader of GCM, specializing in global macro markets with a primary focus on foreign exchange. He has been registered as a Principal, Associated Person and NFA associate member of GCM since June 2, 2004, June 1, 2004 and May 26, 2004, respectively. Prior to joining Graham in November 2003, Mr. Feder worked as a portfolio manager for Platinum Partners LLC from September 2002 to September 2003, trading the U.S. Treasury market as well as U.S. Stock indexes and European fixed income. He began his career working for the Federal Reserve Bank of New York from 1990 to 1993 as a bank analyst and then a bank examiner. Then, upon his graduating in 1995 from The Wharton

School of Business at the University of Pennsylvania with an MBA in Finance, Mr. Feder worked for J.P. Morgan Chase, where he traded emerging market currencies in the FX department and fixed income and currency in Global Treasury from 1995 to 2000 and he managed the bank's Canadian fixed income portfolio from 2000 to September 2002. Mr. Feder received a B.A., cum laude, in Economics from Yeshiva University in 1990.

     Kennedy Mitchel, born in 1972, is a discretionary trader and a Principal of the Advisor, specializing in global macro markets. Prior to joining the Advisor in January 2005, Mr. Mitchell worked at Meridian Investment Management, Inc. from April 1997 to January 2001 as a trader trading futures, foreign exchange and derivatives and from February 2002 to July 2004 as a trader focusing on fixed-income and foreign exchange. From February 2001 to February 2002, Mr. Mitchell was employed by the Federal Home Loan Bank of San Francisco as Manager of the bank's mortgage finance desk. From July 1994 to April 1997, Mr. Mitchell was employed by Coast Capital Management, Inc. as a trader focusing on futures, foreign exchange and OTC derivatives.

     Britton Holland, born in 1975, is a discretionary trader and a Principal of the Advisor, specializing in the energy commodity markets. Prior to joining the Advisor in March 2004, Mr. Holland worked as Manager, Financial Trading at Duke Energy Corporation. From August 1998 to April 2002, he was employed in various groups at Duke Energy ranging from Risk Management to Term Deal Origination before moving to Financial Trading. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

     Eric C. Fill, born in 1966, is a discretionary trader and a Principal of the Advisor, specializing in foreign currency. Prior to joining the Advisor in March 2005, Mr. Fill was employed at Commerzbank Securities as a Senior Proprietary Trader from April 2004 through November 2004. From October 1988 to April 2004, Mr. Fill was employed at Commerzbank New York. While at Commerzbank, he worked as a Global Macro Proprietary Trader (1996 to 2004) and a foreign exchange sales trader (1994 to 1996). Between 1991 and 1994, Mr. Fill ran the money market funding desk for Commerzbank Atlanta. From 1989 to 1991 he was a money market trader at Commerzbank New York. Mr. Fill graduated from the University of Rochester with a B.A. in Economics in 1988

     Sean D. Duffy, born in 1967, is a discretionary trader and a Principal of the Advisor, specializing in global macro markets. Prior to joining the Advisor in January 2005, Mr. Duffy was a Principal of Briggs Capital Management, LLC ("Briggs"), from March 2003 to December 2004. Before founding Briggs, Mr. Duffy traded his own strategy from February 2002 through February 2003. He was employed as a Director in the Global Markets division of Deutsche Bank in New York from April 1997 to January 2002. From January 1995 until April 1997, Mr. Duffy served as a consultant to the CTA industry developing proprietary futures trading programs. While working as a consultant, Mr. Duffy was associated with GLT Direct LLP from February 1996 through April 1997. From June 1992 to December 1994, Mr. Duffy was a spot risk arbitrageur in the precious metals markets at the J. Aron division of Goldman Sachs & Co. From June 1990 to June 1992, Mr. Duffy was employed as a financial analyst in the investment banking division of Paine Webber in New York. Mr. Duffy received a B.A. from Harvard University in 1990.

     David Ciocca, born in 1969, is a discretionary trader and a Principal of GCM, specializing in equity futures. He has been registered as a Principal, Associated Person and NFA associate member of GCM since January 6, 2005, June 11, 2002 and May 18, 2002, respectively. Prior to joining GCM in March, 2002, Mr. Ciocca was employed as a portfolio manager at Niederhoffer Investments from April 2001 to February 2002, where he concentrated on short-term modeling and trading of futures and options. From December 1998 to April 2001, Mr. Ciocca was a principal of DLC Capital Management, Inc., a registered investment advisor that focused on investment portfolio management, and trading strategy development. Mr. Ciocca has a Bachelor of Science in Engineering (1993) and a Master of Science in Finance (1998) from Rochester Institute of Technology, Rochester, New York.

     See "Part Two -- Statement of Additional Information -- Core Advisors," pages 111 through 125 for information relating to Graham Capital Management, L.P.

Grinham Managed Funds Pty Ltd.

Overview

     Grinham Managed Funds Pty Ltd. is an Australian commodity trading advisor utilizing an automated, technical trading system. The basic premise of the system is that markets incorporate a random and non-random component. The Grinham Managed Funds Pty Ltd. system is designed to identify when markets begin to move in a non-random fashion and to generate orders to profit from non-random price movements.

     The company was also registered with the CFTC as a commodity trading advisor and approved for membership in the NFA on February 26, 1997. The registration of Grinham with the CFTC and its membership in the NFA must not be taken as an indication that any such agency or self-regulatory body has recommended or approved Grinham or the Fund. Grinham Managed Funds Pty Ltd. has traded the Diversified Managed Accounts Program on behalf of clients since September 1993.

     Grinham Managed Funds Pty Ltd. trades the Diversified Managed Accounts Program on behalf of the Fund.

     Grinham Managed Funds Pty Ltd. trades 45 markets across 7 countries, incorporating most of the major stock indices, interest rates, currency and commodities markets. Risk control is a major fundamental of the system, utilizing diversification to limit the risk of any single trade to less than 0.1% of the assets under management.

     JW & JR Grinham Pty Ltd. and Wombats International Pty Ltd. are registered as Principals of Grinham.

     Grinham does not trade on a proprietary basis.

Management

     Richard Grinham B.Sc. (Hons.) is a Director of Grinham and is registered as a Principal and Associated Person of Grinham. From January to December
1989, Richard was an options dealer at Schroders, Sydney in the over-the-counter currency market and in the Bank Bill pit on the floor of the Sydney Futures Exchange (SFE). In January 1990, he returned to university and received a first class honors degree in science majoring in Pure Mathematics. The topic area of his thesis was Fractals and Chaos Theory, the study of which led to a greater understanding of the dynamics of markets. Futures markets are an example of a fractal. Both fractals and non-linear dynamics (intuitively, systems which have feedback) influenced the development of the systems used at Grinham. The feedback phenomena studied at university are now a significant part of the company's strategy. In the partnership from November 1990 to March 1993 and since March 1993 at Grinham, Richard Grinham has been Director of Research and Trading and is responsible for the ongoing development of the trading systems.

     Angus Grinham (B.Ec.) is a Director of Grinham and is registered as a Principal and Associated Person of Grinham. He completed an Economics degree with majors in Finance and Econometrics in December 1992 and has since completed his MBA. During his undergraduate study, Angus commenced his own research into trading techniques and began trading a proprietary account on the SFE. Upon completion of his degree, Angus was employed from June 1994 to October 1996 as a futures broker on the international futures desk of Tricom Futures Management, an Australian introducing broker. From January 1994 to October 1996 (while at Tricom) Angus worked part-time at Grinham in the design of software to facilitate the execution and clearing of the trading systems. Angus joined Grinham on a full time basis in November 1996. Angus is currently the Director of Trading and Information Technology and is responsible for trading, technology and the implementation of new trading systems.

     SEE "PART TWO -- STATEMENT OF ADDITIONAL INFORMATION -- CORE ADVISORS," PAGES 126 THROUGH 130 FOR INFORMATION RELATING TO GRINHAM MANAGED FUNDS PTY LTD.

Transtrend B.V.

Overview

     Transtrend, B.V. ("Transtrend") is a Dutch limited liability company formed in November 1991 to provide commodity trading advisory services to selected clients. It has been registered as a commodity trading advisor and commodity pool operator under the Commodity Exchange Act, as amended (the "CE Act") since September 23, 1994, and is a member of the NFA in such capacities. Transtrend is also licensed as a portfolio manager, and is subject to regulation by the Autoriteit Financiele Markten ("AFM"), the securities board of The Netherlands. REGISTRATION UNDER THE CE ACT, MEMBERSHIP IN THE NFA AND THE AFM LICENSE IN NO WAY IMPLY THAT THE CFTC, THE NFA OR THE AFM HAVE ENDORSED TRANSTREND'S QUALIFICATIONS TO PROVIDE THE COMMODITY TRADING ADVISORY SERVICES DESCRIBED IN THIS DOCUMENT.

     Diversified Investments B.V. and Robeco Nederland B.V. are registered as Principals of Transtrend.

     In its Diversified Trend Program, traded on behalf of the Fund, Transtrend applies a combination of well researched trading systems. Transtrend has been trading its Diversified Trend Program on behalf of clients since January 1995. Each trading system has a demonstrated profit expectancy over the course of time. In particular, the trading systems attempt to exploit non-random price behaviors based on quantitative analysis of (typical) price patterns. The trading systems are consistent, systematic and applied with skill and discipline.

     The systems can be applied to well over a hundred different product-market-combinations traded on approximately fifty exchanges in approximately twenty-five countries. Diversified portfolios consist of a variety of futures broadly spread over interest instruments, stock indices, tangible commodities and Foreign Exchange pairs.

     Correlation analysis contributes to a desired portfolio balance. Volatility analysis plays a prominent role in the assessment of risk. Compatibility between trading systems and the markets they are applied to is monitored closely. Multiple entries and exits contribute to the desired stability of returns.

     In its proprietary trading, Transtrend, its principals and employees will generally follow the same basic trading methods and strategies as Transtrend's clients. Such persons, however, may elect not to trade their proprietary accounts in parallel with client accounts. In their proprietary trading, Transtrend and its principals and employees may trade a larger number of futures, employ a higher amount of leverage, pay lower commission rates, test new markets, instruments and trading methods, utilize different brokers and trade a different mix of futures than client accounts.

     Transtrend and its principals and employees may conduct experimental trading in proprietary accounts to test new systems or variations of its trading methods and strategies and also may trade certain futures for proprietary accounts, but not for client accounts, where a given market or a market at a given time is illiquid or extremely volatile, such as during economic announcements, thereby assuming a greater risk in its proprietary accounts than Transtrend is willing to assume for client accounts.

     Transtrend, its principals and employees at times may take positions in proprietary accounts that are ahead of, the same as or opposite to those taken by Transtrend on behalf of client accounts, and the proprietary accounts of Transtrend, its principals and employees may produce trading results that are different from those experienced by clients. The trading records of Transtrend and its principals will not be made available to clients except to the extent required by law.

Management

     Gerard van Vliet, born in 1948, graduated in March 1972 with a Masters Degree in Business Economics from Erasmus University Rotterdam. After his military service, in which he was engaged from April 1972 until August 1973, Mr. Van Vliet was in the employ of Wessanen Oliefabrieken N.V. in Wormerveer, The Netherlands from September 1973 until April 1975. In the period May 1975 until November 1976 he worked for Lotze & Ozinga B.V., Rotterdam, The Netherlands. From December 1976 until September 1981 Mr. Van Vliet was managing director of Transol Oils & Fats B.V., Rotterdam, The Netherlands. Subsequently he was in the employ of Pimbrokers International B.V., Vlaardingen, The Netherlands during the period October 1981 until October 1982. Mr. Van Vliet has been a council member of the Alternative Investment Management Association ("AIMA") and of various other international trade associations, both in Europe and the United States. In November 1982 he joined the Nidera Group, a multi-national trading concern involved in various agribusiness industries and with a presence in many countries. For Nidera Rotterdam he successfully established a new trading division in vegetable oils. In October 1987 he became Nidera Rotterdam's CEO, supervising a variety of trading divisions and projects, one of which was Transtrend. In January 1992, after five years of general management, Mr. Van Vliet decided to dedicate himself full-time to the development of Transtrend, at that time a subsidiary of the Nidera Group. In October 1993, Transtrend's management initiated a buy-out of the company from Nidera Group. In June 2002, Robeco Nederland B.V. became a co-shareholder in Transtrend. Gerard van Vliet will remain Transtrend's CEO and (indirect) majority shareholder until Robeco Nederland B.V acquires Transtrend's entire share capital in January 2007. Mr. Van Vliet is registered as a Principal and Associated Person of Transtrend.

     Johannes "Joep" P.A. van den Broek, born in 1969, graduated in August 1995 with a Masters Degree in Business Economics from Erasmus University Rotterdam. From September 1995 until November 1995, Mr. Van den Broek orientated himself on the labor market. He joined Transtrend as a trader in December 1995. In October 1997, he was appointed Assistant Director (for trading) thereby becoming a member of Transtrend's management team. Effective as of 1 January, 1999, he has become a Managing Director of Transtrend. Mr. Van den

Broek is registered as a Principal and Associated Person of Transtrend.

     Harold M. de Boer, born in 1966, graduated in 1990 with a Masters Degree in Applied Mathematics from Universiteit Twente in The Netherlands. In December 1989 he worked in conjunction with Transtrend for his thesis entitled "Cointegration in (tangible) Commodity Futures." In April 1990, he joined Transtrend as a Research Analyst. In April 1992 he became responsible for Transtrend's research department, and as of October 1997, he became a member of Transtrend's management team with the title of Assistant Director. Effective August 1, 1999, he was appointed a Director of Transtrend. Mr. de Boer's primary responsibility remains focused on research and product development. Mr. de Boer is registered as a Principal of Transtrend.

     All directors of Transtrend have an academic degree and ample experience in dealing with derivative markets.

     51% of the voting interest in Transtrend is owned by Diversified Investments B.V., a Dutch limited liability company formed on December 29, 1993 which currently serves as a holding company of Transtrend and as one of its Directors. Diversified Investments B.V. is controlled by Mr. Gerard van Vliet. 49% of the voting interest in Transtrend is owned by Robeco Nederland B.V., which is a 100% subsidiary of Robeco Group N.V., which in turn is 100% owned by Cooperative Centrale Raiffeissen-Boerenleenbank B.A. (Rabobank Nederland).

     SEE "PART TWO -- STATEMENT OF ADDITIONAL INFORMATION -- THE CORE ADVISORS," PAGES 131 THROUGH 140 FOR INFORMATION RELATING TO TRANSTREND B.V.

The Advisory Agreements

     Graham Capital Management, L.P. serves as an Advisor to the Fund pursuant to an Advisory Agreement which will be in effect until April 30, 2005, and the parties thereto expect to have the Advisory Agreement renew automatically for another one year term. Grinham Managed Funds Pty. Ltd. and Transtrend B.V. serve as Advisors to the Fund pursuant to Advisory Agreements which have been renewed through September 30, 2005.

     Each Advisory Agreement provides that the Fund will indemnify the Advisor and its affiliates, as well as their respective officers, shareholders, directors, employees, partners and controlling persons for conduct taken as an Advisor or in connection with the Advisory Agreement, provided that such conduct does not, among other things, constitute a breach of the Advisory Agreement or of any fiduciary obligation to the Fund and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund. Each Advisory Agreement further provides that this indemnity provision will not increase the liability of any Unitholder to the Fund beyond the amount of such Unitholder's capital and profits, if any, in the Fund (exclusive of previously received distributions or other returns of capital, including redemptions).

     Under the exculpatory provisions of the Advisory Agreements, none of the Advisors, their affiliates nor their respective officers, directors, employees, partners, controlling persons or shareholders will be liable to the Fund or to any of the Unitholders in connection with their management of assets of the Fund except by reason of acts or omissions in contravention of the Advisory Agreement, or due to their misconduct or negligence, or by reason of not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Fund.

     When it considers doing so to be in the best interests of the Fund, Preferred will generally attempt to negotiate advisory agreements with comparable terms for all of the Advisors chosen for the Fund. Preferred retains the right to terminate any Advisory Agreement at will and upon short notice to the Advisors. Preferred also retains the right to withdraw funds from any Advisor's trading account at any time, including immediately.

     The Fund's current Advisors have not purchased Units, although they may do so in the future.

                     PREFERRED INVESTMENT SOLUTIONS CORP.

Background and Principals

     Preferred Investment Solutions Corp. is the managing owner and commodity pool operator of the Fund ("Preferred") and is a wholly-owned subsidiary of Kenmar Holdings Inc. ("KHI"), which is also a principal of Preferred. Kenneth
A. Shewer is Preferred's Chairman and Marc S. Goodman is its President.
Messrs. Shewer and Goodman are Preferred's sole directors. All of Preferred's stock is owned, indirectly and equally, via KHI, by Messrs. Shewer and Goodman. Preferred has been registered with the CFTC as a commodity pool operator since February 7, 1984 and is a member in good standing of the NFA in such capacity. Its principal place of business is 51 Weaver Street, Building One South, 2nd Floor, Greenwich, Connecticut 06831, telephone number (203) 861-1025. Preferred and its affiliates focus on the design and management of leading-edge investment programs in the managed futures sector. The registration of Preferred with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved either Preferred or the Fund.

     No material administrative, civil, or criminal action has ever been brought against Preferred, any of its principals or the Fund.

Principals and Key Employees

     Mr. Marc S. Goodman and Mr. Kenneth A. Shewer are the founders, co-Chief Executive Officers and co-Chief Investment Officers of the Managing Owner. Mr. Shewer is the Managing Owner's Chairman and Mr. Goodman is its President. Messrs. Goodman and Shewer are the Managing Owner's sole directors. All of the Managing Owner's stock is owned, indirectly and equally, by Messrs. Goodman and Shewer. Together, Messrs. Goodman and Shewer bring to the Trust and the Managing Owner 60 years of combined experience in commodities, futures, and alternative investments.

     Mr. Kenneth A. Shewer (born 1953), has been a principal, associated person and NFA associate member of the Managing Owner since February 8, 1984, May 1, 1985 and August 1, 1985, respectively. He has been Chairman of the Managing Owner since February 1984. Mr. Shewer was employed by Pasternak, Baum and Co., Inc. ("Pasternak, Baum"), an international cash commodity firm, from June 1975 until September 1983. Mr. Shewer created and managed Pasternak, Baum's Grain Logistics and Administration Department and created its Domestic Corn and Soybean Trading Department. In 1982, Mr. Shewer became co-manager of Pasternak, Baum's F.O.B. Corn Department. In 1983, Mr. Shewer was made Vice President and Director of Pasternak, Baum. Mr. Shewer graduated from Syracuse University with a B.S. degree in 1975.

     Mr. Marc S. Goodman (born 1948), has been a principal, associated person and NFA associate member of the Managing Owner since February 7, 1984, May 1, 1985 and August 1, 1985, respectively. He has been President of the Managing Owner since February 1984. Mr. Goodman joined Pasternak, Baum in September 1974 and was a Vice President and Director from July 1981 until September 1983. While at Pasternak, Baum, Mr. Goodman was largely responsible for business development outside of the United States, for investment of its corporate retirement funds, and for selecting trading personnel. Mr. Goodman has conducted extensive business in South America, Europe and the Far East. Mr. Goodman graduated from the Bernard M. Baruch School of Business of the City University of New York with a B.B.A. in 1969 and an M.B.A. in 1971 in Finance and Investments, where he was awarded an Economics and Finance Department Fellowship from September 1969 through June 1971.

     Messrs. Shewer and Goodman left Pasternak, Baum in September 1983 to form Kenmar Advisory Corp. (now known as Preferred Investment Solutions Corp., the Managing Owner) and they have occupied their present positions with the Managing Owner since that time.

     Ms. Esther Eckerling Goodman (born 1952), has been a principal, associated person and NFA associate member of the Managing Owner since May 12, 1988, July 17, 1986 and July 17, 1986, respectively. She has been Chief Operating Officer and Senior Executive Vice President of the Managing Owner since joining the Managing Owner in July 1986. Ms. Goodman has been involved in the futures industry since 1974. From 1974 through 1976, she was employed by Conti-Commodity Services, Inc. and ACLI Commodity Services, Inc., in the areas of hedging, speculative trading and tax arbitrage. In 1976, Ms. Goodman joined Loeb Rhoades & Company, Inc. where she was responsible for developing and managing a managed futures program which, in 1979, became the trading system for Westchester Commodity Management, an independent commodity trading advisor of which Ms. Goodman was a founder and principal. From 1983 through mid-1986, Ms. Goodman was employed as a marketing executive at Commodities Corp. (USA) of Princeton, New Jersey. Ms. Goodman was a Director of the Managed Futures Trade Association from 1987 to 1991 and a Director of its successor organization, the Managed Futures Association, from 1991 to 1995 (now the Managed Funds Association). Ms. Goodman graduated from Stanford University with a B.A. degree in psychology in 1974.

     Mr. Braxton Glasgow III (born 1953), has been a principal, associated person, branch manager and NFA associate member of the Managing Owner since June 21, 2001, June 21, 2001, July 13, 2004 and June 8, 2001, respectively. Mr. Glasgow has been an

Executive Vice President of the Managing Owner since joining the Managing Owner in May 2001. Mr. Glasgow is responsible for business development. Previously, he served as Executive Vice President, Director of Client Services and a Principal at Chesapeake Capital Corp., a commodities trading firm, and as Senior Managing Director at Signet Investment Banking Co. Mr. Glasgow began his career at PricewaterhouseCoopers, where he specialized in mergers and acquisitions and private equity, including extensive work in Europe and the Far East. Mr. Glasgow received a B.S. in Accounting from the University of North Carolina at Chapel Hill and is a Certified Public Accountant. From 1994 to 1995, he was President of the Jay Group Ltd. Mr. Glasgow received a B.S. degree in accounting from the University of North Carolina in 1975.

     Mr. Marc J. Oppenheimer (born 1957), has been a principal of the Managing Owner since February 16, 2005. He also serves as Executive Vice President of Kenmar Global Investment Management, Inc. Mr. Oppenheimer served as President and Chief Executive Officer of Crystallex International Corporation (AMEX:
KRY) from February 1995 to September 2003 and served as its Vice Chairman from September 2003 to May 2004. He is currently a member of the Crystallex board of directors. From December 2002 to October 2003, Mr. Oppenheimer served as a director of IDT and currently serves as a Director for its telecom/VOIP unit Net2Phone. From 1991 to 1994, he served as Executive Vice President and Chief Financial Officer of Concord Camera Corp. (NASDAQ: LENS), a multi-national, publicly traded company. From 1990 to 1991 he served as Director for International Trade and Merchant Banking at Midlantic National Bank and from 1980 to 1985, Mr. Oppenheimer served as a lending officer in the International Commodity Financing Division of Chase Manhattan Bank, in the capacity of Assistant Treasurer and Second Vice President. Mr. Oppenheimer graduated with a BS with Honors in Management and Industrial Relations from New York University College of Business and Public Administration and an MBA with Honors in Finance from New York University's Graduate School of Business Administration.

     Ms. Maureen D. Howley (born 1967), has been a principal of the Managing Owner since August 11, 2003. She has been a Senior Vice President and Chief Financial Officer of the Managing Owner since joining the Managing Owner in July 2003. She is responsible for corporate finance and administration. From July 2001 until July 2003, Ms. Howley was an Associate at Andor Capital Management, LLC, an equity hedge fund company. At Andor, she was responsible for managing the corporate accounting functions. Previously, she was the Controller at John
W. Henry & Company, Inc., a commodity-trading advisor ("JWH"), where she held positions of increasing responsibility from September 1996 to July 2001. She began her career at Deloitte & Touche where she specialized in the financial services industry. She held many positions of increasing responsibility for seven years, and left as an Audit Senior Manager in September 1996 to join JWH. Ms. Howley received a B.A. in Accounting from Muhlenberg College in 1989 and designation as a Certified Public Accountant in 1990.

     Mr. Lawrence S. Block (born 1967) has been a Senior Vice President and General Counsel of the Managing Owner since joining the Managing Owner in March 2005. Prior to joining the Managing Owner, Mr. Block was a Managing Director and General Counsel of Lipper & Company, L.P., a New York-based investment management firm, from January 1998 until March 2005. Prior to joining Lipper & Company, Mr. Block was a senior associate at the law firm Cadwalader, Wickersham & Taft in New York from May 1996 through December 1997. Mr. Block also worked as an associate at the law firm Proskauer Rose Goetz & Mendelsohn from September 1992 through May 1996. Mr. Block received a B.S. in Business Administration with a concentration in Accounting from the University of North Carolina at Chapel Hill in 1989 and a J.D. from the University of Pennsylvania School of Law in 1992. Mr. Block's registration as a Principal of the Managing Owner has been effective since March 17, 2005. His registration as an Associated Person and Associated Member of the Managing Owner is pending with the National Futures Association.

     Ms. Joanne D. Rosenthal (born 1965), has been a principal, associated person and NFA associate member of the Managing Owner since February 29, 2000, February 29, 2000 and November 30, 1999, respectively. Ms. Rosenthal has been Senior Vice President and Director of Research of the Managing Owner since joining the Managing Owner in October 1999. Prior to joining the Managing Owner, Ms. Rosenthal spent nine years at The Chase Manhattan Bank, in various positions of increasing responsibility. From July 1991 through April 1994, she managed the Trade Execution Desk and from May 1994 through September 1999, she was a Vice President and Senior Portfolio Manager of Chase Alternative Asset Management, Inc. Ms. Rosenthal received a Masters of Business Administration with a concentration in Finance from Cornell University and a Bachelor of Arts in Economics from Concordia University in Montreal, Canada.

     Mr. Richard Horwitz (born 1953), Senior Vice President and Director of Risk Management and Performance Analytics, joined the Managing Owner in 2002. In that role, he has been developing proprietary risk transparency/risk management systems and collaborates on manager due diligence and analytics. Previously, Mr. Horwitz was a Principal at Capital Market Risk Advisors, Inc., a preeminent risk management consulting firm. For the prior eight years, he was a Senior Research Analyst and Principal at Sanford C. Bernstein & Co., Inc. During the previous six years, he was a Senior Associate at Booz Allen & Hamilton, Inc., where he focused on the financial services industries. Mr. Horwitz received an undergraduate degree in Electrical Engineering from MIT and a M.B.A. from the Sloan School of Management at MIT.

     Mr. Peter J. Fell (born 1960), Senior Vice President, Director of Due Diligence joined the Managing Owner in September 2004. He is responsible for manager selection and due diligence. Mr. Fell is a member of the Investment Committee. From 2000 through August 2004, Mr. Fell was a founding partner and Investment Director of Starview Capital Management. Prior to co-founding Starview Capital Management, Mr. Fell was Vice President of Research and Product Development at Merrill Lynch Investment Partners Inc (MLIP). He was responsible for the investment evaluation and recommendation process pertaining to MLIP funds and sat on MLIP's Investment Committee. Prior to joining MLIP, Mr. Fell had been with Deutsche Bank Financial Products Corporation for six years starting in 1989, where he was Vice President in the over-the-counter fixed income derivatives area. From 1985 to 1989, he was employed by Manufacturers Hanover Trust Company, ultimately holding the position of Assistant Vice President in the Swaps and Futures Group. Mr. Fell holds an A.B. cum laude in Music Theory and History and an M.B.A. in Finance from Columbia University.

     Ms. Melissa Cohn (born 1960), Vice President and Senior Research Analyst, joined the Managing Owner in 1988. Her responsibilities include manager due diligence, manager analysis, and portfolio/risk management. Ms. Cohn is a member of the Investment Committee. Ms. Cohn has been involved in the futures industry for over 20 years. Prior to joining the Managing Owner, she spent six years in positions of increasing responsibility in the Commodities Division at Shearson Lehman Hutton Inc. Her experience includes that of Sales Assistant, Assistant Commodity Trader and Trader executing orders from numerous CTAs that traded through Shearson. Ms. Cohn graduated from the University of Wisconsin Madison with a B.S. in Agriculture in 1982.

     Mr. James Dodd (born 1951), has been a principal, associated person and NFA associate member of the Managing Owner since February 26, 2002, February 26, 2002 and January 25, 2002, respectively. He has been a Managing Director of the Managing Owner since joining the Managing Owner in January 2002. He is responsible for structuring and marketing investment products to financial institutions and to retail investors via the brokerage and financial consultant channels. Earlier in his career, Mr. Dodd was a senior marketing officer of the Capital Markets Group of Continental Bank in Chicago; President of Signet Investment Banking in Richmond, Virginia; and Managing Director of Financial Institutions Marketing at Chesapeake Capital, a large Richmond-based CTA. Mr. Dodd received an AB degree from Cornell University in 1974 and a M.B.A. degree from the University of Chicago in 1983.

     Ms. Florence Y. Sofer (born 1966), has been a principal of the Managing Owner since February 28, 2002. She has been Vice President, Investor Services and Communications of the Managing Owner since joining the Managing Owner in November 2001. From 1997 to 2001, Ms. Sofer was the Vice President, Marketing, and a Principal of JWH, where she was responsible for strategic marketing and client communications for the firm and its subsidiaries. From 1994 to 1997, Ms. Sofer was the Marketing Manager at Global Asset Management ("GAM") where she was involved in the successful development and launch the firm's mutual fund product line. Ms. Sofer received a B.A. degree from American University in 1988 and a M.B.A. in Marketing from George Washington University in 1992.

     Mr. David Spohr (born 1963), Vice President & Director of Administration, joined the Managing Owner in 2005. He is responsible for the development and execution of the administration group support responsibilities. From 1999 to 2005, Mr. Spohr was a Vice President at Safra Group, where he was responsible for the Alternative Investment operations, tax reporting and pricing valuation. From 1994-1999, he was Manager of Investment Services for the Bank of Bermuda, supporting private client transactions. From 1993 to 1994, he was the Manager of Global Operations for Highbridge Capital Corporation during the fund's infancy. Mr. Spohr received a B.S. in Business

Economics from The State University of New York College at Oneonta in 1985 and designation as a Chartered Financial Analyst in 1988.

Management of Traders

     Preferred's hallmark is its emphasis on vigilant management of its portfolios of traders. Preferred analyzes trading performance on a daily basis for each trader it retains. This detailed analysis identifies sources of profits and losses for each trader each day, enabling management to make highly informed decisions regarding the performance of each such trader (including the Fund's Advisors).

     Based on Preferred's perception of market conditions, Advisor performance and other factors, Preferred will reallocate assets among Advisors in an effort to place such assets optimally. Preferred also will add Advisors when situations warrant, and remove or replace Advisors if profitability, risk assumptions or other significant factors indicate that replacement is advisable. See "The Fund and Its Objectives -- Investment Philosophy" at page 16 and "The Risks You Face -- (24) Regulatory Matters May Alter the Nature of an Investment in the Fund" at page 14.

     Naturally, these activities require a strong emphasis on trading and market research. Preferred operates and updates continuously a database that tracks over 600 different trading programs offered by traders around the globe. Added to these quantitative data are qualitative assessments based on detailed trader interviews and analysis of trades, trading performance and trading strategies.

Fiduciary Obligations of Preferred

Nature of Fiduciary Obligations; Conflicts of Interest

     As managing owner of the Fund, Preferred is effectively subject to the same restrictions imposed on "fiduciaries" under both statutory and common law. Preferred has a fiduciary responsibility to the Unitholders to exercise good faith, fairness and loyalty in all dealings affecting the Fund, consistent with the terms of the Fund's Declaration of Trust, its Amended and Restated Declaration of Trust and Trust Agreement dated as of December 17, 1996, Second Amended and Restated Declaration of Trust dated as of May 1, 2003, Third Amended and Restated Declaration of Trust dated as of March 1, 2004 and Fourth Amended and Restated Declaration of Trust dated as of May 1, 2004 (the "Declaration of Trust"). The Fund is referred to as the "Trust" in the Declaration of Trust which is attached hereto as Exhibit A. The general fiduciary duties which would otherwise be imposed on Preferred (which would make the operation of the Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Fund, as set forth herein and in the Declaration of Trust (to which terms all Unitholders, by subscribing to the Units, are deemed to consent).

     The Fund, as a publicly-offered "commodity pool," is subject to the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration, for public offering, of commodity pool interests (the "NASAA Guidelines"). The NASAA Guidelines explicitly prohibit a managing owner of a commodity pool from "contracting away the fiduciary obligation owed to investors under the common law." Consequently, once the terms of a given commodity pool, such as the Fund, are established, the managing owner is effectively precluded from changing such terms in a manner that disproportionately benefits the managing owner, as any such change could constitute self-dealing under common law fiduciary standards, and it is virtually impossible to obtain the consent of existing investors to such self-dealing (whereas, given adequate disclosure, new investors subscribing to a pool should be deemed to evidence their consent to the business terms thereof by the act of subscribing).

     The Declaration of Trust provides that Preferred and its affiliates shall have no liability to the Fund or to any Unitholder for any loss suffered by the Fund arising out of any action or inaction of Preferred or its affiliates or their directors, officers, shareholders, partners, members or employees (the "Preferred Related Parties") if the Preferred Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund, and such course of conduct did not constitute negligence or misconduct by the Preferred Related Parties. The Fund has agreed to indemnify the Preferred Related Parties against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund. The NASAA Guidelines prescribe the maximum permissible extent to which the Fund can indemnify the Preferred Related Parties and prohibit the Fund from purchasing insurance to cover indemnification which the Fund itself could not undertake directly.

Fiduciary and Regulatory Duties

     An investor should be aware that Preferred has a fiduciary responsibility to the Unitholders to exercise good faith and fairness in all dealings affecting the Fund.

     Under Delaware law, a beneficial owner of a business trust (such as a Unitholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a "class action") to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a "derivative action") to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission ("SEC"). Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

     Under certain circumstances, Unitholders also have the right to institute a reparations proceeding before the CFTC against Preferred (a registered commodity pool operator), the Clearing Brokers (registered futures commission merchants) and the Advisors (registered commodity trading advisors), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in commodities and in commodity pools may, therefore, invoke the protections provided by such legislation.

     There are substantial and inherent conflicts of interest in the structure of the Fund which are, on their face, inconsistent with Preferred's fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Unitholders these conflicts of interest so that Preferred may have the opportunity to obtain investors' informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under "Conflicts of Interest" and elsewhere are ineligible to invest in the Fund. Preferred presently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest. See "Conflicts of Interest" at page 39.

     The foregoing summary describing in general terms the remedies available to Unitholders under federal and state law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Unitholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Investment of Preferred in the Fund

     Preferred has purchased and will maintain a 1% interest in the Fund in its capacity as managing owner. As of December 31, 2004, Marc S. Goodman, the President of Preferred, had a 0.025% interest (52.83 Units) in the Fund through an individual retirement account, and Kenneth A. Shewer, the Chairman of Preferred, had a 0.024% interest (50.25 Units) in the Fund through an individual retirement account.


                                USE OF PROCEEDS

     The proceeds of the offering of the Units are used by the Fund to engage in the speculative trading on futures, forward, options and related markets through allocating such proceeds to the Advisors.

     To the extent the Fund trades in futures contracts on U.S. exchanges, the assets deposited by the Fund with its Clearing Brokers as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments -- principally U.S. government obligations.

     To the extent that the Fund trades in futures, forward, options and related contracts on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of "customer segregated funds," although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in "customer segregated fund accounts."

     Although the percentages set forth below may vary substantially over time, as of December 31, 2004 the Fund estimates:

     (i) up to approximately 72% of the Net Asset Value of the Fund is placed with the Clearing Brokers in the form of cash or U.S. Treasury bills to margin positions of all commodities combined. Such funds are segregated pursuant to CFTC rules;

     (ii) approximately 28% of the Net Asset Value of the Fund is maintained in bank deposits or U.S. Treasury and U.S. Government Agencies issues.

     Fund assets maintained in bank deposits are currently maintained with Brown Brothers Harriman & Co. in New York, New York and Georgetown, Grand Cayman Island. Sentinel Management Group, Inc., 650 Dundee Road, Suite 640, Northbrook, IL 60062, a registered investment adviser, are responsible for the cash management activities of the Fund, including investing in U.S. Treasury and U.S. Government Agencies issues.

     In addition, assets of the Fund not required to margin positions may be maintained in United States bank accounts opened in the name of the Fund and may be held in U.S. Treasury bills (or other securities approved by the CFTC for investment of customer funds).

     The Fund receives all of the interest income earned on its assets.

                [Remainder of page left blank intentionally.]

                                    CHARGES


                              Charges Paid By the Fund

Recipient                Nature of Payment                    Amount of Payment
---------                -----------------                    -----------------
Preferred                Brokerage Commissions                Flat-rate monthly commissions of 0.83% of the
                                                              Fund's beginning of month Net Assets (a 10%
                                                              annual rate). Once Net Assets reach $25 million,
                                                              the annual Brokerage Commission rate will be
                                                              reduced to a blended rate for all Net Assets
                                                              based on 10% of the first $25 million and 9% on
                                                              any Net Assets over that amount. Such
                                                              commissions cover all floor brokerage, exchange,
                                                              clearing and NFA fees incurred in the Fund's
                                                              trading.

Counterparties           "Bid-ask" spreads                    Each counterparty with which the Fund trades
                                                              receives "bid-ask" spreads on the forward trades
                                                              executed on behalf of the Fund.

Advisors                 Profit Shares                        Paid by the Fund on a quarterly basis (although
                                                              accrued against Net Asset Value per Unit
                                                              monthly). Each Advisor's Profit Share is
                                                              determined based on any New Trading Profit (as
                                                              defined) generated by such Advisor. New Trading
                                                              Profit in respect of each Advisor's account is
                                                              calculated after reduction for Brokerage
                                                              Commissions at an annual rate of 1.5% - 5.0%,
                                                              rather than at a 10% annual rate (or, if Net
                                                              Assets exceed $25 million, at the blended rate
                                                              of 10% for the first $25 million and 9% on any
                                                              Net Assets over that amount), and execution
                                                              costs actually incurred (other than floor
                                                              brokerage, exchange, clearing and NFA fees). New
                                                              Trading Profit is not reduced by any Incentive
                                                              Fee, administrative expenses or organizational
                                                              and initial offering costs (or extraordinary
                                                              expenses). THE PROFIT SHARES ARE PAYABLE
                                                              SEPARATELY TO EACH ADVISOR BASED ON ITS
                                                              INDIVIDUAL PERFORMANCE, NOT OVERALL PROFITS OF
                                                              THE FUND. UNITS MAY BE SUBJECT TO REDUCTION FOR
                                                              PROFIT SHARES ATTRIBUTABLE TO A PARTICULAR
                                                              ADVISOR EVEN THOUGH THE NET ASSET VALUE PER UNIT
                                                              HAS DECLINED FROM THE PURCHASE PRICE OF SUCH
                                                              UNITS.

Preferred                Incentive Fee                        Paid by the Fund as a whole on an annual basis
                                                              (although accrued against Net Asset Value per
                                                              Unit monthly). The Incentive Fee equals 5% of
                                                              any New Overall Appreciation (as defined). AN
                                                              INCENTIVE FEE MAY BE ALLOCATED EVEN THOUGH THE
                                                              NET ASSET VALUE PER UNIT HAS DECLINED FROM THE
                                                              PURCHASE PRICE OF SUCH UNITS.

Third Parties            Operating, Selling and               Paid as incurred; not anticipated to exceed 0.75%
                         Administrative costs (including      of the Fund's average beginning of month Net Assets
                         miscellaneous execution costs)       per year.

"Net Assets" and "Net Asset Value" of the Fund

     "Net Assets" and "Net Asset Value" of the Fund are defined as total assets of the Fund less total liabilities as determined in accordance with generally accepted accounting principles as described in the Fund's Declaration of Trust Agreement. The term "Net Asset Value Per Unit" is defined in the Declaration of Trust to mean the Net Assets of the Fund divided by the number of Units outstanding as of the date of determination.

Brokerage Commissions

     Commodity brokerage commissions for futures trades are typically paid on the completion or liquidation of a trade and are referred to as "round-turn commissions," which cover both the purchase (or sale) of a commodity futures contract and the subsequent offsetting sale (or purchase). However, the Fund does not pay commodity brokerage commissions to Preferred on a per-trade basis but rather at the flat monthly rate of 0.83% of the Fund's beginning of month Net Assets (a 10.00% annual rate). Once Net Assets reach $25 million the annual Brokerage Commission rate will be reduced to a blended rate for all Net Assets based on 10% of the first $25 million and 9% on any Net Assets over that amount.

     Preferred receives such brokerage commissions, irrespective of the number of trades executed on the Fund's behalf, and pays floor brokerage, exchange, clearing and NFA fees with respect to executing the Fund's trades. NFA transaction fees are assessed on the Fund's futures trading on U.S. exchanges. Such NFA fees currently equal $0.04 per round-turn trade of a futures contract and $0.02 for each trade of a commodity option (a $0.02 fee is charged upon the purchase and upon the exercise of an option; if an option is exercised, an additional $0.02 fee is payable upon the liquidation of the futures position acquired upon such exercise; no fee is assessed upon the expiration of an option).

     State securities administrators require Preferred to represent that the brokerage commissions paid by the Fund will not be increased during the period in which early redemption charges are in effect. Due to the ongoing offering of the Units, this representation entails that Preferred will likely never be able to raise brokerage commissions unless Preferred waives such early redemption charges.

     As of December 31, 2004, the Fund's 10% per annum flat-rate brokerage commissions (such 10% includes execution, advisory fees, trails and fees to Preferred) equated to round-turn commissions of $58. The round-turn equivalent of the Fund's flat-rate commissions will vary with the frequency with which the Advisors place orders for the Fund's account managed by each of them. Preferred reports, in the annual reports distributed by Preferred to Unitholders, the approximate round-turn equivalent rate paid by the Fund on its trading during the previous year.

"Bid-ask" Spreads

     Some of the Fund's currency trades are executed in the forward markets, in which participants include a spread between the prices at which they are prepared to buy and sell a particular currency. The fact that the Fund pays such "spreads" does not result in a reduction in the flat-rate brokerage commissions paid by the Fund (however, forward trades were not included in the number of round-turns executed by the Fund in determining the approximate round-turn equivalent of the Fund's flat-rate commissions).

Profit Shares and Incentive Fees

Calculation of New Trading Profit and New Overall Appreciation

     Each Advisor will receive Profit Share equal to 20% of the New Trading Profit generated by such Advisor.

     New Trading Profit is calculated with respect to each Advisor's Trust account and New Overall Appreciation is calculated with respect to the Fund as a whole on the basis of the cumulative performance of such account or the Fund, respectively, and not on a Unit-by-Unit basis. For example, if the Fund loses $500,000 in its first month of trading and gains $750,000 in the next, accrued New Overall Appreciation would equal $250,000 as of the end of such second month -- irrespective of whether the Net Asset Value per Unit were greater or less than the initial $100 at such time. (If a substantial number of Units were either redeemed or issued as of the end of the first month, the cumulative gain through the end of the second month would not be directly reflected in the Net Asset Value per Unit).

     Both New Trading Profit and New Overall Appreciation are calculated on a high water mark basis, as described below. Each Advisor will be allocated from the Fund its Profit Share equal to the percentage described above of any cumulative New Trading Profit generated by such Advisor, as of the calendar quarter-end of determination, in excess of: (i) the highest level of cumulative Trading Profit as of any previous calendar quarter-end generated by such Advisor, or (ii) $0, if higher (the "high water mark"). "Trading Profit" (i) includes gross realized gains and losses on closed positions and the change in unrealized gains and losses on open positions from the preceding period, (ii) does not include interest income, (iii) is reduced by annual brokerage commissions of 1.5% - 5.0%, not 10% (or, if Net Assets exceed $25 million, at the blended rate of 10% for the first $25 million and 9% on any Net Assets over that amount), of average beginning of month Net Assets, plus execution costs other than floor brokerage, exchange, clearing and NFA fees, and (iv) is not reduced by Incentive Fees, administrative expenses, organizational and initial offering cost reimbursements or extraordinary costs (such as taxes or litigation costs). "Overall Appreciation" is calculated, not on a per-Unit basis, but on the basis of the overall trading profits and losses of the Fund, net of all fees and expenses (including Profit Shares) paid or accrued other than the Incentive Fee itself and after subtraction of all interest income received by the Fund. "New Trading Profit" is the excess, if any, as of any quarter-end by which cumulative Trading Profit exceeds the highest level of cumulative Trading Profit as of any previous quarter-end and adjusted as provided below. "New Overall Appreciation" is the excess, if any, as of any December 31 by which cumulative Overall Appreciation exceeds the highest level of cumulative Overall Appreciation as of any previous December 31 and adjusted as provided below.

     In the event that losses have been incurred since the currently effective "high water mark" was reached and assets are withdrawn from an Advisor's account or from the Fund as a whole (other than to pay expenses), the shortfall (the "Loss Carryforward") between such "high water mark" and the level of cumulative Trading Profits or Overall Appreciation at the time of such withdrawal shall be proportionately reduced (and the "high water mark" lowered accordingly) for purposes of calculating subsequent Profit Shares or Incentive Fees. Loss Carryforward reductions, in respect of a particular Advisor's account, can result from Preferred reallocating capital away from an Advisor, as well as from a redemption of Units. Loss Carryforward reductions will not be restored as a result of subsequent additions of capital offsetting the withdrawals which resulted in such reductions.

     If Preferred withdraws assets from an Advisor's account at a time when there is accrued New Trading Profit in respect of Advisor's account, the Profit Share attributable to the amount of capital withdrawn (net of the proceeds of any additional Units issued as of the date of such withdrawal) will be paid out to such Advisor. If there are net redemptions of Units at a time when there is accrued New Overall Appreciation in respect of the Fund as a whole, the Incentive Fee attributable to the amount of capital withdrawn (net of the proceeds of any additional Units issued as of the date of such withdrawal) will be paid out to Preferred.

     For example, assume that the Fund began trading June 1, 2002 and as of December 31, 2002 had recognized cumulative Overall Appreciation of $200,000. An Incentive Fee of 5% of $200,000 or $10,000 would be paid to Preferred. If through June 30, 2003, the Fund had incurred a loss of $100,000 for 2003, at which point 25% of the Units were redeemed (and assuming that no additional Units were issued as of such date of withdrawal), prior to such redemption there would have existed a Loss Carryforward, for Incentive Fee calculation purposes, of $100,000 which would be reduced to $75,000 upon redemption of 25% of the Units. If during the second six months of 2003, Overall Appreciation of $100,000 were recognized, New Overall Appreciation as of December 31, 2003 would equal $25,000, and an Incentive Fee of $1,250 would be paid.

     Profit Shares do not reduce Trading Profit and Incentive Fees do not reduce Overall Appreciation. Consequently, the Advisors and Preferred need not "earn back" their respective Profit Shares and Incentive Fees before generating New Trading Profits or New Overall Appreciation, as applicable, potentially subject to additional Profit Shares and Incentive Fees. (Overall Appreciation is calculated after reduction for all Profit Shares, but not for Incentive Fees, paid or accrued).

     Interest income is not included in either Trading Profits or Overall Appreciation.

Allocations of Profit Shares and Incentive Fee Among Unitholders

     Because Profit Shares and Incentive Fees are calculated on the basis of the Trading Profit, if any, attributable to an Advisor's account and the Fund as a whole, respectively, these costs are subject to equal allocation among investors even though such persons may have purchased their Units at different times. Such costs, therefore, are not reflective of each investor's individual investment experience, but of the performance of the Fund as a whole. For example, assume that 100,000 Units were initially purchased as of June 1, 2002 and through December 31, 2002 the Fund incurred a $1,000,000 loss. If 100,000 more Units were purchased as of January 1,

2003 (at a Net Asset Value of $90 per Unit), and the Fund earns $1,000,000 during 2003, as of December 31, 2003 no Incentive Fee would be due, even though the second tranche of Units had increased in Net Asset Value from $90 to $95. Moreover, were $1,500,000 to have been earned, the Units initially purchased would be subject to paying their allocable share of the Incentive Fee of $25,000 (5% of $500,000) which would be due as of December 31, 2003, despite the Net Asset Value of such Units being below their $100 purchase price.

     Profit Shares and Incentive Fee accruals are also subject to distortions similar to those described above when reversed due to subsequent losses prior to the date that these costs are finally determined. When Units are purchased at a Net Asset Value per Unit reduced by accrued Profit Shares and/or Incentive Fees, such Units effectively receive "full credit" for the amount of such accruals through the reduction in their purchase price. Consequently, if the accrual is subsequently reversed, the benefit of the reversal should be allocated entirely to the Units outstanding when such Profit Share or Incentive Fees accrued, rather than being evenly divided between such Units and the newly-purchased Units. However, such reversals are allocated equally among all outstanding Units in the interests of maintaining a uniform Net Asset Value per Unit.

     THE DISTORTIONS DESCRIBED ABOVE ARE THE PRODUCT OF CALCULATING AND ALLOCATING INCENTIVE COMPENSATION IN OPEN-END FUNDS AMONG PERSONS INVESTING AT DIFFERENT TIMES WHILE STILL MAINTAINING A UNIFORM NET ASSET VALUE PER SHARE OR UNIT. THIS METHOD IS THE MOST COMMON METHOD USED IN RETAIL MANAGED FUTURES FUNDS IN WHICH THE LARGE NUMBER OF INVESTORS MAKES IT IMPRACTICABLE TO INDIVIDUALLY TRACK CAPITAL ACCOUNTS FOR EACH INVESTOR, BUT CAN RESULT IN ALLOCATIONS OF PROFIT SHARES AND INCENTIVE FEES THAT ARE NOT REFLECTIVE OF PARTICULAR INVESTORS' INDIVIDUAL INVESTMENT EXPERIENCE.

Ongoing Operating, Selling and Administrative Costs

     The Fund is responsible for actual payments to third parties, estimated at no more than 0.75% of the Fund's average beginning of month Net Assets per year.

Extraordinary Expenses

     The Fund is responsible for any extraordinary charges (such as taxes) incidental to its trading. In Preferred's experience such charges have been negligible.

Redemption Charges

     With respect to Units purchased on and after June 1, 2004, Units redeemed on or prior to the end of the twelfth month after such Units are issued are subject to the following redemption charges: 3.5% for Units redeemed on or after the end of the first and on or before the end of the third month after purchase, 2.625% for Units redeemed from the beginning of the fourth and on or before the end of the sixth month after purchase, 1.75% for Units redeemed from the beginning of the seventh and on or before the end of the ninth month after purchase, and 0.875% for Units redeemed from the beginning of the tenth and on or before the end of the twelfth month of the Net Asset Value per Unit at which they are redeemed. Such charges are paid to Preferred.

     Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

     Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption. Investors acquiring Units on the same day as or within seventy-five (75) days after redeeming investments in Preferred-sponsored investment vehicles will be deemed to have held such Units for the duration of their participation in such Preferred-sponsored investment vehicles for purposes of calculating the required six-month holding period following purchases of such Units. Any such investor will not be subject to a Kenmar Global Trust redemption charge but will remain subject to the redemption charge, if any, of the Preferred-sponsored investment vehicle from which he redeemed.

                           ------------------------

     Preferred sends each Unitholder a monthly statement that includes a description of performance during the prior month and sets forth, among other things, the brokerage commissions, Incentive Fee and Profit Share accruals during such month and on a year-to-date basis.

Charges Paid by Preferred

     THE FOLLOWING COSTS RELATING TO THE SALE OF THE UNITS AND THE OPERATION OF THE FUND ARE PAID BY PREFERRED.

Selling Commissions; "Trailing Commissions"

     Preferred pays, from its own funds, the 3.5% selling commissions due in respect of the Units. Furthermore, Preferred pays significant "trailing commissions" to eligible Selling Agents who sell Units which remain outstanding for more than twelve months (immediately to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Preferred-sponsored investment vehicles). Such "trailing commissions" will be payable quarterly and will be accrued monthly at 0.2917 of 1% (a 3.5% annual rate) of the beginning of month Net Asset Value of such Units for as long as they remain outstanding. Selling Agents will pass on to their registered representatives a portion of the foregoing selling compensation and "trailing commissions," after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with such Selling Agents' standard compensation arrangements. See "Plan of Distribution -- Selling Agents' Compensation" at page 50.

Consulting Fees

     Each Advisor receives a Consulting Fee, monthly in arrears, payable by Preferred not the Fund, equal to 0.167% of the beginning of month Net Assets of the Fund allocated to such Advisor's management (a 2% annual rate).

THE CLEARING BROKERS AND FUTURES BROKER

     The Fund's clearing brokers will be comprised of UBS Securities LLC ("UBS Securities"), Fimat International Banque SA (UK Branch) ("Fimat UK") (for non U.S. products) and Fimat USA, LLC ("Fimat USA") (for U.S. products) (together, "Fimat") ("UBS Securities" and "Fimat," collectively, "Clearing Brokers"). Fimat became a Clearing Broker effective April, 2003. UBS Securities also acts as one of the Fund's futures brokers (the "Futures Broker"). None of UBS Securities or Fimat has been involved in the organization of the Fund and do not take any part in the Fund's ongoing management. None of UBS Securities or Fimat is affiliated with Preferred, nor is Fimat or the Futures Broker responsible for the activities of Preferred.

UBS Securities LLC

     UBS Securities LLC ("UBS Securities") principal business address is 677 Washington Blvd, Stamford, CT 06901. UBS Securities is a futures clearing broker for the Fund. UBS Securities is registered in the U.S. with the National Association of Securities Dealers, Inc. ("NASD") as a Broker Dealer and with the Commodity Futures Trading Commission ("CFTC") as a Futures Commission Merchant. UBS Securities is a member of various U.S. futures securities exchanges.

     UBS Securities was involved in the 2003 Global Research Analyst Settlement. This settlement is part of the global settlement that UBS Securities and nine other firms have reached with the SEC, NASD, NYSE and various state regulators. As part of the settlement, UBS Securities has agreed to pay $80,000,000 divided among retrospective relief, for procurement of independent research and for investor education. UBS Securities has also undertaken to adopt enhanced policies and procedures reasonably designed to address potential conflicts of interest arising from research practices.

     UBS Securities will act only as a clearing broker for the Fund and as such will be paid commissions for executing and clearing trades on behalf of the Fund. UBS Securities has not passed upon the adequacy or accuracy of this prospectus. UBS Securities neither will act in any supervisory capacity with respect to Preferred nor participate in the management of Preferred or the Fund.

FIMAT

Fimat UK

     Fimat International Banque SA (UK Branch), a wholly owned subsidiary of Societe Generale ("Fimat UK") has been appointed by the Fund to provide dealing facilities in respect of all investments and clearing services. For this purpose, the Fund and Fimat UK (acting for itself and other affiliates of the Fimat Group) have entered into a full services agreement and support documents ("Customer Agreement").

     Fimat UK's parent company has a "Specified Credit Rating" as set out under the listing rules of the Irish Stock Exchange. Fimat UK has in excess of $200 million of financial resources. Fimat UK is registered with the Financial Services Authority ("FSA") in the United Kingdom which regulates and oversees the financial services industry. The Fund has been classified by Fimat UK as an "intermediate customer" for the purposes of the FSA rules.

     Any cash which Fimat UK holds or receives on the Fund's behalf which is not due and payable to Fimat UK will be subject to the client money protections conferred by the FSA's client money rules. Fimat UK will hold the assets of the Fund (save margin deposits) in segregated accounts such that those assets will be unavailable to Fimat UK or its creditors in the event of its insolvency.

     Margin deposits will not be segregated and may become available. In the event that cash, investments and other assets are held by Fimat UK as collateral, any such collateral may be used by Fimat UK for its own account or for that of any other customer, in which event the Fund will have a right against Fimat UK for the return of assets equivalent to the collateral so used. To the extent so used, any such collateral will not be segregated from other assets belonging to Fimat UK and may be available to creditors of Fimat UK in the event of its insolvency, in relation to which the Fund will rank as an unsecured creditor of Fimat UK and may not be able to recover such assets in full.

     Fimat UK will not be liable for any loss to the Fund resulting from any act or omission in relation to the services provided to the Fund unless such loss results directly from the negligence, fraud or willful default of Fimat UK. The Fund has agreed to indemnify Fimat UK against any loss, claim, damage or expense incurred or suffered by them arising out of the Customer Agreement.

     Fimat UK is a service provider to the Fund and is not responsible for the preparation of this document or the activities of the Fund and therefore accepts no responsibility for any information contained in this document other that the above description.

     Fimat UK does not participate in the investment decision of the Fund and has no obligation to provide on-going advice in relation to the management of the Company's investments. Accordingly, the Fund shall bear all risks in trading investments or holding cash denominated in any particular currencies.

Fimat USA

     Fimat USA is ultimately owned by Societe Generale. As of December 2002, the Fimat Group (comprising of Fimat International Banque, SA and all its worldwide branches and subsidiaries, as well as Fimat Derivatives Canada Inc., and the divisions of SG Securities North Pacific S.G. and SG Securities (London) Ltd., Seoul Branch doing business as "Fimat" in Japan and Korea, respectively) was present on more than 35 derivatives exchanges worldwide. Fimat USA is a futures commission merchant and broker dealer registered with the Commodity Futures Trading Commission and the Securities and Exchange Commission, and is a member of the National Futures Association and National Association of Securities Dealers, Inc. Fimat USA is also a clearing member of all principal commodity futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, Philadelphia Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.

     Fimat USA is headquartered at 630 Fifth Avenue, Suite 500, New York, NY 10011 and has principal branch offices in Chicago, IL; Kansas City, Missouri; and Houston, Texas.

     Except as described below, Fimat USA or any of its principals have not been the subject of any material administrative, civil, or criminal action within the past five years, nor is any such action pending. In 2002, the Chicago Board of Trade (the "CBT") charged Fimat with various violations of its rules related to Fimat's execution of certain combination trades during 2001 involving at least one CBT transaction. Without admitting or denying the CBT's allegations, Fimat settled this matter by payment of a $500,000 fine and undertaking to make restitution to affected customers.

     Neither Fimat USA, nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of the Fund.

                           ------------------------

     Additional or replacement clearing brokers or futures brokers may be appointed in respect of the Fund's account in the future.

                             CONFLICTS OF INTEREST

General

     PREFERRED HAS NOT ESTABLISHED ANY FORMAL PROCEDURE TO RESOLVE CONFLICTS OF INTEREST. CONSEQUENTLY, INVESTORS WILL BE DEPENDENT ON THE GOOD FAITH OF THE RESPECTIVE PARTIES SUBJECT TO SUCH CONFLICTS TO RESOLVE THEM EQUITABLY. ALTHOUGH

PREFERRED ATTEMPTS TO MONITOR THESE CONFLICTS, IT IS EXTREMELY DIFFICULT, IF NOT IMPOSSIBLE, FOR PREFERRED TO ENSURE THAT THESE CONFLICTS DO NOT, IN FACT, RESULT IN ADVERSE CONSEQUENCES TO THE FUND.

     PROSPECTIVE INVESTORS SHOULD BE AWARE THAT PREFERRED PRESENTLY INTENDS TO ASSERT THAT UNITHOLDERS HAVE, BY SUBSCRIBING TO THE FUND, CONSENTED TO THE FOLLOWING CONFLICTS OF INTEREST IN THE EVENT OF ANY PROCEEDING ALLEGING THAT SUCH CONFLICTS VIOLATED ANY DUTY OWED BY PREFERRED TO INVESTORS.

Preferred

Other Managed Futures Products Sponsored by Preferred and its Affiliates

     Preferred sponsors and operates a number of commodity pools, and affiliates of Preferred operate, manage and/or sponsor a number of other commodity pools and alternative investment products. Preferred and its principals and affiliates have investments in certain of such products. Preferred may have a conflict of interest in selecting Advisors for the Fund and for other accounts sponsored by Preferred or its affiliates, particularly in cases where an Advisor is willing to manage only a limited number of additional accounts or where Preferred or a principal or an affiliate has financial incentives to favor another product over the Fund. Preferred also has a conflict of interest in allocating its own resources among different clients.

     Preferred has a conflict of interest in allocating assets among the Advisors in that Preferred will receive more net benefit from the brokerage commissions paid by the Fund the less frequently an Advisor trades in the futures markets (Preferred being required to pay substantially all of the Fund's futures trading costs from the flat-rate brokerage commissions received by Preferred from the Fund). Preferred retains any excess fees generated if the actual brokerage commissions paid by the Fund are less than the flat rate paid to Preferred and Preferred is responsible to the Clearing Brokers for any deficit if the actual commissions incurred are greater than the flat rate paid to Preferred. Preferred also has a conflict of interest in selecting Advisors due to different advisory fee structures being more likely than others to result in a greater net benefit being received by Preferred from the Fund, and certain Advisors, which it might otherwise be in the best interests of the Fund to retain, being willing to accept only certain fee arrangements.

     Preferred has a conflict of interest in "deleveraging" the Fund's market commitment; i.e., Preferred has an incentive to "deleverage" the Fund's market commitment as its brokerage commissions will be calculated on the basis of the Fund's equity and not on the amount of any reduced commitment.

Preferred's Incentive to Select More Speculative Advisors

     Because of Preferred's potential receipt of the Incentive Fee, Preferred may have an incentive to select Advisors that trade in a more "risky" or speculative manner than Preferred would otherwise consider to be desirable. Preferred's Incentive Fee is based on annual New Overall Appreciation (if any) and could comprise a significant component of Preferred's net overall return from the Fund. Accordingly, Preferred has a potential incentive to select Advisors that trade in a more speculative manner because high risk trading strategies have the potential to lead to high returns. The Incentive Fee permits Preferred to share in any New Overall Appreciation but without having to participate in the same manner in any losses of the Fund.

Ongoing Offering of the Units

     Certain material changes in the Advisor group used for the Fund could result in regulatory delay. Preferred may have a conflict of interest from time to time between Preferred's interest in not delaying the continuous offering of the Units and in selecting those Advisors that Preferred believes to be most advantageous for the Fund.

The Advisors

Other Clients and Business Activities of the Advisors

     The Advisors and their principals each devote their business time to ventures in addition to managing the Fund's accounts.

     The Advisors may have a conflict of interest in rendering advice to the Fund because of other accounts managed or traded by them or their affiliates, including accounts owned by their principals, which may be traded differently from the Fund's account. The Advisors may have financial incentives to favor certain accounts over the Fund.

Brokers and Dealers Selected by Advisors

     Certain of the Advisors have required, as a condition of their participation in the Fund, that their Fund accounts trade through specific executing brokers with which such Advisors have ongoing business dealings. Such Advisors may have a conflict of interest between insisting on the use of such brokers and using the brokers most advantageous for the Fund.

     Certain of the Advisors may execute a number of the trades for their Fund accounts through affiliated floor brokers or foreign exchange dealers, which will be compensated for their trading services.

The Clearing Brokers, the Futures Broker and Executing Brokers

     Any clearing broker, including the Clearing Brokers, any futures broker, including the Futures Broker, and any executing broker selected by an Advisor may act from time to time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Clearing Brokers, the Futures Broker and executing brokers from such accounts may be more or less than the compensation received for brokerage and forward trading services provided to the Fund. In addition, various accounts traded through the Clearing Brokers, the Futures Broker and executing brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The Clearing Brokers, the Futures Broker and executing brokers may have a conflict of interest in their execution of trades for the Fund and for other customers. Preferred will, however, not retain any clearing broker or futures broker for the Fund which Preferred has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of commodity trades.

     THE CLEARING BROKERS, THE FUTURES BROKER AND EXECUTING BROKERS WILL BENEFIT FROM EXECUTING ORDERS FOR OTHER CLIENTS, WHEREAS THE FUND MAY BE HARMED TO THE EXTENT THAT THE CLEARING BROKERS, THE FUTURES BROKER AND EXECUTING BROKERS HAVE FEWER RESOURCES TO ALLOCATE TO THE FUND'S ACCOUNT DUE TO THE EXISTENCE OF SUCH OTHER CLIENTS.

     Certain officers or employees of the Clearing Brokers, the Futures Broker and executing brokers may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearinghouses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearinghouses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

Selling Agents

     The Selling Agents to be selected for the Fund will receive substantial initial, and may also receive substantial ongoing, "trailing commissions" in respect of Units sold by them. The individual registered representatives of the Selling Agents will themselves receive a significant portion of the compensation paid to the Selling Agents. Consequently, they will have a conflict of interest both in recommending the purchase of Units by their clients and in counseling clients as to whether to redeem.

Proprietary Trading/Other Clients

     Preferred, the Advisors, the Clearing Broker, the Futures Broker and their respective principals and affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Unitholders.

     Because Preferred, the Advisors, the Clearing Broker, the Futures Broker and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the Fund's account, prospective investors should be aware that -- as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty -- such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Fund.

UBS Securities LLC

     The Managing Owner has entered into a credit facility with UBS Securities to finance the Managing Owner's payment of the initial selling commission with respect to the Units. While the existence of this credit facility could be thought to have influenced the selection of UBS Securities to serve as the clearing and futures broker on behalf of the Trust, the provision of the credit facility was not a material inducement regarding selection of UBS Securities to serve as the clearing and futures broker of the Trust.

                         REDEMPTIONS AND DISTRIBUTIONS

     THE FUND IS INTENDED AS A MEDIUM- TO LONG-TERM "BUY AND HOLD" INVESTMENT. THE FUND'S OBJECTIVE IS TO ACHIEVE SIGNIFICANT PROFITS OVER TIME WHILE CONTROLLING THE RISK OF LOSS. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE FUND WILL MEET ITS OBJECTIVES, AND UNITHOLDERS MAY EXACERBATE THEIR LOSSES BY "BUYING AND HOLDING" AN INVESTMENT IN THE UNITS IN THE EVENT THAT THE FUND SUSTAINS A PROLONGED PERIOD OF LOSSES.

     A Unitholder may cause the Fund to redeem any or all of his Units as of the close of business on the last business day of any calendar month -- beginning with the end of the first month following his purchase of such Units (except that, Units purchased prior to March 1, 2004 may not be redeemed until the end the of sixth month after purchase) -- at Net Asset Value, provided that the Request for Redemption (included on page TA-23) is received by Kenmar Global Trust, c/o Preferred Investment Solutions Corp., Managing Owner, 51 Weaver Street, Building One South, 2nd Floor, Greenwich, Connecticut 06831, at least ten (10) calendar days prior to the end of such month. Only whole Units may be redeemed except upon redemption of an investor's entire holding in the Fund. (The Managing Owner may consent to the fractional redemption of Units.) Redemptions may be requested for a minimum of the lesser of $1,000 or ten (10) Units; provided that, for investors redeeming less than all their Units, such investors' remaining Units must have an aggregate Net Asset Value of at least $500. Fractional Units may be redeemed only upon the redemption of an investor's entire interest in the Fund, unless the Managing Owner consents to the fractional redemption of Units. The Net Assets of the Fund are its assets less its liabilities determined in accordance with generally accepted accounting principles. Net Asset Value per Unit is equal to the Net Assets of the Fund divided by the number of Units outstanding as of the date of determination.

     A Unit that is purchased on and after June 1, 2004 and that is redeemed on or after the end of the first month after such Unit is sold and on or before the 3rd month-end following sale will be assessed a redemption charge of 3.5% of the Net Asset Value per Unit as of the date of redemption; a Unit that is redeemed on the 4th month-end through the 6th month-end after sale will be assessed a redemption charge of 2.625% of the Net Asset Value per Unit as of the date of redemption; a Unit that is redeemed on the 7th month-end through the 9th month-end after sale will be assessed a redemption charge of 1.75% of the Net Asset Value per Unit as of the date of redemption; a Unit that is redeemed on the 10th month-end through the 12th month-end after sale will be assessed a redemption charge of 0.875% of the Net Asset Value per Unit as of the date of redemption. Such charge is subtracted from the redemption price of the Unit and paid to Preferred. For example, Units subscribed for during February 2004 and purchased as of March 1, 2004 will be redeemable as of March 31, 2004 and are subject to a redemption charge through March 31, 2005.

     Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

     Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption. For example, Units subscribed for during December 2003 and purchased as of January 1, 2004 will be redeemable as of June 30, 2004 and are subject to a redemption charge through June 30, 2005.

     Investors acquiring Units on the same day as or within seventy-five (75) days after redeeming investments in Preferred-sponsored investment vehicles will be deemed to have held such Units for the duration of their participation in such Preferred-sponsored investment vehicles for purposes of calculating the required six-month holding period following purchases of such Units. Such investor will not be subject to a Kenmar Global Trust redemption charge but will remain subject to the redemption charge, if any, of the Preferred-sponsored investment vehicle from which he redeemed.

     In the event that an investor acquires Units at more than one time, his or her Units are treated on a "first-in, first-out" basis for purposes of determining whether such Units are redeemable as well as whether redemption charges apply.

     To redeem Units, Unitholders may contact their respective Selling Agents (in writing if required by such Selling Agent). Selling Agents must notify the Fund in writing in order to effectuate redemptions of the Units. However, a Unitholder who no longer has a Selling Agent account must request redemption in writing (signature guaranteed unless waived by Preferred) by corresponding with Preferred.

     Preferred may declare additional redemption dates, including Special Redemption Dates which involve a suspension of trading, upon notice to the Unitholders. See Section 12 of the Declaration of Trust attached hereto as Exhibit A for a description of Special Redemption Dates.

     Redemption proceeds generally will be paid out within fifteen (15) business days of redemption. However, in special circumstances, including, but not limited to, default or delay in payments due to the Fund from banks or other persons, the Fund may in turn delay payment to persons requesting redemption of Units of the proportionate part of the redemption value of their Units equal to the proportionate part of the Net Assets of the Fund represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any Preferred-sponsored fund.

     The Net Asset Value per Unit as of the date of redemption may differ substantially from the Net Asset Value per Unit as of the date by which irrevocable notice of redemption must be submitted.

     Preferred has not made, and has no intention of making, any distribution from the Fund's profits or capital to Unitholders.

     UNITHOLDERS NEED NOT REDEEM ALL THEIR UNITS IN ORDER TO REDEEM SOME OF THEIR UNITS.

                           THE FUND AND THE TRUSTEE

     THE FOLLOWING SUMMARY DESCRIBES IN BRIEF CERTAIN ASPECTS OF THE OPERATION OF THE FUND, AND THE TRUSTEE'S AND PREFERRED'S RESPECTIVE RESPONSIBILITIES CONCERNING THE FUND. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE DECLARATION OF TRUST ATTACHED HERETO AS EXHIBIT A AND CONSULT WITH THEIR OWN ADVISERS CONCERNING THE IMPLICATIONS TO SUCH PROSPECTIVE SUBSCRIBERS OF INVESTING IN A DELAWARE BUSINESS TRUST. THE SECTION REFERENCES BELOW ARE TO SECTIONS IN THE DECLARATION OF TRUST.

Principal Office; Location of Records

     The Fund is organized under the Delaware Business Trust Act. The Fund is administered by Preferred, whose office is located 51 Weaver Street, Building One South, 2nd Floor, Greenwich, Connecticut 06831 (telephone: (203) 861-1025). The records of the Fund, including a list of the Unitholders and their addresses, are located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by Unitholders or their representatives for any purposes reasonably related to a Unitholder's interest as a beneficial owner of the Fund during regular business hours as provided in the Declaration of Trust. (Section 10). Preferred will maintain and preserve the books and records of the Fund for a period of not less than six years.

Certain Aspects of the Fund

     THE FUND IS THE FUNCTIONAL EQUIVALENT OF A LIMITED PARTNERSHIP; PROSPECTIVE INVESTORS SHOULD NOT ANTICIPATE ANY LEGAL OR PRACTICAL PROTECTIONS UNDER THE DELAWARE BUSINESS TRUST ACT GREATER THAN THOSE AVAILABLE TO LIMITED PARTNERS OF A LIMITED PARTNERSHIP.

     No special custody arrangements are applicable to the Fund that would not be applicable to a limited partnership, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of the Fund to Preferred. Preferred is the functional equivalent of a sole general partner in a limited partnership. (Sections 5(a), 9 and 18).

     Although units of beneficial interest in a trust need not carry any voting rights, the Declaration of Trust gives Unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds. (Section 18).

The Trustee

     Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Fund. The Trustee's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with Preferred or the Selling Agents. The Trustee's duties and liabilities with respect to the offering of the Units and the administration of the Fund are limited to its express obligations under the Declaration of Trust. See "Exhibit A -- Fourth Amended and Restated Declaration of Trust."

     The rights and duties of the Trustee, Preferred and the Unitholders are governed by the provisions of the Delaware Business Trust Act and by the Declaration of Trust. See "Exhibit A -- Fourth Amended and Restated Declaration of Trust."

     The Trustee serves as the Fund's sole trustee in the State of Delaware. The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Business Trust Act. The Trustee does not owe any other duties to the Fund, Preferred or the Unitholders. The Trustee is permitted to resign upon at least sixty (60) days' notice to the Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by Preferred. The Declaration of Trust provides that the Trustee is compensated by the Fund, and is indemnified by the Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. Preferred has the discretion to replace the Trustee.

     Only Preferred has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Fund and Preferred are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The Trustee's liability in connection with the issuance and sale of the Units is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

     Under the Declaration of Trust, the Trustee has delegated to Preferred the exclusive management and control of all aspects of the business of the Fund. The Trustee will have no duty or liability to supervise or monitor the performance of Preferred, nor will the Trustee have any liability for the acts or omissions of Preferred. In addition, Preferred has been designated as the "tax matters partner" of the Fund for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Unitholders have no voice in the operations of the Fund, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management, Preferred may, in its sole and absolute discretion, appoint an affiliate or affiliates of Preferred as additional managing owners (except where Preferred has been notified by the Unitholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of Preferred, as it deems necessary for the efficient operation of the Fund. (Section 2).

     Because the Trustee has delegated substantially all of its authority over the operation of the Fund to Preferred, the Trustee itself is not registered in any capacity with the CFTC.

Management of Fund Affairs; Voting by Unitholders

     The Unitholders take no part in the management or control, and have no voice in the operations of the Fund or its business. (Section 9). Unitholders may, however, remove and replace Preferred as the managing owner of the Fund, and may amend the Declaration of Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Units then owned by Unitholders (as opposed to by Preferred and its affiliates). The owners of a majority of the outstanding Units then owned by Unitholders may also compel dissolution of the Fund. (Section 18(b)). The owners of 10% of the outstanding Units then owned by Unitholders have the right to bring a matter before a vote of the Unitholders. (Section 18(c)). Preferred has no power under the Declaration of Trust to restrict any of the Unitholders' voting rights. (Section 18(c)). Any Units purchased by Preferred or its affiliates, as well as Preferred's general liability interest in the Fund, are non-voting. (Section 7).

     Preferred has the right unilaterally to amend the Declaration of Trust provided that any such amendment is for the benefit of and not adverse to the Unitholders or the Trustee and also in certain unusual circumstances -- for example, if doing so is necessary to effect the intent of the Fund's tax allocations or to comply with certain regulatory requirements. (Section 18(a)).

     In the event that Preferred or the Unitholders vote to amend the Declaration of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units. (Section 18(c)).

Recognition of the Fund in Certain States

     A number of states do not have "business trust" statutes such as that under which the Fund has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Unitholders against any loss of limited liability, the

Declaration of Trust provides that no written obligation may be undertaken by the Fund unless such obligation is explicitly limited so as not to be enforceable against any Unitholder personally. Furthermore, the Fund itself indemnifies all Unitholders against any liability that such Unitholders might incur in addition to that of a beneficial owner. Preferred is itself generally liable for all obligations of the Fund and would use its assets to satisfy any such liability before such liability would be enforced against any Unitholder individually.

Possible Repayment of Distributions Received by Unitholders; Indemnification of the Fund by Unitholders

     The Units are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. (Section 8(e)). However, Unitholders could be required, as a matter of bankruptcy law, to return to the Fund's estate any distribution they received at a time when the Fund was in fact insolvent or in violation of the Declaration of Trust. In addition, although Preferred is not aware of this provision ever having been invoked in the case of any public futures fund, Unitholders agree in the Declaration of Trust that they will indemnify the Fund for any harm suffered by it as a result of (i) Unitholders' actions unrelated to the business of the Fund, (ii) transfers of their Units in violation of the Declaration of Trust, or (iii) taxes imposed on the Fund by the states or municipalities in which such investors reside (Sections 8(d) and 17(c)).

     The foregoing repayment of distributions and indemnity provisions (other than the provision for Unitholders indemnifying the Fund for taxes imposed upon it by the state or municipality in which particular Unitholders reside, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged -- although Preferred is unaware of any instance in which this has actually occurred) are commonplace in publicly-offered commodity pools as well as other trusts and limited partnerships.

Transfers of Units Restricted

     A Unitholder may, subject to compliance with applicable federal and state securities laws, assign his Units upon notice to the Fund and Preferred. No assignment will be effective in respect of the Fund or Preferred until the first day of the month succeeding the month in which such notice is received. No assignee may become a substituted Unitholder except with the consent of Preferred and upon execution and delivery of an instrument of transfer in form and substance satisfactory to Preferred. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to affiliates (Section 11).

     There are, and will be, no certificates for the Units. Any transfers of Units will be reflected on the books and records of the Fund. Transferors and transferees of Units will each receive notification from Preferred to the effect that such transfers have been duly reflected as notified to Preferred. (Section 11).

Reports to Unitholders

     Each month Preferred reports such information as the CFTC may require to be given to the participants in "commodity pools" such as the Fund, and any such other information as Preferred may deem appropriate. There are similarly distributed to Unitholders, not later than March 30 of each year, certified financial statements and, not later than March 15 of each year, the tax information related to the Fund necessary for the preparation of their annual federal income tax returns. (Section 10).

     Preferred will notify Unitholders of any change in the fees paid by the Fund or of any material changes in the basic investment policies or structure of the Fund. Any such notification shall include a description of Unitholders' voting rights. (Section 10).

General

     In compliance with the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration of commodity pool programs under state securities or "Blue Sky" laws, the Declaration of Trust provides that: (i) the executing and clearing commissions paid by the Fund shall be reasonable (Section 9), and Preferred shall include in the annual reports containing the Fund's certified financial statements distributed to Unitholders each year the approximate round-turn equivalent rate paid on the Fund's trades during the preceding year, as well as the actual amounts paid by Preferred for the Fund's execution and clearing costs (Section 10); (ii) no rebates or give-ups, among other things, may be received from the Fund by any of the Selling Agents in respect of sales of the Units, and such restriction may not be circumvented by any reciprocal business arrangements among any Selling Agents or any of their respective affiliates and the Fund (Section 9); (iii) no trading advisor of the Fund (including Preferred) may participate directly or indirectly in any per-trade commodity brokerage commissions generated by the Fund (Section 9);
(iv) any agreement between the Fund and Preferred or any affiliates of Preferred must be terminable by the Fund upon no more than sixty (60) days' written notice (Section 9); (v) the Fund may make no loans, and the funds of the Fund will not be commingled with the funds of any other person (deposit of Fund assets with a commodity broker, clearinghouse or currency dealer does not constitute commingling for these purposes) (Section 9); and (vi) the Fund will not employ the trading technique commonly known as "pyramiding."

                        FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING CONSTITUTES THE OPINION OF SIDLEY AUSTIN BROWN & WOOD LLP AND SUMMARIZES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO UNITED STATES TAXPAYERS WHO ARE INDIVIDUALS.

Partnership Tax Status of the Fund

     The Fund is a partnership for federal income tax purposes and, based on the type of income expected to be earned by the Fund, it will not be taxed as a "publicly-traded partnership."

Taxation of Unitholders on Profits or Losses of the Fund

     Each Unitholder must pay tax on his share of the Fund's income and gains, if any, even if the Fund does not make any cash distributions. Such share must be included each year in a Unitholder's taxable income whether or not such Unitholder has redeemed Units. In addition, a Unitholder may be subject to payment of taxes on the Fund's interest income even though the Net Asset Value per Unit has decreased due to trading losses. See "-- Tax on Capital Gains and Losses; Interest Income," on the following page.

     The Fund provides each Unitholder with an annual schedule of his share of tax items. The Fund generally allocates these items of gain and loss equally to each Unit. However, when a Unitholder redeems Units, the Fund shall allocate capital gains or losses to the Unitholder so as to reduce or eliminate any difference between the redemption proceeds and the tax basis of such Units. A Unitholder's adjusted tax basis in a Unit equals the amount originally paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions or losses allocated to the Unit.

Limited Deductibility of Fund Losses and Deductions

     A Unitholder may not deduct Fund losses or deductions in excess of his tax basis in his Units as of year-end. Generally, a Unitholder's tax basis in his Units is the amount paid for such Units reduced (but not below zero) by his share of any Fund distributions, losses and deductions and increased by his share of the Fund's income and gains. However, a Unitholder subject to "at-risk" limitations (generally non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is "at-risk." The "at-risk" amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Fund.

Limited Deductibility for Certain Expenses

     The Managing Owner does not consider the brokerage fees and the Profit Shares, the Incentive Fee, as well as other ordinary expenses of the Fund, investment advisory expenses or other expenses of producing income. Accordingly, for tax reporting purposes, the Managing Owner currently treats the ordinary expenses of the Fund as ordinary business expenses not subject to the limitations which apply to investment advisory expenses described below. However, the IRS might contend otherwise and to the extent the IRS recharacterizes these expenses a Unitholder would have the amount of the ordinary expenses allocated to him accordingly.

     Individual taxpayers are subject to material limitations on their ability to deduct investment advisory fees, unreimbursed expenses of an employee, and certain other expenses of producing income not resulting from the conduct of a trade or business. For individuals who itemize deductions, the expenses of producing income, including "investment advisory fees," are aggregated with unreimbursed employee business expenses, certain other expenses of producing income and deductions (collectively, the "Aggregate Investment Expenses"), and such Aggregate Investment Expenses are deductible only to the extent such amount exceeds 2% of the individual's adjusted gross income. In addition, Aggregate Investment Expenses in excess of the 2% threshold, when combined with certain other itemized deductions, are subject to a reduction generally equal to 3% of the individual's adjusted gross income in excess of a certain threshold amount. Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions, which are not deductible by an individual in calculating his alternative minimum tax liability.

     If the Profit Shares, the Incentive Fee and other expenses of the Fund were determined to constitute "investment advisory fees," an individual Unitholder's pro rata share of the amounts so characterized would be included in Aggregate Investment Expenses potentially subject to the deduction limitations described above. In addition, each individual Unitholder's share of income from the Fund would be increased (solely for tax purposes) by such Unitholder's pro rata share of the amounts so characterized. Any such characterization by the IRS could require Unitholders to file amended tax returns and pay additional taxes, plus interest. It is unlikely that tax penalties would be imposed on account of such an IRS characterization.

Year-End Mark-to-Market of Open Section 1256 Contract Positions

     Section 1256 Contracts are futures, options on futures and stock index options traded on U.S. exchanges and certain foreign currency contracts.
Section 1256 Contracts that remain open at the end of a tax year are treated for tax purposes as if such positions had been sold at year-end and any gain or loss is recognized. The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held. Non-Section 1256 Contracts include, among other things, certain foreign currency transactions and non-U.S. exchange traded futures. Gain or loss on any non-Section 1256 Contracts is recognized when sold by the Fund and are primarily short-term gain or loss.

Tax on Capital Gains and Losses; Interest Income

     As described under "-- Year-End Mark-to-Market of Open Section 1256 Contract Positions," the Fund's trading, not including its cash management which generates primarily ordinary income, generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its Section 1256 Contracts and primarily short-term capital gain or loss from any non-Section 1256 Contracts. Individuals pay tax on long-term capital gains at a maximum rate of 15%. Short-term capital gains are subject to tax at the same rates as ordinary income.

     Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could incur significant losses but a Unitholder could be required to pay taxes on his share of the Fund's interest income.

     If an individual taxpayer incurs a net capital loss for a year, he may elect to carry back (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts. A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts. To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carry forward such losses indefinitely as losses on Section 1256 Contracts.

Syndication Expenses

     Neither the Fund nor any Unitholder will be entitled to any deduction for the Fund's syndication expenses, including the one-time upfront organizational charge paid to the Managing Owner and any amount paid by the Managing Owner to any additional Selling Agents, nor can such expenses be amortized by the Fund or any Unitholder. Such expenses may be includible by a Unitholder for purposes of determining capital gain or loss upon redemption of its interest in the Fund.

Unrelated Business Taxable Income

     Tax-exempt Unitholders will not be required to pay tax on their share of income or gains of the Fund, provided that such Unitholders do not purchase Units with borrowed funds.

IRS Audits of the Fund and Its Unitholders

     The IRS is required to audit Fund-related items at the Fund level rather than the Unitholder level. The Managing Owner is the Fund's "tax matters partner" with general authority to determine the Fund's responses to a tax audit. If an audit of the Fund results in an adjustment, all Unitholders may be required to pay additional taxes, interest and penalties.

State and Other Taxes

     In addition to the federal income tax consequences described above, the Fund and its Unitholders may be subject to various state and other taxes.

Tax Elections

     The General Partner has the discretion to make any election available to the Fund under the Code. Such elections may affect the timing and/or character of gains and losses generated by the Fund.

                             --------------------

     Prospective investors are urged to consult their tax advisers before deciding whether to invest.

                             PURCHASES BY EMPLOYEE
                                 BENEFIT PLANS

     ALTHOUGH THERE CAN BE NO ASSURANCE THAT AN INVESTMENT IN THE FUND, OR ANY OTHER MANAGED FUTURES PRODUCT, WILL ACHIEVE THE INVESTMENT OBJECTIVES OF AN EMPLOYEE BENEFIT PLAN IN MAKING SUCH INVESTMENT, FUTURES INVESTMENTS HAVE CERTAIN FEATURES WHICH MAY BE OF INTEREST TO SUCH A PLAN. FOR EXAMPLE, THE FUTURES MARKETS ARE ONE OF THE FEW INVESTMENT FIELDS IN WHICH EMPLOYEE BENEFIT PLANS CAN PARTICIPATE IN LEVERAGED STRATEGIES WITHOUT BEING REQUIRED TO PAY TAX ON "UNRELATED BUSINESS TAXABLE INCOME." SEE "FEDERAL INCOME TAX CONSEQUENCES -- `UNRELATED BUSINESS TAXABLE INCOME'" AT PAGE 46. IN ADDITION, BECAUSE THEY ARE NOT TAXPAYING ENTITIES, EMPLOYEE BENEFIT PLANS ARE NOT SUBJECT TO PAYING ANNUAL TAX ON PROFITS (IF ANY) OF THE FUND.

     AS A MATTER OF POLICY, PREFERRED WILL ATTEMPT TO LIMIT SUBSCRIPTIONS TO THE FUND FROM ANY EMPLOYEE BENEFIT PLAN TO NO MORE THAN 10% OF THE VALUE OF THE READILY MARKETABLE ASSETS OF SUCH PLAN (IRRESPECTIVE OF THE NET WORTH OF THE BENEFICIARY OR BENEFICIARIES OF SUCH PLAN).

General

     The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

     In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays in the Plan's investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that investment in the Fund is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan and related trust.

     EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

"Plan Assets"

     A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an interest therein if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception").

     The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held" and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such securities to the public occurred. The ERISA Regulation states that whether a security is "freely transferable" is determined on the basis of all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following factors, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as "a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent" (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer's control.

     Preferred expects that the Publicly Offered Security Exception will apply with respect to the Units. First, the Units are being sold only as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Units were registered under the Securities Exchange Act of 1934 within 120 days (or such later time as allowed by the SEC) after the end of the fiscal year of the Fund in which the offering of Units occurred.

     Second, it appears that the Units are freely transferable because the minimum investment is not more than $5,000 and Unitholders may assign their economic interests in the Fund by giving written notice to Preferred, provided such assignment would not violate any federal or state securities laws. As described in the second preceding paragraph, the ERISA Regulation provides that if a security is part of an offering in which the minimum investment is $10,000 or less, a restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, will ordinarily not prevent a finding that the security is freely transferable, provided that the economic benefits of ownership can be transferred without such restriction or consent. Although this provision, by its terms, applies to partnerships, Preferred believes that because the determination as to whether a security is freely transferable is based on the facts and circumstances, the fact that the Units, which are issued by a trust rather than a partnership, have an identical restriction should not affect a finding that the Units are freely transferable.

     Third, the Units are owned by more than 100 investors who are independent of the Fund and of each other.

Ineligible Purchasers

     In general, Units may not be purchased with the assets of a Plan if Preferred, any Advisor, any Clearing Broker, the Futures Broker, the Trustee, any Selling Agent to any of their respective affiliates or any of their respective employees: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

     Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

     ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE FUND, PREFERRED, ANY ADVISOR, ANY CLEARING BROKERS, THE SELLING AGENTS OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL

REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE UNITS IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.


                             PLAN OF DISTRIBUTION

Subscription Procedure

     Units are continuously being offered to the public -- on a "best-efforts" basis -- at their month-end Net Asset Value per Unit. The minimum investment is $5,000 except for (i) trustees or custodians of eligible employee benefit plans and individual retirement accounts and (ii) existing Unitholders subscribing for additional Units, where the minimum investment is $2,000. There is no maximum amount of subscriptions that may be contributed to the Fund.

     To purchase Units, an investor must complete, execute and deliver a copy of the Subscription Agreement and Power of Attorney Signature Pages. EXISTING INVESTORS IN THE FUND MUST EXECUTE NEW SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGES AND VERIFY THEIR CONTINUED SUITABILITY TO MAKE ADDITIONAL INVESTMENTS AND MUST HAVE RECEIVED A CURRENT PROSPECTUS FOR THE FUND. Subscription payments may be made either by check or by authorizing a Selling Agent to debit a subscriber's customer securities account for the amount of his or her subscription. When a subscriber authorizes such a debit (which authorization is given in the Subscription Agreement and Power of Attorney), the subscriber is required to have the amount of his or her subscription payment on deposit in his or her account as of the settlement date specified by the relevant Selling Agent -- generally, the fifth business day after the date of purchase (the first day of the month immediately following the month during which a subscription is accepted) if the Subscription Agreement and Power of Attorney is executed and delivered at least five (5) business days prior to the end of such month.

     The Units are sold when, as and if subscriptions therefor are accepted by Preferred, subject to the satisfaction of certain conditions set forth in the Selling Agreement and to the approval by counsel of certain legal matters.

     Preferred must accept or reject subscriptions within five (5) business days of receipt. All investors will have the right to revoke their subscriptions and receive a refund of their invested funds for a period of five (5) business days following receipt of this Prospectus. Rejected or revoked subscriptions will be returned without interest.

     Subscribers whose subscriptions are accepted will be notified of when their customer securities accounts will be debited in the amount of their subscriptions or their subscription checks cashed. Subscribers whose subscriptions are rejected will be notified of when their subscriptions will be (promptly) returned to them.

     There is no minimum number of Units which must be sold as of the beginning of a given month for any Units to be sold at such time.

Subscribers' Representations and Warranties

     By executing a Subscription Agreement and Power of Attorney Signature Page, each subscriber is representing and warranting, among other things, that: (i) the subscriber is of legal age to execute and deliver such Subscription Agreement and Power of Attorney and has full power and authority to do so; (ii) the subscriber has read and understands Exhibit B to this Prospectus ("Subscription Requirements") and meets or exceeds the applicable suitability criteria of net worth and annual income set forth therein; and
(iii) the subscriber has received a copy of this Prospectus. These representations and warranties might be used by Preferred or others against a subscriber in the event that the subscriber were to take a position inconsistent therewith.

     While the foregoing representations and warranties are binding on subscribers, Preferred believes that to a large extent such representations and warranties would be implied from the fact that an investor has subscribed for Units. ANY SUBSCRIBER WHO IS NOT PREPARED TO GIVE SUCH REPRESENTATIONS AND WARRANTIES, AND TO BE BOUND BY THEM, SHOULD NOT INVEST IN THE UNITS.

Selling Agents' Compensation

     Selling agents (the "Selling Agents") will receive from Preferred an upfront selling commission equal to 3.5% of the purchase price per Unit at the time that such Unit is sold, and their representatives who sell Units shall receive a portion of such 3.5% commission. The applicable selling commission for Units purchased prior to March 1, 2004 is 5%. No selling commissions will be paid from the proceeds of subscriptions. Notwithstanding the foregoing, no Selling Agent shall receive upfront selling commissions to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Preferred-sponsored limited partnerships. Beginning with the thirteenth month (immediately to the extent investors have acquired Units on the same day as or within seventy-five
(75) days after redeeming investments in Preferred-sponsored investment vehicles) after the subscription proceeds of a particular Unit are invested in the Fund (i.e., the first day of the month immediately following the month during which the subscription for such Unit is accepted), the Selling Agent who sold such Unit will begin to receive ongoing "trailing commissions" (payable quarterly) to be accrued monthly at 0.2917 of 1% (a 3.5% annual rate) of the beginning of month Net Asset Value of such Unit -- provided, that CFTC-qualified registered representatives of the Selling Agent have satisfied applicable proficiency requirements and agree to perform certain ongoing services with respect to such Units. Such ongoing "trailing commissions," once begun, will continue for as long as such Unit remains outstanding. If there is no CFTC-qualified registered representative to perform ongoing services, then the Selling Agent will be paid installment selling commissions that may not exceed a lifetime total of 3.5% of the initial subscription price of the Units in question (9.5% to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Preferred-sponsored investment vehicles). Selling Agents will pay a portion of such commissions to their eligible representatives after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with such Selling Agents' standard compensation arrangements. No Selling Agent will receive upfront selling commissions, trailing commissions or ongoing selling commissions which exceed the amounts set forth above.

     Preferred, not the Fund, pays all upfront selling compensation and "trailing" commissions. Selling Agents will pass on to their registered representatives a portion of the foregoing upfront selling compensation and "trailing commissions," after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with such Selling Agents' standard compensation arrangements.

     In the Selling Agreement, each Advisor and Preferred have agreed to indemnify the Selling Agents against certain liabilities that the Selling Agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act.

                                 LEGAL MATTERS

     Sidley Austin Brown & Wood LLP has advised Preferred in connection with the Units being offered hereby. Sidley Austin Brown & Wood LLP also advises Preferred with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Fund. Sidley Austin Brown & Wood LLP has prepared the section "Federal Income Tax Consequences" and "Purchases By Employee Benefit Plans" with respect to ERISA. Sidley Austin Brown & Wood LLP has not represented, nor will it represent, either the Fund or the Unitholders in matters relating to the Fund.

                                    EXPERTS

     The financial statements of the Fund as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002 included in this Prospectus have been audited by Arthur F. Bell, Jr. & Associates, L.L.C., an independent registered public accounting firm, as stated in their report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

     The Statement of Financial Condition of Preferred Investment Solutions Corp. (formerly Kenmar Advisory Corp.), the Managing Owner, as of September 30, 2004 included in this Prospectus has been audited by Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, as stated in their report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

     The Statement of Financial Condition of Preferred Investment Solutions Corp., the Managing Owner, as of December 31, 2004 is unaudited. In the opinion of the Managing Owner, such unaudited statement reflects all adjustments which were of a normal and recurring nature, necessary for a fair presentation of financial position.

                            ADDITIONAL INFORMATION

     This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Selling Agreement, the Advisory Agreements, and the Customer Agreements). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.


                       RECENT FINANCIAL INFORMATION AND
                                ANNUAL REPORTS

     Pursuant to applicable CFTC regulations, prospective subscribers must receive recent financial information (current within 60 calendar days) relating to the Fund, as well as its most recent Annual Report (due by March 30 of each year, in respect of the prior year), together with this Prospectus, unless the material that would otherwise be included in such Report or information has been otherwise included herein.

                          PRIVACY POLICY OF PREFERRED

     Preferred collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and
(ii) information about your transactions with Preferred and others. Preferred does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. Preferred may disclose non-public personal information about you to the funds in which you invest. Preferred may disclose non-public personal information about you to non-affiliated companies that work with Preferred to service your account(s), or to provide services or process transactions that you have requested. Preferred may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax advisor, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, Preferred will adhere to the privacy policies and practices as described in this notice. Preferred restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. Preferred maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

                 [Remainder of page left blank intentionally.]

                      PERFORMANCE OF KENMAR GLOBAL TRUST

     The performance of the Fund is dependent upon the performance of its Advisors. The Advisors' results are affected by general market conditions as well as numerous other factors. Because the Advisors' strategies are proprietary and confidential, it is difficult to provide any meaningful description of the Fund's operations since January, 2000 other than simply by presenting its performance record. CFTC rules require the Fund to present performance records for the last five full calendar years and year-to-date The Fund commenced operations in May 1997; please refer to Part Two of this prospectus for Fund performance since inception. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The performance information set forth below is current as of February 28, 2005.

Summary Performance Information

       Type of fund: multi-advisor; publicly-offered; continuously offered
                        Inception of trading: May 1997
                     Aggregate subscriptions: $55,249,822
                      Current capitalization: $20,108,044
                   Current Net Asset Value per Unit: $101.31
               Largest monthly drawdown during 5 year period and
                         year-to-date: (7.42)% (1/05)
             Largest Peak-to-Valley drawdown during 5 year period
                   and year-to-date: (24.66)% (10/98-2/02)

Monthly/Annual Performance Information

=================== ================ =============== =============== ============== ================= ==================
Month                  2005 (%)           2004 (%)        2003 (%)      2002 (%)          2001(%)           2000(%)
------------------- ---------------- --------------- --------------- -------------- ----------------- ------------------
January                 (7.42)            0.03             2.47          (4.05)            (1.38)             0.56
------------------- ---------------- --------------- --------------- -------------- ----------------- ------------------
February                 1.29             4.02             3.94          (3.67)            (0.26)            (0.16)
------------------- ---------------- --------------- --------------- -------------- ----------------- ------------------
March                                    (0.90)           (4.23)          2.22              2.94             (3.01)
------------------- ---------------- --------------- --------------- -------------- ----------------- ------------------
April                                    (5.20)           (0.36)         (1.70)            (2.41)            (1.12)
------------------- ---------------- --------------- --------------- -------------- ----------------- ------------------
May                                      (1.55)            5.43           1.21             (0.18)             3.43
------------------- ---------------- --------------- --------------- -------------- ----------------- ------------------
June                                     (5.36)           (4.03)          7.35             (0.24)            (1.73)
------------------- ---------------- --------------- --------------- -------------- ----------------- ------------------
July                                     (2.91)           (3.02)          6.95              0.81             (1.65)
------------------- ---------------- --------------- --------------- -------------- ----------------- ------------------
August                                   (0.34)            0.19           3.55             (0.20)            (2.45)
------------------- ---------------- --------------- --------------- -------------- ----------------- ------------------
September                                (0.39)           (4.13)          4.05              3.60             (2.67)
------------------- ---------------- --------------- --------------- -------------- ----------------- ------------------
October                                   3.67             3.35          (4.69)             3.13             (2.00)
------------------- ---------------- --------------- --------------- -------------- ----------------- ------------------
November                                  5.93             0.02          (2.17)            (5.44)             4.17
------------------- ---------------- --------------- --------------- -------------- ----------------- ------------------
December                                  0.94             1.23           5.88             (0.56)             4.41
------------------- ---------------- --------------- --------------- -------------- ----------------- ------------------
Compound Rate            (6.23)          (2.69)            0.23          14.81             (0.54)            (2.58)
of Return              (2 months)
=================== ================ =============== =============== ============== ================= ==================


             Please refer to the Notes to Performance Information.

                     [This page left blank intentionally]

Notes to Performance Information

     In reviewing the foregoing description of the Fund's performance, prospective investors should understand that such performance is "net" of all fees and charges and includes interest income. The Fund's fees and charges are more fully described under "Charges" on page 34 of the Prospectus.

     In addition, the following terms used in describing the Fund's performance are defined as follows:

     "Drawdown" means losses experienced by the Fund over a specified period.

     "Largest peak-to-valley drawdown" means the greatest percentage decline from any month-end Net Asset Value per Unit, due to overall loss sustained by the Fund during any period, which occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. In dollar terms, for example, if the Net Asset Value per Unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value of a Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

     "Compound Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date. For example, the compound rate of return of 0.23% for the year 2003 in the Fund's performance record was calculated by multiplying 100 by the quantity [[(1+.0247)(1+.0394)(1-.0423)(1-.0036)(1+.0543)(1-.0403)(1-.0302)(1+.0019)
(1-.0413)(1+.0335)(1+.0002)(1+.0123)] minus 1].


                            SELECTED FINANCIAL DATA

     The following Selected Financial Data is derived from the audited financial statements of the Fund as of December 31, 2004, 2003, 2002, 2001 and 2000. The Fund commenced trading operations on May 22, 1997. See "Index to Financial Statements" at page 62.

                                Year Ended           Year Ended            Year Ended          Year Ended           Year Ended
                             December 31, 2004    December 31, 2003     December 31, 2002   December 31, 2001    December 31, 2000
                                (audited)             (audited)             (audited)           (audited)           (audited)
                                ---------             ---------             ---------           ---------           ---------
Total Assets                   $23,048,908           $25,033,198           $19,723,874         $16,390,561         $18,341,401

Total Unitholders' Capital      22,640,599            24,531,755            19,394,215          16,125,379          17,732,064

Gains (Losses) from Trading      1,450,332             2,826,994             5,119,564           1,655,305             633,234

Interest Income                    380,892               127,729               170,849             517,609           1,129,270

Total Expenses                   2,540,727             2,670,416             2,721,237           2,131,779           2,242,754

Net Income (Loss)                 (709,503)              284,307             2,569,176              41,135            (480,250)

Net Income (Loss) Per Unit           (3.20)                 1.47                 15.20                0.24              (2.29)
(Based on weighted average
number of units
outstanding)

Increase (Decrease) in Net           (2.98)                 0.25                 14.29               (0.53)             (2.57)
Asset Value Per Unit

Selected Quarterly Financial Data
---------------------------------

     The following summarized quarterly financial information presents the results of operations for the three month periods ended March 31, June 30, September 30 and December 31, 2004 and 2003.

                                          1st Quarter       2nd Quarter       3rd Quarter       4th Quarter
                                              2004             2004              2004              2004
      Gain (Loss) from trading              $1,493,247      $(2,425,994)        $(357,942)       $2,741,021
      Net Investment (Loss)                  (692,863)         (544,649)         (450,228)        (472,095)
      Net Income (Loss)                        800,384       (2,970,643)         (808,170)        2,268,926
      Net Income (Loss) per Unit                  3.60           (13.03)            (3.60)            10.70
      Increase (Decrease) in Net Asset
      Value per Unit                              3.46           (13.35)            (3.66)            10.57
      Net Asset Value per Unit at end
      of period                                 114.48            101.13             97.47           108.04



                                          1st Quarter       2nd Quarter       3rd Quarter       4th Quarter

                                              2003             2003              2003              2003
                                         ---------------  ----------------  ----------------   --------------
      Gain (Loss) from trading              $1,171,236          $916,963      $(1,028,023)       $1,766,818
      Net Investment (Loss)                  (657,529)         (690,854)         (517,055)        (677,249)
      Net Income (Loss)                        513,707           226,109       (1,545,078)        1,089,569
      Net Income (Loss) per Unit                  2.92              1.20            (7.82)             5.11
      Increase (Decrease) in Net Asset
      Value per Unit                              2.21              0.92            (7.80)             4.92
      Net Asset Value per Unit at end
      of period                                 112.98            113.90            106.10           111.02


     There were no extraordinary, unusual or infrequently occurring items recognized in any quarter reported above, and the Fund has not disposed of any segments of its business. There have been no year-end adjustments that are material to the results of any fiscal quarter reported above.

                 [Remainder of page left blank intentionally]

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Operational Overview; Advisor Selections

     The Fund's results of operations depend on Preferred's ability to select Advisors and the Advisors' ability to trade profitably. See "The Fund and Its Objectives -- Investment Philosophy" at page 16. Because of the speculative nature of its trading, the Fund's past performance is not necessarily indicative of its future results.

     The Advisors and asset allocations for the Fund in effect as of February 28, 2005 are set forth below. These allocations are approximate, and will be affected by (i) the profit and loss generated by each Advisor in relation to the performance of the other Advisors for the Fund and (ii) any subsequent reallocation decision by Preferred.

            Advisor                         1/1/00      1/1/01       1/1/02      1/1/03      2/28/05

Beacon Management Corporation                   4%          5%          5%          0%          0%

Bridgewater Associates Inc.                    33%         28%          0%          0%          0%

C-View International Limited                    0%          6%         25%          0%          0%

Graham Capital Management, L.P.                 0%          0%          0%         32%         32%

Grinham Managed Funds Pty Ltd.                 25%         24%         24%         36%         36%

Sunrise Capital Partners, LLC                  17%         18%          0%          0%          0%

Transtrend B.V.                                21%         19%         25%         32%         32%

Winton Capital Management Limited               0%          0%         21%          0%          0%

Total                                         100%        100%        100%        100%        100%
                                              ====        ====        ====        ====        ====

     Two of the Fund's initial Advisors, Chesapeake Capital Corporation and Witter & Lester, were replaced as of June 30, 1998. Hyman Beck & Company, Inc. and Willowbridge Associates, Inc., were replaced as of December 2, 1999. Hirst Investment Management Inc. was replaced as of December 21, 1999. Bridgewater Associates Inc. was replaced and Sunrise Capital Partners, LLC ceased to be a core advisor as of April 30, 2001. C-View International Limited and Winton Capital Management Limited became core advisors on May 1, 2001 and each ceased to be a core advisor as of April 30, 2002. As of May 1, 2002, Graham Capital Management, L.P. became a core advisor. Each replacement resulted from a reallocation decision by Preferred (other than with respect to Chesapeake Capital Corporation, which resigned under the terms of its Advisory Agreement). As of February 2005, approximately 100% of the Fund's equity has been allocated to the Advisors. However, as described herein, Preferred has the discretion to allocate less or more than 100% of the Fund's total equity. The allocation of less than 100% of Fund equity to the Advisors represents a deleveraging of the Fund's trading, which may have the effect of preserving equity during unfavorable market cycles (but which also reduces the upside potential of the Fund during favorable conditions). Preferred receives brokerage commissions based on the total Fund equity, not allocated equity. See "Conflicts of Interest--Preferred" at page 40. Any decision to terminate or reallocate assets among Trading Advisors is based on a combination of numerous factors, as described under "The Fund and Its Objectives -- The Advisors" at page 19. Preferred's Advisor selection procedures are described under "Preferred Investment Solutions Corp. -- Management of Traders" at page
31. The Core Advisors' trading methods are described under "The Fund and Its Objectives -- Core and Potential Core Advisor Summaries" at page 20.

     Preferred has no timetable or schedule for making Advisor changes or reallocations, and generally makes a medium- to long-term commitment to all Advisors selected. Preferred is not required to allocate the proceeds resulting from subscriptions as any month-end during the continuing offering (over any amounts redeemed as of such date) on a pro rata basis; rather, such allocations will be based on the factors described under "The Fund and Its Objectives -- The Advisors." Preferred will notify investors monthly as to month-end allocations.

Liquidity

     The Fund's investments in the futures, forwards, options and related markets may, from time to time, be illiquid. See "The Risks You Face -- (11) Possible Illiquid Markets" at page 12. Most United States exchanges limit fluctuations in certain futures interest prices during a single day by regulations referred to as "daily price fluctuations limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limit in such futures interests. If the price for a particular contract has increased or decreased by an amount equal to the "daily limit," positions in such futures contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. While the occurrence of such an event may reduce or effectively eliminate the liquidity of a particular market, it will not limit ultimate losses and may in fact substantially increase losses because of this inability to liquidate unfavorable positions. In addition, if there is little or no trading in a particular futures or forward contract that the Fund is trading, whether such illiquidity is caused by any of the above reasons or otherwise, the Fund may be unable to execute trades at favorable prices and/or may be unable or unwilling to liquidate its position prior to its expiration date, thereby requiring the Fund to make or take delivery of the underlying commodity. In addition, certain Advisors trade on futures markets outside the United States on behalf of the Fund. Certain foreign exchanges may be substantially more prone to periods of illiquidity than United States exchanges. Further, certain Advisors trade forward contracts which are not traded on exchanges; rather banks and dealers act as principals in these markets. The CFTC does not regulate trading on non-U.S. futures markets or in forward contracts. Illiquid market conditions could result in restrictions on redemptions.

     With respect to the Fund's trading, in general, the Fund's Advisors will endeavor to trade only futures, forwards and options that have sufficient liquidity to enable them to enter and close out positions without causing major price movements. Furthermore, since commencement of trading by the Fund, there has never been a time when illiquidity has affected a material portion of any Fund assets. See "Redemptions and Distributions" at page 42.

     Units may be redeemed, at a Unitholder's option, as of the close of business on the last day of any month. Units purchased on and after June 1, 2004 and are redeemed at Net Asset Value are subject to redemption charges as follows: Units redeemed on the 1st month-end through the 3rd month-end after sale are subject to a 3.5% redemption charge, Units redeemed on the 4th month-end through the 6th month-end after sale are subject to a 2.625% redemption charge, Units redeemed on the 7th month-end through the 9th month-end after sale are subject to a 1.75% redemption charge and Units redeemed on the 10th through 12th month-end after sale are subject to a 0.875% redemption charge. After the end of the 12th month, there will be no charge for redemptions.

     Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

     Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.

Results of Operations

General

     Preferred believes that multi-advisor futures funds should be regarded as medium- to long-term (i.e., three to five year) investments, but it is difficult to identify trends in the Fund's operations and virtually impossible to make any predictions regarding future results.

     Preferred has not made, and has no intention of making, any distributions of the Fund's profits or capital to Unitholders.

     The Fund incurs substantial charges from the payment of Profit Shares to the Advisors, Incentive Fees and Brokerage Commissions to Preferred, and operating, selling, administrative and miscellaneous execution costs. Brokerage commissions are payable based upon the Net Asset Value of the Fund and are payable without regard to profitability of the Fund. As a result, it is possible that the Fund may incur a net loss when trading profits are not substantial enough to avoid depletion of the Fund's assets from such fees and expenses. Thus, due to the nature of the Fund's business, the success of the Fund is dependent upon the ability of the Advisors to generate trading profits through the speculative trading of futures, forwards and options sufficient to produce capital appreciation after payment of all fees and expenses.

     It is important to note, however, that (i) the Advisors trade in various markets at different times and that prior activity in a particular market does not mean that such markets will be actively traded by an Advisor or will be profitable in the future and (ii) the Advisors trade independently of each other using different trading systems and may trade different markets with various concentrations at various times. Consequently, the results of operations of the Fund can only be discussed in the context of the overall trading activities of the Fund, the Advisors' trading activities on behalf of the Fund as a whole and how the Fund has performed in the past.

     The Fund commenced trading operations on May 22, 1997. Set forth below are the results of operations of the Fund for the years ended December 31, 2004, 2003 and 2002.

     As of December 31, 2004, the Net Asset Value of the Fund was $22,640,599, a decrease of approximately 7.71% from its Net Asset Value of $24,531,755 at December 31, 2003. The Fund's subscriptions and redemptions for the year ended December 31, 2004, totaled $2,935,410 and $3,956,659, respectively. For the year ended December 31, 2004, the Fund had revenues comprised of $2,517,436 in realized trading gains, $802,457 in change in unrealized trading losses and $380,892 of interest income. Total expenses and brokerage commissions for the year ended December 31, 2004 were $2,805,374. The Net Loss for the year ended December 31, 2004 was $709,503. The Net Asset Value per Unit at December 31, 2004 decreased 2.69% from $111.02 at December 31, 2003, to $108.04 at December 31, 2004. The Fund's trading losses resulted primarily from losses in the indices, metals and softs sectors offset by gains in the currencies, energy, grains and interest rate sectors.

     As of December 31, 2003, the Net Asset Value of the Fund was $24,531,755, an increase of approximately 26.49% from its Net Asset Value of $19,394,215 at December 31, 2002. The Fund's subscriptions and redemptions for the year ended December 31, 2003, totaled $8,278,861 and $3,187,628, respectively. For the year ended December 31, 2003, the Fund had revenues comprised of $3,085,074 in realized trading gains, $25,999 in unrealized trading losses and $127,729 of interest income. Total expenses and brokerage commissions for the year ended December 31, 2003 were $2,902,497. The Net Income for the year ended December 31, 2003 was $284,307. The Net Asset Value per Unit increased 0.23% from $110.77 at December 31, 2002, to $111.02 at December 31, 2003.

The Fund's positive performance for the year ended December 31, 2003 resulted primarily from currencies, global stock indices and metals.

     As of December 31, 2002, the Net Asset Value of the Fund was $19,394,215, an increase of approximately 20.27% from its Net Asset Value of $16,125,379 at December 31, 2001. The Fund's subscriptions and redemptions for the year ended December 31, 2002, totaled $3,163,416 and $2,354,126, respectively. For the year ended December 31, 2002, the Fund had revenues comprised of $4,672,380 in realized trading gains, $631,477 in unrealized trading gains and $170,849 of interest income. Total expenses and brokerage commissions for the year ended December 31, 2002 were $2,905,530. The Net Income for the year ended December 31, 2002 was $2,569,176. The Net Asset Value per Unit increased 14.81% from $96.48 at December 31, 2001, to $110.77 at December 31, 2002. The Fund's positive performance for the year ended December 31, 2002 resulted primarily from global interest rates, currencies and global stock indices.


Performance Summary

     The most directly relevant information relating to the results of operations of a managed futures fund, such as the Fund, is the actual performance record. During the period January 1, 2000 through February 28, 2005, the Fund's Net Asset Value per Unit increased from $97.01 to $101.32, and the Compound Rate of Return for 2004 was approximately (2.69)%, as set forth on page 54.

Capital Resources

     The Fund does not have, nor does it expect to have, any capital assets. Redemptions and sales of the Units in the future will affect the amount of funds available for trading futures, forwards and options in subsequent periods.

     There are three primary factors that affect the Fund's capital resources:
(i) the trading profit or loss generated by the Advisors (plus interest income); (ii) the capital invested or redeemed by Unitholders; and (iii) the capital invested or redeemed by the Fund's managing owner, Preferred. Preferred has maintained, and has agreed to maintain, at all times a one percent (1%) interest in the Fund. All capital contributions by Preferred necessary to maintain such capital account balance are evidenced by units of beneficial interest, each of which have an initial value equal to the Net Asset Value per Unit (as defined below) at the time of such contribution. Preferred, in its sole discretion, may withdraw any excess above its required capital contribution without notice to the Unitholders. Preferred, in its sole discretion, may also contribute any greater amount to the Fund, for which it shall receive, at its option, additional Units at their then-current Net Asset Value (as defined below).

     "Net Assets" and "Net Asset Value" of the Fund are defined as total assets of the Fund less total liabilities as determined in accordance with generally accepted accounting principles as described in the Fund's Declaration of Trust Agreement. The term "Net Asset Value Per Unit" is defined in the Declaration of Trust to mean the Net Assets of the Fund divided by the number of Units outstanding as of the date of determination.

     The amount of capital raised for the Fund should not, except at extremely high levels of capitalization, have a significant impact on its operations. The Fund's costs are generally proportional to its asset base and, within broad ranges of capitalization, the Advisors' trading positions (and the resulting gains and losses) should increase or decrease in approximate proportion to the size of the Fund's account managed by each of them.

     The Fund raises additional capital only through the continuous offering of its Units. The Fund does not borrow, and sells no securities other than the Units. Kenmar Securities, Inc. acts as a Selling Agent in respect of the Fund's Units.

     The discussion above contains certain forward-looking statements (as such term is defined in the rules promulgated under the Securities Exchange Act of
1934) that are based on the beliefs of Preferred, as well as assumptions made by, and information currently available to, Preferred. A number of important factors may cause the Fund's actual results, performance or achievements for 2005 and beyond to differ materially from the results, performance or achievements expressed in, or implied by, such forward-looking statements. These factors include, without limitation, the factors described above.

                            INDEX OF DEFINED TERMS

          A number of defined terms are used in this Prospectus. The respective definitions or descriptions of such terms may be found on the following pages of this Prospectus.

                                                                       Page(s)
                                                                       -------

Aggregate Investment Expenses...............................................46
CFTC........................................................................ii
Clearing Brokers............................................................38
Code........................................................................44
Declaration of Trust........................................................31
employee benefit plan.......................................................48
ERISA.......................................................................48
Fimat.......................................................................38
Fund.........................................................................i
Futures Broker..............................................................38
high water mark.............................................................36
IRS.........................................................................14
Loss Carryforward...........................................................36
NASAA Guidelines............................................................31
Net Asset Value.............................................................60
Net Asset Value Per Unit....................................................60
Net Assets..................................................................60
New Overall Appreciation....................................................36
New Trading Profit..........................................................36
NFA.........................................................................ii
Overall Appreciation........................................................36
Plan Fiduciaries............................................................48
Plans.......................................................................48
Preferred...................................................................27
Preferred Related Parties...................................................31
Publicly-Offered Security Exception.........................................48
SEC.........................................................................32
Subscription Requirements...................................................50
Trading Profit..............................................................36
UBS Securities..............................................................38
Unit.........................................................................1

                                       INDEX TO FINANCIAL STATEMENTS

                                                                                                                   Page
                                                                                                                   ----
Kenmar Global Trust

     Report of Independent Registered Public Accounting Firm.........................................................63
     Statements of Financial Condition as of December 31, 2004 and 2003 (Audited)....................................64
     Condensed Schedules of Investments as of December 31, 2004 and 2003 (Audited)...................................65
     Statements of Operations For the Years Ended December 31, 2004, 2003, and 2002 (Audited)........................66
     Statements of Cash Flows For the Years Ended December 31, 2004, 2003, and 2002 (Audited)........................67
     Statements of Changes in Unitholders' Capital (Net Asset Value) For the Years Ended
           December 31, 2004, 2003, and 2002 (Audited)...............................................................68
     Notes to Financial Statements (Audited).........................................................................69

Preferred Investment Solutions Corp. (formerly Kenmar Advisory Corp.)

     Independent Auditor's Report....................................................................................74
     Statement of Financial Condition as of September 30, 2004 (Audited).............................................75
     Notes to Statement of Financial Condition (Audited).............................................................76
     Statement of Financial Condition as of December 31, 2004 (Unaudited)............................................86
     Note to Statement of Financial Condition (Unaudited)............................................................87

             Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            -------------------------------------------------------


To the Unitholders
Kenmar Global Trust

We have audited the accompanying statements of financial condition of Kenmar Global Trust, including the condensed schedules of investments, as of December 31, 2004 and 2003, and the related statements of operations, cash flows and changes in unitholders' capital (net asset value) for the years ended December 31, 2004, 2003 and 2002. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kenmar Global Trust as of December 31, 2004 and 2003, and the results of its operations, cash flows and changes in its net asset values for the years ended December 31, 2004, 2003 and 2002, in conformity with U.S. generally accepted accounting principles.




/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.


Hunt Valley, Maryland
March 9, 2005

                              KENMAR GLOBAL TRUST
                       STATEMENTS OF FINANCIAL CONDITION
                          December 31, 2004 and 2003

                                ---------------


                                                                                       2004                  2003
                                                                                       ----                  ----
ASSETS
  Equity in broker trading accounts
     Cash                                                                           $16,186,328           $21,617,196
     Unrealized gain on open contracts                                                  409,172             1,082,839
                                                                                 --------------         -------------

            Deposits with brokers                                                    16,595,500            22,700,035

  Cash and cash equivalents                                                           6,613,238             2,334,203
  Unrealized (loss) on open forward currency contracts                                 (159,830)              (31,040)
  Subscriptions receivable                                                                    0                30,000
                                                                                 --------------         -------------

            Total assets                                                            $23,048,908           $25,033,198
                                                                                 ==============         =============

LIABILITIES
  Accounts payable                                                               $       35,826        $       50,629
  Commissions and other trading fees on open contracts                                    4,673                 4,673
  Managing Owner brokerage commissions                                                  151,310               181,331
  Advisor profit shares                                                                 123,925               156,471
  Redemptions payable                                                                    91,091               107,914
  Redemption charges payable to Managing Owner                                            1,484                   425
                                                                                 --------------         -------------

            Total liabilities                                                           408,309               501,443
                                                                                 --------------         -------------

UNITHOLDERS' CAPITAL (Net Asset Value)
  Managing Owner - 2,409.1584 and 2,317.0232 units
     outstanding at December 31, 2004 and 2003                                          260,285               257,247
  Other Unitholders - 207,148.9756 and 218,640.2418
     units outstanding at December 31, 2004 and 2003                                 22,380,314            24,274,508
                                                                                 --------------         -------------

            Total unitholders' capital
                 (Net Asset Value)                                                   22,640,599            24,531,755
                                                                                 --------------         -------------

                                                                                    $23,048,908           $25,033,198
                                                                                 ==============         =============




                            See accompanying notes.

                              KENMAR GLOBAL TRUST
                      CONDENSED SCHEDULES OF INVESTMENTS
                          December 31, 2004 and 2003

                                ---------------

                                                               2004                              2003
                                                   -----------------------------      ---------------------------
LONG FUTURES CONTRACTS
----------------------
                                                                      % of Net                          % of Net
           Description                                Value          Asset Value         Value         Asset Value
           -----------                                -----          -----------         -----         -----------
           Agricultural                            $    19,225          0.08 %         $   12,694          0.05 %
           Currency                                     17,393          0.08 %            297,693          1.21 %
           Energy                                            0          0.00 %            (40,699)        (0.16)%
           Interest rate                                 4,224          0.02 %             21,480          0.09 %
           Metals                                      201,425          0.89 %            757,821          3.09 %
           Stock index                                 228,871          1.01 %            336,835          1.37 %
           Other                                             0          0.00 %               (261)         0.00 %
                                                   -----------      ----------         ----------      ----------

           Total long futures contracts            $   471,138          2.08 %         $1,385,563          5.65 %
                                                   -----------      ----------         ----------      ----------


SHORT FUTURES CONTRACTS
-----------------------
                                                                      % of Net                          % of Net
           Description                                Value          Asset Value         Value         Asset Value
           -----------                                -----          -----------         -----         -----------

           Agricultural                            $    30,118          0.13 %         $    7,048          0.03 %
           Currency                                     38,601          0.17 %             19,684          0.08 %
           Energy                                       77,620          0.34 %                (93)         0.00 %
           Interest rate                                11,351          0.05 %              3,069          0.01 %
           Metals                                     (221,495)        (0.97)%           (340,931)        (1.39)%
           Stock index                                   2,498          0.01 %              8,499          0.03 %
           Other                                          (659)         0.00%                   0          0.00 %
                                                   -----------      ----------         ----------      ----------

           Total short futures contracts           $   (61,966)        (0.27)%         $ (302,724)        (1.24)%
                                                   -----------      ----------         ----------      ----------

           Total futures contracts                 $   409,172          1.81 %         $1,082,839          4.41 %
                                                   ===========      ==========         ==========      ==========


FORWARD CURRENCY CONTRACTS
--------------------------
                                                                      % of Net                          % of Net
           Description                                Value          Asset Value         Value         Asset Value
           -----------                                -----          -----------         -----         -----------

           Long forward currency contracts         $   168,689          0.74 %         $  (18,061)        (0.07)%
           Short forward currency contracts           (328,519)        (1.45)%            (12,979)        (0.05)%
                                                   -----------      ----------         ----------      ----------
           Total forward currency contracts        $  (159,830)        (0.71)%         $  (31,040)        (0.12)%
                                                   ===========      ==========         ==========      ==========


                            See accompanying notes.

                              KENMAR GLOBAL TRUST
                           STATEMENTS OF OPERATIONS
             For the Years Ended December 31, 2004, 2003 and 2002

                                ---------------


                                                            2004                2003               2002
                                                            ----                ----               ----
TRADING GAINS (LOSSES)
    Realized                                          $  2,517,436       $  3,085,074         $ 4,672,380
    Change in unrealized                                  (802,457)           (25,999)            631,477
    Brokerage commissions                                 (264,647)          (232,081)           (184,293)
                                                      ------------       ------------        ------------

       Gain from trading                                 1,450,332          2,826,994           5,119,564
                                                      ------------       ------------        ------------

NET INVESTMENT (LOSS)
 Income
    Interest income                                        380,892            127,729             170,849
                                                      ------------       ------------        ------------

 Expenses
    Managing Owner brokerage commissions                 2,082,064          2,009,917           1,647,208
    Advisor profit shares                                  295,261            507,299             934,498
    Operating expenses                                     163,402            153,200             139,531
                                                      ------------       ------------        ------------

       Total expenses                                    2,540,727          2,670,416           2,721,237
                                                      ------------       ------------        ------------

       Net investment (loss)                            (2,159,835)        (2,542,687)         (2,550,388)
                                                      ------------       ------------        ------------

       NET INCOME (LOSS)                              $   (709,503)      $    284,307         $ 2,569,176
                                                      ============       ============         ===========

NET INCOME (LOSS) PER UNIT
    (based on weighted average number of
    units outstanding during the year)                $      (3.20)      $       1.47         $     15.20
                                                      ============       ============         ===========

INCREASE (DECREASE) IN NET
    ASSET VALUE PER UNIT                              $      (2.98)      $       0.25         $     14.29
                                                      ============       ============         ===========



                            See accompanying notes.

                              KENMAR GLOBAL TRUST
                           STATEMENTS OF CASH FLOWS
             For the Years Ended December 31, 2004, 2003 and 2002

                                ---------------



                                                                       2004                2003               2002
                                                                       ----                ----               ----
Cash flows from (for) operating activities
  Net income (loss)                                                $  (709,503)       $   284,307         $ 2,569,176
     Adjustments to reconcile net income (loss)
     to net cash from operating activities:
        Net change in unrealized                                       802,457             25,999            (631,477)
        Increase (decrease) in accounts payable and
            accrued expenses                                           (77,370)           152,289              54,328
                                                                   -----------        -----------         -----------

            Net cash from operating activities                          15,584            462,595           1,992,027
                                                                   -----------        -----------         -----------

Cash flows from (for) financing activities
  Addition of units                                                  2,965,410          8,248,861           3,163,416
  Offering costs paid                                                 (160,404)          (238,000)           (109,630)
  Redemption of units                                               (3,972,423)        (3,168,133)         (2,343,977)
                                                                   -----------        -----------         -----------

            Net cash from (for) financing activities                (1,167,417)         4,842,728             709,809
                                                                   -----------        -----------         -----------

Net increase (decrease) in cash and cash equivalents                (1,151,833)         5,305,323           2,701,836

Cash and cash equivalents
  Beginning of year                                                 23,951,399         18,646,076          15,944,240
                                                                   -----------        -----------         -----------

  End of year                                                      $22,799,566        $23,951,399         $18,646,076
                                                                   ===========        ===========         ===========

End of year cash and cash equivalents consists of:
  Cash in broker trading accounts                                  $16,186,328        $21,617,196         $10,076,868
  Cash and cash equivalents                                          6,613,238          2,334,203           8,569,208
                                                                   -----------        -----------         -----------

            Total end of year cash and cash
               equivalents                                         $22,799,566        $23,951,399         $18,646,076
                                                                   ===========        ===========         ===========



                            See accompanying notes.

                              KENMAR GLOBAL TRUST
        STATEMENTS OF CHANGES IN UNITHOLDERS' CAPITAL (NET ASSET VALUE)
             For the Years Ended December 31, 2004, 2003 and 2002

                                ---------------


                                                                                   Unitholders' Capital
                                                      Total          --------------------------------------------------
                                                    Number of         Managing             Other
                                                      Units             Owner           Unitholders           Total
                                                      -----             -----           -----------           -----
Balances at
  December 31, 2001                              167,134.9545         $196,966        $15,928,413         $16,125,379
Net income for the year
  ended December 31, 2002                                               30,486          2,538,690           2,569,176
Additions                                         31,247.2738                0          3,163,416           3,163,416
Redemptions                                      (23,296.6072)               0         (2,354,126)         (2,354,126)
Offering costs                                                          (1,315)          (108,315)           (109,630)
                                                 ------------         --------        -----------         -----------
Balances at
  December 31, 2002                              175,085.6211          226,137         19,168,078          19,394,215
Net income for the year
  ended December 31, 2003                                                3,749            280,558             284,307
Additions                                         74,176.8974           30,000          8,248,861           8,278,861
Redemptions                                      (28,305.2535)               0         (3,187,628)         (3,187,628)
Offering costs                                                          (2,639)          (235,361)           (238,000)
                                                 ------------         --------        -----------         -----------
Balances at
  December 31, 2003                              220,957.2650          257,247         24,274,508          24,531,755
Net (loss) for the year
  ended December 31, 2004                                               (5,250)          (704,253)           (709,503)
Additions                                         26,902.1150           10,000          2,925,410           2,935,410
Redemptions                                      (38,301.2460)               0         (3,956,659)         (3,956,659)
Offering costs                                                          (1,712)          (158,692)           (160,404)
                                                 ------------         --------        -----------         -----------
Balances at
  December 31, 2004                              209,558.1340         $260,285        $22,380,314         $22,640,599
                                                 ============         ========        ===========         ===========


                                                                          Net Asset Value Per Unit
                                                               -----------------------------------------
                                                                              December 31,
                                                              2004                2003                2002
                                                              ----                ----                ----
                                                             $108.04             $111.02             $110.77
                                                             =======             =======             =======


                            See accompanying notes.

                              KENMAR GLOBAL TRUST
                         NOTES TO FINANCIAL STATEMENTS

                                ---------------



Note 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          -----------------------------------------------------------

          A.   General Description of the Fund

               Kenmar Global Trust (the Fund) is a Delaware business trust. The Fund is a multi-advisor, multi-strategy commodity pool which trades in United States (U.S.) and foreign futures, options, forward currency and related markets.


          B.   Regulation

               As a registrant with the Securities and Exchange Commission, the Fund is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity pool, the Fund is subject to the regulations of the Commodity Futures Trading Commission, an agency of the U.S. government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of the Futures Commission Merchants (brokers) and interbank market makers through which the Fund trades.


          C.   Method of Reporting

               The Fund's financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Fund's management. Gains or losses are realized when contracts are liquidated. Net unrealized gain or loss on open contracts (the difference between contract trade price and market price) is reflected in the statement of financial condition in accordance with Financial Accounting Standards Board Interpretation No. 39 - "Offsetting of Amounts Related to Certain Contracts." The market value of futures (exchange traded) contracts is verified by the administrator who obtains valuation data from third party providers such as Bloomberg and Reuters and compares those prices with the Fund's broker. The market value of currency swap and forward (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 3 PM on the last business day of the reporting period. Any change in net unrealized gain or loss is reported in the statement of operations. Brokerage commissions paid directly to brokers, reflected as "brokerage commissions" in the statement of operations, include exchange and other trading fees and are charged to expense when contracts are opened.

          D.   Cash and Cash Equivalents

               Cash and cash equivalents includes cash and short-term time deposits held at financial institutions.

          E.   Income Taxes

               The Fund prepares calendar year U.S. and applicable state information tax returns and reports to the Unitholders their allocable shares of the Fund's income, expenses and trading gains or losses.

          F.   Offering Costs

               Offering costs are borne by the Fund and are charged directly to unitholders' capital as incurred.

                              KENMAR GLOBAL TRUST
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                ---------------



Note 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           -----------------------------------------------------------
           (CONTINUED)

          G.   Foreign Currency Transactions

               The Fund's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Note 2.   MANAGING OWNER
          --------------

          The Managing Owner of the Fund is Preferred Investment Solutions Corp. (previously Kenmar Advisory Corp.), which conducts and manages the business of the Fund. The Declaration of Trust and Trust Agreement requires the Managing Owner to maintain a capital account equal to at least 1% of the total capital accounts of the Fund. The Managing Owner has agreed to maintain a net worth of not less than $1,000,000. At December 31, 2004, the Managing Owner has a net worth in excess of $1,000,000.

          Effective March 1, 2004, the Managing Owner is paid monthly brokerage commissions ("Managing Owner Brokerage Commissions") equal to 1/12 of 10% (10% annually) of the Fund's beginning of month Net Asset Value on the first $25 million of Net Asset Value and 1/12 of 9% (9% annually) of the Fund's beginning of month Net Asset Value in excess of $25 million. During the period May 9, 2003 to February 28, 2004, the Managing Owner brokerage commissions were equal to 1/12 of 10% (10% annually) of the Fund's beginning of month Net Asset Value. Prior to May 9, 2003, the Managing Owner brokerage commissions were equal to 1/12 of 11% (11% annually) of the Fund's beginning of month Net Asset Value. The Managing Owner, in turn, pays substantially all actual costs of executing the Fund's trades, selling commissions and trailing commissions to selling agents, and consulting fees to the commodity trading advisors. Managing Owner brokerage commissions are reduced by brokerage commissions and other trading fees paid directly to brokers by the Fund. For the years ended December 31, 2004, 2003 and 2002, brokerage commissions equated to an approximate round-turn equivalent rate of $58, $62 and $64, respectively. Such approximate round-turn equivalent brokerage commission rate will vary depending on the frequency of trading by the Fund's commodity trading advisors.

          The Managing Owner is paid an incentive fee equal to 5% of New Overall Appreciation (which is defined in the Declaration of Trust and Trust Agreement and excludes interest income) as of each fiscal year-end and upon redemption of Units. No incentive fee was earned by the Managing Owner during 2004, 2003 and 2002.

Note 3.   COMMODITY TRADING ADVISORS
          --------------------------

          The Fund has advisory agreements with various commodity trading advisors pursuant to which the Fund pays quarterly profit shares of 20% of Trading Profit (as defined in each respective advisory agreement).

                              KENMAR GLOBAL TRUST
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                ---------------



Note 4.   DEPOSITS WITH BROKERS
          ---------------------

          The Fund deposits cash with brokers subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of cash with such brokers. The Fund earns interest income on its cash deposited with the brokers.

Note 5.   SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS
          --------------------------------------------

          Investments in Units of Beneficial Interest are made by subscription agreement, subject to acceptance by the Managing Owner.

          The Fund is not required to make distributions, but may do so at the sole discretion of the Managing Owner. A Unitholder may request and receive redemption of Units owned, subject to restrictions in the Declaration of Trust and Trust Agreement.

          Units purchased on or after May 31, 2004 and redeemed prior to the end of the twelfth month after such Units are sold are subject to the following redemption charges paid to the Managing Owner: 3.5% of Net Asset Value redeemed on or after the end of the first and on or before the end of the third month after purchase; 2.625% of Net Asset Value redeemed from the beginning of the fourth and on or before the end of the sixth month after purchase; 1.75% of Net Asset Value redeemed from the beginning of the seventh and on or before the end of the ninth month after purchase; and 0.875% of Net Asset Value redeemed from the beginning of the tenth and on or before the end of the twelfth month after purchase.

          Units purchased on or after February 28, 2004 and prior to May 31, 2004 and redeemed prior to the end of the twelfth month after such Units are sold are subject to the following redemption charges paid to the Managing Owner: 3% of Net Asset Value redeemed on or after the end of the first and on or before the end of the third month after purchase; 2.625% of Net Asset Value redeemed from the beginning of the fourth and on or before the end of the sixth month after purchase; 1.75% of Net Asset Value redeemed from the beginning of the seventh and on or before the end of the ninth month after purchase; and 0.875% of Net Asset Value redeemed from the beginning of the tenth and on or before the end of the twelfth month after purchase.

          Units purchased prior to February 28, 2004 may only be redeemed beginning on or after the end of the sixth month after sale. Such units redeemed on or before the end of the twelfth full calendar month and after the end of the twelfth full month but on or before the end of the eighteenth full calendar month after the date such Units begin to participate in the profits and losses of the Fund are subject to early redemption charges of 3% and 2%, respectively, of the Net Asset Value redeemed.

          All redemption charges are paid to the Managing Owner. Such redemption charges are included in redemptions in the statement of changes in unitholders' capital and amounted to $17,240, $1,845 and $4,872 during 2004, 2003 and 2002, respectively.

Note 6.   TRADING ACTIVITIES AND RELATED RISKS
          ------------------------------------

          The Fund engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts and forward currency contracts (collectively, "derivatives"). The Fund is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

                              KENMAR GLOBAL TRUST
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                ---------------



Note 6.   TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)
          ------------------------------------------------

          Purchases and sales of futures and options on futures contracts require margin deposits with the brokers. Additional deposits may be necessary for any loss of contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

          The Fund has cash and cash equivalents on deposit with interbank market makers and other financial institutions in connection with its trading of forward currency contracts and its cash management activities. In the event of a financial institution's insolvency, recovery of Fund assets on deposit may be limited to account insurance or other protection afforded such deposits. Since forward currency contracts are traded in unregulated markets between principals, the Fund also assumes the risk of loss from counterparty nonperformance.

          For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Fund is exposed to a market risk equal to the notional contract value of futures and forward currency contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Fund pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Fund to potentially unlimited liability, and purchased options expose the Fund to a risk of loss limited to the premiums paid.

          The Managing Owner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. The Unitholders bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 7.   GUARANTEES
          ----------

          In the normal course of business, the Fund enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. The Fund expects the risk of any future obligation under these indemnifications to be remote.

                              KENMAR GLOBAL TRUST
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                ---------------



Note 8.   FINANCIAL HIGHLIGHTS
          --------------------

          The following information presents per unit operating performance data and other supplemental financial data for the years ended December 31, 2004, 2003 and 2002. This information has been derived from information presented in the financial statements.

                                                                                 2004           2003            2002
                                                                                 ----           ----            ----
           Per Unit Performance
           (for a unit outstanding throughout the entire year)
           ---------------------------------------------------
           Net asset value per unit at beginning of year                        $111.02        $110.77        $  96.48
                                                                                -------        -------        --------
           Income from operations:
                  Gain from trading (1)                                            7.48          14.61           30.03
                  Net investment (loss) (1)                                       (9.74)        (13.13)         (15.09)
                                                                                -------        -------        --------
                         Total income (loss) from operations                      (2.26)          1.48           14.94
                                                                                -------        -------        --------
           Offering costs (1)                                                     (0.72)         (1.23)          (0.65)
                                                                                -------        -------        --------
           Net asset value per unit at end of year                              $108.04        $111.02         $110.77
                                                                                =======        =======         =======
           Total Return                                                           (2.69)%         0.23 %         14.81 %
                                                                                =======        =======         =======
           Supplemental Data
           Ratios to average net asset value:
                  Expenses prior to advisor profit shares                         (9.56)%        (9.97)%        (10.73)%
                  Advisor profit shares                                           (1.26)%        (2.34)%         (5.61)%
                                                                                -------        -------        --------
                         Total expenses                                          (10.82)%       (12.31)%        (16.34)%
                                                                                =======        =======         =======
                  Net investment (loss) (2)                                       (7.94)%        (9.38)%         (9.71)%
                                                                                =======        =======         =======

           Total returns are calculated based on the change in value of a unit during the year. An individual unitholder's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.


           --------------------
          (1) The net investment (loss) per unit and offering costs per unit are calculated by dividing the net investment (loss) and offering costs by the average number of units outstanding during the year. The gain from trading is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
          (2)  Excludes advisor profit shares.

                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------


To the Board of Directors and Stockholder
Preferred Investment Solutions Corp.


We have audited the accompanying statement of financial condition of Preferred Investment Solutions Corp. (formerly Kenmar Advisory Corp.) as of September 30, 2004. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Preferred Investment Solutions Corp. as of September 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

As discussed in the notes to the statement of financial condition, Preferred Investment Solutions Corp. is a wholly-owned subsidiary and a member of a group of affiliated companies and, as described in the statement of financial condition and notes thereto, has extensive transactions and relationships with members of the group.


                 /s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.


Hunt Valley, Maryland
February 3, 2005, except for Note 8
  as to which the date is March 8, 2005

                     PREFERRED INVESTMENT SOLUTIONS CORP.
                       STATEMENT OF FINANCIAL CONDITION
                              September 30, 2004

                                ---------------



ASSETS
  Cash and cash equivalents                                         $1,259,242
  Fees and other receivables                                           214,240
  Due from affiliates, net                                           1,506,161
  Investment in affiliated commodity pool                              234,827
  Investment in commodity pool                                          22,156
  Property and equipment, net                                          107,050
  Direct costs related to acquisitions in process                      483,550
  Other assets                                                           6,671
                                                                    ----------

            Total assets                                            $3,833,897
                                                                    ==========

LIABILITIES
  Commissions and fees payable                                      $  200,248
  Accrued expenses                                                     629,788
  Notes payable                                                        212,828
  Loans payable                                                      1,500,000
  Obligations under capital leases                                      99,199
                                                                    ----------

            Total liabilities                                        2,642,063
                                                                    ----------

Commitments and contingencies

STOCKHOLDER'S EQUITY
  Common stock, $1 par value:
    Authorized - 1,000 shares; issued
      and outstanding - 248 shares                                         248
  Additional paid-in capital                                         3,838,946
  Retained earnings (deficit)                                        (447,360)
                                                                    ----------

                                                                     3,391,834
            Less: Cost of treasury stock - 138 shares of
              common stock                                           2,200,000
                                                                    ----------

            Total stockholder's equity                               1,191,834
                                                                    ----------

            Total liabilities and stockholder's equity              $3,833,897
                                                                    ==========


                            See accompanying notes.

          THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
                   NOTES TO STATEMENT OF FINANCIAL CONDITION
                              September 30, 2004

                                ---------------


Note 1.   GENERAL DESCRIPTION OF THE COMPANY AND SIGNIFICANT ACCOUNTING
          -------------------------------------------------------------
          POLICIES

          A.   General

               Preferred Investment Solutions Corp. (the "Company") (formerly Kenmar Advisory Corp.), a commodity pool operator registered with the Commodity Futures Trading Commission, organizes and operates commodity pools that engage primarily in the speculative trading of futures, forwards and option contracts and receives substantially all of its revenue from the management thereof.

               The Company is a wholly-owned subsidiary of Kenmar Holdings Inc. (the Parent), which, in turn, is wholly-owned by Kenmar Investment Associates (KIA). Two of the Company's officers are each indirectly the sole and equal owners of KIA.

               The accompanying statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Company's management. Actual results could differ from those estimates.

          B.   Cash and Cash Equivalents

               Cash and cash equivalents include all cash and money market account balances. The Company maintains its cash and cash equivalents with primarily one financial institution. In the event of a financial institution's insolvency, the Company's recovery of cash and cash equivalent balances on deposit may be limited to account insurance or other protection afforded such deposits.

          C.   Investments in Commodity Pools

               The Company's investment in an affiliated commodity pool, of which the Company is the Managing Owner, and the Company's investment in an unaffiliated commodity pool are carried at its proportionate share of the underlying market value of the net assets of the commodity pools.

          D.   Revenue Recognition

               Incentive, management, administrative and other fees are recognized in accordance with the terms of the respective agreements. The Company receives a portion of the brokerage commissions paid by an unaffiliated commodity pool to its broker. Such commissions are recognized by the Company as revenue on the futures trade date.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                              September 30, 2004

                                ---------------



Note 1.   GENERAL DESCRIPTION OF THE COMPANY AND SIGNIFICANT ACCOUNTING
          -------------------------------------------------------------
          POLICIES (CONTINUED)
          --------------------

          E.   Property and Equipment

               Depreciation of furniture, fixtures and office equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from 5 to 7 years. Depreciation of software is computed using the straight-line method over the estimated useful life of the software, which is 3 years. Amortization of leased assets and leasehold improvements is computed using the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the assets.

          F.   Income Taxes

               The Company is part of the Parent's consolidated group for U.S. and state income tax purposes. Income tax returns are prepared on the accrual basis of accounting on a fiscal year ended September 30. The Company uses an asset and liability approach in accounting for income taxes. The Company is allocated income tax in an amount equal to its separate tax liability, computed as if it were filing individually.

          G.   Recently Adopted Accounting Standard

               In December 2003, the Financial Accounting Standards Board
               (FASB) issued FASB Interpretation No. 46 (revised), "Consolidation of Variable Interest Entities" (FIN 46R), an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements". Variable interest entities, some of which were formerly referred to as special purpose entities, are generally entities for which their other equity investors (1) do not provide significant financial resources for the entity to sustain its activities, (2) do not have voting rights or (3) have voting rights that are disproportionately high compared with their economic interests. Under FIN 46R, variable interest entities must be consolidated by the primary beneficiary. The primary beneficiary is generally defined as having the majority of the risks and rewards of ownership arising from the variable interest entity. FIN 46R also requires certain disclosures if a significant variable interest is held but not required to be consolidated.

               Preferred holds interests in commodity pools in the form of investment advisory agreements calling for the payment of fees which may be considered variable interests. In order to determine whether these interests should be consolidated, Preferred applied normal consolidation rules (e.g. ARB 51), as well as FIN 46R, to determine whether or not these interests represented variable interest entities and whether or not Preferred was required to consolidate such interests if it was deemed to be a primary beneficiary. At September 30, 2004, Preferred concluded that consolidation of such interests was not required as the other equity investors have substantive voting rights.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                              September 30, 2004

                                ---------------



Note 2.   INVESTMENTS IN COMMODITY POOLS
          ------------------------------

          The Company is the Managing Owner of Kenmar Global Trust (the "Trust"), an affiliated commodity pool. Summarized activity, as of and for the year ended September 30, 2004, related to this Managing Owner interest, is as follows:

                                                                    Net
                                           Value at              Additions                       Value at
                                      September 30, 2003       (Redemptions)      (Loss)    September 30, 2004
                                      ------------------       -------------      ------    ------------------
           Kenmar Global Trust             $226,597               $30,000        $(21,770)       $234,827
                                           ========               =======        ========        ========

          As Managing Owner of the Trust, the Company conducts and manages the business of the Trust. The Trust Agreement of the Trust requires the Company, as Managing Owner, to maintain a capital account equal to 1% of the total capital accounts of the Trust. As of September 30, 2004, the minimum aggregate investment required under the terms of the agreement with the Trust was approximately $208,000. The Company, as Managing Owner of the Trust, has also agreed to maintain a net worth of not less than $1,000,000. As of September 30, 2004, the Company was in compliance with the aforementioned capital account and net worth requirements.

          For the period October 1, 2003 to December 31, 2003, the Company was the General Partner of The Fulcrum Fund Limited Partnership (Fulcrum). Effective January 1, 2004, the Company sold its General Partner interest in Fulcrum to another commodity pool operator. The Company receives a portion of any commissions and management or incentive fees earned by the new general partner with respect to the retained net assets of Fulcrum subsequent to December 31, 2003. The Company fully redeemed its General Partner interest in Fulcrum, re-investing $25,000 as a Limited Partner, as of December 31, 2003.

          Summarized activity as of and for the year ended September 30, 2004, related to the investment in Fulcrum, is as follows:

                                                         Net
                                Value at              Additions                      Value at
                           September 30, 2003       (Redemptions)    Income     September 30, 2004
                           ------------------       -------------    ------     ------------------
          Fulcrum               $124,578             $(119,037)      $16,615          $22,156
                                ========             =========       =======          =======

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                              September 30, 2004

                                ---------------



Note 2.   INVESTMENTS IN COMMODITY POOLS (CONTINUED)
          ------------------------------------------

          For managing the business of the commodity pools (KGT for the year ended September 30, 2004 and Fulcrum for the period October 1, 2003 to December 31, 2003), the Company earns fees and commissions in accordance with the terms of the respective limited partnership or trust agreements. The Company in turn pays management and incentive fees to the trading advisors. At September 30, 2004, the Company is owed fees of $152,708 from the Trust which are included in "Fees and other receivables" in the statement of financial condition. As Managing Owner of the Trust, the Company has a fiduciary responsibility to the commodity pool, and potential liability beyond the amounts recognized as an asset in the Statement of Financial Condition.

          Summarized financial information for the Trust as of and for the year ended September 30, 2004, is as follows:

               Assets                             $21,410,122
               Liabilities                            601,021
                                               --------------

                   Net asset value                $20,809,101
                                                  ===========


Note 3.   PROPERTY AND EQUIPMENT
          ----------------------

          At September 30, 2004, the Company's property and equipment consists of:

           Furniture, fixtures and office equipment           $  1,007,369
           Software                                                 33,780
           Leasehold improvements                                   10,542
           Leased assets                                           132,227
                                                            --------------

                                                                 1,183,918
          Less:Accumulated depreciation and
               amortization                                     (1,076,868)
                                                             -------------

                                                             $     107,050
                                                             =============


          At September 30, 2004, accumulated amortization of the leased assets amounted to $103,431.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                              September 30, 2004

                                ---------------



Note 4.   NOTES PAYABLE AND LINE OF CREDIT AGREEMENT
          ------------------------------------------

          The Company entered into a line of credit agreement with a financial institution in July 2003 under which a series of secured notes may be executed to fund specified selling commissions incurred by the Company as Managing Owner of the Trust. The aggregate borrowings may not exceed the lesser of the value of the assets used as security (see below) or $1,500,000. Each note executed under the agreement is payable on demand and matures and becomes payable no later than fourteen months after the date the note is executed. Interest is payable monthly at a floating rate, which is based upon the higher of : a) the Federal Funds Rate plus 0.5%, or b) the financial institution's Prime Rate. The average interest rate is approximately 4.75% as of September 30, 2004, for all notes outstanding.

          Amounts outstanding under the agreement are secured by the Company's investment in the Trust and any amounts due to the Company from the Trust. The agreement also contains certain covenants which, if not met, could subject amounts outstanding under the agreement to accelerated repayment.

          At September 30, 2004, notes totaling $212,828 are outstanding under this line of credit agreement.

Note 5.   LOANS PAYABLE
          -------------

          The Company entered into two loan agreements, one with a financial institution and the other with an affiliate of the financial institution on September 20, 2004 and September 29, 2004, respectively. Each loan was for $750,000, with the total of $1,500,000 being shown as loans payable on the statement of financial condition.

          The loans were entered into to provide financing in connection with the Company's acquisition of two corporations effective October 1, 2004. The acquisition of these two entities gave the Company the General Partner or Managing Owner interests in nine funds and Sponsor interests in four funds. At October 1, 2004 the General Partner and Managing Owner interests in nine of the thirteen funds totaled approximately $1,430,000, which the proceeds of the loans were used to purchase (See Note 11.). The loans are repayable on September 27, 2005 and September 29, 2005, respectively, with the Company having the option to extend the repayment date by a further six months.

          Interest for each loan consists of two components. The first component provides that the Company makes a quarterly interest payment of 1.25% (5% per annum) on the outstanding loan balance quarterly in arrears. The second component provides that interest shall accrue on the loan amount outstanding at a rate indexed to 100% of the performance of the General Partner or Managing Owner interests invested in the nine funds noted above, which is payable at the maturity of the loan. The total performance of the nine funds allocated to each loan provider cannot be less than zero.

          Amounts outstanding on the loans are secured by the Company's General Partner or Managing Owner interests in the respective funds.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                              September 30, 2004
                                ---------------


Note 6.   OBLIGATIONS UNDER LEASES
          ------------------------

          The Company leases office equipment under noncancelable capital leases which expire at various dates through 2006. The future minimum lease payments required by these capital leases are as follows:


                 Year Ending September 30
                 ------------------------

                         2005                                        $  94,504
                         2006                                           12,209
                                                                     ---------
          Total minimum lease payments                                 106,713
          Less:  Amounts representing interest and execution costs     (7,514)
                                                                     ---------
          Present value of net minimum
              lease payments                                         $  99,199
                                                                     =========


          The Company leases office facilities in Greenwich, Connecticut. The lease commenced in January 1996, for an initial term of nine years expiring October 31, 2004. In October 2004, the Company entered into a new one year lease at a separate facility, also in Greenwich, Connecticut. The future minimum lease payments under both of the noncancelable operating leases are as follows:

                 Year Ending September 30
                 ------------------------

                         2005                                        $ 364,037
                         2006                                           76,910
                                                                     ---------
                                                                      $440,947
                                                                     =========


          The Company leases office equipment under operating leases which expire at various dates through 2009. The future minimum lease payments required by these operating leases are as follows:

                 Year Ending September 30
                 ------------------------

                         2005                                        $  11,760
                         2006                                           11,760
                         2007                                           10,470
                         2008                                            4,020
                         2009                                            2,345
                                                                     ---------
                                                                     $  40,355
                                                                     =========

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                              September 30, 2004

                                ---------------


Note 7.   INCOME TAXES
          ------------

          The Company is included in the consolidated U.S. and state income tax returns filed by the Parent. Deferred income taxes are provided for all significant temporary differences in the recognition of assets and liabilities for tax and financial reporting purposes. These temporary differences result principally from differences in the timing of recognition of income from commodity pools, and from differences in the depreciation methods and useful lives of property and equipment.

          The recorded tax provision varies from the expected tax provision, based on current statutory rates, due primarily to the effect of establishing a valuation allowance on estimated deferred tax benefits related to operating loss carryforwards, and a valuation allowance on capital loss carryforwards from commodity pools. In addition, variances result from certain nondeductible expenses, primarily meals and entertainment. Current and deferred tax assets or liabilities are recorded as income taxes receivable from, or payable to, the Parent. As of September 30, 2004, the deferred tax assets were completely offset by valuation allowances.

Note 8.   RELATED PARTY TRANSACTIONS
          --------------------------

          The Company has extensive transactions and relationships with members of a group of affiliated companies that result in advances to and from such affiliates. The Company provides administrative, accounting, research, marketing and other services to its affiliates and also pays certain expenses on behalf of the group. The Company, in turn, charges the appropriate portion of such expenses, at cost, to its affiliates. Due to the large percentage of expenses incurred on behalf of affiliated companies, the Company is heavily dependent on the financial condition of its affiliates and their ability to continue to generate sufficient revenue in order to reimburse the Company for the expenses incurred on behalf of the group. The Company plans to continue to meet its working capital requirements through the availability of selected assets of the Company and its affiliates, and by budgeting expenses and limiting distributions of capital. In addition, the Company's management is actively engaged in discussions with a number of prospective clients, primarily financial institutions, and plans to increase the level of assets under management by the Company and its affiliates.

          Kenmar Securities Inc. (KSEC), another subsidiary of the Parent, offers and sells securities of the commodity pools operated by affiliated companies. A large portion of KSEC's income is earned from the Company.

          On November 10, 2003, the Company issued 30 shares of common stock to its Parent in exchange for an investment of $475,000. Effective February 3, 2004, the Company repurchased 13 shares of common stock from its Parent for a purchase price of $207,639 and effective September 28, 2004, the Company repurchased another 125 shares of common stock from its Parent for a purchase price of $1,992,361.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                              September 30, 2004
                                ---------------


Note 8.   RELATED PARTY TRANSACTIONS (CONTINUED)
          --------------------------------------

          The following amounts are due (to) from affiliates at September 30, 2004:

               Members of the Parent group, net                 $     25,097
               MKL Limited                                         1,430,906
               Kenmar Global Investment Management Inc.              155,128
               Kenmar Global Management Limited                       75,000
               Kenmar Investment Partners                             60,000
               Kenmar Investment Management Ltd.                      30,000
               Advance from officer                                 (280,000)
               Other                                                  10,030
                                                               -------------

                                                                  $1,506,161
                                                               =============

          On March 7, 2005, MKL Limited was issued a $1.3 million letter of credit from Brown Brothers Harriman & Co. naming the Company as the beneficiary. Fitch Ratings, a global rating agency, has issued Brown Brothers Harriman & Co. a long-term rating of A+ and a short term rating of F1. This letter of credit guarantees the payment of the receivable due from MKL Limited to the Company. In the event MKL Limited is unable to keep its intercompany balance with the Company current, the Company can draw upon the letter of credit to satisfy the intercompany balance. The letter of credit expires on February 28, 2006.

          The advance from officer represents advances to the Company to assist with working capital requirements. Interest is charged at 3.6% on the outstanding balance, with $9,681 being payable as of September 30, 2004, which is included in "Accrued expenses" in the Statement of Financial Condition.

          No specific terms apply to the liquidation of amounts due (to) from affiliates; however, such amounts are settled periodically. The Company has reflected its right of offset in reporting net intercompany balances in the statement of financial condition.

Note 9.   COMMITMENTS AND CONTINGENCIES
          -----------------------------

          As a Managing Owner, the Company may be contingently liable for costs and liabilities incurred by the Trust. In the normal course of business the Company enters into contracts and commercial transactions that contain a variety of representations and warranties and which occasionally provide general indemnifications. The Company's maximum exposure under those arrangements is unknown as this would involve future claims that may be made against the Company that have not yet accrued. However, based on experience, the management of the Company expect the risk of loss to be remote.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                              September 30, 2004

                                ---------------


Note 10.  TRADING ACTIVITIES AND RELATED RISKS
          ------------------------------------

          The commodity pools in which the Company either serves as Managing Owner or invests, engage primarily in the speculative trading of futures contracts, options on futures contracts and forward contracts (collectively, "derivatives") in U.S. and foreign markets. The commodity pools, and therefore, the Company are exposed to both market risk (the risk arising from changes in the market value of the contracts) and credit risk (the risk of failure by another party to perform according to the terms of a contract). Theoretically, the commodity pools are exposed to market risk equal to the notional contract value of futures and forward contracts purchased and unlimited liability on such contracts sold short. Additionally, written options expose the commodity pools to potentially unlimited liability and purchased options expose the commodity pools to a risk of loss limited to the premiums paid. Since forward contracts are traded in unregulated markets between principals, the commodity pools also assume the risk of loss from counterparty nonperformance.

          The commodity pools have a substantial portion of their assets on deposit with futures commission merchants, brokers and dealers in securities and other financial institutions in connection with their trading and cash management activities. In the event of a financial institution's insolvency, recovery of partnership or trust assets on deposit may be limited to account insurance or other protection afforded such deposits.

          The Company, as Managing Owner, has established procedures to actively monitor market risk and to minimize credit risk of its affiliated commodity pool, although there can be no assurance that it will, in fact, succeed in doing so.


Note 11.  SUBSEQUENT EVENTS
          -----------------

          Acquisitions
          ------------

          On June 30, 2004, Prudential Securities Group Inc. (PSG) and the Company entered into a Stock Purchase Agreement, pursuant to which PSG would sell, and the Company would buy, all of the capital stock of Prudential Securities Futures Management Inc. (PSFMI) (the then current General Partner, Managing Owner or Sponsor of 12 commodity pools) and Seaport Futures Management, Inc. (Seaport) (the then General Partner of one commodity pool). In connection with the transaction, PSFMI and Seaport solicited proxies seeking approval from the interestholders of the commodity pools for (i) the sale of the stock of PSFMI and Seaport to the Company; (ii) the concomitant approval of the Company as the new General Partner, Managing Owner or Sponsor of the commodity pools and (iii) the approval of certain amendments to the Declaration of the Trust and Trust Agreements and Agreements of Limited Partnership of the commodity pools.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                              September 30, 2004

                                ---------------


Note 11.  SUBSEQUENT EVENTS (CONTINUED)
          -----------------------------

          As of October 1, 2004, the Company acquired from PSG all of the outstanding stock of PSFMI and Seaport. Immediately after such acquisition, PSFMI and Seaport were merged with and into the Company. Accordingly, as of October 1, 2004, all of the board of directors and officers of PSFMI and Seaport resigned. Following the Company's acquisition of PSFMI and Seaport and their merger with and into the Company, the Company became the successor General Partner, Managing Owner or Sponsor of the commodity pools.

          In consideration for the purchase of the capital stock of PSFMI and Seaport, the Company agreed to pay to PSG approximately $1,960,000 and incurred legal and accounting expenses directly related to the business combination of approximately $485,000. The acquisition will be accounted for as a purchase and as such, the excess of the preliminary total purchase price (approximately $2,445,000) over the preliminary estimated fair value of the acquired net assets (approximately $1,360,000) will be recorded as goodwill.

          In addition to the purchase price noted above, the Company will pay a contingent finder's fee of 20% of the net fees earned from the management of the commodity pools. This finder's fee is payable during the period October 1, 2004 through September 30, 2006, at which time the agreement terminates. Such finder's fee will be treated as a component of the direct cost of the acquisition and will increase the amount of goodwill related to the business combination as such amounts are incurred by the Company. Based upon the net asset values of the commodity pools on October 1, 2004, management currently estimates such finder's fees could approximate $600,000 per year.

          The acquisition price will be financed in part by the loans as described in Note. 5 and in part by a $250,000 secured promissory note issued to PSG on October 1, 2004. There is no interest payable associated with the PSG note and it is repayable in full on April 1, 2005. If the loan is not repaid by April 1, 2005, interest will accrue at 12% per annum. The note is secured by the future Managing Owner's or General Partner's fees of the commodity pools.

          Direct costs associated with the acquisition which were incurred prior to October 1, 2004 are reported as "Direct costs related to acquisitions in process." Such amounts were reclassified as a component of goodwill effective October 1, 2004.

          Repurchase of Common Stock
          --------------------------

          On December 10, 2004, the Company repurchased 10 shares of common stock from its Parent for a purchase price of $159,510.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
                       (formerly Kenmar Advisory Corp.)
                       STATEMENT OF FINANCIAL CONDITION
                               December 31, 2004
                                  (Unaudited)

                                ---------------
ASSETS
   Cash and cash equivalents                              $            312,858
   Fees and other receivables                                        1,504,823
   Due from affiliates, net                                            694,500
   Investments in affiliated commodity pools                         1,856,660
   Investment in commodity pool                                         22,997
   Goodwill                                                          1,178,639
   Property and equipment, net                                         130,205
   Other assets                                                        269,527
                                                          --------------------
       Total assets                                        $         5,970,209
                                                          ====================

LIABILITIES
   Commissions and fees payable                                      1,370,383
   Accrued expenses                                                  1,338,620
   Notes payable                                                       170,402
   Loans Payable                                                     1,500,000
   Obligations under capital leases                                     93,840
                                                          --------------------
       Total liabilities                                   $         4,473,245
                                                          ====================

Commitments and contingencies

STOCKHOLDER'S EQUITY

   Common stock, $1 par value:
      Authorized - 1,000 shares; issued
        and outstanding - 248 shares                                       248
   Additional paid-in capital                                        3,838,946
   Retained earnings                                                    17,280
                                                          --------------------
                                                                     3,856,474

   Less: Cost of treasury stock - 148 shares of common stock         2,359,510
                                                          --------------------

      Total stockholder's equity                                     1,496,964
                                                          --------------------
      Total liabilities and stockholder's equity           $         5,970,209
                                                          ====================

                            See accompanying notes

          THE INVESTOR WILL NOT RECEIVE AN INTEREST IN THIS COMPANY.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
                       (formerly Kenmar Advisory Corp.)
                   NOTE TO STATEMENT OF FINANCIAL CONDITION
                               December 31, 2004
                                  (Unaudited)


The interim statement of financial condition as of December 31, 2004, is unaudited and does not include all disclosures required by accounting principles generally accepted in the United States of America. Such interim statement of financial condition should be read in conjunction with the Company's audited statement of financial condition as of September 30, 2004, included on the preceding pages. In the opinion of management, such financial statement reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of December 31, 2004.

                                   PART TWO

                     STATEMENT OF ADDITIONAL INFORMATION

                              KENMAR GLOBAL TRUST

                         Units of Beneficial Interest






                              -------------------


             This is a speculative and leveraged investment which
              involves the risk of loss. Past performance is not
                   necessarily indicative of future results.

          See "The Risks You Face" beginning at page 10 in Part One.




                 THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE
                    DOCUMENT AND A STATEMENT OF ADDITIONAL
                      INFORMATION. THESE PARTS ARE BOUND
                          TOGETHER, AND BOTH CONTAIN
                             IMPORTANT INFORMATION






                              -------------------














                     Preferred Investment Solutions Corp.
                                Managing Owner

                                   PART TWO

                      STATEMENT OF ADDITIONAL INFORMATION

                               TABLE OF CONTENTS

Supplemental Performance Information
of the Fund.......................................90

Performance of Commodity Pools Operated
by Preferred......................................91

The Futures and Forward Markets...................97
    Futures and Forward Contracts.................97
    Hedgers and Speculators.......................97
    Commodity Exchanges...........................97
    Speculative Position and Daily Price
        Fluctuation Limits........................97
    Margins.......................................98

Investment Factors ...............................99

The Advisors.....................................105

Exhibit A--Fourth Amended and Restated
   Declaration of Trust and
   Trust Agreement..............................TA-1
   Annex--Request for Redemption

Exhibit B--Subscription Requirements............SR-1

Exhibit C--Subscription Instructions,
   Subscription Agreement and
   Power of Attorney............................SA-1

               SUPPLEMENTAL PERFORMANCE INFORMATION OF THE FUND

     The performance of the Fund is dependent upon the performance of its Advisors. The Advisors' results are affected by general market conditions as well as numerous other factors. Because the Advisors' strategies are proprietary and confidential, it is difficult to provide any meaningful description of the Fund's operations since inception other than simply by presenting its performance record. CFTC rules require the Fund to present its performance record for the last five full calendar years and year-to-date. The Fund's performance record prior to January 1, 2000 should be considered as "supplemental information." PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The performance information set forth below is current as of February 28, 2005.

Summary Performance Information

       Type of fund: multi-advisor; publicly-offered; continuously offered
                        Inception of trading: May 1997
                     Aggregate subscriptions: $55,249,822
                      Current capitalization: $20,108,044
                   Current Net Asset Value per Unit: $101.31
           Largest monthly drawdown since inception: (7.42)% (1/05)
    Largest Peak-to-Valley drawdown since inception: (24.66)% (10/98-2/02)


Monthly/Annual Performance Information Since Inception


============= =========== ============ =========== ============ ============= ============ =========== ============= ============
    Month       2005 (%)    2004(%)      2003 (%)   2002 (%)      2001(%)       2000(%)      1999(%)     1998(%)       1997(%)
------------- ----------- ------------ ----------- ------------ ------------- ------------ ----------- ------------- ------------
January          (7.42)       0.03         2.47       (4.05)       (1.38)         0.56        (4.46)       3.29          --
------------- ----------- ------------ ----------- ------------ ------------- ------------ ----------- ------------- ------------
February          1.29        4.02         3.94       (3.67)       (0.26)        (0.16)        4.59        0.38          --
------------- ----------- ------------ ----------- ------------ ------------- ------------ ----------- ------------- ------------
March                        (0.90)       (4.23)       2.22         2.94         (3.01)       (8.46)       0.30          --
------------- ----------- ------------ ----------- ------------ ------------- ------------ ----------- ------------- ------------
April                        (5.20)       (0.36)      (1.70)       (2.41)        (1.12)        5.24       (6.18)         --
------------- ----------- ------------ ----------- ------------ ------------- ------------ ----------- ------------- ------------
May                          (1.55)        5.43        1.21        (0.18)         3.43        (7.53)       1.20         (0.30)
------------- ----------- ------------ ----------- ------------ ------------- ------------ ----------- ------------- ------------
June                         (5.36)       (4.03)       7.35        (0.24)        (1.73)        3.95        2.22         (2.30)
------------- ----------- ------------ ----------- ------------ ------------- ------------ ----------- ------------- ------------
July                         (2.91)       (3.02)       6.95         0.81         (1.65)       (3.34)      (0.88)         7.11
------------- ----------- ------------ ----------- ------------ ------------- ------------ ----------- ------------- ------------
August                       (0.34)        0.19        3.55        (0.20)        (2.45)        1.68       13.22         (4.79)
------------- ----------- ------------ ----------- ------------ ------------- ------------ ----------- ------------- ------------
September                    (0.39)       (4.13)       4.05         3.60         (2.67)        2.98        4.40          0.52
------------- ----------- ------------ ----------- ------------ ------------- ------------ ----------- ------------- ------------
October                       3.67         3.35       (4.69)        3.13         (2.00)       (8.96)      (2.09)        (2.18)
------------- ----------- ------------ ----------- ------------ ------------- ------------ ----------- ------------- ------------
November                      5.93         0.02       (2.17)       (5.44)         4.17         4.15       (4.96)        (0.74)
------------- ----------- ------------ ----------- ------------ ------------- ------------ ----------- ------------- ------------
December                      0.94         1.23        5.88        (0.56)         4.41        (0.93)       2.76          3.25
------------- ----------- ------------ ----------- ------------ ------------- ------------ ----------- ------------- ------------
Compound Rate    (6.23)      (2.69)        0.23       14.81        (0.54)        (2.58)      (12.03)      13.08          0.10
of Return       (2 months)                                                                                            (8 months.)
============= =========== ============ =========== ============ ============= ============ =========== ============= ============

       Please refer to the Notes to Performance Information on page 95.

             PERFORMANCE OF COMMODITY POOLS OPERATED BY PREFERRED

General

     THE PERFORMANCE INFORMATION INCLUDED HEREIN IS PRESENTED IN ACCORDANCE WITH CFTC REGULATIONS. THE FUND DIFFERS MATERIALLY IN CERTAIN RESPECTS FROM EACH OF THE POOLS WHOSE PERFORMANCE IS INCLUDED HEREIN. The following sets forth summary performance information for all pools operated by the Managing Owner since January 1, 2000. The Managing Owner has offered certain of these pools (other than the Fund and any other public pools) exclusively on a private basis to financially sophisticated investors -- either on a private placement basis in the United States or offshore exclusively to non-U.S. persons.

     The pools, the performance of which is summarized herein, are materially different in certain respects from the Fund, and the past performance summaries of such pools are generally not representative of how the Fund might perform in the future. These pools also have material differences from one another in terms of number of advisors, leverage, fee structure and trading programs. The performance records of these pools may give some general indication of the Managing Owner's capabilities in advisor selection by indicating the past performance of the Managing Owner-sponsored pools.

     Effective October 1, 2004, the Managing Owner assumed responsibility as the commodity pool operator and managing owner of eight public commodity pools. Effective as of December 31, 2004, the managing owner serves as the commodity pool operator and managing owner of nine public commodity pools.

     All summary performance information is current as of February 28, 2005 (except in the case of pools dissolved prior to such date). Performance information is set forth, in accordance with CFTC Regulations, since January 1, 2000 or, if later, the inception of the pool in question. Performance information with respect to the newly acquired pools in which the Managing Owner serves either as managing owner or general partner is current from October 1, 2004 to February 28, 2005.

     INVESTORS SHOULD NOTE THAT AFFILIATES OF THE MANAGING OWNER PERFORM ASSET ALLOCATION FUNCTIONS ON BEHALF OF MANAGED ACCOUNTS AND OTHER COMMODITY POOLS SIMILAR TO THOSE PERFORMED BY THE MANAGING OWNER. PURSUANT TO CFTC REGULATIONS, THE PERFORMANCE OF ACCOUNTS AND OTHER POOLS OPERATED, MANAGED AND/OR SPONSORED BY AFFILIATES OF THE MANAGING OWNER HAS NOT BEEN INCLUDED HEREIN.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND THE FUND.

     INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.



                             --------------------

                 [Remainder of page left blank intentionally.]

Assets Under Management

Preferred - Total assets under management as of February 28, 2005                     $196.1 million
Preferred - Total assets under multi-advisor management as of February 28, 2005       $46.7 million
Preferred and affiliates - Total assets under management as of February 28, 2005      $1.64 billion*
(excluding notional funds)
Preferred and affiliates - Total assets under management as of February 28, 2005      $1.83 billion**
(including notional funds)


* Approximately 95% of this amount represents assets for which Preferred and its affiliates has management responsibility; Preferred has only oversight responsibility over the remainder of these assets.

** Approximately 95% of this amount represents assets for which Preferred has management responsibility; Preferred has only oversight responsibility over the remainder of these assets.

Multi-Advisor Pools

     These are all of the multi-advisor pools (other than the Fund and pools for the research and development of traders) operated by Preferred since January 1, 2000. Preferred has actively allocated and reallocated trading assets among a changing group of advisors selected by it. As will the Fund, these multi-advisor pools depend on Preferred for their asset allocations (and, possibly, leverage adjustments) and strategy selections, and combine unrelated and independent advisors.

Single-Advisor Pools

     These are all of the pools (other than pools for the research and development of traders) operated by Preferred since January 1, 2000 that were, or are, advised by a single advisor (as opposed to a portfolio of commodity trading advisors). Investors should note that single-advisor pools do not demonstrate Preferred's ability to manage a portfolio of commodity trading advisors.

Pools for the Research and Development of Advisors

     These are all of the pools operated by Preferred since January 1, 2000 that were established as a way of testing, in a limited liability vehicle, one or more commodity trading advisors relatively untested in the management of customer assets.

                 [Remainder of page left blank intentionally]

----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------

                                                                                                      CURRENT     % WORST MONTHLY
                                     TYPE OF    START                  AGGREGATE        CURRENT       NAV PER       DRAW- DOWN &
                                       POOL     DATE     CLOSE DATE    SUBSCRIPT.      TOTAL NAV        UNIT           MONTH
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------

----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
MULTI-ADVISOR POOLS
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
Kenmar Global Trust                    *       05/97        --        55,249,822      20,108,044      101.31          (7.42)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                       1/05
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
Diversified Futures Trust I+           *       1/95         --            N/A         18,193,492      214.43         (10.11)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                       1/05
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
Futures Strategic Trust (formerly
known as Prudential Securities
Strategic Trust)                       *       5/96         --            N/A         7,275,996       105.31          (3.02)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                       1/05
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
International Futures Fund D PLC+      *       10/96        --            N/A         1,159,634        8.59           (3.72)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                  1/1/05-1/28/05
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------

Kenmar Performance Partners L.P.      **       08/85       3/02       265,038,978               0             0      (22.66)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                       6/00
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
Kenmar Capital Partners Ltd.           *       07/95      12/99        3,587,775                0             0       (9.48)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                      10/99
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
SINGLE ADVISOR POOLS
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
World Monitor Trust- Series A+      Single     6/98         --            N/A         2,827,328       78.29           (2.78)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                  1/1/05-1/28/04
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
World Monitor Trust - Series B+     Single     6/98         --            N/A         5,988,030       102.60          (5.26)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                  1/1/05-1/28/05
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
World Monitor Trust II- Series D+   Single     3/00         --            N/A         20,636,184      128.36          (2.14)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                 11/26/04-12/31/04
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
World Monitor Trust II- Series E+   Single     4/00         --            N/A         37,051,665      163.98         (10.03)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                  1/1/05-1/28/05
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
World Monitor Trust II- Series F+   Single     3/00         --            N/A         36,850,817      138.56          (2.80)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                  1/1/05-1/28/05
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
Diversified Futures Trust II+       Single     3/97         --            N/A         7,073,775       103.75         (15.09)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                  1/1/05-1/28/05
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
Diversified Futures Fund L.P.+      Single     10/88        --            N/A         6,297,020       406.73         (12.83)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                       1/05
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------


----------------------------------- ----------------- --------------------------------------------------------------------
                                    % WORST PEAK-TO-
                                          VALLEY
                                       DRAW-DOWN &
                                         PERIOD        PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
----------------------------------- ----------------- --------------------------------------------------------------------
                                                        2000        2001        2002       2003        2004        2005
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
MULTI-ADVISOR POOLS
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
Kenmar Global Trust                     (24.66)        (2.58)      (0.54)      14.81       0.23       (2.69)      (6.23)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                      10/98-02/02                                                                (2 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
Diversified Futures Trust I+            (10.23)          --          --          --         --        10.88       (9.77)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                       12/04-1/05                                                    (3 mos.)    (2 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
Futures Strategic Trust (formerly
known as Prudential Securities
Strategic Trust)                         (3.02)          --          --          --         --        12.08       (2.50)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                          1/05                                                       (3 mos.)    (2 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
International Futures Fund D PLC+        (5.97)          --          --          --         --         1.83       (3.74)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                    12/4/04-1/28/05                                                  (3 mos.)    (2 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------

Kenmar Performance Partners L.P.        (74.94)        (35.01)    (24.58)     (11.31)       --          --          --
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                       10/98-2/02                             (3 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
Kenmar Capital Partners Ltd.            (20.38)          --          --          --         --          --          --
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                      10/98-10/99
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
SINGLE ADVISOR POOLS
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
World Monitor Trust- Series A+           (6.35)          --          --          --         --        (2.19)      (3.51)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                    12/4/04-1/14/04                                                  (3 mos.)    (2 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
World Monitor Trust - Series B+          (8.87)          --          --          --         --        (1.34)      (7.10)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                    10/9/04-2/25/05                                                  (3 mos.)    (2 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
World Monitor Trust II- Series D+        (4.86)          --          --          --         --         6.55        3.78
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                    12/4/04-12/10/04                                                 (3 mos.)    (2 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
World Monitor Trust II- Series E+       (11.88)          --          --          --         --        19.19      (11.33)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                    12/25/04-2/25/05                                                 (3 mos.)    (2 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
World Monitor Trust II- Series F+        (6.22)          --          --          --         --         6.40       (3.57)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                    12/25/04-2/25/05                                                 (3 mos.)    (2 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
Diversified Futures Trust II+           (27.18)          --          --          --         --        24.56      (20.00)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                    11/27/04-2/25/05                                                 (3 mos.)    (2 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
Diversified Futures Fund L.P.+          (19.86)          --          --          --         --        29.98      (17.42)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                       12/04-2/05                                                    (3 mos.)    (2 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------



                                                                -93-

----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------

                                                                                                      CURRENT     % WORST MONTHLY
                                     TYPE OF    START                  AGGREGATE        CURRENT       NAV PER       DRAW- DOWN &
                                       POOL     DATE     CLOSE DATE    SUBSCRIPT.      TOTAL NAV        UNIT           MONTH
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
International Futures Fund B PLC+   Single     7/96         --            N/A         19,967,260      19.90           (9.92)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                  1/1/05-1/28/05
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
International Futures Fund C PLC+   Single     6/96         --            N/A         3,835,229       15.43           (2.74)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                 11/26/04-12/31/04
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
International Futures Fund F PLC+   Single     9/97         --            N/A         8,584,685       13.36           (9.28)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                  1/1/05-1/28/05
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
The Fulcrum Fund LP "A"(1)          Single     09/96      12/00       11,341,364                0             0      (21.24)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                       6/00
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
The Fulcrum Fund LP(2)              Single     04/97      12/03       62,688,110                0             0      (21.22)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                       6/00
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
Dennis Friends & Family L.P.        Single     05/97      10/00        3,386,355                0             0      (22.17)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                       6/00
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
Hirst Investment Fund L.P.          Single     10/97      10/02        4,347,088                0             0      (10.43)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                       3/99
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
Hirst Investment 2X Fund LP         Single     3/99        3/00        4,127,659                0             0      (18.89)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                      10/99
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
POOLS FOR RESEARCH AND DEVELOPMENT
OF TRADERS
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------

Kenmar Venture Partners L.P.(3)        *       03/87      12/02        2,625,000                0      N/A(3)        (29.70)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                      10/89
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
Oberdon Partners L.L.C.             Single     4/97        4/99        1,607,000                0             0      (20.65)
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------
                                                                                                                       5/98
----------------------------------- -------- ---------- ----------- ---------------- ------------- ------------- -----------------


----------------------------------- ----------------- --------------------------------------------------------------------
                                    % WORST PEAK-TO-
                                          VALLEY
                                       DRAW-DOWN &
                                         PERIOD        PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
----------------------------------- ----------------- --------------------------------------------------------------------
                                                        2000        2001        2002       2003        2004        2005
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
International Futures Fund B PLC+       (16.89)          --          --          --         --        38.85      (15.91)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                    12/25/04-2/25/05                                                 (3 mos.)    (2 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
International Futures Fund C PLC+        (5.72)          --          --          --         --         7.73       3.45
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                     12/4/04-1/7/05                                                  (3 mos.)    (2 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
International Futures Fund F PLC+       (13.42)          --          --          --         --        14.26       (9.84)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                    12/4/04-2/18/05                                                  (3 mos.)    (2 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
The Fulcrum Fund LP "A"(1)              (53.05)        (25.49)       --          --         --          --          --
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                       7/99-11/00
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
The Fulcrum Fund LP(2)                  (68.16)        (25.35)    (23.35)       5.72     (15.99)        --          --
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                       7/99-9/03
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
Dennis Friends & Family L.P.            (48.46)        (30.42)       --          --         --          --          --
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                       7/99-9/00      (10 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
Hirst Investment Fund L.P.              (24.41)         2.31       (7.56)        --         --          --          --
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                       1/99-10/01                 (10 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
Hirst Investment 2X Fund LP             (33.82)        (8.62)        --          --         --          --          --
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                       3/99-3/00      (3 mos.)
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
POOLS FOR RESEARCH AND DEVELOPMENT
OF TRADERS
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------

Kenmar Venture Partners L.P.(3)         (48.75)         5.62       (4.68)       2.39        --          --          --
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                       11/90-4/92
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
Oberdon Partners L.L.C.                 (30.16)          --          --          --         --          --          --
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------
                                       5/98-10/98
----------------------------------- ----------------- ---------- ----------- ----------- --------- ------------- ---------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

---------------
+ The Managing Owner acquired control of the pool as of October 1, 2004. Pursuant to CFTC Rules and NFA requirements, performance prior to October 1, 2004 has not been included.

(1) Formerly The Dennis Fund LP "A" and renamed the Fulcrum Fund LP "A" as of November 1, 2000. As of December 31, 2000, all "A" Shares were redeemed and an equivalent number of shares were issued by The Fulcrum Fund L.P.

(2) Formerly The Dennis Fund LP "B" and renamed The Fulcrum Fund LP as of November 1, 2000. The Fulcrum Fund LP was sold to Beacon Management Corporation effective December 31, 2003 and, therefore, Preferred no longer serves as general partner.

(3) Kenmar Venture Partners L.P. ceased being a Unit-based fund as of October 1, 2001. After October 1, 2001 Kenmar Venture Partners L.P. utilized a value based valuation of each limited partner's ownership interest. Kenmar Venture Partners L.P. was closed on December 31, 2002.

Footnotes to Performance Information

1.   Name of Pool.

2.   Type of Pool:

     "Single" means that the assets are managed by one commodity trading advisor.

     * Although multiple commodity trading advisors were used at certain times during the history of the pool, the pool may not have been a "multi-advisor pool" as defined by the CFTC due to the fact that one of those commodity trading advisors may have been allocated in excess of twenty-five percent of the pool's funds available for trading.

     ** Commenced trading as a single-advisor pool and assets were subsequently allocated to multiple trading advisors. The pool is not a "multi-advisor-pool" as defined by the CFTC for the reason discussed above.

3. Start Date. Pools that were purchased by the Managing Owner have existed prior to the effective date of ownership, October 1, 2004, and performance with respect to such recently purchased pools have been disclosed starting as of October 1, 2004, as applicable.

4. "Close Date" is the date the pool liquidated its assets and ceased to do business.

5. "Aggregate Subscript." is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.

6.   "Current Total NAV" is the Net Asset Value of the pool as of February 28,
     2005.

7. "Current NAV Per Unit" is the Current Net Asset Value of the pool divided by the total number of units (shares) outstanding as of February 28, 2005. Current NAV per Unit is based on the value of a hypothetical $1,000 unit ($1,050 for Kenmar Venture Partners L.P. prior to October 1, 2001) of investment over time.

     In the case of liquidated pools, the NAV per unit on the date of liquidation of the pool is set forth.

8. "% Worst Monthly Drawdown" is the largest single month loss sustained as of February 28, 2005. "Drawdown" as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures (except with respect to International Futures Fund D PLC, World Monitor Trust - Series A, World Monitor Trust - Series B, World Monitor Trust II - Series D, World Monitor Trust II - Series E, World Monitor Trust II - Series F, Diversified Futures Trust II, International Futures Fund B PLC, International Futures Fund C PLC and International Futures Fund F PLC (collectively, the "Weekly Measured Pools"). "Drawdown" with respect to the Weekly Measured Pools is measured on a weekly basis, from Friday to Friday, and reflects intra-month figures.

9.   "Month" is the month of the % Worst Monthly Drawdown.

10. "% Worst Peak-to-Valley Drawdown" is the largest percentage decline in the Net Asset Value per Unit as of February 28, 2005. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. "% Worst Peak-to-Valley Drawdown" represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end, except with respect to the Weekly Measured Pools. For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the

     January-February drawdown would have ended as of the end of February at the $2 level, except with respect to Weekly Measured Pools. "% Worst Peak-to-Valley Drawdown" with respect to the Weekly Measured Pools is measured on a weekly basis, from Friday to Friday.

11.  "Period" is the period of the "% Worst Peak-to-Valley Drawdown."

12.  "year-to-date" is the rate of return of the pool as of February 28, 2005.

     [Remainder of page left blank intentionally.]

                        THE FUTURES AND FORWARD MARKETS

Futures and Forward Contracts

     Commodity futures contracts in the United States are required to be made on approved commodity exchanges and call for the future delivery of various commodities at a specified time, place and price. These contractual obligations, depending on whether one is a buyer or a seller, may be satisfied either by taking or making physical delivery of an approved grade of the particular commodity (or, in the case of some contracts, by cash settlement) or by making an offsetting sale or purchase of an equivalent commodity futures contract on the same exchange prior to the designated date of delivery. Certain futures contracts call for cash settlement rather than settlement by delivery, and the Fund will, in any event, offset virtually all of its futures contracts prior to any actual delivery occurring.

     Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "spot" or "forward" contracts. Spot contracts settle two days after the trade date; forward contracts have more delayed settlements. Spot and forward contracts are commonly referred to collectively as "cash" contracts. In trading cash currency contracts for the Fund, banks or dealers act as principals and include their anticipated profit and costs in the prices they quote; such mark-ups are known as "bid-ask" spreads. Brokerage commissions are typically not charged in cash trading.

Hedgers and Speculators

     The two broad classifications of persons who trade in commodity futures are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities use the futures markets to a significant extent for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations, for example, between the time a merchandiser or processor makes a contract to sell a raw or processed commodity and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity; rather, the speculator risks his capital with the hope of making profits from price fluctuations in commodity futures contracts. Speculators, such as the Fund, rarely take or make delivery of the physical commodity but rather close out their futures positions by entering into offsetting purchases or sales of futures contracts. The Fund does not anticipate taking or making delivery of any physical commodities.

Commodity Exchanges

     Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been confirmed, the clearinghouse becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange and in effect becomes the other party to the trade. Thereafter, each clearing member firm party to the trade looks only to the clearinghouse for performance. Clearinghouses do not deal with customers, but only with member firms, and the "guarantee" of performance under open positions provided by the clearinghouse does not run to customers. If a customer's commodity broker becomes bankrupt or insolvent, or otherwise defaults on such broker's obligations to such customer, the customer in question may not receive all amounts owing to such customer in respect of his trading, despite the clearinghouse fully discharging all of its obligations.

     The Advisors retained by the Fund trade on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not subject to regulation by any United States governmental agency. Accordingly, the protections afforded by such regulation are not available to the Fund to the extent that it trades on such exchanges. In contrast to United States exchanges, many foreign exchanges are "principals' markets," where trades remain the liability of the traders involved and the there is no clearinghouse to become substituted for any party. Many foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit individual traders to hold.

     To the extent that the Fund engages in transactions on foreign exchanges, it is subject to the risk of fluctuations in the exchange rate between the currencies in which the contracts traded on such foreign exchanges are denominated and United States dollars, as well as the possibility that exchange controls could be imposed in the future.

Speculative Position and Daily Price Fluctuation Limits

     The CFTC and the United States exchanges have established limits, referred to as "speculative position limits," on the maximum net long or net short position that any person (other than a hedger) may hold or control in futures contracts or options on futures contracts in particular commodities. The principal purpose of speculative position limits is to prevent a "corner" on the market or undue influence on prices by any single trader or group of traders. A number of financial markets have replaced "position limits" with "position accountability," and the cash currency markets are not subject to such limits. However, speculative position limits continue to be applicable in a number of important markets. These limits may restrict an Advisor's ability to acquire potentially profitable positions which such Advisor otherwise would acquire on behalf of the Fund.

     Most United States exchanges limit by regulations the maximum permissible fluctuation in commodity futures contract prices during a single trading day. These regulations establish what are commonly referred to as "daily limits." Daily limits restrict the maximum amount by which the price of a futures contract may vary either up or down from the previous day's settlement price. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity. Daily limits are generally not applicable to currency futures or to forward contracts.

Margins

     Margins represent a security deposit to assure futures traders' performance under their open positions. When a position is established, "margin" is deposited and at the close of each trading day "variation margin" is either credited or debited from a trader's account, representing the unrealized gain or loss on open positions during the day. If "variation margin" payments cause a trader's "margin" to fall below "maintenance margin" levels, a "margin call" will be made requiring the trader to deposit additional margin or have his position closed out.

     [Remainder of page left blank intentionally.]

                              INVESTMENT FACTORS


                              Investment Factors

     Managed Futures is a sector of the futures industry made up of professionals, or commodity trading advisors ("CTAs"), who on behalf of their clients manage portfolios made up of futures and forward contracts and related instruments traded around the world. Utilizing extensive resources, markets can be accessed and monitored around the world, 24 hours a day.

     For over 20 years institutions and individuals have made Managed Futures part of their well-diversified portfolios. In that time period, the industry has grown to approximately $86 billion in assets under management.*

     As the industry has grown, so has the number, liquidity and efficiency of the futures markets globally. Since 1974 the U.S. futures markets have grown from consisting primarily of agricultural contracts to include financial contracts, providing greater diversification and flexibility. The pie charts below demonstrate this growth of diversity within the futures industry. In 1974 the agricultural sector dominated the trading volume of the industry. By 2003 the agricultural sector represented only 4% of trading while interest rate, currencies and stock indices contracts represented 91%. These interest rate contracts include contracts on U.S. debt instruments, European debt instruments, and bonds in Asia and Australia.


                     Dramatic Changes in Futures Industry

                                    1974(1)

         [Data below represents pie chart in the printed prospectus.]

Agriculturals                   82%
Currencies                       2%
Metals                          14%
Lumber & Energy                  2%

                                    2004(2)

         [Data below represents pie chart in the printed prospectus.]

Agriculturals                    5%
Interest Rates                  33%
Currencies                       2%
Metals                           2%
Equity Indices                  54%
Energy                           4%


Source: Futures Industry Association, Washington, D.C.

* Managed Futures encompass over 50 markets worldwide, and as a result investors can gain global market exposure in their portfolios as well as add non-financial investments. Thus, investing in a managed futures fund can be an effective way to globally diversify a portfolio.

--------------

(1) Represented by the percentage of the number of contracts traded per year.

(2) Based on average volume of contracts as of December 2004.

                  Value of Diversifying into Managed Futures
                  ------------------------------------------

     Allocating a portion of the risk segment of a portfolio to a managed futures investment, such as the Fund, may add a potentially valuable element of diversification to a traditionally-structured portfolio. Historically over the long term, the returns recognized on managed futures investments have been non-correlated with the performance of stocks and bonds, suggesting that a successful managed futures investment may be a valuable complement to a portfolio of stocks and bonds. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns--enhancing the risk/reward profile and overall "efficiency" of a portfolio. NON-CORRELATION IS NOT NEGATIVE CORRELATION. THE PERFORMANCE OF THE FUND IS ANTICIPATED TO BE GENERALLY UNRELATED, BUT MAY FREQUENTLY BE SIMILAR, TO THE PERFORMANCE OF THE GENERAL EQUITY MARKETS.

     The following discussion and charts, which include the CISDM Fund/Pool Qualified Universe Index, are intended to explain managed futures as an asset category, and to demonstrate the potential value of allocating a small portion of a portfolio to a managed futures investment, such as the Fund. The CISDM Fund/Pool Qualified Universe Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The CISDM Fund/Pool Qualified Universe Index is not the same as an investment in the Fund, and the Fund may perform quite differently than the Index, just as an individual stock may perform quite differently from the S&P 500 Index.

     The black area of the chart below shows the benefit of adding 10% CISDM (Managed Futures) to a hypothetical portfolio made up of 60% S&P 500 (US Stocks) and 40% Lehman Gov't (US Bonds), assuming an initial investment of $1,000. The combined portfolio showed improved returns over the last twenty-two years and lower volatility (a common measure of risk) than a portfolio made up of stocks and bonds alone.


DIVERSIFYING INTO MANAGED FUTURES
JANUARY 1980-DECEMBER 2004

           [Data below represents chart in the printed prospectus.]

                                    $18,129
                 60% S&P 500 (US STOCKS)/30% LEHMAN GOV'T (US
                      BONDS)/10% CISDM (MANAGED FUTURES)

                                    17,161
                   60% S&P 500 (US STOCKS)/40% LEHMAN GOV'T
                                  (US BONDS)


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The graph depicts the actual performance of the CISDM Fund/Pool Qualified Universe Index, in combination with stocks and bonds. Portfolios rebalanced annually. The "Stocks" portion is represented by the S&P 500 Index and the "Bonds" portion by the Lehman Brothers Government Corporate Bond Index. These are passive indices of equity and debt securities which are generally purchased by investors with an investment objective of capital preservation, growth or income.

The CISDM Fund/Pool Qualified Universe Index is a dollar-weighted index which includes performance of current as well as retired public futures funds, private pools and offshore funds (CISDM, Amherst, MA). The performance for all indices was calculated using compounded monthly returns. A prospective investor is advised that neither the above graph nor the performance tables in this prospectus should be interpreted to mean that the Fund will obtain similar results or generate any profits whatsoever in the future.

     A Managed Futures fund provides these benefits to an investor's overall portfolio:

o    Profit potential in any market environment

o    Access to global financial and non-financial futures markets

o    Potential for both reduced volatility and/or enhanced returns

     Futures and forwards contracts exhibit more risk than stocks or bonds. However, adding a Managed Futures fund to a stock-and-bond-only portfolio has the potential to reduce overall portfolio volatility and enhance returns.

     This potential benefit was initially demonstrated in two key academic works. First, Modern Portfolio Theory, developed by the Nobel Prize Laureate economists Drs. Harry M. Markowitz and William Sharpe, asserts that investments having positive returns and low to non-correlation with each other can improve the risk/reward characteristics of the combined holdings. In other words, a portfolio of different investments with positive returns independent of each other (i.e. non-correlated) can improve the risk profile of an investor's entire portfolio.

     Modern Portfolio Theory suggests that a portfolio manager should diversify into asset categories that have little or no correlation with the other asset categories in the portfolio. The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risks can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even an investor who diversifies into international stocks and bonds may not obtain enough non-correlation. Over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts. The logical question that then arises is: "What investment can add value to a portfolio by enhancing returns and reducing portfolio volatility?"

     Historically, managed futures investments have had very little correlation to the stock and bond markets. Preferred believes that the performance of the Fund should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components. Unlike short selling in the securities markets, selling futures short is no more difficult than establishing a long position. The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns -- enhancing the reward/risk profile of a portfolio, as demonstrated in the graphs below. Non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of the portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.


VALUE OF INITIAL $10,000 PORTFOLIO WITH A 10% ALLOCATION TO THE CISDM FUND/POOL
          QUALIFIED UNIVERSE INDEX VS. A STOCKS AND BONDS PORTFOLIO:
                         JANUARY 1980 - DECEMBER 2004

                     Growth of Initial $10,000 Investment

         [Data below represents bar chart in the printed prospectus.]

                                                 60% S&P 500 (US STOCKS)/
      60% S&P 500 (US STOCKS)/               30% LEHMAN GOV'T (US BONDS)/
      40% LEHMAN GOV'T (US BONDS)            10% CISDM (MANAGED FUTURES)

              $171,611.50                             $181,293.65

           Risk as Measured by Standard Deviation of Annual Returns

         [Data below represents bar chart in the printed prospectus.]

                                                 60% S&P 500 (US STOCKS)/
      60% S&P 500 (US STOCKS)/               30% LEHMAN GOV'T (US BONDS)/
      40% LEHMAN GOV'T (US BONDS)            10% CISDM (MANAGED FUTURES)

                   9.82                                  9.77

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The graph depicts the actual performance of the CISDM Fund/Pool Qualified Universe Index, in combination with stocks and bonds. The "Stocks" portion is represented by the S&P 500 Index and the "Bonds" portion by the Lehman Brothers Government Corporate Bond Index. These are passive indices of equity and debt securities which are generally purchased by investors with an investment objective of capital preservation, growth or income.

The CISDM Fund/Pool Qualified Universe Index is a dollar-weighted index which includes performance of current as well as retired public futures funds, private pools and offshore funds (CISDM, Amherst, MA). The performance for all indices was calculated using compounded monthly returns. A prospective investor is advised that neither the above graph nor the performance tables in this prospectus should be interpreted to mean that the Fund will obtain similar results or generate any profits whatsoever in the future.

Correlation of Managed Futures
January 1980 - December 2004
                                          CISDM*                    S&P 500*                 MSCI EAFE*            Lehman Gov't*
                                         (Managed                 (US Stocks)              (Int'l Stocks)           (US Bonds)
                                         Futures)
            CISDM                          1.00
      (Managed Futures)
           S&P 500                         0.03                       1.00
         (US Stocks)
          MSCI EAFE                       -0.03                       0.57                      1.00
        (Int'l Stocks)
         Lehman Gov't                      0.10                       0.18                      0.14                   1.00
          (US Bonds)

Non-correlation is not negative correlation. The performance of a Managed Futures investment such as the Fund can be anticipated to be generally unrelated, but may frequently be similar, to the performance of the general equity and debt markets.
* See "Notes To Comparative Performance And Correlation Charts" at the end of this section.

     Correlation is a statistical measure of the degree to which two variables are related. It is expressed as a number between -1 and 1, with a negative number implying the variables tend to move in opposite directions, while a positive number implies the variables move in the same direction.

     Non-correlated performance is not negatively correlated performance. Preferred has no expectation that the performance of the Fund will be inversely related to that of the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice versa. Non-correlation means only that the performance of the Fund has, in Preferred's judgment, a substantial likelihood of being unrelated to the performance of equities and debt instruments, reflecting Preferred's belief that certain factors which affect equity and debt prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The Net Asset Value per Unit may decline or increase more or less than equity and debt instruments during both bear and bull markets.

     In his landmark study, Dr. John Lintner of Harvard University was the first of many to demonstrate specifically that adding a Managed Futures component to a portfolio can enhance returns.

     Dr. Lintner concluded that a portfolio of judicious investments in stocks, bonds and Managed Futures ". . . show[s] substantially less risk at every possible level of expected return than portfolios of stocks (or stocks and bonds) alone."(1)

     This diversification effect of Managed Futures is also demonstrated by looking at the performance of Managed Futures compared to that of U.S. stocks, U.S. bonds and international stocks during a major decline. When measured against a decline in the stock and bond markets, Managed Futures has the ability to provide portfolio diversification due to its non-correlation to stocks and bonds. This does not mean that the returns of Managed Futures are negatively correlated (i.e. perform opposite) to those of stocks and bonds.

     ALTHOUGH ADDING A MANAGED FUTURES INVESTMENT SUCH AS THE FUND MAY PROVIDE DIVERSIFICATION TO A PORTFOLIO, THE FUND IS NOT A HEDGING MECHANISM; THERE IS NO GUARANTEE THE FUND WILL APPRECIATE DURING PERIODS OF STOCK MARKET DECLINES. IN ADDITION, THE PERFORMANCE OF A MANAGED FUTURES INVESTMENT SUCH AS THE FUND CAN BE ANTICIPATED TO BE GENERALLY UNRELATED, BUT MAY FREQUENTLY BE SIMILAR TO THE PERFORMANCE OF GENERAL EQUITY MARKETS.

(1) Litner, John, "The Potential Role of Managed Commodity Financial Futures Accounts (and/or Funds) in Portfolios of Stocks and Bonds." Annual Conference of Financial Analysts Federation, May 1983.


Market Comparisons
Four Largest S&P 500 Declines Since 1980 and
Corresponding Managed Futures Performanxce

         [Data below represents bar chart in the printed prospectus.]

                          Dec 1980 to Jul 1982        Sep 1987 to Nov 1987       Jul 1998 to Aug 1998         Sep 2000 to Sep 2002
                          --------------------        --------------------       --------------------         --------------------
S&P 500                          -16.5%                      -29.6%                     15.4%                          -44.7%
(U.S. Stocks)
CISDM                             33.8%                        7.8%                      4.3%                           37.9%
(Managed Futures)

Four Largest Managed Futures Declines Since 1980 and Corresponding S&P 500 Performance

         [Data below represents bar chart in the printed prospectus.]

                          Feb 1983 to Nov 1984        Apr 1986 to Dec 1986       Aug 1989 to Oct 1998         Jan 1992 to May 1992
                          --------------------        --------------------       --------------------         --------------------
S&P 500                           22.4%                        4.0%                     -0.9%                            0.8%
(U.S. Stocks)
CISDM                            -18.9%                      -28.1%                    -10.3%                          -11.8%
(Managed Futures)

     Comparative Performance and Correlation Charts: The table below demonstrates the differences in performance of stocks, bonds and Managed Futures during each year from January 1980 through December 2004. The chart below the table shows the worst peak-to-valley losses of the four asset classes for the same period.


                                         CISDM            S&P 500           MSCI EAFE          Lehman Gov't
                      Year         (Managed Futures)    (US Stocks)       (Int'l Stocks)        (US Bonds)
                      ----                  -------     ----------        -------------         ---------
                      1980                46.4%             32.5%               24.4%               6.4%
                      1981                19.6              -4.9                -1.0               10.5
                      1982                23.1              21.5                -0.9               26.1
                      1983                -7.6              22.6                24.6                8.6
                      1984                 4.2               6.3                 7.9               14.4
                      1985                21.8              31.7                56.7               18.1
                      1986               -11.5              18.7                69.9               13.1
                      1987                46.9               5.3                24.9                3.7
                      1988                 8.4              16.6                28.6                6.7
                      1989                10.1              31.7                10.8               12.8
                      1990                19.5              -3.1               -23.2                9.2
                      1991                10.7              30.5                12.5               14.6
                      1992                 1.0               7.6               -11.8                7.2
                      1993                15.1              10.1                32.9                8.8
                      1994                -2.2               1.3                 8.1               -1.9
                      1995                 9.7              37.6                11.6               15.3
                      1996                11.9              23.0                 6.4                4.1
                      1997                 9.5              33.4                 2.1                7.9
                      1998                 6.8              28.6                20.3                8.4
                      1999                 1.5              21.0                27.3                0.4
                      2000                 9.4              -9.1               -14.0               10.1
                      2001                 7.5             -11.9               -21.2                9.0
                      2002                12.0             -22.1               -15.7                9.8
                      2003                12.2              28.7                39.2                4.3
                      2004                 3.6              10.9                20.7                2.3
                     * See "Notes To Comparative Performance And Correlation Charts" at the end of this section.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Worst Peak-to-Valley Loss from January 1980 through December 2004

     CISDM           S&P 500            MSCI EAFE           LEHMAN GOV'T
MANAGED FUTURES     (US STOCK)       (INT'L STOCKS)         (US BONDS

   -28.13%           -44.73%             -47.46%               -5.51%
 Mar 86-Dec 86     Aug 00-Sep 02      Dec 99-Sep 02        Dec 79-Feb 80

Notes to Comparative Performance and Correlation Charts

S&P 500* (U.S. Stocks) - The S&P 500 Index is a market-capitalization-weighted index of 500 publicly-traded stocks, with dividends reinvested. Source:
Economagic website.

MSCI EAFE* (International Stocks) - The MSCI EAFE index is an unmanaged index generally considered representative of the international stock market. It is based on companies representing stock markets of Europe, Australia, New Zealand and the Far East. Market values are converted into U.S. Dollars at current exchange rates. Source: Morgan Stanley Capital International website.

Lehman Gov't* (U.S. Bonds) -The Lehman Intermediate Government/Credit Bond Index is a subgroup of the Lehman Government/Corporate Bond Index and includes securities in the Government and Corporate Indices. Source: Lehman Brothers website.

CISDM* (Managed Futures) - The CISDM Fund/Pool Qualified Universe Index is a dollar-weighted index which includes performance of current as well as retired public futures funds, private pools and offshore funds. Source: CISDM 2004.

Standard Deviation - Standard Deviation measures the dispersal or uncertainty in investment returns. It measures the degree of variation of returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Maximum Drawdown - Maximum Drawdown is any losing period during an investment record. The maximum drawdown is the largest percentage drawdown that has occurred in any investment data record.

* These indices are representative of equity and debt securities and are not to be construed as an actively managed portfolio.

INVESTORS SHOULD BE AWARE THAT STOCKS, BONDS AND MANAGED FUTURES ARE VERY DIFFERENT TYPES OF INVESTMENTS, EACH INVOLVING DIFFERENT INVESTMENT CONSIDERATIONS AND RISKS, INCLUDING BUT NOT LIMITED TO LIQUIDITY, SAFETY, GUARANTEES, INSURANCE, FLUCTUATION OF PRINCIPAL AND/OR RETURN, TAX FEATURES, LEVERAGE AND VOLATILITY.

FOR EXAMPLE, TRADING IN FUTURES, FORWARDS AND OPTIONS MAY INVOLVE A GREATER DEGREE OF RISK THAN INVESTING IN STOCKS AND BONDS DUE TO, AMONG OTHER THINGS, A GREATER DEGREE OF LEVERAGE AND VOLATILITY. ALSO, U.S. GOVERNMENT BONDS ARE GUARANTEED BY THE U.S. GOVERNMENT AND, IF HELD TO MATURITY, OFFER BOTH A FIXED RATE OF INTEREST AND RETURN OF PRINCIPAL.

             Additional Advantages of Managed Futures Investments
             ----------------------------------------------------

     100% Interest Credit. Unlike some "alternative investment" funds, the Fund will not be required to borrow money in order to obtain the leverage used in its trading strategy. Accordingly, the Fund does not anticipate that it will incur any interest expense. The Fund's margin deposits will be maintained in cash equivalents, such as U.S. Treasury bills. Interest is earned on 100% of the Fund's available assets (which include unrealized profits credited to the Fund's accounts).

     Liquidity. In most cases the underlying markets have liquidity. Some markets trade 24 hours on business days. There can be exceptional cases where there may be no buyer or seller for a particular market. However, one of the selection criteria for a market to be included in the Fund is good liquidity, and historically "lock limit" situations have not been common. Investors may redeem all or a portion of their Units on a monthly basis --beginning with the end of the first month following purchase of such Units -- subject to a declining redemption fee during the first twelve months of ownership. Units purchased prior to March 1, 2004 may only be redeemed on or after the end of the sixth month after sale and are subject to a declining redemption fee during the first eighteen months of ownership.

     Convenience. The Fund provides a convenient means to participate in global markets and opportunities without the time required to master complex trading strategies and monitor multiple international markets.

     Limited Liability. The liability of investors in the Fund is limited to the amount of their investment in the Fund. Unitholders will never be required to contribute additional capital to the Fund.

     Profit potential in any market environment. With stocks and bonds, investors typically buy securities that they believe will increase in value, and they may have no strategy when markets fall. Futures contracts, on the other hand, can be easily sold short on the prospect that a market will go down. As a result, declining markets represent opportunities for Managed Futures.

     Access to global financial and non-financial markets. Finally, over the years the futures markets have expanded globally to include investments in stock indices and bonds, currencies, precious and base metals, agricultural products and so forth. Investors can gain access to over 50 financial and non-financial markets around the globe.

        Small Minimum Investment; Smaller Minimum Additional Investment
        ---------------------------------------------------------------

     Many of the Advisors are only available to manage individual accounts of substantial size ranging from $500,000 to $5,000,000. Investors in the Fund are able to gain access to each of these Advisors, and to the diversification benefits of placing assets with all of them, for a minimum investment of $5,000 (or $2,000 in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts). Existing Unitholders making additional investments may do so in minimums of $2,000.

THE ADVISORS

General

     THE FOLLOWING DESCRIPTION OF THE CORE ADVISORS AND THEIR TRADING METHODS AND STRATEGIES IS GENERAL AND IS NOT INTENDED TO BE EXHAUSTIVE. TRADING METHODS ARE PROPRIETARY AND COMPLEX, SO ONLY THE MOST GENERAL DESCRIPTIONS ARE POSSIBLE. FURTHERMORE, CERTAIN CORE ADVISORS MAY HAVE CHOSEN TO REFER TO SPECIFIC ASPECTS OF THEIR TRADING SYSTEMS, METHODS AND STRATEGIES, WHICH ASPECTS MAY ALSO BE APPLICABLE TO OTHER ADVISORS WHICH DID NOT CHOOSE TO MAKE EXPLICIT REFERENCE TO THESE ASPECTS OF THEIR OWN STRATEGIES. AS A RESULT, CONTRASTS IN THE DESCRIPTIONS SET FORTH HEREIN MAY NOT, IN FACT, INDICATE A SUBSTANTIVE DIFFERENCE BETWEEN THE TRADING METHODS AND STRATEGIES INVOLVED. WHILE PREFERRED BELIEVES THAT THE DESCRIPTION OF THE CORE ADVISORS' METHODS AND STRATEGIES INCLUDED HEREIN MAY BE OF INTEREST TO PROSPECTIVE INVESTORS, SUCH PERSONS MUST BE AWARE OF THE INHERENT LIMITATIONS OF SUCH DESCRIPTION.

     This section contains brief biographical outlines and performance summaries of the Fund's core Advisors. The success of the Fund is dependent upon the success of the Advisors retained by or on behalf of the Fund from time to time to trade for its account. In terms of attempting to reach an investment decision regarding the Units, however, it is difficult to know how to assess Advisor descriptions and performance summaries, as trading methods are proprietary and confidential and past performance is not necessarily indicative of future results. Furthermore, the performance summaries provide only a brief overview of the core Advisors' performance histories and have not been audited.

     Certain Advisors trade "notional" equity for clients -- i.e., trading such clients' accounts as if more equity were committed to such accounts than is, in fact, the case. The Fund's accounts may, at Preferred's discretion, permit the Advisors to trade the accounts on a basis which includes notional equity.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, THE RATES OF RETURN EARNED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN THAT SUCH ADVISOR MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

     THE ADVISORS' PERFORMANCE SUMMARIES APPEARING IN THIS PROSPECTUS HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN SUCH PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE FUND.

     TRADING OF FUTURES AND FORWARD CONTRACTS AND RELATED INSTRUMENTS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE ADVISORS WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

Futures Trading Methods in General

Systematic and Discretionary Trading Approaches

     Futures traders may generally be classified as either systematic or discretionary.

     A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular commodity. However, although these judgmental decisions may have a substantial effect on a systematic trader's performance, his primary reliance is on trading programs or models that generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and "trading instinct," not on the basis of trading signals generated by any program or model.

     Each approach involves certain inherent risks. Systematic traders may fail to capitalize on market trends that their systems would otherwise have exploited due to judgmental decisions made by them in the context of applying their generally mechanical trading systems. Discretionary traders, on the other hand, may decide to make trades which would not have been signaled by a trading system and which result in substantial losses. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the prospect of disciplined trading, which largely removes the emotion of the individual trader from the trading process, advantageous. In addition, due to their use of computers, systematic traders are generally able to incorporate more data into a particular trading decision than are discretionary traders. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until such factors have had a sufficient effect on the market to create a trend of enough magnitude to generate a reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses.

Technical and Fundamental Analysis

     In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of their discretionary evaluations of the markets, commodity trading advisors are also distinguished as relying on either "technical" or "fundamental" analysis, or on a combination of the two. Systematic traders tend to rely on technical analysis, because the data relevant to such analysis is more susceptible to being isolated and quantified to the extent necessary to be successfully incorporated into a program or mathematical model than is most "fundamental" information, but there is no inconsistency in attempting to trade systematically on the basis of fundamental analysis. The fundamental information which can be evaluated by a formalized trading system is, however, limited to some extent in that it generally must be quantifiable in order to be processed by such a system.

     Technical analysis is not based on anticipated supply and demand factors; instead, it is based on the theory that the study of the commodities markets themselves will provide a means of anticipating future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of market prices themselves, theorizing that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest is the most effective means of attempting to predict the future course of price movements.

     Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity in an attempt to predict future price levels. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

Trend-Following

     "Trend-following" traders gear their trading approaches towards positioning themselves to take advantage of major price movements, as opposed to traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. "Trend-following" traders assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but smaller losses, from capitalizing on major trends. Consequently, during periods when no major price trends develop in a market, a "trend-following" trader is likely to incur substantial losses.

Risk Control Techniques

     As will be apparent from the following descriptions of the respective Advisors' trading approaches, an important aspect of any speculative futures strategy relates to the control of losses, not only the ability to identify profitable trades. Unless it is possible to avoid major drawdowns, it is very difficult to achieve long-term profitability.

     Traders often adopt fairly rigid "risk management" or "money management" principles. Such principles typically restrict the size of positions which will be taken as well as establishing "stop-loss" points at which losing positions must be liquidated. It is important for prospective investors to recognize in reading the descriptions of the Advisors' various risk control techniques that none is "fail safe," and none can, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but also market illiquidity can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. Similarly, irrespective of how small the initial "probing" positions taken by an Advisor are, unless it trades profitably, innumerable small losses incurred in the course of such "probing" can quickly accumulate into a major drawdown. The Advisors' risk management principles should, accordingly, be seen more as a discipline applied to their trading in highly speculative markets than as an effective protection against loss.

     Not only are trading methods typically "black boxes," but they often are also continually evolving. Prospective investors and Unitholders will generally not be informed of a change in an Advisor's trading approach, unless Preferred is informed of such change and considers such change to be material.

     In addition to the continually changing character of trading methods, the commodity markets themselves are continually changing. Each Advisor may, in its sole discretion, elect to trade any available futures or forward contract, option or related instrument -- both on United States markets and abroad -- even if such Advisor has never previously traded in that particular contract or market.


                                                      Worst/Best Monthly                          Assets Under
                             Inception of Trading   Rate of Return/Monthly  Worst Peak-to-Valley  Management In   General Strategy
         Core Advisors          Client Accounts      Standard Deviation(1)      Drawdown(2)       Fund Program(3)  Classification
Graham Capital               June 1999                    (13.62)%/19.91%   (20.85)% (3/04-8/04)    $1.6 billion  Longer-Term
   K4 Program at 150%                                               6.97%                                         Technical,
   Leverage(4)                                                                                                    Trend Following


Grinham Managed Funds        September 1993                 (5.21)%/7.87%   (14.78)% (11/01-2/02) $546.9 million  Shorter-Term
   Pty Ltd.                                                         3.80%                                         Technical
   Diversified Managed                                                                                            Trend-Following
   Accounts Program

Transtrend B.V.              January 1995                   (5.57)%/8.97%    (10.39)% (2/04-8/04) $587.8 million  Longer-Term
   Diversified Trend Program                                        3.30%                                         Technical
   (Enhanced Risk Profile                                                                                         Trend-Following
   USD)



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                                    -107-

     Potential Non-core            Worst/Best Monthly       Worst Peak-to-Valley    Assets Under     General Strategy
           Advisors              Rate of Return/Monthly          Drawdown(2)        Management In      Classification
                                  Standard Deviation(1)                            Fund Program(3)
Altis Partners Limited(5)                (11.03)%/14.55%  (24.36)% (3/04 to 2/05)  $34.090 million  Short-Medium-Long
    Global Futures Portfolio                      20.40%                                            Term
                                                                                                    Trend-Following/Counter
                                                                                                    Trend/Fundamental
Chesapeake Capital Corporation(5)        (10.09)%/15.48%    (19.17)% (4/01-4/02)    $1.319 billion  Longer-Term
    Diversified Program                            4.66%                                            Technical,
                                                                                                    Trend-Following

----------------------
(1) The Worst/Best Monthly Rate of Return represents the lowest and the highest monthly rate of return for the program traded for the Fund. Performance information is presented for the period from January 1, 2000 (or inception, if later) through February 28, 2005. Standard Deviation measures the degree of variation of returns around the mean (average) return. In general, the more variable an Advisor's historical returns, the greater risk that substantial losses have been included within the historical range of returns.
(2) The greatest cumulative percentage decline in month-end net asset value due to losses sustained by any account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
(3) Assets under management in the program traded for the Fund ("notional" funds excluded, except with respect to Graham Capital Management, L.P., which includes "notional" funds.) As of February 28, 2005, because none of the potential non-core Advisors were trading on behalf of the Fund, the assets under management number represents the amount of assets ("notional" funds excluded) that the potential non-core Advisor traded in the specified program.
(4) Graham Capital Management, L.P. trades in the K4 Program at 150% Leverage ("150% Leverage") on behalf of the Fund. The Fund may decide to trade K4 Standard Leverage at a later date. The Fund may not invest in both the Standard Leverage program and the 150% Leverage program simultaneously.
(5) The Fund has not entered into Advisory Agreements with any of the potential non-core Advisors listed above, except for Chesapeake Capital Corporation ("Chesapeake"). Chesapeake had served as an initial Advisor under the Advisory Agreement with the Fund, but, was replaced as of June 30, 1998. Therefore, these potential non-core advisors are not obligated to accept assets of the Fund. Although the Fund has an understanding with each potential non-core advisor, there can be no assurance that these potential non-core advisors would accept assets of the Fund.


---------------------
Leveraging

Futures trading is highly leveraged, as is each Advisor's trading program. The Fund typically commits between 10% and 20% of its assets as margin for its trading. In considering the leverage at which the different Advisors trade and the volatility of their performance, prospective investors should recognize that due to the limited percentage of the Fund's trading assets allocated to each of them, none of the non-core Advisors, individually, is likely to have a material effect, over the short-term, on either the overall return or the overall performance volatility of the Fund. The non-core Advisors, if such a group were trading on behalf of the fund, as a group have a significant effect on performance. However, the likely performance non-correlation among at least certain of these Advisors reduces the likelihood of any major short-term effect.

Any change by Preferred in the leverage of the Fund is noted in the Fund's monthly reports.

Notes to Performance Information

In reviewing the descriptions of the Advisors' performance, prospective investors should understand that such performance is "net" of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance summary. Such composite performance is not necessarily indicative of any individual account. In addition, particular conventions adopted by certain Advisors with respect to the calculation of the performance information set forth herein are described under the "Past Performance Information" section with respect to each Advisor.

1. Name of CTA is the name of the Advisor which directed the accounts included in the performance summary.

2. Name of program is the name of the trading program used by the Advisor in directing the accounts included in the performance summary.

3. Inception of client account trading by CTA is the date on which the relevant Advisor began directing client accounts.

4. Inception of client account trading in program is the date on which the relevant Advisor began directing client accounts pursuant to the program shown in the performance summary.

5. Number of open accounts is the number of accounts directed by the relevant Advisor pursuant to the program shown in the performance summary through February 28, 2005.

6. Aggregate assets (excluding "notional" equity) overall is the aggregate amount of actual assets under the management of the relevant Advisor in all programs operated by such Advisor through February 28, 2005.

7. Aggregate assets (including "notional" equity) overall is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in all programs operated by such Advisor through February 28, 2005.

8. Aggregate assets (excluding "notional" equity) in program is the aggregate amount of actual assets under the management of the relevant Advisor in the program shown in the performance summary through February 28, 2005.

9. Aggregate assets (including "notional" equity) in program is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in the program shown in the performance summary through February 28, 2005.

10. Largest monthly drawdown is the largest monthly percentage loss experienced by any account of the Advisor in the relevant program in any calendar month covered by the performance summary. "Loss" for these purposes is calculated on the basis of the loss experienced by each such account, expressed as a percentage of the total equity (including "notional" equity) of such account. Largest monthly drawdown information includes the month and year of such drawdown, and is through February 28, 2005.

11. Largest peak-to-valley drawdown is the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any account of the Advisor in the relevant program during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by each such account in the relevant program, expressed as a percentage of the total equity (including "notional" equity) in such account, and is through February 28, 2005.

12. Monthly rate of return for any month in the Advisors' performance summaries is, in general, the net performance of the relevant program divided by the beginning of the month net assets in such program.

     Monthly rates of return, in accordance with CFTC rules, are shown only for the specific programs to be traded by the Advisors for the Fund. In the accompanying performance descriptions, certain Advisors have adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the particular trading program.

     The monthly rates of return for each Advisor, in certain cases, are calculated on the basis of assets under management including proprietary capital. However, the Advisors believe that the inclusion of such capital has had no material effect on their monthly rates of return.

13. Compound rate of return is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For.

     periods of less than one year, the results are for the period indicated

Graham Capital Management, L.P. ("GCM") advises exempt commodity futures accounts for qualified eligible persons the performance of which is not included in GCM's performance information herein. GCM also advises accounts that do not trade commodity futures (such as accounts trading securities, non-exchange traded derivatives, etc.) the performance of which is not included herein.

THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE FUND.

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CORE ADVISORS

GRAHAM CAPITAL MANAGEMENT, L.P.

     Graham Capital Management, L.P. ("GCM") was organized as a Delaware limited partnership in May 1994. The general partner of GCM is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of GCM is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. KGT, Inc. and KGT Investment Partners, L.P. are registered as principals of GCM. (KGT, Inc. and KGT Investment Partners, L.P. are not affiliated with Preferred, the Fund or any other company affiliated or related to Preferred or the Fund.) GCM became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and a member of the National Futures Association on July 27,1994. THE REGISTRATION OF GCM WITH THE CFTC AND ITS MEMBERSHIP IN THE NATIONAL FUTURES ASSOCIATION MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED GCM.

     GCM and its principals may trade in commodity futures, forward contracts and other financial instruments for their own accounts. Such accounts may take positions that are opposite, or ahead of, positions taken for clients. Although GCM will maintain records of all commodity futures and forward transactions for the accounts of GCM and its principals, clients of GCM will not, generally, be entitled to inspect the records of such trades.

Overview

     GCM is an investment manager that actively trades worldwide on a 24-hour basis in the equity, fixed income, currency and commodity markets utilizing securities, futures, forwards and other financial instruments. On behalf of the Trust, GCM offers a systematic global macro trading program that trades in one or more of those markets. GCM's systematic trading programs or models produce trading signals on a largely automated basis when applied to market data. GCM's investment objective is to provide clients with significant potential for capital appreciation in both rising and falling markets during expanding and recessionary economic cycles.

Systematic Global Macro Trading

     GCM's trading systems rely primarily on technical rather than fundamental information as the basis for their trading decisions. GCM's systems are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand. GCM's core trading systems are primarily long term in nature and are designed to participate selectively in potential profit opportunities that can occur during periods of sustained price trends in a diverse number of U.S. and international markets. The primary objective of the core trading systems is to establish positions in markets where the price action of a particular market signals the computerized systems used by GCM that a potential trend in prices is occurring. The systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of the particular market. As a result of this analysis, the systems also utilize proprietary risk management and trade filter strategies that are intended to benefit from sustained price trends while reducing risk and volatility exposure. GCM utilizes discretion in connection with its systematic trading programs in determining which markets warrant participation in the programs, market weighting, leverage and timing of trades for new accounts. GCM also may utilize discretion in establishing positions or liquidating positions in unusual market conditions where, in its sole discretion, GCM believes that the risk-reward characteristics have become unfavorable.

Management

     Kenneth G. Tropin, born in 1953, is the Chairman and founder of GCM. He has been registered as a Principal and an Associated Person and a NFA associate member of GCM since July 27, 2004. Mr. Tropin has developed the majority of the firm's core trading programs and he is additionally responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding GCM in May 1994, from October 1993 until April 1994, Mr. Tropin worked on the development and design of trading programs to be employed by GCM. Prior to that, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc. from March 1989 until September 1993, during which the assets under management grew from approximately $200 million to approximately $1.2 billion. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, where he served as Director of Managed Futures and as President of Demeter Management Corporation and Dean Witter Futures and Currency Management Inc. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980's.

     Paul Sedlack, born in 1961, is the Chief Executive Officer and General Counsel of GCM. He has been registered as a Principal, Associated Person and a NFA associate member of GCM since August 21, 1998, November 20, 1998 and November 10, 1998, respectively. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in October 1986 where he remained until June 1993. During that time, Mr. Sedlack was resident in Coudert's Singapore office from June 1988 to August 1989. Prior to joining GCM in June 1998, Mr. Sedlack was in the employ of Sutherland Asbill and Brennan from June 1993 until June 1995 and then was a Partner at the law firm of McDermott, Will & Emery in New York from June 1995 until May 1998, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in June 1986 and an M.B.A. in Finance in July 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

     Michael S. Rulle Jr., born in 1950, is the President of GCM. He has been registered as a Principal, Associated Person and a NFA associate member of GCM since March 8, 2002, March 8, 2002 and February 14, 2002, respectively. As President of GCM, Mr. Rulle is responsible for the management of GCM in its day-to-day course of business. Prior to joining GCM in February 2002, Mr. Rulle was President of Hamilton Partners Limited November 1999 until February 2002, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From June 1994 to September 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the US broker-dealer formerly known as CIBC Oppenheimer Corp. and then orientated himself on the labor market for the month of October 1999. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility from June 1979 until June 1994. At Lehman, Mr. Rulle founded and headed the firm's Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.

     Robert E. Murray, born in 1961, is the Chief Operating Officer of GCM. He has been registered as a Principal, Associated Person and a NFA associate member of GCM since June 27, 2003, June 27, 2003 and June 25, 2003, respectively. Mr. Murray is responsible for the management and oversight of client services, systematic trading, and technology efforts. Prior to joining GCM in July 2003, from January 1985 until June 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray's tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). From September 1983 until December 1984, Mr. Murray was an intermediate accountant at Merrill Lynch. Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor's Degree in Finance from Geneseo State University in 1983.

     Thomas P. Schneider, born in 1961, is an Executive Vice President and the Chief Trader of GCM. He has been registered as a Principal, Associated Person and a NFA associate member of GCM since November 30, 1995, September 12, 1994 and July 27, 1994, respectively. Since joining GCM in June 1994, he has been responsible for managing GCM's systematic futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants ("FCMs"). Mr. Schneider was also a compliance auditor for NFA from June 1983 until January 1985 and has served on the MFA's Trading and Markets Committee. Mr. Schneider graduated from the University of Notre

Dame in May 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1994. Mr. Schneider served as a commodity broker for Stotler and Company from January 1985 until June 1985. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately Chief Trader, Vice President and Principal responsible for 24-hour trading execution, compliance and accounting. From October 1993 until December 1993, Mr. Schneider worked towards obtaining his M.B.A. Subsequently, from January 1994 until June 1994, Mr. Schneider worked as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis.

     Robert G. Griffith, born in 1953, is an Executive Vice President, the Director of Research and the Chief Technology Officer of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since March 8, 1996, March 8, 1996 and February 23, 1996, respectively. Mr. Griffith is responsible for the management of all research activities and technology resources of GCM, including portfolio management, asset allocation and trading system development. Mr. Griffith is in charge of the day-to-day administration of GCM's trading systems and the management of GCM's database of price information on more than 100 markets. From August 1987 until he joined GCM in June 1994 Mr. Griffith's company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. From December 1979 until June 1983, Mr. Griffith worked at Continental Illinois National Bank in Chicago as a programmer/analyst and then as a consultant to Information Builders in Los Angeles from June 1983 until August 1987. He received his B.B.A. in Management Information systems from the University of Iowa in December 1979.

     Fred J. Levin, born in 1942, is the Chief Economist and a Senior Discretionary Trader of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since March 11, 2000, December 8, 1999 and October 29, 1999, respectively. Mr. Levin specializes in fixed income markets with particular emphasis on short-term interest rates. Prior to joining GCM in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. from August 1998 after orientating himself to the labor market during the month of July 1998. From March 1991 to June 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From March 1988 to March 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From July 1982 to March 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From September 1970 to July 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in June 1964.

     Savvas Savvinidis, C.P.A., born in 1962, is the Chief Financial Officer of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since July 2, 2003, July 2, 2003 and June 5, 2003, respectively. Before he joined GCM in June 2003, he was Chief Operating Officer of Agnos Group, L.L.C. from January 2001 to February 2003 and spent the period from March 2003 until May 2003 orientating himself to the labor market. Mr. Savvinidis previously served as Director of Operations, from October 1994 to June 2000, of Moore Capital Management, Inc. and subsequently took off the period from July 2000 to December 2000 for personal time with his family. From July 1993 to September 1994, Mr. Savvinidis served as director of Argonaut Capital Management, Inc. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John's University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in September 1984, where he received his CPA designation in 1986. He is a member of the New York Society of C.P.A.'s.

     Robert C. Hill, born in 1969, is a discretionary trader of GCM specializing in the energy commodity markets. He has been registered as a Principal, Associated Person and NFA associate member of GCM since August 11, 2003, August 5, 2003 and August 5, 2003, respectively. Prior to joining GCM in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group. from November 2002 until March 2003. From November 1999 to October 2002, he was employed as Director of Trading at Duke Energy. From March 1997 to October 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr.

Hill received an MBA in July 1998 from the University of St. Thomas in Houston, TX and a B.A. in August 1992 from Stephen F. Austin State University.

     Steven T. Aibel, born in 1964, is a discretionary trader of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since February 9, 2004, January 13, 2004 and January 13, 2004, respectively. Mr. Aibel specializes in global macro markets with a primary focus on foreign exchange. Prior to joining GCM in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase from April 2002 to March 2003 trading foreign exchange and then orientated himself to the labor market from April 2003 until June 2003. He began his career at Goldman Sachs and Co. in the precious metals area where he worked from June 1988 until April 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Bothers from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. From May 2000 to February 2001, Mr. Aibel worked in a partnership for Monroe Capital and then was in the employ of Bank of America (proprietary trading) from February 2001 until March 2002. Mr. Aibel received an MBA in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

     Xin-yun Zhang, born in 1960, is a discretionary trader of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since March 2, 2004, February 18, 2004 and January 27, 2004, respectively. Mr. Zhang specializes in fixed income. Prior to joining GCM in September 2003, Mr. Zhang worked at Tudor Investment Corp. from January 2000 to August 2003, where his trading focused on US and Japanese government bonds. From October 1995 to January 2000, he was a fixed- income trader for Greenwich Capital. He worked in fixed-income research for Long-Term Capital Management from October 1993 to October 1995. He received a B.S. from Beijing University in 1983 and a Ph.D. in theoretical physics from University of California, San Diego in 1989, and was a post-doctoral research fellow at Rutgers University from 1989 till 1993.

     Gabriel J. Feder, born in 1967, is a discretionary trader of GCM, specializing in global macro markets with a primary focus on foreign exchange. He has been registered as a Principal, Associated Person and NFA associate member of GCM since June 2, 2004, June 1, 2004 and May 26, 2004, respectively. Prior to joining Graham in November 2003, Mr. Feder worked as a portfolio manager for Platinum Partners LLC from September 2002 to September 2003, trading the U.S. Treasury market as well as U.S. Stock indexes and European fixed income. He began his career working for the Federal Reserve Bank of New York from 1990 to 1993 as a bank analyst and then a bank examiner. Then, upon his graduating in 1995 from The Wharton School of Business at the University of Pennsylvania with an MBA in Finance, Mr. Feder worked for J.P. Morgan Chase, where he traded emerging market currencies in the FX department and fixed income and currency in Global Treasury from 1995 to 2000 and he managed the bank's Canadian fixed income portfolio from 2000 to September 2002. Mr. Feder received a B.A., cum laude, in Economics from Yeshiva University in 1990.

     Kennedy Mitchel, born in 1972, is a discretionary trader and a Principal of the Advisor, specializing in global macro markets. Prior to joining the Advisor in January 2005, Mr. Mitchell worked at Meridian Investment Management, Inc. from April 1997 to January 2001 as a trader trading futures, foreign exchange and derivatives and from February 2002 to July 2004 as a trader focusing on fixed-income and foreign exchange. From February 2001 to February 2002, Mr. Mitchell was employed by the Federal Home Loan Bank of San Francisco as Manager of the bank's mortgage finance desk. From July 1994 to April 1997, Mr. Mitchell was employed by Coast Capital Management, Inc. as a trader focusing on futures, foreign exchange and OTC derivatives.

     Britton Holland, born in 1975, is a discretionary trader and a Principal of the Advisor, specializing in the energy commodity markets. Prior to joining the Advisor in March 2004, Mr. Holland worked as Manager, Financial Trading at Duke Energy Corporation. From August 1998 to April 2002, he was employed in various groups at Duke Energy ranging from Risk Management to Term Deal Origination before moving to Financial Trading. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

     Eric C. Fill, born in 1966, is a discretionary trader and a Principal of the Advisor, specializing in foreign currency. Prior to joining the Advisor in March 2005, Mr. Fill was employed at Commerzbank Securities as a Senior Proprietary Trader from April

2004 through November 2004. From October 1988 to April 2004, Mr. Fill was employed at Commerzbank New York. While at Commerzbank, he worked as a Global Macro Proprietary Trader (1996 to 2004) and a foreign exchange sales trader (1994 to 1996). Between 1991 and 1994, Mr. Fill ran the money market funding desk for Commerzbank Atlanta. From 1989 to 1991 he was a money market trader at Commerzbank New York. Mr. Fill graduated from the University of Rochester with a B.A. in Economics in 1988

     Sean D. Duffy, born in 1967, is a discretionary trader and a Principal of the Advisor, specializing in global macro markets. Prior to joining the Advisor in January 2005, Mr. Duffy was a Principal of Briggs Capital Management, LLC ("Briggs"), from March 2003 to December 2004. Before founding Briggs, Mr. Duffy traded his own strategy from February 2002 through February 2003. He was employed as a Director in the Global Markets division of Deutsche Bank in New York from April 1997 to January 2002. From January 1995 until April 1997, Mr. Duffy served as a consultant to the CTA industry developing proprietary futures trading programs. While working as a consultant, Mr. Duffy was associated with GLT Direct LLP from February 1996 through April 1997. From June 1992 to December 1994, Mr. Duffy was a spot risk arbitrageur in the precious metals markets at the J. Aron division of Goldman Sachs & Co. From June 1990 to June 1992, Mr. Duffy was employed as a financial analyst in the investment banking division of Paine Webber in New York. Mr. Duffy received a B.A. from Harvard University in 1990.

     David Ciocca, born in 1969, is a discretionary trader and a Principal of GCM, specializing in equity futures. He has been registered as a Principal, Associated Person and NFA associate member of GCM since January 6, 2005, June 11, 2002 and May 18, 2002, respectively. Prior to joining GCM in March, 2002, Mr. Ciocca was employed as a portfolio manager at Niederhoffer Investments from April 2001 to February 2002, where he concentrated on short-term modeling and trading of futures and options. From December 1998 to April 2001, Mr. Ciocca was a principal of DLC Capital Management, Inc., a registered investment advisor that focused on investment portfolio management, and trading strategy development. Mr. Ciocca has a Bachelor of Science in Engineering (1993) and a Master of Science in Finance (1998) from Rochester Institute of Technology, Rochester, New York.

Investment Programs

K4 Program

     The current program used by GCM on behalf of the Fund is the K4 Program at 150% Leverage ("150% Leverage"). The Fund may also elect to have GCM utilize the K4 Program at Standard Leverage ("Standard Leverage") on behalf of the Fund. The Fund will not invest in both the Standard Leverage program and the 150% Leverage program simultaneously.

     The K4 program was developed in 1998 and commenced trading operations in January 1999. The K4 program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 program will normally enter or exit a position only when a significant price and volatility spike takes place and is designed to have a high percentage of winning trades. K4 will normally maintain a neutral position in 50% of the markets in the portfolio.

     The K4 program trades in approximately 65 markets with weightings, as of February 2005, of about 36% in foreign exchange, 27% in global interest rates, 18% in stock index futures, 5% in agricultural futures, 6% in metals and 8% in energy futures.

Research

Commitment To Innovation

     GCM believes strongly in the importance of a substantial commitment to research and development activities. GCM allocates the vast majority of its research efforts to the development of new trading strategies and participation in an ever broader number of markets. Diversification of trading models and market participation is the cornerstone of GCM's goal to provide its clients with the best possible performance in conjunction with the most favorable risk profile. In management's opinion, markets can change over time, and competition for profits poses a formidable challenge to traders. Accordingly, GCM will aggressively pursue a broad range of research initiatives in an effort to meet the needs of its clients as well as its own goals regarding performance results.

     GCM also dedicates substantial resources towards the critical goal of providing clients with the most favorable risk-reward characteristics possible in each market it trades. GCM uses both quantitative and qualitative analysis in evaluating its trading strategies both from the perspective of absolute performance as well as in terms of risk-adjusted return. GCM analysts review the Sharpe ratio, Sterling ratio, average drawdown, and many other measures of risk in determining which trading technique will provide the best risk and volatility characteristics. Considerable time is also spent on risk management at the portfolio level to ensure balance between markets and that the overall leverage used by GCM is consistent with the company's conservative views on risk.

     GCM has also developed extremely sophisticated proprietary software that provides its research analysts with the ability to study optimal portfolio weighting strategies, as well as the effect of specific markets on the performance, risk, correlation, and volatility characteristics of its trading programs.

Trading

Trading Policies

     GCM trades actively in both U.S. and foreign markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and swaps. GCM engages in exchange for physical
(EFP) transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. GCM also may take long and short positions in equity securities, fixed income securities, hybrid instruments, options, warrants, customized contractual agreements and other financial instruments as it endeavors to achieve superior results for investors and enhanced portfolio diversification. GCM at times will trade certain instruments as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions or commodity firms as counterparties. GCM has complete flexibility in the instruments and markets in which it may invest.

     At standard leverage, GCM normally will commit between 10% and 35% of an account's equity to meet initial margin requirements, and initial margin requirements over time are expected to average 13% to 20%. At 150% leverage, GCM normally will commit between 20% and 30% of an account's equity to meet initial margin requirements, and initial margin requirements over time with respect to trading at 150% leverage are expected to average 20% and 30%. Margins required to initiate or maintain open positions are established by brokerage firms selected by GCM clients to perform clearing services. The typical margin levels described above are applicable to brokerage arrangements with competitive terms for major institutional customers. Higher margin requirements may be observed under alternative arrangements or when a broker establishes margins exceeding exchange minimum levels.

     GCM reserves the right in extraordinary market conditions to reduce leverage and portfolio risk if it feels in its sole discretion that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that GCM's actions will enhance performance.

Markets Traded

     GCM trades actively on a 24-hour basis on most global exchanges as well as the 24-hour interbank market for foreign exchange both in the U.S. and abroad. GCM currently executes orders on all the major futures exchanges in New York and Chicago and also trades actively on the Eurex, the International Petroleum Exchange of London Ltd. (IPE), the London Commodity Exchange (LCE), the London International Financial Futures and Options Exchange Ltd. (LIFFE), the London Metal Exchange (LME), the Marche a Terme International de France (MATIF), the Osaka Securities Exchange (OSE), the Sydney Futures Exchange Ltd.
(SFE), the Singapore International Monetary Exchange (SIMEX), the Tokyo International Financial Futures Exchange (TIFFE), the Tokyo Commodity Exchange (TOCOM), the Tokyo Stock Exchange (TSE) and other exchanges. GCM conducts ongoing research regarding expanding the number of markets it can trade to further its objective of portfolio diversification. From time to time, GCM adds to or deletes markets from its trading programs as ongoing research and future market conditions warrant. GCM may decide to trade certain markets and contracts to the exclusion of others in its trading programs, depending on GCM's views from time to time. The decision to add or subtract markets from any investment program shall be at the sole discretion of GCM. Clients will not be informed of these changes as they occur.

     The actual weighting and leverage used in each market will change over time due to liquidity, price action and risk considerations. In addition,

GCM re-balances the weighting of each market in its systematic programs on a monthly basis so as to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time.

Performance Record

     Investors should note that the composite performance records include individual accounts that may have materially different rates of return on amounts actually invested, even though they are traded according to the same investment program. This is caused by material differences among accounts, such as: (1) procedures governing timing for the commencement of trading and means of moving toward full funding of new accounts; (2) the period during which accounts are active; (3) client trading restrictions; (4) ratio of trading size to level of actual funds deposited with the futures commission merchant ("FCM") (i.e., the extent of notional equity); (5) the degree of leverage employed; (6) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (7) the amount of interest income earned by an account, which will depend on the rates paid by the FCM on equity deposits and the amount of equity invested in interest-bearing obligations;
(8) the amount of management and incentive fees paid and the amount of brokerage commissions paid; (9) the timing of orders to open or close positions; (10) market conditions, which influence the quality of trade executions; (11) variations in fill prices; and (12) the timing of additions and withdrawals. Notwithstanding these material differences, each composite performance record is a valid representation of the accounts included therein.

     References to total assets managed by GCM in a particular program or overall, or rate of return on net assets, include any notional equity and may include client and proprietary funds. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to GCM for management. Because notionally funded accounts are more highly leveraged than fully-funded accounts, they incur magnified gains and losses on their actual investment (which does not include notional equity) compared to fully-funded accounts.

     GCM advises exempt accounts for qualified eligible persons the performance of which is not included in the composite performance record. GCM also advises accounts that do not trade commodity futures (such as accounts trading securities, non-exchange traded derivatives, etc.) the performance of which is not included in the composite performance record.

                 [Remainder of page left blank intentionally.]

K4 Program at 150% Leverage

     GCM is currently trading this program on behalf of the Fund. GCM may not simultaneously trade the K4 Program at Standard Leverage on behalf of the Fund. The following summary performance information and chart present the composite results of the K4 Program at 150% Leverage for the period from January 2000 through February 2005.

                 Name of CTA: Graham Capital Management, L.P.
                 Name of program: K4 Program at 150% Leverage
           Inception of client account trading by CTA: February 1995 Inception of client account trading in program: June 1999
                          Number of open accounts: 10
     Aggregate assets overall including "notional" equity: $5,769,017,000 Aggregate assets in program including "notional" equity: $1,621,860,000
                   Largest monthly drawdown: (13.62)% (9/03)
             Largest peak-to-valley drawdown: (20.85)% (3/04-8/04)
                   Number of accounts closed with profit: 1
     Range of returns experienced by profitable accounts: 2.95% to 28.85%
        Number of unprofitable accounts that have opened and closed: 1 Range of returns experienced by unprofitable accounts: (1.66)%

----------------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------
Monthly Performance        2005 (%)         2004(%)          2003(%)         2002(%)          2001(%)          2000(%)
----------------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------
January                    (10.17)           0.71             8.02             1.59            2.72             2.62
----------------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------
February                    (0.74)           7.57             9.21            (1.73)           7.49            (6.61)
----------------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------
March                                       (0.04)           (6.19)           (1.48)           12.96            1.94
----------------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------
April                                       (9.79)            2.08            (9.59)          (10.15)           0.98
----------------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------
May                                         (2.48)            6.48             5.46            2.61            (3.63)
----------------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------
June                                        (5.07)           (5.80)           15.32           (0.77)           (5.39)
----------------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------
July                                        (5.02)           (2.44)           17.43           (5.34)              *
----------------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------
August                                      (0.18)            3.99             7.48            6.12               *
----------------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------
September                                    0.22            (12.98)           8.66            19.91              *
----------------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------
October                                      6.67             12.01           (6.09)           10.32              *
----------------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------
November                                     5.66             3.37            (1.88)          (8.82)              *
----------------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------
December                                     3.76             7.17             8.37            3.54               *
----------------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------
Compound Rate of           (10.83)           0.53             24.13           48.10            43.14           (10.05)
Return                    (2 months)                                                                          (6 months)
----------------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------

     *No client assets were traded pursuant to this program during the period from July 2000 through December 2000.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
      THE FUND'S ACCOUNT MAY BE TRADED PURSUANT TO THE FOREGOING PROGRAM,
       BUT NOT SIMULTANEOUSLY WITH THE K4 PROGRAM AT STANDARD LEVERAGE.


                 [Remainder of page left blank intentionally.]

K4 Program at Standard Leverage

     Although GCM is no longer trading this program on behalf of the Fund, it may do so in the future. GCM may not simultaneously trade the K4 Program at 150% Leverage on behalf of the Fund. The following summary performance information and chart present the composite results of the K4 Program at Standard Leverage for the period from January 2000 through February 2005.

                 Name of CTA: Graham Capital Management, L.P.
               Name of program: K4 Program at Standard Leverage
           Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: January 1999
                          Number of open accounts: 8
     Aggregate assets overall including "notional" equity: $5,769,017,000 Aggregate assets in program including "notional" equity: $437,578,000
                   Largest monthly drawdown: (9.07)% (9/03)
             Largest peak-to-valley drawdown: (14.73)% (4/04-8/04)
         Number of profitable accounts that have opened and closed: 3
       Range of returns experienced by profitable accounts: 11.46-83.46%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A

------------------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
Monthly Performance           2005(%)         2004(%)          2003(%)          2002(%)         2001(%)          2000(%)
------------------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
January                       (6.94)           0.40%            5.13             1.01             2.37            1.94
------------------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
February                      (0.54)           5.18%            6.14            (1.14)            5.01           (4.73)
------------------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
March                                           0.05           (4.12)           (0.82)            9.08            1.75
------------------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
April                                          (6.87)           1.68            (6.41)           (7.16)           1.04
------------------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
May                                            (1.51)           4.55             3.10             1.57           (2.27)
------------------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
June                                           (3.45)          (4.05)            9.17            (0.49)          (3.89)
------------------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
July                                           (3.57)          (1.45)            11.12           (4.07)           0.71
------------------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
August                                         (0.15)           2.56             5.38             4.36            2.40
------------------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
September                                       0.16           (8.27)            5.81            13.87            0.99
------------------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
October                                         4.39            7.53            (3.90)            7.54            1.44
------------------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
November                                        4.01            2.57            (1.07)           (5.99)           7.41
------------------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
December                                        2.53            4.90             5.64             2.15            9.37
------------------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
Compound Rate of Return       (7.44)            0.46            17.05            29.83           29.56            16.39
                             (2 months)
------------------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
      THE FUND'S ACCOUNT MAY BE TRADED PURSUANT TO THE FOREGOING PROGRAM,
         BUT NOT SIMULTANEOUSLY WITH THE K4 PROGRAM AT 150% LEVERAGE.


                 [Remainder of page left blank intentionally.]

Global Diversified Program at Standard Leverage

         The following summary performance information presents the composite results of the Global Diversified Program at Standard Leverage for the period from January 2000 through February 2005.

                 Name of CTA: Graham Capital Management, L.P.
       Name of program: Global Diversified Program at Standard Leverage
           Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: February 1995
                          Number of open accounts: 12
     Aggregate assets overall including "notional" equity: $5,769,017,000 Aggregate assets in program including "notional" equity: $845,899,000
                  Largest monthly drawdown: (10.12)% (11/01)
            Largest peak-to-valley drawdown: (16.40)% (11/01-4/02)
         Number of profitable accounts that have opened and closed: 2
      Range of returns experienced by profitable accounts: 0.29% - 59.70%
        Number of unprofitable accounts that have opened and closed: 1
        Range of returns experienced by unprofitable accounts: (2.16)%
                2005 compound rate of return: (6.67)% (2 months)
                      2004 compound rate of return: 8.92%
                     2003 compound rate of return: 10.80%
                     2002 compound rate of return: 18.41%
                      2001 compound rate of return: 7.02%
                     2000 compound rate of return: 15.83%


Global Diversified Program at 150% Leverage

     The following summary performance information presents the composite results of the Global Diversified Program at 150% Leverage for the period from January 2000 through February 2005.

                 Name of CTA: Graham Capital Management, L.P.
         Name of program: Global Diversified Program at 150% Leverage
           Inception of client account trading by CTA: February 1995
           Inception of client account trading in program: May 1997
                          Number of open accounts: 14
     Aggregate assets overall including "notional" equity: $5,769,017,000 Aggregate assets in program including "notional" equity: $483,214,000
                  Largest monthly drawdown: (15.77)% (11/01)
            Largest peak-to-valley drawdown: (24.27)% (11/01-4/02)
         Number of profitable accounts that have opened and closed: 2
     Range of returns experienced by profitable accounts: 8.60% to 43.75%
        Number of unprofitable accounts that have opened and closed: 1 Range of returns experienced by unprofitable accounts: (2.60)%
                2005 compound rate of return: (10.20)% (2 months)
                     2004 compound rate of return: 12.67%
                     2003 compound rate of return: 17.82%
                     2002 compound rate of return: 32.25%
                     2001 compound rate of return: 12.16%
                     2000 compound rate of return: 24.33%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS
                                    PAGE.

Graham Selective Trading Program at Standard Leverage

     The following summary performance information presents the composite results of the Graham Selective Trading Program at Standard Leverage for the period from January 2000 through February 2005.

                 Name of CTA: Graham Capital Management, L.P.
    Name of program: Graham Selective Trading Program at Standard Leverage
           Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: January 1998
                          Number of open accounts: 7
     Aggregate assets overall including "notional" equity: $5,769,017,000 Aggregate assets in program including "notional" equity: $468,236,000
                  Largest monthly drawdown: (15.60)% (11/01)
            Largest peak-to-valley drawdown: (23.64)% (3/04 - 8/04)
         Number of profitable accounts that have opened and closed: 1
     Range of returns experienced by profitable accounts: 6.29% - 131.44%
        Number of unprofitable accounts that have opened and closed: 4
  Range of returns experienced by unprofitable accounts: (10.91)% to (23.76)%
                2005 compound rate of return: (8.84)% (2 months)
                     2004 compound rate of return: (6.73)%
                     2003 compound rate of return: 21.82%
                     2002 compound rate of return: 30.11%
                      2001 compound rate of return: 0.55%
                      2000 compound rate of return: 7.07%


Graham Selective Trading Program at 150% Leverage

     The following summary performance information presents the composite results of the Graham Selective Trading Program (150% Leverage) for the period from January 2004 through February 2005.

                 Name of CTA: Graham Capital Management, L.P.
      Name of program: Graham Selective Trading Program at 150% Leverage
           Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: January 2004
                          Number of open accounts: 1
     Aggregate assets overall including "notional" equity: $5,769,017,000 Aggregate assets in program including "notional" equity: $42,409,000
                  Largest monthly drawdown: (13.93)% (04/04)
            Largest peak-to-valley drawdown: (33.37)% (03/04-08/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
               2005 compound rate of return: (13.32)% (2 months)
                    2004 compound rate of return: (11.09)%
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
 THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                  THIS PAGE.

K5 Program at Standard Leverage

     The following summary performance information presents the composite results of the K5 Program at Standard Leverage for the period from June 2003 through February 2005.

                 Name of CTA: Graham Capital Management, L.P.
               Name of program: K5 Program at Standard Leverage
           Inception of client account trading by CTA: February 1995
           Inception of client account trading in program: June 2003
                          Number of open accounts: 4
     Aggregate assets overall including "notional" equity: $5,769,017,000 Aggregate assets in program including "notional" equity: $420,576,000
                   Largest monthly drawdown: (9.14)% (4/04)
             Largest peak-to-valley drawdown: (18.25)% (4/04-8/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 1
        Range of returns experienced by unprofitable accounts: (7.50)%
                2005 compound rate of return: (4.06)% (2 months)
                     2004 compound rate of return: (3.67)%
               2003 compound rate of return: (2.13)% (7 months)
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A



Multi-Trend Program

     The following summary performance information presents the composite results of the Multi-Trend Program for the period from September 2003 through February 2005.

                 Name of CTA: Graham Capital Management, L.P.
                     Name of program: Multi-Trend Program
           Inception of client account trading by CTA: February 1995
        Inception of client account trading in program: September 2003
                          Number of open accounts: 2
     Aggregate assets overall including "notional" equity: $5,769,017,000 Aggregate assets in program including "notional" equity: $218,337,000
                   Largest monthly drawdown: (8.05)% (4/04)
           Largest peak-to-valley drawdown: (18.41)% (03/04 - 08/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                2005 compound rate of return: (6.65)% (2 months)
                     2004 compound rate of return: (3.14)%
                2003 compound rate of return: 3.83% (4 months)
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
 THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                  THIS PAGE.

The New Frontier Program

     The following summary performance information presents the composite results of The New Frontier Program for the period from December 2003 through February 2005.

                 Name of CTA: Graham Capital Management, L.P.
                   Name of program: The New Frontier Program
           Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: December 2003
                          Number of open accounts: 2
     Aggregate assets overall including "notional" equity: $5,769,017,000
      Aggregate assets in program including "notional" equity: $3,834,000
                   Largest monthly drawdown: (4.52)% (4/04)
           Largest peak-to-valley drawdown: (7.20)% (03/04 - 07/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                2005 compound rate of return: (2.76)% (2 months)
                      2004 compound rate of return: 3.56%
                 2003 compound rate of return: 2.71% (1 month)
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A

The Fed Policy Program

     The following summary performance information presents the composite results of The Fed Policy Program for the period from August 2000 through February 2005.

                 Name of CTA: Graham Capital Management, L.P.
                    Name of program: The Fed Policy Program
           Inception of client account trading by CTA: February 1995
          Inception of client account trading in program: August 2000
                          Number of open accounts: 1
     Aggregate assets overall including "notional" equity: $5,769,017,000 Aggregate assets in program including "notional" equity: $1,101,843,000
                   Largest monthly drawdown: (3.41)% (1/02)
                Largest peak-to-valley drawdown: (3.41)% (1/02)
         Number of profitable accounts that have opened and closed: 10
      Range of returns experienced by profitable accounts: 6.89% - 43.48%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                 2005 compound rate of return: 5.54% (2 months)
                      2004 compound rate of return: 7.71%
                      2003 compound rate of return: 3.40%
                     2002 compound rate of return: 17.90%
                     2001 compound rate of return: 16.88%
                2000 compound rate of return: 2.51% (5 months)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
 THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                  THIS PAGE.

Non-Trend Based Program at Standard Leverage

     The following summary performance information presents the composite results of the Non-Trend Based Program at Standard Leverage for the period from January 2000 through June 2001.

                 Name of CTA: Graham Capital Management, L.P.
         Name of program: Non-Trend Based Program at Standard Leverage
           Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: January 1999
                          Number of open accounts: 0
     Aggregate assets overall including "notional" equity: $5,769,017,000
          Aggregate assets in program including "notional" equity: $0
                   Largest monthly drawdown: (5.01)% (10/99)
             Largest peak-to-valley drawdown: (9.52)% (1/01-6/01)
         Number of profitable accounts that have opened and closed: 1
          Range of returns experienced by profitable accounts: 2.18%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                       2005 compound rate of return: N/A
                       2004 compound rate of return: N/A
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
               2001 compound rate of return: (9.54)% (6 months)
                     2000 compound rate of return: 11.86%


Non-Trend Based Program at 150% Leverage

     The following summary performance information presents the composite results of the Non-Trend Based Program (150% Leverage) for the period from January 2000 through June 2001.

                 Name of CTA: Graham Capital Management, L.P.
           Name of program: Non-Trend Based Program at 150% Leverage Inception of client account trading by CTA: February 1995 Inception of client account trading in program: June 1999
                          Number of open accounts: 0
     Aggregate assets overall including "notional" equity: $5,769,017,000
          Aggregate assets in program including "notional" equity: $0
                   Largest monthly drawdown: (8.42)% (10/99)
            Largest peak-to-valley drawdown: (14.33)% (6/99-10/99)
         Number of profitable accounts that have opened and closed: 2
      Range of returns experienced by profitable accounts: 2.89% to 5.14%
        Number of unprofitable accounts that have opened and closed: 2
  Range of returns experienced by unprofitable accounts: (9.19)% to (14.08)%
                       2005 compound rate of return: N/A
                       2004 compound rate of return: N/A
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
               2001 compound rate of return: (12.95)% (6 months)
                     2000 compound rate of return: 21.01%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
 THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                  THIS PAGE.

Global FX Program

     The following summary performance information presents the composite results of the Global FX Program for the period from January 2000 through December 2001.

                 Name of CTA: Graham Capital Management, L.P.
                      Name of program: Global FX Program
           Inception of client account trading by CTA: February 1995
           Inception of client account trading in program: May 1997
                          Number of open accounts: 0
     Aggregate assets overall including "notional" equity: $5,769,017,000
          Aggregate assets in program including "notional" equity: $0
                   Largest monthly drawdown: (5.84)% (07/01)
            Largest peak-to-valley drawdown: (13.62)% (01/01-10/01)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 4
   Range of returns experienced by unprofitable accounts: (0.67)% - (14.62)%
                       2005 compound rate of return: N/A
                       2004 compound rate of return: N/A
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
                     2001 compound rate of return: (8.47)%
                      2000 compound rate of return: 3.62%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
 THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                  THIS PAGE.

                        GRINHAM MANAGED FUNDS PTY. LTD.

     Grinham Managed Funds Pty Ltd. ("Grinham") is a commodity trading advisor associate member of the Sydney Futures Exchange of Australia ("SFE") with a futures brokers license from the Australian Securities Commission. The company was also registered with the CFTC as a commodity trading advisor and approved for membership in the NFA on February 26, 1997. THE REGISTRATION OF GRINHAM WITH THE CFTC AND ITS MEMBERSHIP IN THE NFA MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED GRINHAM OR THE FUND.

     Grinham is located at 12 Holtermann Street (PO Box 744) Crows Nest, NSW, 2065, Australia. The telephone number is (61-2) 8238-9400 and fax number (61-2) 8238-9499. Grinham is a proprietary limited company registered in New South Wales, Australia and was formed in March 1993. Grinham Managed Funds Pty Ltd. changed its name from Grinham Managed Futures Pty Limited on April 12, 2000.

     JW & JR Grinham Pty Ltd. and Wombats International Pty Ltd. are registered as Principals with the NFA.

     The directors of Grinham commenced research into trading systems and portfolio theory using proprietary software in 1990. The research aimed to capitalize on the directors' experience in mathematical modeling using non-linear techniques and chaos theory.

     To validate their hypothetical results, the trading of a house account on a broadly diversified portfolio of futures markets began in June 1992. Since September 1993 Grinham has been managing accounts using its trading systems under the regulatory structure in Australia that enables it to operate as a commodity trading advisor.

     Grinham does not trade on a proprietary basis.

     The background of each of the principals of Grinham is set forth below.

     A partnership was formed in October 1990 to facilitate research in trading systems which became Grinham Managed Futures Pty Limited in March 1993. Wombats International Pty Limited, a company in which Richard Grinham is the sole shareholder, owns 50% of Grinham. JW & JR Grinham Pty Limited, a company in which Angus Grinham is the sole ordinary shareholder, owns the other 50% of Grinham.

     Richard Grinham B.Sc. (Hons.) is a Director of Grinham and is registered as a Principal and Associated Person of Grinham. From January to December 1989, Richard was an options dealer at Schroders, Sydney in the over-the-counter currency market and in the Bank Bill pit on the floor of the Sydney Futures Exchange (SFE). In January 1990, he returned to university and received a first class honors degree in science majoring in Pure Mathematics. The topic area of his thesis was Fractals and Chaos Theory, the study of which led to a greater understanding of the dynamics of markets. Futures markets are an example of a fractal. Both fractals and non-linear dynamics (intuitively, systems which have feedback) influenced the development of the systems used at Grinham. The feedback phenomena studied at university are now a significant part of the company's strategy. In the partnership from November 1990 to March 1993 and since March 1993 at Grinham, Richard Grinham has been Director of Research and Trading and is responsible for the ongoing development of the trading systems.

     Angus Grinham (B.Ec.) is a Director of Grinham and is registered as a Principal and Associated Person of Grinham. He completed an Economics degree with majors in Finance and Econometrics in December 1992 and has since completed his MBA. During his undergraduate study, Angus commenced his own research into trading techniques and began trading a proprietary account on the SFE. Upon completion of his degree, Angus was employed from June 1994 to October 1996 as a futures broker on the international futures desk of Tricom Futures Management, an Australian introducing broker. From January 1994 to October 1996 (while at Tricom) Angus worked part-time at Grinham in the design of software to facilitate the execution and clearing of the trading systems. Angus joined Grinham on a full time basis in November 1996. Angus is currently the Director of Trading and Information Technology and is responsible for trading, technology and the implementation of new trading systems.

Trading Systems

     The trading systems used by Grinham are proprietary and confidential. The following discussion is general and not intended to be exhaustive.

     Grinham uses automated, diversified trading systems designed using the key concepts of robust systems and balanced portfolios to manage funds.

The robust nature of the systems means that they have a very high probability of continuing to be successful in the future. The balance in the portfolio means that the risk is well controlled.

Robust Systems
--------------

     Grinham designs systems with the highest probability of continued success in the future. This is done by designing systems that are "robust;" that is, systems that will be profitable across a vast range of different market conditions. These systems are robust because they do not rely on curve fitting or over optimization to achieve hypothetical results. Some elements of a robust system include:

o    Same System Across
     All Markets Grinham trades the same system across all markets. Grinham does not look for systems that attempt to take advantage of a supposed opportunity in one market, as this may be statistically invalid or ephemeral in nature. For example, if a trading system has been successful in buying the S&P when bond yields are falling then this system is prone to fail if this relationship breaks down. Instead, Grinham trades systems that are successful across all markets. If the one system operates profitably across all markets then there is significantly less chance the system is curve fitted. If a system is profitable on everything from pork bellies to the Deutschemark to the Nikkei through periods of inflation, deflation, wars and currency crises then it is much more likely to be profitable in the future than if it works on only one market.

o    Same Parameter Across All Markets
     Grinham also trades the same parameters on all markets. In adopting this approach, Grinham declares its position on the question of optimization. Grinham believes that systems should be optimized as little as possible. The walk forward testing used to re-optimize the in-sample data and test on out of sample data has consistently shown that the selection of the optimal parameter for the previous period is not a good indicator of the optimal parameter for the next period. Although optimization will improve hypothetical results, it does not improve real time trading results.

o    Flat Parameter Spaces
     A parameter, however, still needs to be selected for trading. What is the best way to do this? Grinham designs systems in which the results do not vary greatly as the parameters of the system vary. Such systems have what are termed `flat parameter spaces.' Grinham selects the parameter that is in the middle of the flattest parameter space for the entire portfolio.

     Such a parameter has the highest probability of generating a positive return in the next period. This method does not try to predict the optimal parameter for the next period, rather the parameter that, no matter what type of market condition may prevail, still has a very good chance of generating positive returns. When used in combination with very low parameter sets this technique greatly reduces the chance of curve fitting.

o    Low Parameter Sets
     The systems have few parameters or trading rules, typically three or four. By keeping the number of parameters low, the chance that the results suffer from curve fitting is reduced. The irony is that the larger the number of trading rules in a system, the better the hypothetical results will be but the worse the real time results will be.

o    Multiple Trading Systems
     The trading system has multiple components, each one designed to capture moves of a certain type and duration. These systems trade over a range of time periods from short, sharp moves lasting 24 hours up to moves lasting an average of 4 weeks. By trading across multiple time horizons the trading system is less reliant on the need for just one type of market behavior to occur. If one component of the system has a difficult trading period then there is no reason to assume that the other component will. For this reason, the diversification across multiple systems leads to more consistent results.

Risk Control
------------

o    Diversification
     The risk control is based upon balance. The aim of a balanced portfolio is for no one market, trade or sector to have too large an influence on the portfolio. One of the key techniques used to achieve this is diversification. By trading in over 40 markets in seven different countries the risk is spread, thus reducing the probability of any one event having a large impact upon the portfolio. A diverse portfolio of futures contracts is traded including stock indices, currencies, bonds, energies, metals, meats, grains and foods.

o    Correlation
     This is supported by the use of correlation studies to determine the chance of losses occurring together in certain markets. The number of contracts is weighted accordingly. The higher the correlation between a contract and the rest of the portfolio, the fewer contracts will be traded. The aim is to achieve a balance so that should there be a very large move in related markets there is a high probability this will not adversely effect the portfolio.

o    Stop Losses
     Additional risk control techniques include the use of stop losses against every open position. This reduces, but does not eliminate, the probability of runaway losses occurring.

o    Small Risk Per Trade
     The average risk per trade is in the order of 0.1% although Grinham cannot ensure that the risk on any one trade will not exceed this amount. This is small because the systems are traded across so many markets (thus reducing the risk per trade) and because of the short term orientation of the trading. The margin/equity ratio ranges between approximately 5% and 15%.

o    Scaling Back
     As markets become more volatile positions are automatically scaled back. This reduction in position size reduces the probability of any one trade or market having too large an effect upon the portfolio.

o    Use of Time Zones
     As part of the concept of balancing a portfolio as explained above, the system will attempt to balance the exposure across time zones. This serves to reduce the effect of price gaps upon the systems. For example, if the system is long the FTSE in Europe and the S&P begins to fall heavily after the FTSE has closed for trading, the system will attempt to sell the S&P. If the S&P continues to fall then the profits on the S&P will offset the losses on the FTSE. This protects the portfolio from large one day losses.

     The correlation of the trading system to the Barclay's CTA Index in the period between January 2000 and December 2004 was 0.45. The Barclay's CTA Index represents the performance of those participants in the commodity trading advisor industry that provide information to the Barclay Trading Group, and the correlation figure was based on monthly data. The fact that the correlation is so minimal essentially means that Grinham's monthly results are relatively independent of that sector of the commodity trading advisor industry that reports to the Barclay Trading Group. There are a number of reasons for this:

o The short term nature of the trading. While the industry tends to be long-term trend followers, the Grinham trading systems have a shorter time horizon.

o The Grinham trading systems can take positions against the direction of the recent trend. In fact, the systems historically do quite well on those days when there is a sharp reversal in the recent trend. As these are typically losing days for many traders, it is a time when the Grinham trading systems can add value to a portfolio of traders.

o The Grinham systems tend to take profits as a trade moves in their favor, as distinct from a trend follower which maintains the position size or may even add to it. This means the systems do not need a long-term trend to be profitable.

o The original research, conducted in Australia in relative isolation to the mainstream of trading ideas, has produced trading systems that are unique.

o Because the program has a low correlation to other traders, it is not only worthwhile as a stand-alone investment, but also adds value to a portfolio of traders. The minimal correlation of Grinham with the Barclay's CTA Index should provide the program with the ability to profit at times when the majority of other commodity trading advisors are losing money. This is a key feature of the program.

Development of the Trading Systems
----------------------------------

     Since the inception of the trading program, Grinham has endeavored to improve its trading systems by the stepwise implementation of well researched enhancements. The program initially was traded on just 12 markets with only one system. Through a series of consistent additions, this has increased to 45 markets and one system with ten components.

     It is anticipated that in order to improve the risk/reward profile of the system, further changes will be made in the future. Grinham is constantly undertaking research into techniques to improve the trading. It is anticipated that any improvements will come in the form of further diversification within the existing trading system as opposed to any significant changes to the current model.

     Changes will have two forms. Firstly, additional markets will be added to increase the diversification further. This will further improve the return/risk profile of the trading. Secondly, Grinham will increase the system diversification by adding new systems that are robust and trade a balanced portfolio provided they have a low correlation to the existing systems. This will allow better implementation of the ideas that make the trading models successful by reducing the reliance on particular parameter sets.

Past Performance Information

     Grinham uses the one trading system but relies upon diversification to achieve superior results. As a result accounts that are too small to take advantage of the full trading program generally underperform those accounts that can. To distinguish between accounts that are fully diversified and those that are not, Grinham has separated the two for the purposes of performance reporting. Grinham trades its Diversified Managed Accounts Program for the Fund.

     The Diversified Managed Accounts Program (accounts over USD$10,000,000) is fully diversified.

     The composite rates of return shown should not be taken as representative of any rate of return actually received by any single account represented in the records. An investor should note that different accounts can have varying investment results for many reasons, including, but not limited to: (1) procedures governing timing for commencement of trading and establishing a full portfolio for new accounts; (2) the period in which accounts are open;
(3) leverage employed; (4) interest earned; (5) advisory and incentive fees charged and the amount of brokerage commissions; (6) the timing of orders to open and close positions; (7) market conditions which can effect the quality of trade executions; (8) trading restrictions imposed by the client; and (9) the size of the account which can influence the size of positions taken and the markets traded. In general, the larger the account, the more diversification will be employed by Grinham. Grinham believes that the more diversification used, the better the risk to return profile will be over the long term.

     Grinham has been trading as an Australian commodity trading advisor with a Futures Brokers License from the Australian Securities Commission and an Associate Membership of the SFE since September 1993. The monthly rate of return is calculated by dividing the net performance of the account by the starting nominal account size. If a significant deposit or withdrawal is made during the month, that day is treated as if it were the end of the month. The rates of return for all such periods are multiplied together to give the monthly rate of return.

     Grinham believes that this method yields substantially the same rates of return as the Fully-Funded Subset method and the rates of return presented in the performance summaries are representative of the trading program for the periods presented.

     For the Diversified Managed Accounts Program performance summary from periods beginning after January 1, 1999, Grinham has adopted the Fully-Funded Subset method of computing rate-of-return and performance disclosure.

     The monthly rate of return is calculated by dividing the net performance of the account by the beginning equity in the Fully-Funded Subset. If a significant deposit or withdrawal is made during the month, that day is treated as if it were the end of the month. The rates of return for all such periods are multiplied together to give the monthly rate of return.

     THERE CAN BE NO ASSURANCE THAT GRINHAM'S APPROACH TO TRADING THE FUTURES MARKETS WILL YIELD THE SAME RESULTS IN THE FUTURE AS IT HAS IN THE PAST.

                 [Remainder of page left blank intentionally.]

Diversified Managed Accounts Program

     Grinham trades this program on behalf of the Fund. The following summary performance information and chart present the composite performance results of Grinham's Diversified Managed Accounts Program for the period from January 2000 through February 2005.

                  Name of CTA: Grinham Managed Funds Pty Ltd.
             Name of program: Diversified Managed Accounts Program
          Inception of client account trading by CTA: September 1993
        Inception of client account trading in program: September 1993
                          Number of open accounts: 22
     Aggregate (excluding "notional" equity) assets overall: $546,892,922 Aggregate (including "notional" equity) assets overall: $1,077,843,524 Aggregate assets (excluding "notional" equity) in program: $546,892,922
   Aggregate assets (including "notional" equity) in program: $1,077,843,524
                   Largest monthly drawdown: (5.21)% (06/04)
            Largest peak-to-valley drawdown: (14.78)% (11/01-2/02)
         Number of profitable accounts that have opened and closed: 78
     Range of returns experienced by profitable accounts: 0.01% to 81.97%
        Number of unprofitable accounts that have opened and closed: 36 Range of returns experienced by unprofitable accounts: (0.15)% to (21.62)%


======================== ============= ============= ============= ============== =============== ================
  Monthly Performance        2005(%)       2004(%)      2003(%)       2002(%)        2001(%)         2000(%)
------------------------ ------------- ------------- ------------- -------------- --------------- ----------------
January                      (2.58)        (0.56)        (0.52)        (0.83)         (2.90)           7.08
------------------------ ------------- ------------- ------------- -------------- --------------- ----------------
February                      3.30          0.81          1.09         (3.87)          1.42           (0.39)
------------------------ ------------- ------------- ------------- -------------- --------------- ----------------
March                                       0.86          0.71%         3.70           6.13           (0.67)
------------------------ ------------- ------------- ------------- -------------- --------------- ----------------
April                                      (0.27)        (3.70%)       (0.73)          0.15           (0.46)
------------------------ ------------- ------------- ------------- -------------- --------------- ----------------
May                                        (0.24)         5.72%         0.82           1.94            1.61
------------------------ ------------- ------------- ------------- -------------- --------------- ----------------
June                                       (5.21)        (1.58%)        7.87           1.18           (1.08)
------------------------ ------------- ------------- ------------- -------------- --------------- ----------------
July                                        0.76         (0.71%)        2.79           2.47           (1.24)
------------------------ ------------- ------------- ------------- -------------- --------------- ----------------
August                                      1.57         (0.62%)        2.09           1.69           (1.97)
------------------------ ------------- ------------- ------------- -------------- --------------- ----------------
September                                  (1.21)         3.21%         3.34           5.50            0.93
------------------------ ------------- ------------- ------------- -------------- --------------- ----------------
October                                     1.72         (0.29%)       (1.41)          3.07           (0.31)
------------------------ ------------- ------------- ------------- -------------- --------------- ----------------
November                                    2.44         (0.48%)       (1.40)         (3.90)           5.52
------------------------ ------------- ------------- ------------- -------------- --------------- ----------------
December                                   (1.87)        (0.02)         5.52          (1.66)           2.29
------------------------ ------------- ------------- ------------- -------------- --------------- ----------------
Compound Rate of Return      0.62          (1.43)         2.54         18.69          15.57           11.43
                          (2 months)
======================== ============= ============= ============= ============== =============== ================


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



                 [Remainder of page left blank intentionally.]

TRANSTREND, B.V.

     Transtrend, B.V. ("Transtrend") is a Dutch limited liability company formed in November 1991 to provide commodity trading advisory services to selected clients. It has been registered as a commodity trading advisor and commodity pool operator under the Commodity Exchange Act, as amended (the "CE Act") since September 23, 1994, and is a member of the NFA in such capacities. Transtrend is also licensed as a portfolio manager, and is subject to regulation by the Autoriteit Financiele Markten ("AFM"), the securities board of The Netherlands. REGISTRATION UNDER THE CE ACT, MEMBERSHIP IN THE NFA AND THE AFM LICENSE IN NO WAY IMPLY THAT THE CFTC, THE NFA OR THE AFM HAVE ENDORSED TRANSTREND'S QUALIFICATIONS TO PROVIDE THE COMMODITY TRADING ADVISORY SERVICES DESCRIBED IN THIS DOCUMENT. Transtrend's business office, where its books and records are kept, is located at Admiraliteitskade 73, PO Box 4112, 3006 AC Rotterdam, The Netherlands. Its telephone number is (31) 10 453-6500.

     Diversified Investments B.V and Robeco Nederland B.V are registered as Principals of Transtrend.

     Transtrend specializes in the design and management of consistent systematic trading strategies based on quantitative analysis of price behavior while attempting to control risks. The systems participate in futures and forward markets and in options markets. Transtrend's current investment portfolios managed pursuant to Transtrend's Diversified Trend Program cover a multitude of futures and forwards, including short-term and long-term interest rates, currencies, cross rates and stock indices and a variety of commodities, including agricultural products, energy products and metals. Its market approach attempts to benefit from directional price moves in outright prices and in spreads and ratios. Apart from trading in the interbank market, Transtrend operates on approximately fifty different futures and options exchanges in approximately twenty-five countries on five continents. Transtrend's professional expertise is supported by a qualified research team, sophisticated infrastructure, an enormous database and successful experience. Transtrend's innovative research team consists of academics, most of them educated in exact sciences such as applied mathematics, econometrics and physics.

     Transtrend's first approved system started in October 1991 after four years of in-depth price research and product development. Before the 1993 buy-out, Transtrend managed substantial proprietary accounts with comparable returns based on (at that time) identical trading systems. The buy-out made it possible to offer Transtrend's expertise to third parties.

     In its proprietary trading, Transtrend, its principals and employees will generally follow the same basic trading methods and strategies as Transtrend's clients. Such persons, however, may elect not to trade their proprietary accounts in parallel with client accounts. In their proprietary trading, Transtrend and its principals and employees may trade a larger number of futures, employ a higher amount of leverage, pay lower commission rates, test new markets, instruments and trading methods, utilize different brokers and trade a different mix of futures than client accounts.

     Transtrend and its principals and employees may conduct experimental trading in proprietary accounts to test new systems or variations of its trading methods and strategies and also may trade certain futures for proprietary accounts, but not for client accounts, where a given market or a market at a given time is illiquid or extremely volatile, such as during economic announcements, thereby assuming a greater risk in its proprietary accounts than Transtrend is willing to assume for client accounts.

     Transtrend, its principals and employees at times may take positions in proprietary accounts that are ahead of, the same as or opposite to those taken by Transtrend on behalf of client accounts, and the proprietary accounts of Transtrend, its principals and employees may produce trading results that are different from those experienced by clients. The trading records of Transtrend and its principals will not be made available to clients except to the extent required by law.

     The background of each of the principals of Transtrend is set forth below.

     Gerard van Vliet, born in 1948, graduated in March 1972 with a Masters Degree in Business Economics from Erasmus University Rotterdam. After his military service, in which he was engaged from April 1972 until August 1973, Mr. Van Vliet was in the employ of Wessanen Oliefabrieken N.V. in Wormerveer, The Netherlands from September 1973 until April 1975. In the period May 1975 until November 1976 he worked for Lotze & Ozinga B.V., Rotterdam, The Netherlands. From December 1976 until September 1981 Mr. Van Vliet was managing director of Transol Oils & Fats B.V., Rotterdam, The Netherlands. Subsequently he was in the employ of

Pimbrokers International B.V., Vlaardingen, The Netherlands during the period October 1981 until October 1982. Mr. Van Vliet has been a council member of the Alternative Investment Management Association ("AIMA") and of various other international trade associations, both in Europe and the United States. In November 1982 he joined the Nidera Group, a multi-national trading concern involved in various agribusiness industries and with a presence in many countries. For Nidera Rotterdam he successfully established a new trading division in vegetable oils. In October 1987 he became Nidera Rotterdam's CEO, supervising a variety of trading divisions and projects, one of which was Transtrend. In January 1992, after five years of general management, Mr. Van Vliet decided to dedicate himself full-time to the development of Transtrend, at that time a subsidiary of the Nidera Group. In October 1993, Transtrend's management initiated a buy-out of the company from Nidera Group. In June 2002, Robeco Nederland B.V. became a co-shareholder in Transtrend. Gerard van Vliet will remain Transtrend's CEO and (indirect) majority shareholder until Robeco Nederland B.V acquires Transtrend's entire share capital in January 2007. Mr. Van Vliet is registered as a Principal and Associated Person of Transtrend.

     Johannes "Joep" P.A. van den Broek, born in 1969, graduated in August 1995 with a Masters Degree in Business Economics from Erasmus University Rotterdam. From September 1995 until November 1995, Mr. Van den Broek orientated himself on the labor market. He joined Transtrend as a trader in December 1995. In October 1997, he was appointed Assistant Director (for trading) thereby becoming a member of Transtrend's management team. Effective as of 1 January, 1999, he has become a Managing Director of Transtrend. Mr. Van den Broek is registered as a Principal and Associated Person of Transtrend.

     Harold M. de Boer, born in 1966, graduated in 1990 with a Masters Degree in Applied Mathematics from Universiteit Twente in The Netherlands. In December 1989 he worked in conjunction with Transtrend for his thesis entitled "Cointegration in (tangible) Commodity Futures." In April 1990, he joined Transtrend as a Research Analyst. In April 1992 he became responsible for Transtrend's research department, and as of October 1997, he became a member of Transtrend's management team with the title of Assistant Director. Effective August 1, 1999, he was appointed a Director of Transtrend. Mr. de Boer's primary responsibility remains focused on research and product development. Mr. de Boer is registered as a Principal of Transtrend.

     All Directors of Transtrend have an academic degree and ample experience in dealing with derivative markets.

     51% of the voting interest in Transtrend is owned by Diversified Investments B.V., a Dutch limited liability company formed on December 29, 1993 which currently serves as a holding company of Transtrend and as one of its Directors. Diversified Investments B.V. is controlled by Mr. Gerard van Vliet. 49% of the voting interest in Transtrend is owned by Robeco Nederland B.V., which is a 100% subsidiary of Robeco Group N.V., which in its turn is 100% owned by Cooperatieve Centrale Raiffeissen-Boerenleenbank B.A. (Rabobank Nederland).

Investment and Trading Strategies

     Transtrend has developed and offers to clients managed account programs pursuant to which it trades futures, contracts, options, forward contracts and other derivative instruments (collectively, "futures," when used in this description of Transtrend's Investment and Trading Strategies) on U.S. and non-U.S. exchanges and markets (regulated and over-the-counter). Transtrend will trade its Diversified Trend Program -- Enhanced Risk Profile subset (USD accounts), which is described more fully below, for the Fund.

Description of Applied Concepts and Methodology

     The applied principles of risk management play a dominant role. Transtrend's managed futures programs are designed to pursue capital growth within the limits of a defined risk tolerance.

     The programs are entirely based on quantitative analysis of signaled price behavior of outright prices and of intra-market and/or inter-market spreads in the markets concerned and therefore not on a fundamental analysis. The programs may enter into both long and short positions in any of the markets involved or they may have no position. Long and short positions are likely to be leveraged and unhedged and/or uncovered.

     The degree of leverage is implicitly determined by the risk/reward profile selected by the client. The degree of leverage can be expressed as the number of contracts traded or held in position per million U.S. dollars under management. A higher degree of leverage represents a higher degree of risk as it goes hand in hand with a higher number of contracts held in a position for each dollar under management. As such, a selected risk profile has a consequence for the number of contracts traded and/or held in a position for each dollar under management.

     The programs are systematic by nature and require a consistent application. Therefore, discretionary inputs are not essential to the effectiveness of the programs. Exceptional market circumstances of the observed past, both favorable and unfavorable, are integrally reflected in the presented performance profile of the program(s) selected by the client. While Transtrend generally will not use discretionary inputs in trading client accounts, in the event of exceptional market circumstances, it may use discretion in an attempt to limit risk to a position or account. The use of discretion by it may have a positive or negative impact on performance of an account.

     Transtrend defines the portfolio composition and the relative weighting of products or markets within each portfolio irrespective of the outcome of historical trades. The guiding principle is strategic diversification in pursuit of a maximum attainable risk spreading, taking correlation analysis and degrees of profit expectancy into account.

     As the applied strategies require particular transaction sizes to allow for multiple entry and exit points and because certain minimum transaction sizes may be required or recommendable, the attainable degree of diversification is, amongst other things, a function of the amount under management. Generally, larger accounts have a higher degree of diversification.

     Specific risk provisions are computed for each market exposure. The risk provisions are designed to have a pre-defined reliability. In certain trading (sub-)-systems, risk assessment can be determined on the basis of a regular or continuous evaluation of daily price behavior, leading to regular adjustments during the lifetime of exposures, while in other (sub-)-systems the risk assessment can be based on risk factors at the time of entry of individual trades. In all systems the assessment of price volatility plays a prominent role.

     Collectively and over time, Transtrend's programs have generated a significant number of favorable trades, and the average profit per trade has been significantly higher than the average loss per trade. Also, the variance of monthly returns of profitable months has exceeded the variance of the returns of losing months over the course of time.

     In most trading (sub-)-systems there are elements which identify and respect the dominant market direction. The systems are designed to exploit recurring, non-random characteristics of price behavior in all markets. The totality of the advised trades has thus far represented an "elevated collective profit expectancy" over the course of time and is expected to provide the basis for future profitability as long as past and future market behavior remain generally compatible over time.

     The applied market approach does not forecast markets or price levels but participates in a systematic and dynamic way in signaled price patterns. The systems exploit directional price movement of outright prices, of time spreads in one or more time frames and of intermarket and interproduct spreads and ratios.

     One of the strengths of Transtrend's programs is the disciplined, systematic and dynamic nature of market participation. The overall performance is determined by the entirety of all markets and all trades. The results of individual trades deserve only limited attention in a portfolio strategy. In a systematic market approach, the consistent (i.e., disciplined) application by Transtrend and a consistent (i.e., prolonged) participation by the client are both essential to realize the pursued returns over the course of time.

     All programs are designed to be as diversified as possible within the limits of the amount of funds under Transtrend's management and in the context of the selected portfolio composition based on reasonable minimum transaction sizes in the execution process. The degree of diversification in terms of markets and strategies involved may increase as the account size grows.

     The programs may combine different product-market-combinations with multiple trading (sub-)-systems. A higher number of markets and trading systems generally contributes to a higher stability of returns over the course of time.

     Simultaneous application of diverging trading strategies (trading systems), each with a positive profit expectancy over the course of time, can contribute to a different timing of both purchase and sale transactions, thus enhancing smoother performance characteristics when compared to a single trading system.

Description of Program

     Transtrend offers its "Diversified Trend Program" to clients since October 1993. The Diversified Trend Program can at any time be (net) long, short or neutral in any given market, and the program may include any known futures contract/market, as well as over-the-counter currency positions.

     Currently, Transtrend manages client accounts pursuant to its Diversified Trend Program with portfolio composition, average margin commitment, money management principles and entry/exit tools described below.


Portfolio Composition (Diversified Trend Program)
-------------------------------------------------

     In Transtrend's Diversified Trend Program the composition of a fully diversified portfolio includes interest instruments, stock indices, currencies, cross rates and tangible commodities. Transtrend pursues the highest possible degree of portfolio diversification within relevant constraints, e.g., restrictions imposed by the CFTC on trading certain non-US stock index and bond futures for US investors, specific client requirements, volume restrictions and limitations as a result of account size.

     Once the acceptable portfolio components have been defined, Transtrend determines the (relative) proportions of all components within the portfolio on basis of the signaled degree of correlation over the course of time which is re-computed at least twice a year. Correlation analysis contributes to estimate the risk of coinciding trend reversals on a portfolio level.

     The allocation to markets/instruments can vary over the course of time. As of February 28, 2005, the indicative average allocation within the various portfolios under Transtrend's Diversified Trend Program tends to be as follows:

            (rounded numbers/indication only)

Interest Instruments                          21%
Stock Indices                                 12%
Forex Markets                                 35%
Metals                                         6%
Energy Products                               17%
Agricultural Markets                           9%
                                              --

Total                                       100%

     The indicative average allocation of individual accounts is likely to deviate from this indicative average for all accounts. Portfolios solely containing CFTC-approved markets deviate from portfolios without such restriction and can have a less diversified exposure to global stock indices and bond contracts. The use of a particular clearing broker may effectively restrict the access to certain markets or exchanges and henceforth have an impact on the net returns.

     At specific points in time a portfolio composition can deviate significantly from the indicative average, amongst others, because the trading systems are designed to avoid market exposure in (individual) markets that are classified as side-ways or which are too volatile.

Average Margin Commitment (Diversified Trend Program)
-----------------------------------------------------

     For fully-funded accounts under the Diversified Trend Program - in its Standard Risk profile - Transtrend generally commits an average of approximately 10% of the assets in a client's account as margin or premium for futures positions. However, such percentage has varied from 4% to 21% as it is affected by various factors including, without limitation, account size, market conditions, traded markets and the level of margins set by brokers and exchanges. For partially-funded accounts (accounts consisting of actual funds traded as a higher designated nominal account size) under the Diversified Trend Program, average margin commitments generally approximate 10% of the designated nominal account size based on the Standard Risk profile. However, such percentage has varied from 4% to 21% as it is affected by various factors including, without limitation, account size, market conditions, traded markets and the level of margins set by brokers and exchanges.

     The Diversified Trend Program's Enhanced Risk profile generally means 1.5 times the leverage, and as such the average margin commitments, of the Diversified Trend Program's Standard Risk profile.

Applied Money Management Techniques
-----------------------------------

     The risk-estimate is trade-based and takes volatility into account. This implies an (internal) risk-evaluation by the applied signaling-systems, which may lead to adjustments of position sizes during the lifetime thereof. The initial risk evaluation determines the position size at the time of entry. Signaled price behavior may lead to a gradual reduction of the initial position. Significantly adverse price behavior may lead to an exit for the entire (remainder of the) position. Transtrend reserves the right to temporarily reduce individual or overall position sizes under extreme market conditions of any kind. Such extreme conditions may be real or perceived. It cannot be excluded that such reductions, which have the sole intention to reduce risk, will reduce the profitability which could have been achieved otherwise.

Entry/Exit Tools

     The entry/exit tools may contain both proprietary trend-following and contra-trend elements and include techniques of (dynamic) profit targets and (dynamic) stops for individual trades. The systems act at specific times and upon specific price levels during a market session or during the day.

     Transtrend reserves the right to change its trading techniques at any time, without prior notice to or approval from its clients. The implementation of changes will be based on the conclusions of research by Transtrend. The effects of such changes are measured over the course of time and therefore do not necessarily result in a better performance immediately after implementation.

     THERE CAN BE NO ASSURANCE THAT TRANSTREND'S APPROACH TO TRADING THE FUTURES MARKETS WILL YIELD THE SAME RESULTS IN THE FUTURE AS IT HAS IN THE PAST.

Past Performance Information

     The following performance tables present the performance results of all of the accounts of Transtrend's Diversified Trend Program (except as noted below) on a composite basis based upon the Nominal Account Size in the following subsets: the Standard Risk Profile for accounts denominated in U.S. dollar; the Enhanced Risk Profile for accounts denominated in U.S. dollar; the Standard Risk Profile for accounts denominated in Euro; the Enhanced Risk Profile for accounts denominated in Euro; the Enhanced Risk Profile for accounts denominated in Swiss franc; and the Enhanced Risk Profile for accounts denominated in Japanese yen.

     In order to aggregate and compare the performance of individual accounts a pro forma reporting format is used, i.e., a standardized format irrespective of specific terms and conditions that may govern individual accounts.

     The rate of return reflects the pro forma net performance for the period divided by beginning aggregate Nominal Account Size. Drawdown is expressed as a percentage of the Nominal Account Size.

     Up to July 2003, an adjusted beginning Nominal Account Size was calculated in certain months to take account of intra-month additions and/or withdrawals, although in certain instances the pro forma rate of return was calculated by excluding accounts with significant additions or withdrawals which would materially distort the rate of return. As of July 2003, rates of return are calculated on a daily basis which compound to a monthly return. Thus, intra-month additions and/or withdrawals are taken into account when they occur without distorting the monthly rate of return.

     Pro forma net performance presents the gross realized trading gain or loss on all transactions closed out during the period, plus the change in unrealized gain or loss on open positions at the end of the current month and the end of the previous month adjusted as follows: (a) less actual brokerage commissions and mark-ups which amount to approximately 2% of the Nominal Account Size per annum for the Diversified Trend Program's Standard Risk Profile and to approximately 3% of the Nominal Account Size per annum for the Diversified Trend Program's Enhanced Risk Profile (on average approximately USD 8.50 per round-turn trade, worldwide); (b) less pro forma monthly management fees of 0.25% of beginning Nominal Account Size (approximately 3% per annum); (c) less pro forma monthly performance fees at 25% of Net New Trading Profits; and (d) plus estimated interest income earned on Actual Funds.

     Before May 1, 2004, pro forma interest income was calculated at a rate equal to 90% of the relevant 3-month interest rate on the Nominal Account Size. As of May 1, 2004, the rate of return includes estimated interest income earned on Actual Funds.

     A negative monthly rate of return is mitigated by a consistent give-back computation of performance fees accrued and/or to be accrued in the future, which may not necessarily happen, and, before May 1, 2004, by pro forma interest income on the Nominal Account Size, irrespective whether the give-back or interest was actually received.

     Certain accounts managed by Transtrend are subject to a variety of additional third party fees and expenses which are not directly related to Transtrend's trading activities for such accounts but which are paid out of the assets of the accounts to various third parties, including, without limitation, selling agents, administrators, risk managers, consultants, valuation agents, attorneys, accountants, regulators and others. The type and amount of such fees and expenses varies on an account by account basis and most accounts do not incur any substantial third party fees or expenses. Since Transtrend is not paid these fees or expenses and has no control over the amount and timing of such fees or expenses,

Transtrend believes that deducting such fees and expenses from the performance of the accounts shown would not accurately represent Transtrend's trading performance for such accounts. Moreover, such fees and expenses usually do not impact Transtrend's performance fees. Accordingly, the performance of such accounts has not been adjusted to take account of these fees or expenses.

     Substantially all of the clients' accounts are Partially-Funded Accounts.

     Transtrend believes that the performance of each subset is reflective for the performance of the individual accounts which are included in such subset. However, for various reasons an individual account may have realized more or less favorable results than the composite results indicate.

     One proprietary account is included in the composite performance table Standard Risk Profile (Euro). It is stated that this particular account is operated under better terms than client accounts, specifically with regard to the level of management and performance fees due. However, in respect of the application of the Diversified Trend Program in general and in particular the various components thereof, according to which program this account is directed, it is stated that the account experiences a similar treatment as other client accounts. Hence, its gross returns are comparable with those of other accounts in the subset and as such reflective for that subset. As composite performance (as detailed below) includes pro forma management and performance fees for all accounts, regardless whether it concerns a client or proprietary account, and therefore actually advisory fees do not play a role, it was decided to include the account in the composite.



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Diversified Trend Program -- Enhanced Risk Profile (U.S. Dollar Accounts Subset) Composite

     Transtrend trades this program on behalf of the Fund. The following summary performance information and chart reflect the composite performance results of the Enhanced Risk Profile US dollar accounts of Transtrend's Diversified Trend Program based on aggregate nominal account size ("notional" equity included) for the period from January 2000 through February 2005.

                         Name of CTA: Transtrend B.V.
      Name of program: Diversified Trend Program -- Enhanced Risk Profile
                            (U.S. Dollar Accounts)
           Inception of client account trading by CTA: October 1993
         Inception of client account trading in program: January 1995
                          Number of open accounts: 20
    Aggregate assets (excluding "notional" equity) overall: $1,269,854,627 Aggregate assets (including "notional" equity) overall: $2,711,384,989 Aggregate assets (excluding "notional" equity) in program: $587,844,551
   Aggregate assets (including "notional" equity) in program: $1,305,401,881
                   Largest monthly drawdown: (5.57)% (03/03)
            Largest peak-to-valley drawdown: (10.39)% (2/04-08/04)
         Number of profitable accounts that have opened and closed: 10
     Range of returns experienced by profitable accounts: 4.63% to 70.82%
        Number of unprofitable accounts that have opened and closed: 3
   Range of returns experienced by unprofitable accounts: (0.54)% to (4.06)%

------------------- --------------- --------------- --------------- ---------------- --------------- ---------------
     Monthly           2005(%)                         2003(%)          2002(%)         2001(%)         2000(%)
   Performance                         2004(%)
------------------- --------------- --------------- --------------- ---------------- --------------- ---------------
January                  (4.35)           2.08            5.18           (1.17)            0.72            1.55
------------------- --------------- --------------- --------------- ---------------- --------------- ---------------
February                  2.74            4.95            4.03           (0.69)            0.60           (1.99)
------------------- --------------- --------------- --------------- ---------------- --------------- ---------------
March                                    (2.18)          (5.04)           2.00             6.75           (2.29)
------------------- --------------- --------------- --------------- ---------------- --------------- ---------------
April                                    (3.17)           3.77           (0.99)           (1.48)           0.14
------------------- --------------- --------------- --------------- ---------------- --------------- ---------------
May                                      (0.31)           5.81            2.34             1.29            2.52
------------------- --------------- --------------- --------------- ---------------- --------------- ---------------
June                                     (2.35)          (2.45)           8.41            (1.36)          (2.44)
------------------- --------------- --------------- --------------- ---------------- --------------- ---------------
July                                     (1.34)          (2.36)           5.97             4.72           (0.77)
------------------- --------------- --------------- --------------- ---------------- --------------- ---------------
August                                   (0.42)          (0.09)           2.78             2.37            1.81
------------------- --------------- --------------- --------------- ---------------- --------------- ---------------
September                                 1.63           (2.04)           3.44             7.82            0.62
------------------- --------------- --------------- --------------- ---------------- --------------- ---------------
October                                   3.20            2.48           (2.72)            1.07            2.54
------------------- --------------- --------------- --------------- ---------------- --------------- ---------------
November                                 8.97            (0.69)          (1.71)           (3.12)           5.97
------------------- --------------- --------------- --------------- ---------------- --------------- ---------------
December                                 1.71             0.22            6.58             4.86            4.47
------------------- --------------- --------------- --------------- ---------------- --------------- ---------------
Compound Rate of        (1.73)          12.82             8.48           26.24            26.36           12.39
Return                (2 months)
------------------- --------------- --------------- --------------- ---------------- --------------- ---------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     Diversified Trend Program -- Enhanced Risk Profile (Euro Accounts Subset) Composite

     The following summary performance information reflects the composite performance results of the Enhanced Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Euros based on aggregate nominal account size ("notional" equity included) for the period from January 2000 through February 2005.

                         Name of CTA: Transtrend B.V.
 Name of program: Diversified Trend Program - Enhanced Risk Profile
                               (Euro Accounts)
           Inception of client account trading by CTA: October 1993
          Inception of client account trading in program: August 1999
                          Number of open accounts: 10
    Aggregate assets (excluding "notional" equity) overall: $1,269,854,627 Aggregate assets (including "notional" equity) overall: $2,711,384,989
  Aggregate assets (excluding "notional" equity) in program: EUR 317,742,056 Aggregate assets (including "notional" equity) in program: EUR 662,222,834
                   Largest monthly drawdown: (6.05)% (3/03)
             Largest peak-to-valley drawdown: (9.23)% (2/04-08/04)
         Number of profitable accounts that have opened and closed: 1
          Range of returns experienced by profitable accounts: 44.69%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                2005 compound rate of return: (1.47)% (2 months)
                     2004 compound rate of return: 13.19%
                      2003 compound rate of return: 8.32%
                     2002 compound rate of return: 26.28%
                     2001 compound rate of return: 27.95%
                      2000 compound rate of return: 8.09%

Diversified Trend Program -- Enhanced Risk Profile (Swiss Francs Accounts Subset) Composite

     The following summary performance information reflects the composite performance results of the Enhanced Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Swiss Francs based on aggregate nominal account size ("notional" equity included) for the period from October 2002 through February 2005.

                         Name of CTA: Transtrend B.V.
      Name of program: Diversified Trend Program - Enhanced Risk Profile
                           (Swiss Francs Accounts)
           Inception of client account trading by CTA: October 1993
         Inception of client account trading in program: October 2002
                          Number of open accounts: 2
    Aggregate assets (excluding "notional" equity) overall: $1,269,854,627 Aggregate assets (including "notional" equity) overall: $2,711,384,989
          Aggregate assets (excluding "notional" equity) in program:
                           Swiss Francs 12,223,620
          Aggregate assets (including "notional" equity) in program:
                           Swiss Francs 42,251,031
                   Largest monthly drawdown: (4.51)% (3/03)
             Largest peak-to-valley drawdown: (9.27)% (2/04-8/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                2005 compound rate of return: (1.70)% (2 months)
                     2004 compound rate of return: 10.73%
                      2003 compound rate of return: 7.48%
                2002 compound rate of return: 1.47% (3 months)
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS PAGE.

Diversified Trend Program -- Standard Risk Profile (U.S. Dollar Accounts Subset) Composite

     The following summary performance information reflects the composite performance results of the Standard Risk Profile for USD accounts of Transtrend's Diversified Trend Program based on aggregate nominal account size ("notional" equity included) for the period from January 2000 through February 2005.

                         Name of CTA: Transtrend B.V.
      Name of program: Diversified Trend Program -- Standard Risk Profile
                            (U.S. Dollar Accounts)
           Inception of client account trading by CTA: October 1993
         Inception of client account trading in program: October 1993
                          Number of open accounts: 7
    Aggregate assets (excluding "notional" equity) overall: $1,269,854,627 Aggregate assets (including "notional" equity) overall: $2,711,384,989 Aggregate assets (excluding "notional" equity) in program: $144,935,453 Aggregate assets (including "notional" equity) in program: $183,843,147
                   Largest monthly drawdown: (3.65)% (03/03)
           Largest peak-to-valley drawdown: (6.42)% (02/04 - 08/04)
         Number of profitable accounts that have opened and closed: 10
    Range of returns experienced by profitable accounts: 12.49% to 341.61%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                2005 compound rate of return: (1.40)% (2 months)
                      2004 compound rate of return: 8.43%
                      2003 compound rate of return: 4.75%
                     2002 compound rate of return: 15.23%
                     2001 compound rate of return: 17.63%
                      2000 compound rate of return: 8.93%

Diversified Trend Program -- Standard Risk Profile (Euro Accounts Subset) Composite

     The following summary performance information reflects the composite performance results of the Standard Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Euros based on aggregate nominal account size ("notional" equity included) for the period from January 2000 through February 2005:

                         Name of CTA: Transtrend B.V.
      Name of program: Diversified Trend Program - Standard Risk Profile
                               (Euro Accounts)
           Inception of client account trading by CTA: October 1993
         Inception of client account trading in program: February 1999
                          Number of open accounts: 12
    Aggregate assets (excluding "notional" equity) overall: $1,269,854,627 Aggregate assets (including "notional" equity) overall: $2,711,384,989
  Aggregate assets (excluding "notional" equity) in program: Euro 65,372,169 Aggregate assets (including "notional" equity) in program: Euro 193,138,166
                   Largest monthly drawdown: (3.93)% (03/03)
            Largest peak-to-valley drawdown: (6.37)% (02/04-07/04)
         Number of profitable accounts that have opened and closed: 4
     Range of returns experienced by profitable accounts: 2.42% to 27.66%
        Number of unprofitable accounts that have opened and closed: 2
   Range of returns experienced by unprofitable accounts: (4.01)% to (1.61)%
                2005 compound rate of return: (1.30)% (2 months)
                      2004 compound rate of return: 8.26%
                      2003 compound rate of return: 6.04%
                     2002 compound rate of return: 16.64%
                     2001 compound rate of return: 16.94%
                      2000 compound rate of return: 6.98%

 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
  ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS PAGE.

Diversified Trend Program -- Enhanced Risk Profile (Japanese Yen Accounts Subset) Composite

     The following summary performance information reflects the composite performance results of the Enhanced Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Japanese Yen based on aggregate nominal account size ("notional" equity included) for the period from August 2004 through February 2005.

                         Name of CTA: Transtrend B.V.
      Name of program: Diversified Trend Program - Enhanced Risk Profile
                            (Japanese Yen Account)
           Inception of client account trading by CTA: October 1993
          Inception of client account trading in program: August 2004
                          Number of open accounts: 1
    Aggregate assets (excluding "notional" equity) overall: $1,269,854,627 Aggregate assets (including "notional" equity) overall: $2,711,384,989
 Aggregate assets (excluding "notional" equity) in program: JPY 2,044,594,962 Aggregate assets (including "notional" equity) in program: JPY 5,627,581,934
                   Largest monthly drawdown: (4.37)% (1/05)
            Largest peak-to-valley drawdown: (4.37)% (12/04 - 1/05)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                2005 compound rate of return: (1.52)% (2 months)
                2004 compound rate of return: 12.50% (5 months)
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A

 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
  ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS PAGE.

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                                                                     EXHIBIT A








                              KENMAR GLOBAL TRUST




                          FOURTH AMENDED AND RESTATED
                   DECLARATION OF TRUST AND TRUST AGREEMENT




















                                  Dated as of
                                  May 1, 2004


                             KENMAR ADVISORY CORP.
                                MANAGING OWNER

                       [Page left blank intentionally.]

                              KENMAR GLOBAL TRUST

                          FOURTH AMENDED AND RESTATED
                   DECLARATION OF TRUST AND TRUST AGREEMENT
                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
 1.      Declaration of Trust..................................................................................TA-1
 2.      The Trustee...........................................................................................TA-1
                  (a)  Term; Resignation.......................................................................TA-1
                  (b)  Powers..................................................................................TA-2
                  (c)  Compensation and Expenses of the Trustee................................................TA-2
                  (d)  Indemnification.........................................................................TA-2
                  (e)  Successor Trustee.......................................................................TA-2
                  (f)  Liability of the Trustee................................................................TA-3
                  (g)  Reliance by the Trustee and the Managing Owner; Advice of Counsel.......................TA-4
                  (h)  Not Part of Trust Estate................................................................TA-4
 3.      Principal Office......................................................................................TA-4
 4.      Business..............................................................................................TA-4
 5.      Term, Dissolution, Fiscal Year and Net Asset Value....................................................TA-5
                  (a)  Term....................................................................................TA-5
                  (b)  Dissolution.............................................................................TA-5
                  (c)  Fiscal Year.............................................................................TA-5
                  (d)  Net Asset Value; Net Asset Value per Unit...............................................TA-5
 6.      Net Worth of Managing Owner...........................................................................TA-5
 7.      Capital Contributions; Units..........................................................................TA-5
 8.      Allocation of Profits and Losses......................................................................TA-6
                  (a)  Capital Accounts and Allocations........................................................TA-6
                  (b)  Allocation of Profit and Loss for Federal Income Tax Purposes...........................TA-6
                  (c)  Incentive Fees; Profit Shares...........................................................TA-8
                  (d)  Expenses................................................................................TA-8
                  (e)  Limited Liability of Unitholders........................................................TA-9
                  (f)  Return of Capital Contributions.........................................................TA-9
  9.     Management of the Trust...............................................................................TA-9
10.      Audits and Reports to Unitholders....................................................................TA-10
11.      Assignability of Units...............................................................................TA-11
12.      Redemptions..........................................................................................TA-11
13.      Offering of Units....................................................................................TA-13
14.      Additional Offerings.................................................................................TA-13
15.      Special Power of Attorney............................................................................TA-13
16.      Withdrawal of a Unitholder...........................................................................TA-14
17.      Standard of Liability; Indemnification...............................................................TA-14
                  (a)  Standard of Liability for the Managing Owner...........................................TA-14
                  (b)  Indemnification of the Managing Owner by the Trust.....................................TA-14
                  (c)  Indemnification of the Trust by the Unitholders........................................TA-15
18.      Amendments; Meetings.................................................................................TA-15
                  (a)  Amendments with Consent of the Managing Owner..........................................TA-15
                  (b)  Amendments and Actions without Consent of the Managing Owner...........................TA-16
                  (c)  Meetings; Other Voting Matters.........................................................TA-16
                  (d) Consent by Trustee......................................................................TA-16
19.      Governing Law........................................................................................TA-17
20.      Miscellaneous........................................................................................TA-17
                  (a)  Notices................................................................................TA-17
                  (b)  Binding Effect.........................................................................TA-17
                  (c)  Captions...............................................................................TA-17
21.      Benefit Plan Investors...............................................................................TA-17



                                     TA-i

22.      Certain Definitions..................................................................................TA-17
23.      No Legal Title to Trust Estate.......................................................................TA-19
24.      Legal Title..........................................................................................TA-19
25.      Creditors............................................................................................TA-19

                                                                     EXHIBIT A

                              KENMAR GLOBAL TRUST

                          FOURTH AMENDED AND RESTATED
                   DECLARATION OF TRUST AND TRUST AGREEMENT


     This Fourth Amended and Restated Declaration of Trust and Trust Agreement (the "Declaration of Trust Agreement") is made as of May 1, 2004, by and among Kenmar Advisory Corp., a Connecticut corporation (the "Managing Owner"), Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee") and each other party who becomes a party to this Declaration of Trust Agreement as an owner of a unit ("Unit") of beneficial interest of the Trust or who becomes a party to this Declaration of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a "Unitholder" and, collectively, the "Unitholders").


                                  WITNESSETH:

     WHEREAS, the Managing Owner, the Trustee and a private partnership of which the Managing Owner is a general partner, as the initial beneficial owner, formed a business trust pursuant to and in accordance with the Delaware Business Trust Act, 12 Del. C. ss. 3801, et seq., as amended from time to time (the "Act"), by filing a Certificate of Trust with the office of the Secretary of State of the State of Delaware on July 17, 1996, and entering into the Declaration and Agreement of Trust and Amended and Restated Declaration of Trust and Trust Agreement, dated as of July 17, 1996 (the "Original Declarations"); and

     WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in trading, buying, selling or otherwise acquiring, holding or disposing of futures contracts, forward contracts, foreign exchange commitments, swaps, exchange for physicals, spot (cash) commodities, hybrid instruments and other items, options on and any rights pertaining to the foregoing throughout the world with the objective of capital appreciation through speculative trading by allocating Trust Assets to independent professional trading advisors ("Advisors") selected from time to time by the Managing Owner and to amend and restate the Original Declarations in their entirety.

     NOW THEREFORE, the parties hereto agree as follows:

     1. Declaration of Trust.

     The Managing Owner hereby acknowledges that the Trust has received the sum of $400 in a bank account opened in the name of the Trust from the Managing Owner as grantor of the Trust and $1,600 from the initial beneficial owner (the "Initial Unitholder"), and the Trustee hereby declares that it shall hold such sums in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Act, and that this Declaration of Trust shall constitute the governing instrument of the Trust. The Trustee has filed the Certificate of Trust required by Section 3810 of the Act.

     Nothing in this Declaration of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

     2. The Trustee.

     (a) Term; Resignation.

          (i) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the

     Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

          (ii) The Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

     (b) Powers. Except to the extent expressly set forth in this Section 2,
Section 3 and Section 24, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

     (c) Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with the Trustee's standard fee schedule, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

     (d) Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Declaration of Trust or the removal or resignation of the Trustee. In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which this Trust is a party (the "Trust Estate") to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

     (e) Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration of Trust.

     (f) Liability of the Trustee. Except as otherwise provided in this
Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee's own gross negligence or willful misconduct. In particular, but not by way of limitation:

          (i) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

          (ii) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner or any Unitholder;

          (iii) the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

          (iv) the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, any Selling Agents or any additional Selling Agents;

          (v) no provision of this Declaration of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (vi) under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration of Trust or any other agreements to which the Trust is a party;

          (vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration of Trust, or to institute, conduct or defend any litigation under this Declaration of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

          (viii) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

     (g) Reliance by the Trustee and the Managing Owner; Advice of Counsel.

          (i) In the absence of bad faith, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration of Trust. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

          (ii) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Declaration of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

     (h) Not Part of Trust Estate. Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall be deemed not to be part of the Trust Estate immediately after such payment.

     3. Principal Office.

     The address of the principal office of the Trust shall be c/o the Managing Owner, Two American Lane, Greenwich, Connecticut 06831; telephone:
(203) 861-1000. The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

     4. Business.

     The Trust's business and purpose is to trade, buy sell, swap or otherwise acquire, hold or dispose of futures and forward contracts for commodities, financial instruments, stock indices, metals, energy contracts and currencies, any rights pertaining thereto and any options thereon or on physical commodities, as well as securities and any rights pertaining thereto and any options thereon, and to engage in all activities necessary, convenient or incidental thereto. The Trust may also engage in "hedge," arbitrage and cash trading of any of the foregoing instruments. The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust's participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly.

     5. Term, Dissolution, Fiscal Year.

     (a) Term. The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2026; (2) receipt by the Managing Owner of an approval to dissolve the Trust at a specified time by Unitholders owning Units representing more than fifty percent (50%) of the outstanding Units then owned by Unitholders, notice of which is sent by certified mail return receipt requested to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner or any other event that causes the Managing Owner to cease to be a managing owner unless (i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such an event), or (ii) within one hundred twenty days after such event Unitholders holding a majority of Units agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust; (4) a decline in the aggregate Net Assets of the Trust to less than $250,000; (5) dissolution of the Trust pursuant hereto; or (6) any other event which shall make it unlawful for the existence of the Trust to be continued or require termination of the Trust. In the event that the Managing Owner (or an affiliate thereof) ceases to be the trust's managing owner, the word "Kenmar" shall be deleted from the name of the Trust, and any appropriate filings shall be made.

     (b) Dissolution. Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. At any time that the Trust does not have a Managing Owner, the Unitholders by majority vote may appoint a liquidator.

     (c) Fiscal Year. The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

     (d) Net Asset Value; Net Asset Value per Unit. Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract. Accrued Profit Shares and Incentive Fees (as described in the Prospectus, as defined in Section 9 hereof) shall reduce Net Asset Value, even though such Profit Shares and Incentive Fees may never, in fact, be paid. Net Asset Value per Unit is the Net Assets of the Trust divided by the number of Units outstanding as of the date of determination.

     6. Net Worth of Managing Owner.

     The Managing Owner agrees that at all times so long as it remains managing owner of the Trust, it will maintain its Net Worth at an amount not less than $1,000,000.

     The requirements of the preceding paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

     7. Capital Contributions; Units.

     The Unitholders' respective capital contributions to the Trust shall be as shown on the books and records of the Trust. The Initial Unitholder will withdraw upon the admission of additional Unitholders.

     The Managing Owner, so long as it is generally liable for the obligations of the Trust, or any substitute managing owner, shall invest in the Trust, as a general liability interest, sufficient capital so that the Managing Owner will have at all times a capital account equal to 1% of the total capital accounts of the Trust (including the Managing Owner's). The Managing Owner may withdraw any interest it may have in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Unitholder, provided that it must maintain the minimum interest described in the preceding sentence.

     The requirements of the preceding paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

     The Managing Owner may, without the consent of any Unitholders of the Trust, admit to the Trust purchasers of Units as Unitholders of the Trust.

     Any Units acquired by the Managing Owner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained. Such Unitholder shall be deemed a beneficial owner within the meaning of the Act.

     8. Allocation of Profits and Losses.

     (a) Capital Accounts and Allocations. A capital account shall be established for each Unit, and for the Managing Owner on a Unit-equivalent basis. The balance of each Unit's capital account shall be the amount contributed to the Trust with respect to such Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees and expenses, including Incentive Fee and Profit Share accruals which may, in fact, never be paid. As of the close of business (as determined by the Managing Owner) on the last day of each month, any increase or decrease in the Trust's Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the capital accounts of all Units then outstanding; provided that for purposes of maintaining such capital accounts, amounts paid or payable to the Managing Owner for items such as brokerage commissions and Incentive Fees shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the interest held by the Managing Owner.

     For purposes of this Section 8, unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

     (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Trust's income and expense and capital gain or loss shall be allocated among the Unitholders pursuant to the following provisions of this Section 8(b) for federal income tax purposes. For purposes of this Section 8(b), capital gain and capital loss shall be allocated separately and not netted.

          (1) First, items of ordinary income and expense (other than the Incentive Fee and Profit Shares which shall be allocated as set forth in
Section 8(b)(2)) shall be allocated pro rata among the Units outstanding as of the end of each month in which the items of ordinary income and expense accrue.

          (2) Second, any Incentive Fee or Profit Shares paid to the Managing Owner or the Advisors shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit's Net Incentive Fee or Net Profit Share (the excess, if any, of the aggregate of all Incentive Fees or Profit Shares, as the case may be, allocated to the capital account relating to such Unit over the aggregate of all "reversals" of Incentive Fees or Profit Shares, as the case may be, allocated to such Unit) bears to the Net Incentive Fee or Net Profit Share, as the case may be, of all Units; provided that the Managing Owner may allocate Incentive Fees and Profit Shares first to Units whose Net Asset Value was reduced by accrued Incentive Fees and Profit Shares upon redemption, in an amount up to the amount of such reduction.

          (3) Third, capital gain or loss shall be allocated as follows:

          (A) There shall be established a tax account with respect to each outstanding Unit. The balance of each tax account shall be the amount paid to the Trust for each Unit. As of the end of each fiscal year:

               (i) Each tax account shall be increased by the amount of income or gain allocated to each Unit pursuant to Sections 8(b)(1) and 8(b)(3)(B) and (C).

               (ii) Each tax account shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 8(b)(1), 8(b)(2) and 8(b)(3)(D) and (E) and by the amount of any distributions paid out with respect to the Units other than upon redemption.

               (iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 8(b)) shall be eliminated.

          (B) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed (before taking into account any early redemption charges) over the sum of the tax accounts (determined after making the allocation described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(B) or Section 8(b)(3)(D)) allocable to such Units (an "Excess"). In the event the aggregate amount of Capital Gain available to be allocated pursuant to this Section 8(b)(3)(B) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Unitholders in the ratio which each such Unitholder's Excess bears to the aggregate Excess of all such Unitholders.

          (C) Capital Gain remaining after the allocation described in Section 8(b)(3)(B) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose capital accounts with respect to such Units are in excess of their tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) allocable to such Units in the ratio that each such Unitholder's excess bears to the aggregate excess of all such Unitholders. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in said sentence in proportion to their holdings of such Units.

          (D) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(D) or Section 8(b)(3)(B)) allocable to the Units so redeemed over the amount received in respect of such Units (before taking into account any early redemption charges) (a "Negative Excess"). In the event the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 8(b)(3)(D) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Unitholders in the ratio that each such Unitholder's Negative Excess bears to the aggregate Negative Excess of all such Unitholders.

          (E) Capital Loss remaining after the allocation described in Section 8(b)(3)(D) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose tax accounts with respect to such Units are in excess of their capital accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) with respect to such Units in the ratio that each such Unitholder's negative excess bears to the aggregate negative excess of all such Unitholders. Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in such sentence in proportion to their holdings of such Units.

          (F) For purposes of this Section 8(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

          (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that profit and loss are allocated to such Unitholders so as to eliminate, to the extent possible, any disparity between the Unitholder's capital account and his tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

          (5) The allocations of profit and loss to the Unitholders in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

     (c) Incentive Fees; Profit Shares. Incentive Fees shall be payable to the Managing Owner as of the end of each calendar year and upon redemption of Units.

     Incentive Fees shall equal 5% of New Overall Appreciation (if any) calculated as of each fiscal year-end and upon redemption of Units. New Overall Appreciation shall be calculated, not on a per-Unit basis, but on the basis of the overall trading profits and losses of the Trust, net of all fees and expenses (including Profit Shares) paid or accrued other than the Incentive Fee itself and after subtraction of all interest income received by the Trust.

     Incentive Fees shall be paid by the Trust as a whole, irrespective of whether the Net Asset Value has declined below the purchase price of such Unit. Accrued Incentive Fees shall reduce the redemption price of Units and shall be paid to the Managing Owner upon redemption. The amount (if any) of the accrued Incentive Fee that shall be paid to the Managing Owner upon the redemption of any Unit shall be determined by dividing the total Incentive Fee as of such redemption date by the number of Units then outstanding (including Units redeemed as of such date); the remainder of the accrued Incentive Fee shall be paid to the Managing Owner on December 31 of each year.

     For capital account purposes, accrued Incentive Fees shall, in all cases, be reflected equally as a reduction in the Net Asset Value per Unit of all Units outstanding at the time the Incentive Fee accrued, and reversals of accrued Incentive Fees shall equally increase the Net Asset Value per Unit of all Units outstanding at the time of the accrual of such reversal, irrespective of whether a particular Unit was outstanding when a particular Incentive Fee was accrued.

     Early redemption charges shall in no respect reduce New Overall
Appreciation.

     The Profit Shares paid to the Advisors pursuant to the Advisory Agreements among the Managing Owner, the Trust and each such Advisor shall result in deductions being allocated to the Unitholders. Such allocation shall apply the same principles as the allocation of Incentive Fee deductions described above. Profit Shares with respect to any calendar quarter will be paid to an Advisor as of the last day of such period, except that Profit Shares with respect to Units redeemed as of the last day of any month that does not end a calendar quarter shall be paid as of the day such Units are redeemed and Profit Shares with respect to Units redeemed as of the end of any month that ends a calendar quarter shall be paid to an Advisor in the same manner and at the same time as if such Units had not been redeemed.

     In the event assets are withdrawn from an Advisor's account or the Trust as a whole (other than to pay expenses), any loss carryforward shall be proportionally reduced for purposes of calculating subsequent Profit Shares and Incentive Fees. Loss carryforward reductions shall not be restored as a result of subsequent additions of capital.

     The Managing Owner may adjust the allocations set forth in this Section 8(c), in the Managing Owner's discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

     (d) Expenses. The Managing Owner shall pay, without reimbursement, the selling and "trailing commissions" relating to the offering of the Units. The Trust shall pay the Managing Owner brokerage commissions at the rate of 10% per annum of the average beginning of month Net Assets of the Trust. Effective March 1, 2004, once Net Assets reach $25 million the annual brokerage commission rate will be reduced to a blended rate for all Net Assets based on 10% of the first $25 million and 9% on any Net Assets over that amount. The Trust shall bear all administrative costs, ongoing offering costs and any taxes applicable to it and any charges incidental to trading, including agency brokerage commissions (e.g., "bid-ask" spreads). In no event shall organizational and offering expenses, including selling commissions and redemption fees, exceed 15% of the capital contributions to the Trust. Any unreimbursed organizational and initial offering expenses as of the date of the Trust's dissolution shall not be reimbursed to the Managing Owner from the proceeds resulting from such dissolution. However, none of the Managing Owner's "overhead" expenses incurred in connection with the administration of the Trust (including, but not limited to, salaries, rent and travel expenses) shall be charged to the Trust. Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Trust's account shall be billed directly to the Trust. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner. Such reserves shall reduce Net Asset Value for all purposes.

     (e) Limited Liability of Unitholders. Each Unit, when purchased in accordance with this Declaration of Trust and Trust Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Declaration of Trust and Trust Agreement to the contrary notwithstanding, except as otherwise provided by law, no Unitholder shall be liable for Trust obligations in excess of the capital contributed by such Unitholder, plus his share of undistributed profits and assets.

     (f) Return of Capital Contributions. No Unitholder or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein and in accordance with the Act. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

     9. Management of the Trust.

     The Managing Owner, to the exclusion of all Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

     The Managing Owner may in furtherance of the business of the Trust cause the Trust to retain Advisors to buy, sell, hold, or otherwise acquire or dispose of commodities, futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments, provided that the Trust shall not invest in any debt instruments other than Treasury securities, short-term sovereign debt instruments and other investments authorized by the Commodity Futures Trading Commission (the "CFTC") for the investment of "customer funds," and shall not invest in any equity security without prior notice to Unitholders, all as described in the Prospectus relating to the offering of the Units in effect as of the time that such Unitholder last purchased Units while in receipt of a current Prospectus (the "Prospectus"). The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Declaration of Trust and Trust Agreement) the Managing Owner and any affiliated person or entity, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust, provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs ("NASAA Guidelines") in effect as of the date of the Prospectus (i.e., 80% of the published retail rate plus pit brokerage fees, or 14% annually -- including pit brokerage and service fees -- of the Trust's average Net Assets, excluding the assets not directly related to trading activity), whichever is higher. The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust's brokerage commissions paid to the Managing Owner and the Annual Incentive Fee, as described in the Prospectus, have exceeded 14% of the Trust's average Net Assets during the preceding year. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Advisory Agreements and the Selling Agreement as described in the Prospectus. The Managing Owner shall not enter into an Advisory Agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. The Trust's brokerage commissions may not be increased (i) during any period when redemption charges are in effect or (ii) without prior written notice to Unitholders within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of Unitholder's voting and redemption rights and a description of any material effect of such increase.

     In addition to any specific contract or agreements described herein, the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Declaration of Trust and Trust Agreement, the Act or any applicable law, rule or regulations.

     The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust. The Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner's fiduciary duty includes, among other things, the safekeeping of all Trust funds and assets and the use thereof for the benefit of the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Trust shall be competitive. The Trust shall seek the best price and services available for its commodity transactions.

     The Managing Owner is hereby authorized to perform all other duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the "tax matters partner" of the Trust.

     The Trust shall make no loans to any party, and the funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). The Managing Owner shall make no loans to the Trust unless approved by the Unitholders in accordance with Section 18(a) of this Declaration of Trust and Trust Agreement. If the Managing Owner makes a loan to the Trust, the Managing Owner shall not receive interest in excess of its interest costs, nor may the Managing Owner receive interest in excess of the amounts which would be charged the Trust (without reference to the Managing Owner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The Managing Owner shall not receive "points" or other financing charges or fees regardless of the amount. Except in respect of the Incentive Fee, no person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any commodity brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Owner or any of their respective affiliates in respect of sales of the Units; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent the Trust from executing, at the direction of any Advisor, transactions with any futures commission merchant or broker. No trading advisor for the Trust shall be affiliated with the Trust's commodity broker, the Managing Owner or their affiliates. The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units, shall not exceed one year. Any material change in the Trust's basic investment policies or structure shall require the approval of Unitholders owning Units representing more than fifty percent (50%) of all Units then owned by the Unitholders. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner (as well as any agreements between the Managing Owner or any affiliate of the Managing Owner and any trading advisor) shall be terminable without penalty by the Trust upon no more than 60 days' written notice. All sales of Units in the United States will be conducted by registered brokers.

     The Trust is prohibited from employing the trading technique commonly known as "pyramiding." A trading manager or advisor of the Trust taking into account the Trust's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in "pyramiding."

     The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

     The Managing Owner shall reimburse the Trust for any advisory fees paid by the Trust to any trading advisor over the course of any fiscal year, to the extent that the fees paid during such year exceed the 6% annual management fees and the 15% quarterly incentive fees (calculating New Trading Profit, as defined in the Prospectus, after all expenses and without including interest income) contemplated by the NASAA Guidelines (as the NASAA Guidelines permit such limits to be adjusted). Any such reimbursement shall be made on a present value basis, fully compensating the Trust for having made payments at any time during the year which would not otherwise have been due from it. The Managing Owner shall disclose any such reimbursement in the Annual Report delivered to Unitholders.

     The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Trust. Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust's business and affairs.

     10. Audits and Reports to Unitholders.

     The Trust books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within 90 days after the close of each fiscal year certified financial statements of the Trust for the fiscal year then ended,
(ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete his federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require. The Managing Owner shall include in the Annual Reports sent to Unitholders an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent brokerage commission rate paid by the Trust during the preceding year. The Trust shall notify Unitholders within seven business days of any material change (i) in the agreements with the Trust's advisors, including any modification in the method of calculating the advisory fee and (ii) in the compensation of any party relating to the Trust. Unitholders or their duly authorized representatives may inspect the Trust books and records during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records (including by post upon payment of reasonable mailing costs); upon payment of reasonable reproduction costs provided, however, upon request by the Managing Owner, the Unitholder shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Unitholder's interest as a beneficial owner of the Trust. The Managing Owner shall have the right to keep confidential from the Unitholders, for such period of time as the Managing Owner deems reasonable, any information that the Managing Owner reasonably believes that the Trust is required by law or by agreement with a third party to keep confidential.

     The Managing Owner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Unitholder.

     The Managing Owner shall maintain and preserve all Trust records for a period of not less than six (6) years.

     The Managing Owner will, with the assistance of the Trust's commodity broker, make an annual review of the commodity brokerage arrangements applicable to the Trust. In connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust in order to assess whether the rates charged the Trust are competitive in light of the services it receives. If, as a result of such review, the Managing Owner determines that such rates are not competitive in light of the services provided to the Trust, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner's opinion, comparable to the Trust.

     11. Assignability of Units.

     Each Unitholder expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or without giving written notice to the Managing Owner. No assignment, transfer or disposition by an assignee of Units or of any part of his right, title and interest in the capital or profits of the Trust shall be effective against the Trust or the Managing Owner until the Managing Owner receives the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner, which consent may be withheld in the absolute discretion of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in
Section 12 hereof. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing Owner until the first day of the month succeeding the month in which the Managing Owner receives notice of such assignment, transfer or disposition. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

     12. Redemptions.

     A Unitholder or any assignee of Units of whom the Managing Owner has received written notice as described above may redeem all or any of his Units (such redemption being herein referred to as a "redemption") effective as of the close of business (as determined by the Managing Owner) on the last day of any month, beginning with the end of the first month after such Units are sold (except that, Units purchased prior to March 1, 2004, may only be redeemed on or after the end of the sixth month after sale); provided that: (i) all liabilities, contingent or otherwise, of the Trust (including the Trust's allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them; and (ii) the Managing Owner shall have timely received a request for redemption, as provided in the second following paragraph.

     With respect to Units purchased on and after June 1, 2004, Units redeemed on or before the end of the twelfth full calendar month of which such Units begin to participate in the profits and losses of the Trust are subject to early redemption charges as follows: Units redeemed on the 1st month-end through the 3rd month-end after sale are subject to a 3.5% redemption charge, Units redeemed on the 4th month-end through the 6th month-end after sale are subject to a 2.625% redemption charge; Units redeemed on the 7th month-end through the 9th month-end after sale are subject to a 1.75% redemption charge; and Units redeemed on the 10th month-end through the 12th month-end after sale are subject to a 0.875% redemption charge. After the end of the 12th month, there will be no charge for redemption.

     Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

     Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.

     Such charges will be paid to the Managing Owner. In the event that a Unitholder acquires Units at more than one month-end, such Units will be treated on a "first-in, first-out" basis for purposes of determining whether such Units are redeemable and whether early redemption charges apply.

     Requests for redemption must be received by the Managing Owner at least ten calendar days, or such lesser period as shall be acceptable to the Managing Owner, in advance of the requested effective date of redemption. The Managing Owner may declare additional redemption dates upon notice to the Unitholders as well as to those assignees of whom the Managing Owner has received notice as described above.

     If at the close of business (as determined by the Managing Owner) on any day, the Net Asset Value per Unit has decreased to less than 50% of the Net Asset Value per Unit as of the most recent Valuation Date, after adding back all distributions, the Trust shall notify investors within seven business days and shall liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the Managing Owner (and any other managing owners of the Trust) shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have his interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner) in the Trust redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of his interest in the Trust, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Trust are at least $250,000 and the Net Asset Value of a Unit is in excess of $25, the Trust may, in the discretion of the Managing Owner, resume trading. The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so. The Managing Owner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Owner, irrespective of the provisions of this paragraph. The Managing Owner may also, in its discretion, declare additional regular redemption dates for Units and permit certain Unitholders to redeem at other than month-end.

     Redemption payments will generally be made within fifteen business days after the month-end of redemption (and notice that the redemption has occurred will be provided to Unitholders within ten business days after such month-end), except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trust from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the Trust's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

     Only whole Units may be redeemed, except upon complete redemption of an investor's Units, unless the Managing Owner specifically otherwise consents. Redemptions may be requested for a minimum of the lesser of $1,000 or ten (10) Units provided that, for investors redeeming less than all their Units, such investors remaining units equal at least $500.

     The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder's Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to
Section 4975 of the Code.

     13. Offering of Units.

     The Managing Owner on behalf of the Trust shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the Managing Owner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner shall deem advisable or necessary.

     The Managing Owner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the Trust to hold "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

     14. Additional Offerings.

     The Managing Owner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit's participation in the profits and losses of the Trust is appropriately adjusted). No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

     The Trust may offer different series or classes of Units having different economic terms than previously offered series or classes of Units; provided that the issuance of such a new series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such series or class.

     15. Special Power of Attorney.

     Each Unitholder by his execution of this Declaration of Trust and Trust Agreement does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Declaration of Trust and Trust Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Trust; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the

Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on the Managing Owner's authority to act as contemplated by this Section 14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

     16. Withdrawal of a Unitholder.

     The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, dissolution, admitted or court-decreed insolvency or the removal of the Managing Owner, or any other event that causes the Managing Owner to cease to be a managing owner under the Act, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration of Trust and Trust Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Unitholder and assignee of whom the Managing Owner has notice. If the Managing Owner withdraws as managing owner and the Trust's business is continued, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of the Managing Owner's removal or withdrawal, the Managing Owner shall be entitled to a redemption of its interest in the Trust at its Net Asset Value on the next valuation date following the date of removal or withdrawal.

     The Managing Owner may not assign its general liability interest or its obligation to direct the trading of the Trust assets without the consent of each Unitholder. The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner. No provision of this Declaration of Trust and Trust Agreement shall be deemed, nor does any such provision purport, to waive compliance with the Investment Advisers Act of 1940, as amended.

     The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a Unitholder (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, his estate, custodian or personal representative shall have no right to redeem or value such Unitholder's interest in the Trust except as provided in Section 12 hereof. Each Unitholder expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Declaration of Trust and Trust Agreement for a Unitholder to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

     17. Standard of Liability; Indemnification.

     (a) Standard of Liability for the Managing Owner. The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

     (b) Indemnification of the Managing Owner by the Trust. To the fullest extent permitted by law, subject to this Section 17, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

     Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as Selling Agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

     In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

     The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     For the purposes of this Section 17, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Trust who:
(1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

     Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

     Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a).

     In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Declaration of Trust and Trust Agreement.

     In no event shall any indemnification permitted by this subsection (b) of
Section 17 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

     In no event shall any indemnification obligations of the Trust under this subsection (b) of this Section 17 subject a Unitholder to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

     (c) Indemnification of the Trust by the Unitholders. In the event the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Unitholder's activities, obligations or liabilities unrelated to the Trust's business, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys' fees.

     18. Amendments; Meetings.

     (a) Amendments with Consent of the Managing Owner. If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration of Trust and Trust Agreement, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, subject to the immediately following sentence, by the holders of Units representing a majority of the outstanding Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Managing Owner, mere receipt of an adequate number of unrevoked written consents being sufficient. The Managing Owner may amend this Declaration of Trust and Trust

Agreement without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration of Trust and Trust Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration of Trust and Trust Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act,
(vi) to make any amendment to this Declaration of Trust and Trust Agreement which the Managing Owner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a series or class, provided that such amendment is not adverse to the Unitholders, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any "employee benefit plan" as defined in and subject to ERISA or of any "plan" subject to Section 4975 of the Code.

     (b) Amendments and Actions without Consent of the Managing Owner. In any vote called by the Managing Owner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unitholders, the following actions may be taken, irrespective of whether the Managing Owner concurs: (i) this Declaration of Trust and Trust Agreement may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 18, extending the term of the Trust, or materially changing the Trust's basic investment policies or structure; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration of Trust and Trust Agreement without such Unitholder's or assignee's written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced;
(iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days' notice.

     (c) Meetings; Other Voting Matters. Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of the Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration of Trust and Trust Agreement, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

     The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

     In the event that the Managing Owner or the Unitholders vote to amend this Declaration of Trust and Trust Agreement in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

     (d) Consent by Trustee. The Trustee's written consent to any amendment of this Declaration of Trust and Trust Agreement shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration of Trust and Trust Agreement or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated thereby to which the Trustee is a party.

     19. Governing Law.

     The validity and construction of this Declaration of Trust and Trust Agreement shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 19.

     20. Miscellaneous.

     (a) Notices. All notices under this Declaration of Trust and Trust Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

     (b) Binding Effect. This Declaration of Trust and Trust Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Sections 2 and 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

     (c) Captions. Captions in no way define, limit, extend or describe the scope of this Declaration of Trust and Trust Agreement nor the effect of any of its provisions. Any reference to "persons" in this Declaration of Trust and Trust Agreement shall also be deemed to include entities, unless the context otherwise requires.

     21. Benefit Plan Investors.

     Each Unitholder that is an "employee benefit plan" as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Unitholder (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Trust by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of Kenmar, any advisor to the Trust, any selling agent, the clearing broker, the escrow agent, any broker through which any advisor requires the Trust to trade, the Trustee, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and
(f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses;
(ii) is independent of Kenmar, any advisor to the Trust, any selling agent, the clearing broker, the escrow agent, any broker through which any Advisor requires the Trust to trade, the Trustee and any of their respective affiliates; and (iii) is qualified to make such investment decision.

     22. Certain Definitions.

     This Declaration of Trust and Trust Agreement contains certain provisions required by the NASAA Guidelines. The terms used in such provisions are defined as follows (the following definitions are included verbatim from the NASAA Guidelines and, accordingly, may not in all cases be relevant to this Declaration of Trust and Trust Agreement):

          Administrator. The official or agency administering the securities laws of a state.

          Advisor. Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

          Affiliate. An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

          Capital Contributions. The total investment in a Program by a Participant or by all Participants, as the case may be.

          Commodity Broker. Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account.

          Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

          Cross Reference Sheet. A compilation of the Guidelines sections, referenced to the page of the Prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

          Net Assets. The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

          Net Asset Value Per Program Interest. The Net Assets divided by the number of Program Interests outstanding.

          Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

          New Trading Profits. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in the margin account.

          Organizational and Offering Expenses. All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interests under federal and state law including taxes and fees, accountants' and attorneys' fees.

          Participant. The holder of a Program Interest.

          Person. Any natural Person, partnership, corporation, association or other legal entity.

          Pit Brokerage Fee. Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

          Program. A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

          Program Broker. A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

          Program Interest. A limited partnership interest or other security representing ownership in a Program.

          Pyramiding. A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

          Sponsor. Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

          Valuation Date. The date as of which the Net Assets of the Program are determined.

          Valuation Period. A regular period of time between Valuation Dates.

     23. No Legal Title to Trust Estate.

     The Unitholders shall not have legal title to any part of the Trust
Estate.

     24. Legal Title.

     Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

     25. Creditors.

     No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

     IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.


                             WILMINGTON TRUST COMPANY
                             as Trustee


                             By:          /s/ Emmett R. Harmon
                                  -------------------------------------------
                                  Name:   Emmett R. Harmon
                                  Title:  Vice President


                             KENMAR ADVISORY CORP.
                             as Managing Owner


                             By:          /s/ Esther E. Goodman
                                  -------------------------------------------
                                  Name:   Esther E. Goodman
                                  Title:  Chief Operating Officer and
                                          Senior Executive Vice President


                             KENMAR VENTURE PARTNERS LIMITED PARTNERSHIP as Initial Unitholder


                             By:  KENMAR ADVISORY CORP., GENERAL
                                 PARTNER


                             By:          /s/ Esther E. Goodman
                                  -------------------------------------------
                                  Name:   Esther E. Goodman
                                  Title:  Chief Operating Officer and
                                          Senior Executive Vice President


                             All Unitholders now and hereafter admitted as Unitholders of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner.



                             By: KENMAR ADVISORY CORP.,
                                 ATTORNEY-IN-FACT


                             By:          /s/ Esther E. Goodman
                                  -------------------------------------------
                                  Name:   Esther E. Goodman
                                  Title:  Chief Operating Officer and
                                          Senior Executive Vice President

                                  Schedule A

                                     FORM
                                      OF
                             CERTIFICATE OF TRUST
                                      OF
                              KENMAR GLOBAL TRUST
                              -------------------

     THIS Certificate of Trust of KENMAR GLOBAL TRUST (the "Trust"), dated July 17, 1996, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. 3801 et seq.)

     1. Name. The name of the business trust formed hereby is Kenmar Global
Trust.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

     3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                              WILMINGTON TRUST COMPANY
                              as Trustee


                              By:  /s/ W. Chris Sponenberg
                                  -------------------------------------------
                                  Name:    W. Chris Sponenberg
                                  Title:   Financial Services Officer

                        [Page left blank intentionally]

                                                                         ANNEX

                              KENMAR GLOBAL TRUST
                            REQUEST FOR REDEMPTION

KENMAR GLOBAL TRUST                                    Date:__________________
c/o Preferred Investment Solutions Corp., Managing Owner
51 Weaver Street
Building One South, 2nd Floor
Greenwich, Connecticut  06831

Dear Sirs:

     The undersigned (Unitholder #______________) hereby requests redemption subject to all terms and conditions of the Second Amended and Restated Declaration of Trust and Trust Agreement (the "Declaration of Trust") of KENMAR GLOBAL TRUST (the "Fund") as indicated below. PLEASE CHECK APPLICABLE BOX BELOW (IF NO BOXES ARE CHECKED BELOW ALL UNITS HELD OF RECORD BY THE UNDERSIGNED WILL BE REDEEMED):

Full Redemption (All whole and fractional units)  |_|

Partial Redemption (indicate either dollar amount |_|     $_________ (minimum $1,000)
or # of units being redeemed - whole units only)          or _______ units (minimum 10 units)
(Remaining units equal at least $500)

     Units are redeemed at the Net Asset Value per Unit, as defined in the Declaration of Trust, less any applicable redemption charge (see below). Redemption shall be effective as of the end of the current calendar month; provided that this Request for Redemption is received at least ten (10) calendar days prior to the end of such month. Payment of the redemption price of Units will generally be made within fifteen (15) business days of the date of redemption.

     The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the units to which this Request for Redemption relates with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

     Units may be redeemed as of the last day of each month, beginning with the first month-end following their sale. With respect to Units purchased on and after June 1, 2004, Units redeemed on the 1st month-end through the 3rd month-end after sale are subject to a 3.5% redemption charge, Units redeemed on the 4th month-end through the 6th month-end after sale are subject to a 2.625% redemption charge, Units redeemed on the 7th month-end through the 9th month-end after sale are subject to a 1.75% redemption charge and Units redeemed on the 10th month-end through the 12th month-end after sale are subject to an 0.875% redemption charge. After the end of the 12th month, there will be no charge for redemptions.

     Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

     Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.



                 [Remainder of page left blank intentionally.]

  Remit payment to my brokerage account below:

______________________________________________________________________________________________________________________
Name of Brokerage firm                        Account name & Account #    Street                  City, State and Zip

 Or remit to me directly:


______________________________________________________________________________________________________________________
Name                                          Mailing address             Street                  City, State and Zip
Telephone: __________________

Print Name(s) of Registered Individual Unitholder(s)                     Print Name of Entity Unitholder below:
Or Assignee(s) below:

__________________________________________________________               _____________________________________________
__________________________________________________________

Signatures Below must be identical to names (s) in which units are registered
Individual Unitholder(s) or Assignee(s) sign below                       Authorized Corporate Officer, Trustee or
                                                                         Partner of  Entity Unitholder  sign  below

____________________________________________________                     Title:___________________________________________

                                                                     EXHIBIT B

                              KENMAR GLOBAL TRUST

                             --------------------

                           SUBSCRIPTION REQUIREMENTS

     By executing a Subscription Agreement and Power of Attorney Signature Page for Units of Beneficial Interest ("Units") of Kenmar Global Trust (the "Fund"), each purchaser ("Purchaser") of Units irrevocably subscribes for Units at Net Asset Value, as described in the Fund's Prospectus dated May 19, 2005 (the "Prospectus").

     If Purchaser's Subscription Agreement and Power of Attorney Signature Page is accepted, Purchaser agrees to contribute Purchaser's subscription to the Fund and to be bound by the terms of the Trust's Fourth Amended and Restated Declaration of Trust and Trust Agreement ("Declaration of Trust and Trust Agreement"), which will be in substantially the form of the Declaration of Trust and Trust Agreement included in the Prospectus as Exhibit A. Purchaser agrees to reimburse the Fund and Preferred Investment Solutions Corp. ("Preferred"), the managing owner of the Fund, for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the full amount of the subscription price of the Units subscribed for by Purchaser.

Representations and Warranties

     As an inducement to Preferred to accept this subscription, Purchaser, by executing and delivering Purchaser's Subscription Agreement and Power of Attorney Signature Page, represents and warrants to the Fund, Preferred, and the Selling Agent as follows:

               (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney Signature Page and is legally competent to do so. Purchaser acknowledges that Purchaser has received (prior to any solicitation of Purchaser's investment) a copy of the Prospectus -- including the Appendices, the Declaration of Trust and Trust Agreement and summary financial information relating to the Fund current within 60 calendar days -- dated within nine months of the date as of which Purchaser has subscribed to purchase Units.

               (b) All information that Purchaser has heretofore furnished to Preferred or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to Preferred.

               (c) Unless (d) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

               (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

               (e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and to become a Unitholder pursuant to the Declaration of Trust and Trust Agreement.

               (f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"), or, if required to be so, is duly registered with the CFTC and is a member in good standing of the NFA. PURCHASER AGREES TO SUPPLY PREFERRED WITH SUCH INFORMATION AS PREFERRED MAY REASONABLY REQUEST IN ORDER TO VERIFY THE FOREGOING REPRESENTATION. CERTAIN ENTITIES WHICH ACQUIRE UNITS MAY, AS A RESULT, THEMSELVES BECOME "COMMODITY POOLS" WITHIN THE INTENT OF APPLICABLE CFTC AND NFA RULES, AND THEIR SPONSORS, ACCORDINGLY, WILL BE REQUIRED TO REGISTER AS "COMMODITY POOL OPERATORS."

     The representations and statements set forth herein may be asserted in the defense of the Fund, Preferred, the Advisors to the Fund, the Selling Agents or others in any subsequent litigation or other proceeding.

                             --------------------

Investor Suitability

     Purchaser understands that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth of at least $45,000 (exclusive of home, furnishings and automobiles). Residents of the following states must meet the requirements set forth below ("net worth" for such purposes is in all cases is exclusive of home, furnishings and automobiles). In addition, Purchaser may not invest more than 10% of his or her net worth (in all cases exclusive of home, furnishings and automobiles) in the Fund.

     1. Alaska -- Eligible investors must have (i) a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $60,000 and a net worth of at least $60,000 (exclusive of home, furnishings and automobiles).

     2. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

     3. California -- Net worth of at least $250,000 and an annual income of at least $65,000 or, in the alternative, a net worth of at least $500,000.

     4. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. The minimum investment for IRAs is $2,500.

     5. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. MAINE RESIDENTS MUST SIGN A SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SPECIFICALLY PREPARED FOR MAINE RESIDENTS, A COPY OF WHICH SHALL ACCOMPANY THIS PROSPECTUS AS DELIVERED TO ALL MAINE RESIDENTS.

     6. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

     7. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual income of at least $60,000.

     8. Minnesota -- "Accredited investors," as defined in Rule 501(a) under the Securities Act of 1933. 9. Mississippi -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

     10. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

     11. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

     12. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

     13. Oklahoma -- Net worth of at least $225,000 or a net worth of $60,000 and an annual income of at least $60,000.

     14. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

     15. Pennsylvania -- Net worth of a least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000.

     16. South Carolina -- Net worth of at least $100,000 or a net income in 1998 some portion of which was subject to maximum federal and state income tax.

     17. Tennessee -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

     18. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

For Entities Only:

     Preferred attempts to verify that any entity that seeks to purchase Units is duly registered with the CFTC and a member of the NFA, if required. Purchaser agrees to supply Preferred with such information as Preferred may reasonably request in order to attempt such verification. Most entities that acquire Units will, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

                                                                     EXHIBIT C

------------------------                         ---------------------------
NOT FOR MAINE RESIDENTS                           NOT TO BE USED AFTER
                                                  FEBRUARY 19, 2006
------------------------                         ---------------------------


                              KENMAR GLOBAL TRUST
                           SUBSCRIPTION INSTRUCTIONS

       Any person considering subscribing for the units should carefully read and review a current Prospectus of the Fund dated May 19, 2005.
        The Prospectus should be accompanied by the most recent monthly report of the Fund.

     1.   Enter the total dollar amount being invested on line 1.

     2. Enter the investor's brokerage account number on line 2, and check the box if the account is to be debited for investment.

     3. Enter the Social Security Number OR Taxpayer ID Number, as applicable, on line 3 and check the appropriate box to indicate ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor.

     4. Check box in line 4 if this is an addition to an existing account and list Unitholder #.

     5. Enter the name of the investor on line 5. For UGMA/UTMA (Minor) accounts, enter the Minor name on line 5, followed by "Minor".

     6. For UGMA/UTMA accounts, enter the custodian name on line 6. For Trusts, enter the Trustee(s) name(s) on line 6. For Corporations, Partnerships, and Estates, enter the officer or contact person name on line 6. SPECIAL NOTE: COPIES OF TRUST AGREEMENTS, CORPORATE PAPERS AND OTHER APPROPRIATE DOCUMENTS MAY BE REQUIRED FOR SELLING AGENT APPROVAL.

     7. Enter the legal address (which is the resident or domicile address used for tax purposes) of the investor on line 7 (no post office boxes). Line 7 must be completed.

     8. If the mailing address is different from the legal address, enter on line 8.

     9.   If an IRA account, enter Custodian's name and address on line 9.

     10. The investor must sign and date line 10. If it is a joint account, both investors must sign. In the case of IRA's, the Custodian's signature, as well as the investor's signature, is required.

     11.  The Registered Representative and office manager must sign in line
          11.

     12. The name of the selling firm, Registered Representative name, Registered Representative number, and address and phone number must be entered in line 12.

     The Branch Office/Representative Copy Page must be retained in the Branch Office. Remaining copies should be forwarded to a) the appropriate department of the selling agent if required or b) Derivatives Portfolio Management L.L.C., Two Worlds Fair Drive, P.O. Box 6741, Somerset, New Jersey 08873, Attn: Fund Administrator-KGT. Telephone: (732) 560-6221.


     The Client should return this Subscription Agreement and payment to his or her Registered Representative's office address.


    Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her net worth (in all cases exclusive of home, furnishings and automobiles) in the Fund.

-----------------------                                  ----------------------
NOT FOR MAINE RESIDENTS                                  NOT TO BE USED AFTER
                                                         FEBRUARY 19, 2006
-----------------------                                  ----------------------
                                                               Signature Page

                              KENMAR GLOBAL TRUST
                            SUBSCRIPTION AGREEMENT


                  IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

          The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for units of beneficial interest ("Units") in Kenmar Global Trust and by either (i) enclosing a check payable to "Kenmar Global Trust," or
     (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at net asset value per unit.
          The named investor further acknowledges receipt of the prospectus of the Fund dated May 19, 2005 (the "Prospectus"), including the Fourth Amended and Restated Declaration of Trust and Trust Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby, together with, if applicable, recent Account Statements relating to the Fund (current within 60 calendar days) and the Fund's most recent Annual Report (unless the information in such Annual Report has been included in the Prospectus by amendment or supplement).
          The named investor meets the minimum income and net worth standards established for the Fund as set forth in Exhibit B to the Prospectus.
          The named investor is purchasing Units for their own account.
          If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of each entity, the named investor has satisfied themselves as to the potential tax consequences of this investment.

1) Total $ Amount___________________________________________               2) Selling Agent Account #_________________________(must
  (minimum of $5,000, except $2,000 minimum for IRAs, other tax-exempt     be completed)
accounts, and existing investors)                                          |_| if payment is made by debit to investor's securities
                                                                           account, check box
3) Social Security  # or Taxpayer ID ________ - ________ -  ________       Custodian ID # ________ - ________ -  ________

Taxable Investors (check one)
|_| Individual Ownership      |_| Tenants in Common                        |_| Estate                                 |_| UGMA/UTMA
|_| Partnership               |_| Joint Tenants with Right of Survivorship |_| Grantor or Other Revocable Trust            (Minor)
                                                                           |_| Trust other than a Grantor or Revocable
|_| Corporation               |_|  Community Property                          Trust

Non-Taxable Investors (check one): (Custodians MUST sign Item 10 below) (Trust documents MUST accompany application)

|_| IRA                       |_| Profit Sharing                           |_| Pension                                |_| Other
|_|  IRA Rollover             |_| Defined Benefit                          |_| SEP                                        (specify)

___________________________________________________________________________________________________________________________________

4) |_| Check here if this is an addition to an existing account. Preferred #:_____________________________________________________
5) Name __________________________________________________________________________________________________________________________
6) Trustee/officer, if applicable ________________________________________________________________________________________________
7) Resident Address ______________________________________________________________________________________________________________
                     Street                                        City                    State                   Zip Code
8) Mailing Address________________________________________________________________________________________________________________
   (if different)    Street                                        City                    State                   Zip Code
9) Custodian Name
   and Mailing Address____________________________________________________________________________________________________________
                       Street                                      City                    State                   Zip Code
__________________________________________________________________________________________________________________________________
10)                                                        INVESTOR(S) MUST SIGN

X _______________________________________     X_______________________________________    X_______________________________________
  Signature of Investor   Date  Telephone      Signature of Joint Investor        Date     Signature of Custodian             Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                         UNITED STATES INVESTORS ONLY
I have checked the following box, if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: |_|

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                       NON-UNITED STATES INVESTORS ONLY
Under penalties of perjury, by signature above I hereby certify that (a) I am a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United State corporation, partnership, estate or trust.
______________________________________________________________________________

11) I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus dated May 19, 2005.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Registered Representative MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

X _________________________________________________________             X_________________________________________________________
         Signature of Registered Representative        Date                    Signature of Office Manager          Date
__________________________________________________________________________________________________________________________________
12) Selling Firm ______________________________________________         R.R. Name __________________________________
                 ________________________________________________________________________________________________________________
                 R.R. Telephone                                R.R. Fax                                               R.R. Number
    R.R. Address ________________________________________________________________________________________________________________
    (for confirmation)    Street (P.O. Box  not acceptable)                    City             State                    Zip Code

The representations and statements set forth herein may be asserted in the defense of the Fund, Preferred, the Advisors to the Fund, the Selling Agent or others in any subsequent litigation or other proceeding.

                              KENMAR GLOBAL TRUST
                         UNITS OF BENEFICIAL INTEREST
                 SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

Kenmar Global Trust
c/o Preferred Investment Solutions Corp., Managing Owner
51 Weaver Street
Building One South, 2nd Floor
Greenwich, Connecticut  06831

Dear Sirs:

     1. Subscription for Units. I hereby subscribe for the number of units of beneficial interest ("Units") in Kenmar Global Trust (the "Fund") set forth (minimum $5,000; $2,000 in the case of (i) trustees or custodians of employee benefit plans or individual retirement accounts; and (ii) existing investors (all existing Unitholders are required to submit a new Subscription Agreement and Power of Attorney in order to acquire additional Units)) in the Subscription Agreement and Power of Attorney Signature Page, at net asset value per unit as set forth in the prospectus of the Fund dated [_____], 2005 (the "Prospectus"). Units are offered as of the beginning of each calendar month (until such time as the offering is discontinued). The settlement date for my purchase of Units will be not more than five business days after the purchase date of my Units, which will occur as of the first day of the calendar month immediately following the month during which my subscription is accepted. I understand that all investors will have the right to revoke their subscriptions, and receive a refund of their invested funds, for a period of five business days following receipt of the Prospectus. Preferred Investment Solutions Corp. ("Preferred"), the Managing Owner of the Fund, may, in its sole and absolute discretion, accept or reject this subscription in whole or in part, except that, if this subscription is to be accepted in part only, it shall not be reduced to an amount less than $5,000; $2,000 in the case of persons permitted to purchase such lesser minimum, as described above. EXCEPT AS OTHERWISE SET FORTH HEREIN, ALL SUBSCRIPTIONS ONCE SUBMITTED ARE IRREVOCABLE. ALL UNITS ARE OFFERED SUBJECT TO PRIOR SALE.

     2. Representations and Warranties of Subscriber. I have received the Prospectus together with summary financial information relating to the Fund current within 60 calendar days. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit B - Subscription Requirements" contained in the Prospectus including without limitation, those representations and warranties relating to my net worth and annual income set forth therein and compliance with CFTC regulations.

     3. Power of Attorney. In connection with my acceptance of an interest in the Fund, I do hereby irrevocably constitute and appoint Preferred, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by Preferred to carry out fully the provisions of the Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Fund, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

     4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in the Fund. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

     5 ERISA. If the undersigned is, or is acting on behalf of, an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, represents, as or on behalf of the fiduciary of the Plan responsible for purchasing the Units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of Preferred, any Advisor, any Clearing Broker, the Futures Broker, the Trustee, any Selling Agent or any broker through which any Advisor requires the Fund to trade, any of their respective affiliates or any of their respective agents or employees
(i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units, (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan, or (iii) is an employer maintaining or contributing to the Plan; and
(f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of Preferred, each Advisor, each Clearing Broker, the Futures Broker, the Trustee, each Selling Agent and each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of Preferred, furnish Preferred with such information as Preferred may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons," as defined therein.

     6. Risks. The Units are speculative and involve a high degree of risk. Risks relating to the Units include: (i) You could lose all or substantially all of your investment; (ii) the Fund is highly leveraged and trades in volatile markets; (iii) performance can be volatile - the Net asset Value per Unit has fluctuated in a single month as much as 13.2%; (iv) substantial expenses must be offset by trading profits and interest income; and (v) the Fund trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets. See "The Risks You Face" beginning on page 10 of the Prospectus.



                        READ AND COMPLETE REVERSE SIDE